Exhibit 99.12

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to financial statements of United States companies.It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MANAGEMENT PROPOSAL AND MANUAL FOR PARTICIPATION

EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JUNE 18, 2025

May 26, 2025

CONTENTS

CALL NOTICE	1

GUIDELINES FOR SHAREHOLDER PARTICIPATION IN THE MEETING	4

MANAGEMENT PROPOSAL	8

ANNEX I - PLAN OF MERGER	15

ANNEX II - COPY OF THE MINUTES OF THE MEETINGS OF THE BOARD OF DIRECTORS, THE FISCAL COUNCIL, THE AUDIT COMMITTEE AND THE SPECIAL INDEPENDENT COMMITTEE OF THE COMPANY	194

ANNEX III - INFORMATION ON INCORPORATION	235

ANNEX IV - PRO FORMA FINANCIAL INFORMATION	245

ANNEX V - INFORMATION ON THE RIGHT TO TIME OFF	261

ANNEX VI - CONSOLIDATED BYLAWS CONTAINING THE PROPOSED CHANGES	264

ANNEX VII - COMPARATIVE TABLE WITH JUSTIFICATIONS FOR PROPOSED CHANGES TO THE BYLAWS	276

ANNEX VIII - INFORMATION ON THE APPRAISAL COMPANY	277

ANNEX IX - WORK PROPOSAL AND REMUNERATION OF THE APPRAISAL COMPANY	278

ANNEX X - DESCRIPTION OF THE CAPITAL AND CONTROL STRUCTURE AFTER THE OPERATION	299

i

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JUNE 18, 2025

CALL NOTICE

The shareholders of MARFRIG GLOBAL FOODS S.A., a publicly traded company, registered with the National Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 03.853.896/0001-40 (“Company”), pursuant to Law No. 6,404, of December 15, 1976 (“Brazilian Corporations Law”), Brazilian Securities and Exchange Commission (“CVM”) Resolution No. 80, of March 29, 2022, and CVM Resolution No. 81, of March 29, 2022 (“CVM Resolution 81”), summoned to an Extraordinary Shareholders’ Meeting, to be held on June[18, 2025, at 11:00 hours, exclusively in person, at Avenida Queiroz Filho, No. 1,560, Bloco 5 (Torre Sabiá), 3º stock, Room 301, Vila Hamburguesa, city of São Paulo, State of São Paulo, Zip Code 05319-000 (“Meeting”), in order to deliberate on the agenda set forth below.

AGENDA. To examine, discuss and decide on:

(i)	the approval of the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, entered into on May 15, 2025 between the Company and BRF S.A. (“BRF”), which establishes the terms and conditions of the merger of all shares issued by BRF not held by Marfrig (“Merger” and “Plan of Merger”, respectively);

(ii)	the approval of the Merger, the effectiveness of which shall be conditional upon the verification (or waiver, as applicable) of the Condition (as defined in the Plan of Merger) and the advent of the date on which the Merger shall be deemed consummated, pursuant to the Plan of Merger (“Closing Date”);

(iii)	the approval of the increase in the Company’s share capital, the issue of common shares issued by the Company, as well as the consequent amendment of the Company’s bylaws (“Company Bylaws”), with delegation to the Company’s board of directors of the powers to confirm the effective number of shares to be issued by the Company, in the event of adjustments to the Exchange Ratio (as defined in the Plan of Merger), within the scope of the Merger, subject to the verification (or waiver, as the case may be) of the Condition and the advent of the Closing Date;

(iv)	ratification of the appointment of Apsis Consultoria Empresarial Ltda. as the appraisal company responsible for preparing (a) the appraisal report, at market value, of the shares issued by BRF to be merged into the Company, within the scope of the Merger (“Merger Appraisal Report”) and b) the appraisal report containing the calculation of the Exchange Ratio of the shares held by BRF’s non-controlling shareholders, based on the net equity value of the Company’s and BRF’s shares, with both equity valued according to the same criteria and on the same date, at market prices, pursuant to article 264 of the Brazilian Corporations Law (“Appraisal Report 264”);

(v)	the approval of the Merger Appraisal Report;

(vi)	the approval of the Appraisal Report 264;

(vii)	the change in the corporate name of the Company, with the consequent amendment to the Company Bylaws, conditional upon the occurrence of the Closing Date and the completion of the Merger;

(viii)	the consolidation of the Company Bylaws, conditional upon the occurrence of the Closing Date and the completion of the Merger; and

(ix)	authorizing the Company’s management to carry out all the acts necessary to consummate the Merger.

The Meeting will be held exclusively in person, with the possibility of sending a remote voting bulletin, pursuant to CVM Resolution 81 (“Voting Bulletin”), subject to the general guidelines described below:

The company believes that holding the meeting in person reinforces transparency, corporate governance, effective shareholder participation and reflects the historical consistency of previous meetings.

In-person participation

Company shareholders wishing to attend the Meeting must attend do so in person or by duly constituted proxy, with a simple copy of the documents listed below or, preferably, send a simple copy of said documents to the e-mail < ri@marfrig.com.br >, with a request for confirmation of receipt, no later than two (2) days prior to the date set for the Meeting, i.e. no later than June 16, 2025:

●	for individuals: (i) identity document with photo of the shareholder or attorney-in-fact, if applicable; (ii) instrument of mandate with clear identification of the signatory, if applicable, subject to the provisions of the applicable laws and regulations; and (iii) proof of ownership of the shares issued by the Company issued by the Bookkeeper (as defined below) and/or, with regard to shareholders participating in the fungible custody of shares issued by the Company, the statement containing the respective shareholding issued by the competent body dated up to two (2) business days prior to the date of sending or presenting the document to the Company;

●	for legal entities: (i) the most recent version of the bylaws or consolidated articles of association and the corporate documents proving the shareholder’s powers of legal representation, duly registered with the competent authority; (ii) identity document with photo of the legal representative or attorney-in-fact, as the case may be; (iii) instrument of mandate clearly identifying the signatory, as the case may be, subject to the provisions of the applicable laws and regulations; and (iv) proof of ownership of the shares issued by the Company issued by the Bookkeeper and/or, with regard to shareholders participating in the fungible custody of shares issued by the Company, the statement containing the respective shareholding interest issued by the competent body dated no more than 2 (two) business days prior to the date of sending or presenting the document to the Company;

●	for investment funds: (i) the most recent version of the fund’s consolidated regulations, with proof of their deposit on CVM’s website, as applicable; (ii) the most recent version of the administrator’s or manager’s bylaws or articles of association, as the case may be, in compliance with the fund’s voting policy, and corporate documents proving powers of representation, duly registered with the competent authority; (iii) identity document with photo of the legal representative or attorney-in-fact, as the case may be; (iv) instrument of mandate with clear identification of the signatory, if applicable, in compliance with the provisions of the applicable legislation and regulations; and (v) proof of ownership of the shares issued by the Company issued by the Bookkeeper and/or, with regard to shareholders participating in the fungible custody of shares issued by the Company, the statement containing the respective shareholding issued by the competent body dated up to two (2) business days prior to the date of sending or presenting the document to the Company.

For participation by proxy, the instrument of proxy duly regularized in accordance with the law must have been granted less than one (1) year previously, pursuant to article 126, paragraph 1, of the Brazilian Corporations Law. In addition, in compliance with the provisions of article 654, paragraph 1, of Law 10,406, of January 10, 2002 (“Civil Code”), the power of attorney must contain an indication of the place where it was given, the full qualifications of the grantor and the grantee, the date and purpose of the grant with the designation and extent of the powers conferred. It is worth mentioning that (i) natural persons who are shareholders of the Company may only be represented at the Meeting by a proxy who is a shareholder, an officer of the Company, a lawyer or a financial institution, as provided for in article 126, paragraph 1, of the Brazilian Corporations Law; and (ii) legal entities that are shareholders of the Company may, under the terms of the CVM’s decision in CVM Case No. RJ2014/3578, judged on November 4, 2014, be represented by an attorney-in-fact appointed in accordance with their articles of association or bylaws and in accordance with the rules of the Civil Code, without the need for such person to be an officer of the Company, a shareholder, a lawyer or a financial institution. When the shareholder is represented by a proxy, the regularity and conformity of the proxy, as well as proof of ownership of the Company’s shares, will be examined prior to the Meeting, in accordance with the procedures described above.

Participation by means of a ballot paper

Without prejudice to the possibility of participating and voting in person, observing the procedures set forth in CVM Resolution 81 and the instructions described in the Management Proposal (as defined below), shareholders may exercise their respective voting rights at the Meeting by filling out and delivering a Voting Bulletin, according to the template provided by the Company, which will include the transmission of their respective voting instructions in relation to the matters on the agenda, directly to the Company, to Banco Bradesco S.A., a financial institution contracted by the Company to provide bookkeeping services for shares issued by the Company (“Bookkeeper”), or, in the case of shareholders holding shares issued by the Company deposited at B3 S.A. - Brasil, Bolsa, Balcão (“B3”), to the respective institutions and/or brokers responsible for the custody of such shares or to B3’s Central Asset Depository. In this case, shareholders must ensure that the Voting Bulletin is received no later than 4 (four) days before the date of the Meeting (i.e. no later than June 14, 2025).

The Company will not require notarization, notarization, legalization or apostille, as applicable, and sworn translation into Portuguese of documents originally drawn up in Portuguese or English. For the other languages, the Company requires notarization, legalization or apostille, as applicable, and sworn translation into Portuguese of the shareholder representation documents. The Company will accept powers of attorney granted by electronic means, provided that such powers of attorney are signed by means of a digital platform that ensures the authorship and integrity of the powers of attorney, even if such signatures are not accompanied by a digital signature certificate accredited by the Brazilian Public Key Infrastructure (ICP-Brasil).

Documents available to shareholders

The management proposal in relation to the matters on the agenda above, including the documents and information required by the applicable laws and regulations in relation to such matters, as well as this call notice and the manual for participation (“Management Proposal”), is available for consultation by shareholders at the Company’s head office (located at Avenida Queiroz Filho, No. 1,560, Bloco 5 (Torre Sabiá), 3º stock, Room 301, Vila Hamburguesa, in the city of São Paulo, State of São Paulo, Zip Code 05319-000), as well as on the websites of the Company (ri.marfrig.com.br), CVM (www.gov.br/cvm) and B3 (www.b3.com.br).

São Paulo, May 16, 2025.

Marcos Antonio Molina dos Santos
Chairman of the Board of Directors

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JUNE 18, 2025

GUIDELINES FOR SHAREHOLDER PARTICIPATION IN THE MEETING

1	Date, Time and Type of Event

The Extraordinary General Meeting of Marfrig Global Foods S.A. (“Company”) will be held on June 18, 2025, at 11:00 a.m. São Paulo, Brazil, time (“Meeting”).

Shareholder participation may be (i) in person, through personal participation or a duly constituted proxy; or (ii) by sending a Voting Bulletin (as defined below) to their respective Custody Agents (as defined below), to the Bookkeeper (as defined below), to the Central Asset Depository of B3 S.A. - Brasil, Bolsa, Balcão (“B3” and “Central Depositary”, respectively) or directly to the Company, in accordance with the provisions of Securities and Exchange Commission (“CVM”) Resolution 81 of March 29, 2022, as amended (“CVM Resolution 81”). Shareholders who participate in the Meeting by means of the Voting Bulletin, in accordance with the instructions below, will be considered present at the Meeting, and signatories of the respective minutes, under the terms of article 47, paragraph 1, of CVM Resolution 81.

In accordance with article 5, paragraph 4 of CVM Resolution 81, the company believes that holding the meeting in person reinforces transparency, corporate governance, effective shareholder participation and reflects the historical consistency of previous meetings.

2	In-person participation

Company shareholders wishing to attend the Meeting must do so in person or by duly constituted proxy, with a simple copy of the documents listed below or, preferably, send a simple copy of said documents to the e-mail < ri@marfrig.com.br >, with a request for confirmation of receipt, no later than two (2) days prior to the date set for the Meeting, i.e. no later than June 16, 2025.

2.1	Personal participation

The Company’s shareholders may attend the Meeting in person, attending the place where it is held and declaring their vote on the matters to be voted on. In accordance with the provisions of article 126 of the Brazilian Corporations Law, shareholders must attend the Meeting presenting the documents listed below:

●	for individuals: (i) identity document with photo of the shareholder; and (ii) proof of ownership of shares issued by the Company issued by the Bookkeeper and/or, with regard to shareholders participating in the fungible custody of shares issued by the Company, the statement containing the respective shareholding issued by the competent body dated up to 2 (two) business days prior to the date of sending or presenting the document to the Company;

●	for legal entities: (i) the most recent version of the bylaws or consolidated articles of incorporation and the corporate documents proving the shareholder’s powers of legal representation, duly registered with the competent authority; (ii) the legal representative’s identity document with photo; and (iii) proof of ownership of the shares issued by the Company issued by the Bookkeeper and/or, with regard to shareholders participating in the fungible custody of shares issued by the Company, the statement containing the respective shareholding issued by the competent body dated up to two (2) business days prior to the date of sending or presenting the document to the Company; and

●	for investment funds: (i) the most recent version of the fund’s consolidated bylaws, with proof of their deposit on the CVM website, as applicable; (ii) the most recent version of the bylaws or articles of association of the administrator or manager, as the case may be, in compliance with the fund’s voting policy, and corporate documents proving powers of representation, duly registered with the competent authority; (iii) identity document with photo of the legal representative; and (iv) proof of ownership of shares issued by the Company issued by the Bookkeeper and/or, with regard to shareholders participating in the fungible custody of shares issued by the Company, the statement containing the respective shareholding interest issued by the competent body dated no more than 2 (two) business days prior to the date of sending or presenting the document to the Company.

2.2	Participation through proxies

In order for shareholders to participate in the Meeting by proxy, in addition to the documents indicated in item 2.1 above, they must present (i) the proxy instrument duly regularized in accordance with the law, which must have been granted less than one (1) year previously, pursuant to article 126, paragraph 1, of the Brazilian Corporations Law; and (ii) the proxy’s identity document with photo.

In addition, in compliance with the provisions of article 654, paragraph 1, of Law no. 10,406, of January 10, 2002 (“Civil Code”), the power of attorney must contain an indication of the place where it was given, the full qualifications of the grantor and the grantee, the date and purpose of the grant with the designation and extent of the powers conferred.

It is worth mentioning that (i) natural persons who are shareholders of the Company may only be represented at the Meeting by a proxy who is a shareholder, manager of the Company, lawyer or financial institution, as provided for in article 126, paragraph 1, of the Brazilian Corporations Law; and (ii) legal entities that are shareholders of the Company may, under the terms of the CVM’s decision in CVM Case No. RJ2014/3578, judged on November 4, 2014, be represented by an attorney-in-fact appointed in accordance with their articles of association or bylaws and in accordance with the rules of the Civil Code, without the need for such person to be an officer of the Company, a shareholder, a lawyer or a financial institution.

When the shareholder is represented by proxy, the regularity and conformity of the proxy, as well as proof of ownership of the Company’s shares, will be examined prior to the Meeting, in accordance with the procedures described above.

3	Participation by means of a ballot paper

Pursuant to CVM Resolution 81, in addition to attending the Meeting in person, shareholders may choose to vote on matters at the Meeting by sending a remote voting bulletin, pursuant to CVM Resolution 81 (“Voting Bulletin”), in which case shareholders must ensure that the Voting Bulletin is received no later than four (4) days before the date of the Meeting (i.e. no later than June 14, 2025).

Shareholders wishing to vote by means of a ballot paper may send their voting instructions in relation to the Meeting’s matters using one of the options described below.

If the shareholder, after transmitting the voting instruction or sending the Voting Bulletin, pursuant to this item 3, chooses to attend the Meeting in person (in person or by proxy), his voting instruction or Voting Bulletin, as the case may be, may be disregarded if he requests to exercise his vote in person before voting on the first resolution of the Meeting begins, provided that the shareholder (or his respective legal representative or proxy) attends the Meeting presenting the documents indicated in the notice convening the Meeting.

3.1	Through voting instructions sent by shareholders to their respective Custody Agents

This option is intended exclusively for shareholders holding shares deposited at B3. In this case, shareholders will be able to vote using the Voting Bulletin in accordance with the procedures adopted by the institutions and/or brokers responsible for the custody of said shares (“Custody Agents”).

Without prejudice to the provisions of item 3.2 below, shareholders holding shares deposited with B3 who choose to exercise their voting rights by means of the Voting Bulletin shall do so by transmitting their voting instructions to the Custody Agent that holds their shares in custody, in compliance with the rules determined by the respective Custody Agent, which shall then forward such voting instructions to the Central Depository.

As the service of collecting and transmitting instructions for filling in the Voting Bulletin is optional for Custody Agents, the Company recommends that shareholders check whether their Custody Agent is qualified to provide this service and what procedures they have established for issuing voting instructions, as well as the documents and information they require.

3.2	Through voting instructions sent by shareholders to the Central Depository

Given that the shares issued by the Company are admitted to trading on B3, shareholders who have shares deposited with the Central Depositary may transmit their voting instructions directly to the said central depositary, under the terms of CVM Resolution 81, through the “Investor Area” channel, available at <www.investidor.b3.com.br>. The Company recommends that shareholders contact B3 for information and general guidelines on accessing, registering and transmitting their voting instructions.

3.3	By means of voting instructions transmitted by the shareholders to the Bookkeeper

In this case, the shareholder must transmit the voting instruction to Banco Bradesco S.A., the financial institution contracted by the Company to provide bookkeeping services for the shares issued by the Company (“Bookkeeper”). Shareholders who choose to exercise their voting rights remotely through the Bookkeeper should contact the latter and check the deadlines and procedures established by them for issuing voting instructions via ballot, as well as the documents and information required by them for this purpose, through the following channels:

●	agencies of the Bookkeeper;

●	phone: 0800 7011616

●	WhatsApp from “BIA”: +55 (11) 3335-0237

●	e-mail:< dac.escrituracao@bradesco.com.br >

3.4	By sending your Voting Bulletin directly to the Company

In this case, shareholders who choose to exercise their remote voting rights by sending the Voting Bulletin directly to the Company must send it together with the documents described in item 2 above: (i) preferably to the e-mail address < ri@marfrig.com.br >, requesting confirmation of receipt; or (ii) to the Company’s registered office (located at Avenida Queiroz Filho, No. 1,560, Bloco 5 (Torre Sabiá), 3º andar, Sala 301, Vila Hamburguesa, city of São Paulo, State of São Paulo, CEP 05319-000), ensuring that the Company receives them no later than 4 (four) days before the date of the Meeting (i.e. no later than June 14, 2025).

It is essential that the Voting Bulletin be filled in with the shareholder’s full name (or company name) and registration number with the Ministry of Finance, whether as a legal entity (CNPJ/MF) or as an individual (CPF/MF), as well as an e-mail address for possible contact. In addition, in order for the Voting Bulletin to be considered valid and the votes cast on it to be counted towards the Meeting’s quorum, the following instructions must be observed: (i) the fields on the Voting Bulletin must be duly filled in; and (ii) the shareholder or their legal representative(s), as the case may be and in accordance with current legislation, must sign the Voting Bulletin.

A Voting Bulletin that is not accompanied by the documentation required to prove the status of shareholder or proof of their representation will not be considered valid and, as a result, will not be processed by the Company, but may be corrected and resubmitted by the shareholder to the Company, observing the deadlines and procedures established in CVM Resolution 81.

The Company shall inform the shareholder whether or not the documents received are sufficient for the vote to be considered valid, within three (3) days of receipt of the documents.

The Voting Bulletin is available at the Company’s head office (located at Avenida Queiroz Filho, No. 1,560, Bloco 5 (Torre Sabiá), 3º andar, Sala 301, Vila Hamburguesa, city of São Paulo, State of São Paulo, CEP 05319-000), as well as on the websites of the Company (ri.marfrig.com.br), the Brazilian Securities and Exchange Commission (www.gov.br/cvm) and B3 (www.b3.com.br).

4	General considerations

The Company will not require notarization, notarization, legalization or apostille, as applicable, and sworn translation into Portuguese of documents originally drawn up in Portuguese or English. For the other languages, the Company requires notarization, legalization or apostille, as applicable, and sworn translation into Portuguese of the shareholder representation documents.

The Company will accept powers of attorney granted by electronic means, provided that such powers of attorney are signed by means of a digital platform that ensures the authorship and integrity of the powers of attorney, even if such signatures are not accompanied by a digital signature certificate accredited by the Brazilian Public Key Infrastructure (ICP-Brasil).

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JUNE 18, 2025

MANAGEMENT PROPOSAL

Shareholders,

The management of Marfrig Global Foods S.A. (“Marfrig” or “Company” and “Management”, respectively) submits for your consideration its proposal regarding the following matters on the agenda of the Company’s Extraordinary Shareholders’ Meeting to be held, on first call, on June 18, 2025, at 11:00 a.m. (“Meeting”), in compliance with the provisions of Law no. 6,404, December 15, 1976 (“Brazilian Corporations Law”) and Brazilian Securities and Exchange Commission (“CVM”) Resolution 81, of March 29, 2022 (“CVM Resolution 81” and “Management Proposal”, respectively).

1	Initial considerations

Initially, Management clarifies that the matters on the agenda to be deliberated at the Meeting take place in the context of the merger by the Company of all the shares issued by BRF S.A. (“BRF” and, together, the “Companies”), not held by the Company on the Closing Date (as defined below), in exchange for the delivery to BRF’s shareholders (with the exception of the Company) of common shares issued by the Company, in accordance with the Exchange Ratio (as defined below), with the consequent transfer of BRF’s shareholder base to the Company, in accordance with article 252 of the Brazilian Corporations Law (“Merger”). Upon completion of the Merger, BRF will become a wholly-owned subsidiary of the Company.

The Merger aims to create a global food company based on a multi-protein platform, with a strong presence in the domestic and international markets, portfolio diversification, scale, efficiency and sustainability, conferring significant benefits to both companies, their shareholders, customers, suppliers, employees and other stakeholders, generating operational, financial and strategic synergies.

Additionally, the Companies believe that the Merger allows for the simplification and optimization of the administrative and corporate structure of the economic group to which the Companies belong, eliminating or reducing redundant costs, as well as improving or facilitating access to the capital necessary for the development of their business plans.

In this regard, the Companies foresee significant strategic value added by the Merger, driving the global consolidation of their businesses and strengthening their brands through a robust multi-protein platform, including: (i) solidifying the Companies’ presence as a dominant force in the global food market; (ii) strategically expanding into new markets to maximize growth opportunities and commercial synergies, including cross-selling initiatives; (iii) increasing the scale and diversification of their operations to enhance resilience and mitigate risks arising from the sector’s seasonality and macroeconomic variables.

The completion of the Merger is conditional on the verification (or waiver, as the case may be) of the Conditions (as defined below) described in the Plan of Merger (as defined below), as well as of the occurrence of the Closing Date.

Thus, the matters submitted for consideration at the Meeting are interdependent, linked to each other, and with effects subject to the verification (or waiver) of the Conditions and the advent of the Closing Date. The verification of the Conditions, the Closing Date and, therefore, the effectiveness of the resolutions taken at the Meeting, will be informed to the shareholders by means of a communication to be disclosed by the Company in due course, under the terms of the applicable legislation and regulations.

2	Items on the Agenda

2.1	Approval of the Plan of Merger

Pursuant to articles 224 and 225 of the Brazilian Corporations Law, combined with article 252 of the Brazilian Corporations Law, the managers of the Company and BRF entered into the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, on May 15, 2025, which contains the terms, general conditions and justifications for the Merger, as amended and restated by the “First Amended and Restated Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, entered into by the Companies on May 26, 2025 (“Plan of Merger”).

The Share Incorporation will result in: (i) the Company owning all the shares issued by BRF; and (ii) BRF shareholders (with the exception of Marfrig) receiving 0,8521 common shares issued by Marfrig for each one (1) common share issued by BRF held on the Closing Date (as defined below) (“Exchange Ratio”), subject to adjustments, under the terms of the Plan of Merger.

Considering that the Merger is an operation involving a controlling company, the Company, and a controlled company, BRF, in compliance with CVM Guidance Opinion No. 35, of September 1, 2008, the special independent committee of BRF (“BRF Independent Committee”) was established and tasked with negotiating the Exchange Ratio and the other terms and conditions of the transaction involving the Companies, and submitting its recommendation to BRF’s board of directors. Additionally, the Company’s board of directors established the special independent committee of the Company (“Marfrig Independent Committee” and, together with the BRF Independent Committee, “Independent Committees”), and it was tasked with proposing and later negotiating the Exchange Ratio with the BRF Independent Committee.

In this context, the Exchange Ratio was exhaustively negotiated between the Independent Committees, considering the fair value of the Companies, and its recommendation was approved by both Independent Committees at a meeting held on May 15, 2025. When issuing the favorable recommendation for the transaction, the Independent Committees, with the assistance of their external advisors, considered a variety of factors, so the Exchange Ratio was not determined based on a single criterion but rather on a combination of multiple criteria.

The negotiation and setting of the Exchange Ratio took into account the distribution of dividends and/or interest on equity in the gross amount of (i) R$3,520,000,000.00 (three billion, five hundred and twenty million Brazilian reais) by BRF; and (ii) R$2,500,000,000.00 (two billion and five hundred million Brazilian reais) by Marfrig, in both cases, to be determined after the payment resulting from the exercise of withdrawal rights by any Dissenting Shareholders (as defined below) and up to and including the Closing Date (together, the “Permitted Distributions”). In this regard, any Dissenting Shareholders who exercise their withdrawal rights will not be entitled to receive the Permitted Distributions.

Marfrig will not issue, as a result of the Merger, shares corresponding to the shares eventually held in treasury by BRF, which will be canceled by BRF until the Closing Date (as defined below).

The Exchange Ratio shall be adjusted proportionally only in the event of (i) stock splits, reverse splits or share bonuses; issued by any of the Companies; and/or (ii) in accordance with the methodology provided for in Annex 3.1.5 of the Plan of Merger. In accordance with the methodology described in Annex 3.1.5 of the Protocol and Justification, any disbursements incurred by the Companies due to the exercise of withdrawal rights will reduce the Permitted Distributions by an equivalent amount, applied proportionally to both Companies.

Any fractions of common shares issued by the Company as a result of the Merger will be grouped into whole numbers and then sold on the spot market administered by B3 following completion of the Merger, under the terms of a notice to be duly disclosed to the market by the Company. The amounts earned from the sale will be made available net of fees to the former BRF shareholders who are entitled to the respective fractions, in proportion to their interest in each share sold.

The replacement of BRF shares underlying the American Depositary Shares representing BRF common shares in the context of the Merger will be carried out in accordance with the terms of the respective deposit agreement.

In compliance with article 22 of CVM Resolution 81, the Plan of Merger is attached as Annex I to this Management Proposal. The minutes of the meetings of the Marfrig Independent Committee, as well as the Company’s board of directors, audit committee and fiscal council, which approved, recommended or gave an opinion on the Merger, are attached as Annex II to this Management Proposal.

Accordingly, the Board of Directors proposes that you approve the Plan of Merger, which contains all the terms and conditions for the implementation of the Merger.

2.2	Approval of the Merger, the effectiveness of which will be subject to the verification (or waiver, as applicable) of the Conditions and the advent of the Closing Date

Management proposes the approval of the Merger, under the terms described in the Plan of Merger, the effectiveness of which will be conditional upon the verification (or waiver, as applicable) of the Conditions and the advent of the Closing Date.

Management points out that, pursuant to CVM Resolution No. 78 of March 29, 2022 (“CVM Resolution 78”):

(i)	The Company’s individual and consolidated financial statements for the fiscal year ending December 31, 2024, prepared in accordance with the Brazilian Corporations Law and CVM regulations, accompanied by an audit report issued by Grant Thornton Auditores Independentes Ltda. (“Independent Auditor”), are available on the websites of the Company (ri.marfrig.com.br), CVM (www.gov.br/cvm) and B3 (www.b3.com.br);

(ii)	the individual and consolidated financial statements of BRF for the fiscal year ended December 31, 2024, prepared in accordance with the Brazilian Corporations Law and CVM regulations, accompanied by an audit report issued by the Independent Auditor (as defined below), are available on the websites of BRF (ri.brf-global.com), CVM (www.gov.br/cvm) and B3 (www.b3.com.br); and

(iii)	Marfrig’s pro forma financial information, prepared in accordance with Brazilian Corporations Law and CVM rules and submitted to reasonable assurance by the Independent Auditor, in compliance with the regulations in force, showing the effects of the Merger, as if the Merger had been consummated on December 31, 2024, is attached as Annex IV to this Management Proposal.

Pursuant to articles 137 and 252, paragraph 2, of the Brazilian Corporations Law, if the Merger is approved by the Shareholders’ Meeting, the holders of common shares issued by the Company may exercise their right to withdraw from the Company.

The right of withdrawal shall be granted to shareholders who (i) hold shares issued by the Company without interruption, from the date of disclosure of the first material fact about the Merger until the date of consummation of the Merger; (ii) do not vote in favor of the Merger, abstain from voting or do not attend the Meeting, as the case may be, which will resolve on the Merger; and (iii) expressly express their intention to exercise the right of withdrawal, within 30 (thirty) days from the date of publication of the minutes of the Meeting, as the case may be.

For further information on the right of withdrawal applicable to the Company’s dissenting shareholders, please see Annex V to this Management Proposal, prepared pursuant to article 21 and Annex H of CVM Resolution 81. Information on the right of withdrawal applicable to BRF’s dissenting shareholders can be found in the Plan of Merger.

The effectiveness of the Merger will be subject to the following conditions: (i) from the date of execution of the Plan of Merger and until the Closing Date (inclusive), no war, armed conflicts, natural disasters and/or other events (e.g. sanitary emergencies and fires in manufacturing units may significantly impact the production and/or commercialization (including export) of any of the Companies; and (ii) all acts necessary for the completion of the Merger and the consummation of the transactions contemplated in the Plan of Merger must have been approved by the Administrative Council for Economic Defense (CADE), to the extent that such approval is required, in accordance with the legislation and regulations in force (together, the “Conditions”).

Provided it is allowed by applicable legislation and regulations, the Companies may, by mutual agreement, waive the Conditions in writing.

Once the Merger has been approved by the Shareholders’ Meeting and the Extraordinary General Meeting of BRF, which will resolve on the Merger, the Companies and their respective managements shall carry out all the acts and measures necessary to implement the Merger, including, without limitation, checking or waiving the Conditions, and it shall be incumbent upon the Companies to disclose to the market, pursuant to the applicable laws and regulations, the date on which the Merger shall, for all intents and purposes, be deemed to have been consummated (“Closing Date”).

In compliance with article 22 of CVM Resolution 81, detailed information on the proposed Merger is available in Annex III to this Management Proposal.

2.3	Approval of the increase in the Company’s share capital, the issue of common shares issued by the Company, as well as the consequent amendment of the Company’s Bylaws, with delegation to the Company’s board of directors of the powers to confirm the effective quantity of shares to be issued by the Company, in the event of adjustments to the Exchange Ratio, within the scope of the Merger, subject to the verification (or waiver, as the case may be) of the Conditions and to the advent of the Closing Date

The Merger will result in an increase in Marfrig’s shareholders’ equity in the amount of R$14,933,103.366.87 (fourteen billion, nine hundred and thirty-three million, one hundred and three thousand, three hundred and sixty-six reais and eighty seven cents), supported by the value attributed to the shares issued by BRF to be merged by Marfrig (i.e., without considering the shares issued by BRF held in treasury and the shares issued by BRF held by Marfrig), based on the Merger Appraisal Report (as defined below) and considering the elimination of the in-vestment held by Marfrig in BRF, it being certain that the amount of (i) R$4,977,203,352.18 (four billion, nine hundred and seventy seven million, two hundred and three thousand, three hundred and fifty-two reais and eighteen cents) will be allocated to Marfrig’s share capital account; and (ii) the remaining amount will be allocated to Marfrig’s capital reserve account.

As a result of the allocation to Marfrig’s share capital account mentioned above, on the Closing Date, Marfrig’s share capital will be R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos).

Without prejudice to any adjustments to the Exchange Ratio to be made under the terms of the Plan of Merger, the Merger will comprise the issue by Marfrig of 639,743,458 (six hundred thirty-nine million, seven hundred forty-three thousand, four hundred fifty-eight) common shares, to be subscribed by the directors of BRF, on behalf of the then shareholders of BRF (with the exception of Marfrig) on the Closing Date, under the terms of article 252, paragraph 2, of the Brazilian Corporations Law.

It is reiterated that the increase in share capital and the issue of shares by the Company resulting from the Merger will only take effect on the Closing Date, with the consummation of the Merger. It is worth noting that, under the terms of article 252, paragraph 1, of the Brazilian Corporations Law, the Company’s shareholders will not have pre-emptive rights to subscribe for the shares issued as a result of the Merger

As a result of the increase in share capital and the issue of shares by Marfrig under the above terms, article 5, caput, of Marfrig’s bylaws will come into force with the following wording, subject to any adjustments to the Replacement List:

“Article 5. The Company’s share capital, fully subscribed and paid up, is R$ 15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen cents), divided into 1,497,671,577 (one billion, four hundred ninety-seven million, six hundred seventy-one thousand, five hundred seventy-seven) common shares, all nominative, book-entry and without par value.”

Management also proposes approving the delegation to the Company’s board of directors of the powers to, in the event of adjustments to the Replacement List, confirm the actual number of shares to be issued by the Company within the scope of the Merger. In this case, it will be up to the Company’s board of directors to approve, ad referendum of the first general meeting of the Company to be held after the Closing Date, a new amendment to the main section of article 5 of the Company’s bylaws, in order to consign the number of shares into which the Company’s share capital will be divided as a result of the Merger.

For more information on the origin and justification of the proposed amendment to the Bylaws, as well as its legal and economic effects, and a copy of the Bylaws containing the proposed amendments in highlight, see Annex VI and Annex VII to this Management Proposal, prepared under the terms of article 12, items I and II, of CVM Resolution 81.

2.4	Ratification of the appointment of the Appraisal Company (as defined below)

The Board of Directors proposes that you ratify the appointment of Apsis Consultoria Empresarial Ltda., a company headquartered in the city and state of Rio de Janeiro, at Rua do Passeio, nº 62, 6º andar, Centro, CEP 20021-290, registered with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No.08.681.356/0001-30 and registered with the Regional Accounting Council of the State of Rio de Janeiro (CRC/RJ) under No. 005112/O-0 (“Appraisal Company”) as the appraisal company responsible for preparing the Appraisal Reports (as defined below).

In compliance with article 25 of CVM Resolution 81, the information on the Appraisal Company can be found in Annex VIII to this Management Proposal.

2.5	Approval of the Merger Appraisal Report

Under the terms of the Brazilian Corporations Law, it was established in the Plan of Merger that the shares issued by BRF that will be incorporated by the Company, within the scope of the Merger, will be valued at their market value.

Accordingly, the Appraisal Company prepared the appraisal report, at market value, of the BRF shares to be merged into Marfrig, within the scope of the Merger, on May 14, 2025 (“Merger Appraisal Report”).

As provided for in the Merger Appraisal Report, the Appraisal Company concluded that the market value of the shares issued by BRF to be merged into the Company, on May 14, 2025, corresponds to the total amount of R$ 15,406,097,591.16 (fifteen billion, four hundred and six million, ninety-seven thousand, five hundred and ninety-one reais and sixteen cents) (already adjusted to take account the elimination of the investment held by Marfrig in BRF).

Accordingly, the Board of Directors proposes that you approve the Merger Appraisal Report that is included in Annex 4.3 of the Plan of Merger.

2.6	Approval of the Appraisal Report 264 (as defined below)

Pursuant to article 264 of the Brazilian Corporations Law, the Appraisal Company prepared an appraisal report containing the calculation of the Exchange Ratio of the shares held by BRF’s non-controlling shareholders, based on the net asset value of the shares of Marfrig and BRF, with both assets valued according to the same criteria and on May 14, 2024, at market prices (“Appraisal Report 264”).

If the Exchange Ratio resulting from the Merger were calculated based on Appraisal Report 264, 2,26148341591578 common shares issued by Marfrig would be attributed for every 1 (one) common share issued by BRF held by BRF shareholders (except Marfrig). Thus, the exchange ratio calculated on the basis of the appraisal reports prepared pursuant to article 264 of the Brazilian Corporations Law is more advantageous to BRF’s shareholders than the proposal contained in the Plan of Merger.

(i)	In this sense, the provisions of article 264, paragraph 3, of the Brazilian Corporations Law will apply, so that BRF’s dissenting shareholders may opt between (i) the reimbursement value established under the terms of article 45 of the Brazilian Corporations Law, which corresponds to R$9.43 (nine reais and forty-three cents) per share; or (ii) the equity value per share issued by BRF, determined on the basis of Appraisal Report 264, which corresponds to R$19.89 (nineteen reais and eighty-nine cents) per share.

The Board of Directors proposes that you approve the Appraisal Report 264 prepared by the Appraisal Company, which is included in Annex 4.6 of the Plan of Merger.

2.7	Amendment of the Company’s corporate name, with the consequent amendment of the Bylaws, subject to the advent of the Closing Date and the consummation of the Merger

The Board of Directors proposes that you approve the change in the Company’s name from Marfrig Global Foods S.A. to MBRF Global Foods Company S.A.

This change takes place in the context of the Company’s rebranding, in the process of fully consolidating its investment in BRF in connection with the Merger.

As a result of the aforementioned amendment, the Board of Directors proposes that you approve the amendment to Article 1 of the Bylaws, which, subject to the advent of the Closing Date and the consummation of the Merger, will come into force with the following wording:

“Article 1. MBRF Global Foods Company S.A. (“Company”) is a corporation with authorized capital, governed by these bylaws (“Bylaws”) and by the applicable legal and regulatory provisions.”

For more information on the origin and justification of the proposed amendment to the Bylaws, as well as its legal and economic effects, and a copy of the Bylaws containing the proposed amendments in highlight, see Annex VI and Annex VII to this Management Proposal, prepared under the terms of article 12, items I and II, of CVM Resolution 81.

2.8	Consolidation of the Bylaws, subject to the advent of the Closing Date and the consummation of the Merger

In view of the amendments set out in items 2.3 and 2.7 above, the Board of Directors proposes that you approve the consolidation of the Company Bylaws to reflect the amendments to the Company Bylaws that may be approved by the General Meeting, subject to the advent of the Closing Date and the consummation of the Merger.

2.9	Authorization to the Company’s management to carry out all the acts necessary to consummate the Merger

The Board of Directors proposes that you authorize it, if the Merger is approved, to carry out all the acts and take all the steps necessary to consummate the Merger, under the terms of the Plan of Merger and this Management Proposal, including the ratification of all the acts that have already been carried out for this purpose.

3	Conclusion

For the above reasons, the Board of Directors submits this Management Proposal for your consideration and recommends full approval of the matters on the agenda of the Meeting, under the terms of this Management Proposal.

São Paulo, May 26, 2025.

ANNEX I

ANNEX I - PLAN OF MERGER

(This annex starts on the next page.)

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This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

*            *         *

FIRST AMENDMENT TO THE PLAN OF MERGER FOR THE MERGER OF BRF S.A. SHARES INTO MARFRIG GLOBAL FOODS S.A.

By this private instrument, the directors of the companies identified below, as well as the companies themselves:

(1)	MARFRIG GLOBAL FOODS S.A., a publicly held company, with its registered office in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1,560, Block 5 (Sabiá Tower), 3rd floor, Room 301, Vila Hamburguesa, CEP 05319-000, registered in the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 03.853.896/0001-40, represented herein in accordance with its bylaws (“Marfrig”); and

(2)	BRF S.A., a publicly held company, with its registered office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, 475, Fazenda Neighborhood, CEP 88301-600, registered in the CNPJ/MF under No. 01.838.723/0001-27, represented herein in accordance with its bylaws (“BRF” and, together with Marfrig, “Companies” or “Parties”)

WHEREAS:

(A)	on May 15, 2025, the Parties entered into the “Plan of Merger for the Merger of BRF S.A. Shares into Marfrig Global Foods S.A.” (“Plan of Merger”), in accordance with the provisions of articles 224, 225 and 252 of Law No. 6,404, of December 15, 1976 (“Brazilian Corporations Law ”), which regulates the terms and conditions of the merger, into Marfrig, of all shares issued by BRF not held by Marfrig (“Merger”);

(B)	the Parties wish to amend the Plan of Merger to include, as a condition applicable to the consummation of the Merger, the approval of the Merger by the Brazilian Administrative Council for Economic Defense – CADE;

(C)	at meetings held on this date, the boards of directors of the Companies approved the execution of this instrument by the Companies;

NOW THEREFORE RESOLVE, having agreed and agreed among themselves, to enter into this “First Amendment to the Plan of Merger for the Merger of BRF S.A. Shares into Marfrig Global Foods S.A.” (“Amendment”), under the terms and conditions below.

1	Definitions

1.1	Capitalized terms in this Amendment shall have the same meanings as those given to them in the Plan of Merger, unless otherwise expressly provided for in this Amendment.

2	Amendment

2.1	The Parties agree to amend Clause 8.1 of the Plan of Merger, which shall come into force under the following terms:

“ 8.1. Conditions Precedent. The effectiveness of the Merger of Shares will be subject to the following conditions (collectively, the “Conditions Precedent”):

(i)	from May 15, 2025 and up to and including the Closing Date, there may be no occurrence of war, armed conflicts, natural disasters and/or other events (e.g., health disasters; fires in manufacturing units) that adversely and significantly impact the production and/or marketing capacity (including export) of any of the Companies; and

(ii)	all acts necessary for the conclusion of the Merger and consummation of the operations contemplated in this Plan of Merger must have been approved by the Brazilian Administrative Council for Economic Defense – CADE, to the extent that such approval is necessary, in the form and terms of current legislation and regulations.

8.1.1	To the extent permitted by applicable law and regulations, the Companies may, by mutual agreement, waive the Conditions Precedent in writing.”

2.2	Due to the change in Clause 2.1 above, the Parties agree to change the references to the term “Condition Precedent” contained in the Plan of Merger to the term “Conditions Precedent”, as defined in this Amendment.

3	Restatement

3.1	As a result of the changes now agreed, the Plan of Merger, as amended and restated, shall come into force in the form of Annex (A) to this Amendment.

4	General Provisions

4.1	The provisions of Clause 9 (General Provisions) of the Plan of Merger shall apply to this Amendment, mutatis mutandis.

4.2	The Companies acknowledge and agree that (i) this Amendment is signed digitally, and such signature is accepted and acknowledged as valid by the Companies; and (ii) as provided in Provisional Measure No. 2,200-2, of August 24, 2001, this Amendment as signed electronically is acknowledged by the Companies as authentic, complete and valid, even if through an electronic signature platform not accredited by the Brazilian Public Key Infrastructure (ICP-Brasil) and without a digital signature certificate. For all purposes, the date indicated below shall be considered as the date of execution of this Amendment, even if any of the Companies signs this Amendment electronically at a later date, for any reason. In this case, such Company(ies) hereby agree(s) to the retroactive effect of this Amendment to the date indicated below.

IN WITNESS WHEREOF, the Parties sign this Plan of Merger electronically, together with the 2 (two) witnesses below.

São Paulo, May 26, 2025.

(Signature page follows.)

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(Signature page of the First Amendment to the Plan of Merger for the Merger of BRF S.A. into Marfrig Global Foods S.A., executed on 26 May, 2025)

MARFRIG GLOBAL FOODS S.A.

/s/ Rui Mendonça Junior		/s/ Tang David
Name:	Rui Mendonça Junior	Name:	Tang David
Position:	CEO	Position: Administrative and Financial Director, and Director of Investor Relations

BRF S.A.

/s/ Miguel de Souza Gularte		/s/ Fabio Luis Mendes Mariano
Name:	Miguel de Souza Gularte	Name:	Fabio Luis Mendes Mariano
Position:	Global CEO	Position: Vice-President Director of Finances and Investor Relations

Witnesses:

/s/ Ricardo Araujo Rocha		/s/ Mateus Boeira Garcia
Name:	Ricardo Araujo Rocha	Name:	Mateus Boeira Garcia
CPF/MF:	020.990.844-08	CPF/MF:	018.134.240-55

Annex (A)

Amended and Restated Plan of Merger

AMENDED AND RESTATED PLAN OF MERGER FOR THE MERGER OF BRF S.A. SHARES INTO MARFRIG GLOBAL FOODS S.A.

By this private instrument, the directors of the companies identified below, as well as the companies themselves:

(1)	MARFRIG GLOBAL FOODS S.A., a publicly held company, with its registered office in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1,560, Block 5 (Sabiá Tower), 3rd floor, Room 301, Vila Hamburguesa, CEP 05319-000, registered in the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 03.853.896/0001-40, represented herein in accordance with its bylaws (“Marfrig”); and

(2)	BRF S.A., a publicly held company, with its registered office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, 475, Fazenda Neighborhood, CEP 88301-600, registered in the CNPJ/MF under No. 01.838.723/0001-27, represented herein in accordance with its bylaws (“BRF” and, together with Marfrig, “Companies” or “Parties”)

WHEREAS:

(A)	Marfrig is a publicly held company, registered as category “A” issuer of securities with the Brazilian Securities and Exchange Commission (“CVM”) and listed on B3 S.A. – Brasil, Bolsa, Balcão (“B3”), and admitted for trading on the “Novo Mercado” B3 segment (“Novo Mercado”);

(B)	BRF is a publicly held company, registered as category “A” issuer of securities with the CVM, listed on B3, and admitted for trading on the Novo Mercado;

(C)	As of May 15, 2025, Marfrig held 849,526,130 common shares issued by BRF, representing approximately 53.09% of BRF’s voting capital (excluding BRF treasury shares);

(D)	on April 24, 2025, the Marfrig Board of Directors (“Marfrig Board”) approved the formation of the Marfrig Special Independent Committee and the election of its members, who qualify as independent members of the Marfrig Board (“Marfrig Independent Committee”);

(E)	on April 25, 2025, the BRF Board of Directors (“BRF Board” and, together with the Marfrig Board, “Boards of Directors”) approved the formation of the BRF Special Independent Committee (“BRF Independent Committee” and, together with the Marfrig Independent Committee, “Independent Committees”), and the election of its members, in accordance with CVM Guidance Opinion No. 35, dated September 1, 2008 (“CVM Guidance Opinion 35”); and

(F)	in meetings conducted on May 15, 2025, following the conclusion of negotiations between the Independent Committees regarding the Exchange Ratio (as defined in Clause 3.1 below), which resulted in a favorable recommendation of the terms and conditions described herein, the Boards of Directors approved the execution of this instrument by the Companies, as well as its submission to the shareholders of the Companies;

NOW THEREFORE RESOLVE, having mutually agreed and resolved, to execute this Plan of Merger for the merger of BRF S.A. Shares into Marfrig Global Foods S.A.” (“Plan of Merger”), in accordance with the provisions of Articles 224, 225, and 252 of Law No. 6,404, dated December 15, 1976 (“Brazilian Corporations Law”), to regulate the terms and conditions applicable to the Merger (as defined in Clause 1.1 below), subject to the satisfaction (or waiver, as the case may be) of the Conditions Precedent (as defined in Clause 8.1 below) and the occurrence of the Closing Date (as defined in Clause 8.2 below).

1	Purpose

1.1	Merger. Subject to the terms and conditions set forth in this Plan of Merger, the proposal for the merger into Marfrig of all BRF shares not held by Marfrig on the Closing Date is submitted to the shareholders of the Companies, with the consideration being the delivery to the BRF shareholders (except Marfrig) of common shares issued by Marfrig, in accordance with the Exchange Ratio, resulting in the transfer of BRF’s shareholder base to Marfrig (“Merger”). As a result of the Merger, BRF will become a wholly-owned subsidiary of Marfrig.

2	Justification

2.1	The Merger aims to create a global food company based on a multiprotein platform, strong presence in both domestic and international markets, portfolio diversification, scale, efficiency, and sustainability, providing significant benefits to both Companies, their shareholders, customers, suppliers, employees, and other stakeholders, generating operational, financial, and strategic synergies.

2.2	Additionally, the Companies believe that the Merger allows for the simplification and optimization of the administrative and corporate structure of the economic group to which they belong, eliminating or reducing redundant costs, and improving or facilitating access to the capital necessary for the development of their business plans.

2.3	The Companies believe that the Merger will have significant strategic value added, driving global consolidation of their businesses and strengthening their brands through a robust multi-protein platform, including, among others, (i) solidifying their position as leaders in the global food market; (ii) strategic expansion into new markets, maximizing growth opportunities and commercial synergies, including cross-selling initiatives; and (iii) increasing the scale and diversification of their operations, enhancing resilience and mitigating risks associated with sector seasonality and macroeconomic variables.

3	Terms and Conditions of the Merger

3.1	Exchange Ratio. As a result of the Merger, BRF shareholders (other than Marfrig) will receive 0.8521 common shares issued by Marfrig for each 1 (one) common share of BRF held on the Closing Date (“Exchange Ratio”).

3.1.1	Independent Committees. Considering that the Merger involves a controlling company, Marfrig, and a controlled company, BRF, in compliance with CVM Guidance Opinion 35, the BRF Independent Committee was formed, and tasked with negotiating the Exchange Ratio and submit their recommendation to the BRF Board. Moreover, the Marfrig Independent Committee was responsible for the initial proposal and later negotiation of the Exchange Ratio with the BRF Independent Committee. The Exchange Ratio was exhaustively negotiated between the Independent Committees, taking into account the fair value of the Companies, and their recommendation to the respective Boards of Directors was approved by both Independent Committees at meetings held on May 15, 2025. In issuing the favorable recommendation for the transaction, the Independent Committees considered, with the collaboration of their external advisors, a variety of factors, so that the Exchange Ratio was not determined based on a single criterion, but on a variety of combined criteria.

3.1.2	Fractional Shares. Any fractional common shares of Marfrig resulting from the Merger will be aggregated into whole numbers and subsequently sold on the B3 spot market after the completion of the Merger, in accordance with a communication to be timely disclosed to the market by Marfrig. The proceeds from such sales will be made available, net of fees, to the former BRF shareholders who are entitled to the respective fractions, proportionally to their participation in each share sold.

3.1.3	Permitted Distributions. The negotiation and determination of the Exchange Ratio took into account the distribution of dividends and/or interest on own capital in the gross amount of (i) R$3,520,000,000.00 (three billion, five hundred and twenty million reais) by BRF; and (ii) R$2,500,000,000.00 (two billion, five hundred million reais) by Marfrig, in both cases, to be authorized after payment of the withdrawal rights of potential Dissenting Shareholders (as defined in Clause 6.1.1 below) and up to and including the Closing Date (collectively, “Permitted Distributions”), in compliance with the provisions of Clause 3.1.5 below.

3.1.4	No shares shall be issued by Marfrig as a result of the Merger corresponding to shares that may be held in treasury by BRF, which shall be canceled by BRF up to the Closing Date.

3.1.5	Adjustments. The Exchange Ratio shall be adjusted exclusively (i) in the event of stock splits, consolidations, or in-kind dividend payments of either Company; and/or (ii) according to the mechanism set forth in Annex 3.1.5. of this Plan of Merger. In accordance with the mechanism described in Annex 3.1.5, any payments made incurred by the Companies upon exercising the withdrawal right will proportionally reduce the Permitted Distributions by an equivalent amount applied to both Companies.

3.1.6	The substitution of shares issued by BRF shares underlying the American Depositary Shares representing BRF common shares, in the context of the Merger, shall be carried out in accordance with the terms of the applicable deposit agreement.

3.2	BRF’s Share Capital. As of the date of this Plan of Merger, BRF’s share capital amounts to R$13,653,417,953.36 (thirteen billion, six hundred and fifty-three million, four hundred and seventeen thousand, nine hundred and fifty-three reais and thirty-six centavos), divided into 1,682,473,246 (one billion, six hundred and eighty-two million, four hundred and seventy-three thousand, two hundred and forty-six) common shares, with no-par value, all registered and held in book-entry, of which 849,526,130 (eight hundred and forty-nine million, five hundred and twenty-six thousand, one hundred and thirty) are already held by Marfrig and 82,162,633 (eighty-two million, one hundred and sixty-two thousand, six hundred and thirty-three) were BRF treasury shares on May 15, 2025 and, therefore, will not be entitled to receive common shares issued by Marfrig as a result of the Merger, in accordance with Clauses 3.1 and 3.1.4 above.

3.3	Merger at Market Value. The Merger will result in an increase in Marfrig’s shareholders’ equity in the amount of R$14,933,103,366.87 (fourteen billion, nine hundred and thirty-three million, one hundred and three thousand, three hundred and sixty-six reais and eighty-seven centavos), considering the value attributed to the shares issued by BRF to be merged into Marfrig (that is, without considering the shares issued by BRF held in treasury and the shares issued by BRF held by Marfrig), based on the Merger Appraisal Report (as defined in Clause 4.2 below) and considering the elimination of the investment held by Marfrig in BRF, provided that the amount of (i) R$4,977,203,352.18 (four billion, nine hundred and seventy-seven million, two hundred and three thousand, three hundred and fifty-two reais and eighteen centavos) will be allocated to the share capital account of Marfrig; and (ii) the remaining amount will be allocated to Marfrig’s capital reserve account.

3.4	Increase in Marfrig’s Share Capital. On the date of this Plan of Merger, Marfrig’s share capital is R$10,491,577,961.00 (ten billion, four hundred and ninety-one million, five hundred and seventy-seven thousand, nine hundred and sixty-one reais), divided into 857,928,119 (eight hundred and fifty-seven million, nine hundred and twenty-eight thousand, one hundred and nineteen) common shares, all registered, in book-entry form and with no par value. Due to the allocation to Marfrig’s share capital account provided for in Clause 3.3 above, on the Closing Date, Marfrig’s share capital will be R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos), and the number of shares to be issued by Marfrig will observe the Exchange Ratio.

3.4.1	Without prejudice to any adjustments to the Exchange Ratio to be made in accordance with Clause 3.1.5 above and in compliance with the provisions of Clause 3.4.3 below, the Merger will include the issuance by Marfrig of 639,743,458 (six hundred and thirty-nine million, seven hundred and forty-three thousand, four hundred and fifty-eight) common shares, to be subscribed by the directors of BRF on behalf of the then shareholders of BRF (other than Marfrig) on the Closing Date, in accordance with Article 252, Paragraph 2, of the Brazilian Corporations Law.

3.4.2	As a result of the increase in share capital and the issuance of shares by Marfrig in accordance with Clauses 3.4 and 3.4.1 above, Article 5, Paragraph 1, of Marfrig’s bylaws will be amended to read as follows, subject to any adjustments in accordance with Clause 3.1.5 above:

“Article 5. The Company’s share capital, fully subscribed and paid-up, is R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos), divided into 1,497,671,577 (one billion, four hundred and ninety-seven million, six hundred and seventy-one thousand, five hundred and seventy-seven) common shares, all registered, in book-entry form and with no par value.”

3.4.3	In case of adjustments to the Exchange Ratio pursuant to Clause 3.1.5 above, it will be the responsibility of the Marfrig Board to approve, subject to agreement of the first Marfrig general assembly to be held after Closing Date, a new amendment to Article 5 of the Marfrig’s bylaws, for the purpose of recording the number of shares into which Marfrig’s share capital will be divided as a result of the Merger, in accordance with powers delegated to the Marfrig Board, to be deliberated by the Marfrig EGM (as defined in 7.1(ii)).

3.5	Share Rights. The common shares to be issued by Marfrig as a result of the Merger will grant their holders the same rights and benefits currently derived from the common shares issued by BRF, and therefore, the issuance and subscription of shares to be issued by Marfrig will not result in any modification to the voting rights, dividends, or any other political or financial rights currently derived from the ownership of common shares issued by BRF, participating fully in all their benefits, including dividends and other capital remunerations that may be declared by Marfrig after the Closing Date.

3.6	Absence of Cross-Ownership. In the context of the Merger, no cross-ownership will be established between the Companies, given that (i) BRF did not hold, on May 15, 2025, and will not hold as of the Closing Date, any shares issued by Marfrig; and (ii) any BRF treasury shares will be canceled up to the Closing Date and, therefore, will not be entitled to receive shares issued by Marfrig.

3.7	Absence of Succession. The Merger will not result in the absorption by Marfrig of any assets, rights, claims, obligations, or liabilities of BRF, which will maintain its full legal personality, and therefore, there will be no succession between the Companies.

4	Valuation and Net Asset Variations

4.1	Appraisal Company. The management of the Companies have engaged Apsis Consultoria Empresarial Ltda., registered with the CNPJ/MF under No. 08.681.365/0001-30 and with the Rio de Janeiro Regional Accounting Council (CRC/RJ) under No. 005112/O-9, with its registered office in the city of Rio de Janeiro, State of Rio de Janeiro, on Rua do Passeio, nº 62, 6º andar, Centro, CEP 20021-290, (“Appraisal Company”), as responsible for preparing the Appraisal Reports (as defined in Clause 4.5 below)

4.1.1	Ratification of the Appointment of the Appraisal Company. In accordance with Article 252, paragraph 1, of the Brazilian Corporations Law, the appointment of the Appraisal Company will be submitted for ratification by the BRF EGM (as defined in Clause 7.1(i)) and the Marfrig EGM.

4.1.2	Appraisal Company Declarations. The Appraisal Company has declared that (i) in accordance with the professional standards established by the Brazilian Federal Accounting Council, it has no knowledge of any direct or indirect conflict of interest, nor of any other circumstance that represents a conflict of interest in relation to the services it has provided and which are described in the Merger Appraisal Report (as defined below); and (ii) it has no knowledge of any action by the controlling shareholder or the administrators of the Companies aimed at directing, limiting, hindering, or performing any acts that could have compromised access, use, or knowledge of relevant information, assets, documents, or work methodologies for the quality of their respective conclusions. The Appraisal Company was selected for the work described in this Plan of Merger based on its extensive and well-known experience in preparing appraisals and evaluations of this nature.

4.2	Merger Appraisal Report. The Appraisal Company prepared the appraisal report of the shares issued by BRF to be merged into Marfrig at market value, in the context of the the Merger, as of the Base Date, as set forth in Annex 4.2 of this Plan of Merger (“Merger Appraisal Report”).

4.2.1	Base Date. The base date used to prepare the Merger Appraisal Report is May 14, 2025.

4.3	Attributed Value. The market value attributed in the Merger Appraisal Report to the BRF shares to be merged into Marfrig corresponds to the total amount of R$15,406,097,591.16 (fifteen billion, four hundred and six million, ninety-seven thousand, five hundred and ninety-one reais and sixteen centavos) (already adjusted to consider the elimination of the investment held by Marfrig in BRF).

4.4	Changes in Shareholders’ Equity. Any changes in shareholders’ equity of BRF from the Base Date to the Closing Date will be borne exclusively by BRF and reflected in Marfrig as a result of the application of the equity method.

4.5	Appraisal of shareholders’ equity at Market Prices. In accordance with Article 264 of the Brazilian Corporations Law, the Companies’ managements engaged the Appraisal Company to prepare an appraisal report containing the calculation of the share substitution ratio for the non-controlling shareholders of BRF, based on the market value of the shareholders’ equity of Marfrig and BRF, both evaluated according to the same criteria and as of December 31, 2024, at market price, in the form set forth in Annex 4.5 (“264 Appraisal Report”) and, together with the Merger Appraisal Report, (“Appraisal Reports”).

4.5.1	264 Appraisal Report Ratio. If the share exchange ratio resulting from the Merger were calculated based on the 264 Appraisal Report, 2.26148341591578 common shares of Marfrig would be attributed for each 1 (one) common share of BRF held by the shareholders of BRF (excluding Marfrig). Such exchange ratio is therefore more favorable to the BRF shareholders when compared to the Exchange Ratio.

4.5.2	Recess to Market Prices. Considering the provisions of Clause 4.5.1, the provisions of Article 264, paragraph 3, of the Brazilian Corporations Law will be applicable as provided in Clause 6.3.1 below.

4.6	Costs and Expenses. The costs and expenses related to the preparation of the Appraisal Reports, including the fees of the Appraisal Company, will be borne by Marfrig.

5	Financial Statements and Information

5.1	Financial Statements. In compliance with Article 6, paragraph 2, of CVM Resolution No. 78, dated March 29, 2022 (“CVM Resolution 78”), the Companies have disclosed their respective financial statements for the fiscal year ended December 31, 2024, prepared in accordance with the Brazilian Corporations Law and CVM regulations, accompanied by an audit report issued by Grant Thornton Auditores Independentes Ltda., a limited liability company registered with the CNPJ/MF under No. 10.830.108/0001-65 and the Regional Accounting Council of the State of São Paulo (CRC/SP) under No. 2SP-025.583/O-1, with its registered office in the city of São Paulo, State of São Paulo, at Avenida Engenheiro Luiz Carlos Berrini, No. 105, CEP 04571-900, registered as an independent auditor with the CVM (“Independent Auditor”).

5.2	Pro Forma Financial Information. In accordance with Article 7 of CVM Resolution 78, pro forma financial information of Marfrig will be disclosed, showing the effects of the Merger as if it had been completed on December 31, 2024 (“Pro Forma Information”).

5.2.1	Basis of Preparation and Reasonable Assurance. The Pro Forma Information was prepared in accordance with the Brazilian Corporations Law and CVM regulations and was subject to reasonable assurance by the Independent Auditor, in compliance with the applicable regulations.

6	Right of Withdrawal

6.1	Pursuant to Articles 137 and 252, paragraph 2, of the Brazilian Corporations Law, the Merger, if approved, will entitle the Companies’ shareholders to exercise a right of withdrawal.

6.1.1	The right of withdrawal will be granted to the shareholders of each of the Companies who (i) are holders of shares issued by Marfrig or BRF, as applicable, uninterruptedly from the date of disclosure of the first material fact regarding the Merger through the date of completion of the Merger; (ii) do not vote in favor of the Merger, abstain from voting, or do not attend the Marfrig EGM or the BRF EGM, as applicable, which will deliberate on the Merger; and (iii) expressly manifest their intention to exercise the right of withdrawal within 30 (thirty) days from the date of publication of the minutes of the Marfrig EGM or the BRF EGM, as applicable (”Dissenting Shareholders”).

6.2	Withdrawal from Marfrig. In accordance with the Brazilian Corporations Law, the Dissenting Shareholders of Marfrig will be entitled to the right of withdrawal at the value of the shareholders’ equity per common share of Marfrig as of December 31, 2024, as approved by the Marfrig ordinary general meeting held on March 31, 2025, which corresponds to R$3.32 (three reais and thirty-two centavos) per common share, without prejudice to the right to request a special balance sheet, in accordance with Article 45 of the Brazilian Corporations Law.

6.3	Withdrawal from BRF. Pursuant to the Brazilian Corporate Law, the Dissenting Shareholders of BRF shall be entitled to the right of withdrawal at the value of the shareholders’ equity per common share of BRF as of December 31, 2024, as determined by the financial statements approved at the ordinary general meeting of BRF held on March 31, 2025, which corresponds to R$ 9.43 (nine reais and forty-three centavos) per common share, without prejudice to the right to draw up a special balance sheet, in accordance with article 45 of the Corporations Law.

6.3.1	Without prejudice to the provisions of Clause 6.3 above, as provided in Article 264, paragraph 3, of the Brazilian Corporate Law, the Dissenting Shareholders of BRF may choose between (i) the reimbursement value fixed in accordance with Article 45 of the Brazilian Corporate Law, which corresponds to R$9.43 (nine reais and forty-three centavos) per common share, as set forth in Clause 6.3 above; or (ii) the shareholders’ equity per common share of BRF, determined based on the 264 Appraisal Report, which corresponds to R$19.89 (nineteen reais and eighty-nine centavos) per common share.

6.4	Reconsideration. The Companies reserve the right to convene general meetings of the Companies to ratify or reconsider the Merger, if they determine that the payments in connection with shareholder withdrawal rights to the Dissenting Shareholders who exercised such rights would jeopardize the financial stability of any of the Companies, in accordance with Article 137, paragraph 3, of the Brazilian Corporations Law.

7	Corporate Approvals

7.1	General Meetings. The completion of the Merger, which will also be subject to the satisfaction (or waiver, as the case may be) of the Conditions Precedent and to the occurrence of the Closing Date, will depend on the performance of the following acts, all of which are interdependent and shall to occur on the same date:

(i)	extraordinary general meeting of BRF to, in this order, (a) approve this Plan of Merger; (b) approve the Merger; (c) ratify the appointment of the Appraisal Company; (d) approve the Merger Appraisal Report; (e) approve the 264 Appraisal Report; and (f) authorize the BRF’s management to perform all acts necessary for the completion of the Merger, including, without limitation, the subscription of common shares to be issued by Marfrig on behalf of the BRF shareholders (other than Marfrig) on the Closing Date, in accordance with Article 252, paragraph 2, of the Brazilian Corporate Law (“BRF EGM”); and

(ii)	extraordinary general meeting of Marfrig to, in this order, (a) approve this Plan of Merger; (b) approve the Merger; (c) approve the capital increase of Marfrig, the issuance of common shares by Marfrig, as well as the consequent amendment and consolidation of Marfrig’s bylaws, with delegation to the Marfrig Board of Directors of the authority to confirm the actual number of shares to be issued by Marfrig, in case of adjustments to the Exchange Ratio; (d) ratify the appointment of the Appraisal Company; (e) approve the Merger Appraisal Report; (f) approve the 264 Appraisal Report; and (h) authorize the management to perform all acts necessary for the completion of the Merger (“Marfrig EGM”).

8	Conditions Precedent; Closing

8.1	Conditions Precedent. The effectiveness of the Merger will be conditioned to the following conditions precedent (collectively, the “Conditions Precedent”):

(i)	from May 15, 2025 through the Closing Date (inclusive), there shall not be an occurrence of war, armed conflicts, natural disasters and/or other unforeseen events (e.g. health emergencies, fires in manufacturing units) that adversely and materially impact the production and/or sales (including export) capacity of either Company; and

(ii)	all acts necessary for the conclusion of the Merger and consummation of the operations contemplated in this Plan of Merger must have been approved by the Brazilian Administrative Council for Economic Defense – CADE, to the extent that such approval is necessary, in the form and terms of current legislation and regulations.

8.1.1	To the extent permitted by applicable law and regulations, the Companies may, by mutual agreement, waive, in writing, any of the Conditions Precedent.

8.2	Closing. Once the Merger is approved by the BRF EGM and the Marfrig EGM, the Companies and their respective management must perform all acts and measures necessary for the implementation of the Merger, including, without limitation, with respect to the satisfaction or waiver of the Conditions Precedent, as applicable, it being incumbent upon the Companies to disclose to the market, in accordance with applicable legislation and regulations, the date on which the Merger will be, for all purposes and effects, deemed completed (“Closing Date”).

9	Miscellaneous Provisions

9.1	Withholding of IRRF. In the context of the Merger, the Companies reserve the right to: (i) withhold the withholding tax (“IRRF”) related to any capital gain due as a result of the Merger of the non-resident BRF shareholder (“INR”) who does not provide, directly or through their custodian agents, by the date and in accordance with the procedures set forth in a notice to shareholders to be disclosed in due course (“IRRF Base Date”), documentary evidence of the average acquisition cost of their BRF shares demonstrating the absence of taxable capital gain; and (ii) charge or offset the amount of IRRF eventually withheld by the Companies on behalf of the INR against any credits held by the Companies, as applicable, against the INR, including, without limitation, the value of any dividends and/or interest on capital (including, without limitation, Permitted Distributions) and other entitlements that may be distributed, declared and/or paid by the Companies, as applicable, at any time, even before the Closing Date.

9.1.1	Marfrig, in its capacity as acquirer of the common shares issued by BRF, will use the information provided by the INRs (directly or through their custodian agents) to calculate the capital gain, with the INR being responsible for the correctness and completeness of this information.

9.1.2	The Companies will (i) consider the acquisition cost to be zero for INRs who do not submit their acquisition cost by the IRRF Base Date; and (ii) apply a 25% (twenty-five percent) tax rate on gains of INRs who fail to inform their tax domicile by the IRRF Base Date.

9.1.3	The Companies will not be liable, under no circumstances, in face of the INRs, for any later adjustments and/or restitution or refund of potential sums paid in excess, provided that the rules set out herein are complied with.

9.2	Disclosure of Documents. This Plan of Merger and the other documents relating to the Merger are available to the respective shareholders of the Companies at the registered office of each Company and on the websites of the Companies, the CVM, and B3, in compliance with applicable regulations.

9.3	Share-Based Compensation. In the context of the Merger, the Companies will define the treatment to be given to shares and share purchase options granted and/or awarded by BRF under its share-based compensation plans.

9.4	Interdependent Transactions. The events described in this Plan of Merger, as well as other related matters submitted to the Marfrig EGM and the BRF EGM, are interdependent legal transactions, and it is the intention of the Companies that no transaction shall be effective unless all others are also effective.

9.5	Performance of Acts. On the Closing Date, the management of the Companies shall perform all acts, registrations, endorsements, and publications necessary for the proper regularization, formalization, and effectiveness of the provisions set forth in this Plan of Merger.

9.6	Amendments. No amendment to any of the terms or conditions set forth in this Plan of Merger shall have any effect unless made in writing and signed by the Parties.

9.7	Assignment. No Party shall assign or otherwise transfer, directly or indirectly, any right or obligation arising from this Plan of Merger or related to it without the prior written consent of the other Parties. Any purported or attempted assignment contrary to the terms of this instrument shall be null and void and shall have no effect.

9.8	Binding Effect. This Plan of Merger is irrevocable and irrevocable, and the obligations assumed by the Companies hereby bind their successors in title.

9.9	Exhibits. All exhibits constitute an integral part of this Plan of Merger. In the event of any discrepancy between this Plan of Merger and any exhibit, the provisions of this Plan of Merger shall prevail.

9.10	Benefit of the Parties. This Plan of Merger is intended exclusively for the benefit of the Parties, and no provision shall be construed as conferring upon any other person any claim, cause of action, remedy, or other right of any nature.

9.11	Independence of Clauses and Precedence

9.11.1	If any provision of this Plan of Merger is deemed invalid or unenforceable by a court or any other competent authority, such provision shall be deemed excluded from this Plan of Merger, and the remaining provisions shall remain in full force and effect. In such a case, the Companies shall negotiate in good faith to agree on the terms of a satisfactory provision that will replace the provision deemed invalid and/or unenforceable.

9.11.2	In negotiating, the Companies shall endeavor to reach an agreement on a provision that is as close as possible to the original intentions of the Companies. If the Companies fail to reach an agreement on this new provision, the invalidity or unenforceability of one or more provisions of this Plan of Merger shall not affect the validity or enforceability of this Plan of Merger as a whole, unless the invalid or unenforceable provision was of such essential importance to this Plan of Merger that it can be reasonably presumed that the Parties would not have entered into this Plan of Merger without such invalid or unenforceable provisions.

9.12	Waiver and Tolerance. The Companies acknowledge that, unless expressly provided otherwise in this Plan of Merger: (i) partial exercise, non-exercise, granting of a time extension, tolerance, or delay with respect to any right granted to any of them by this Plan of Merger and/or by applicable legislation or regulations shall not constitute a novation or waiver of such right, nor shall it prejudice its future exercise; (ii) waiver of any right shall be interpreted restrictively and shall not be considered a waiver of any other right granted by this Plan of Merger or by applicable legislation or regulations to any of the Companies; and (iii) any waivers shall only be granted in writing.

9.13	Executory Title. This Plan of Merger, duly signed, shall serve as an extrajudicial executory title in accordance with the civil procedural legislation, for all legal purposes, the Companies hereby acknowledging that, regardless of any other applicable measures, the obligations assumed under this Plan of Merger are subject to specific performance in accordance with the civil procedural legislation.

9.14	Specific Performance. The Companies bind themselves to comply with, formalize, and perform their obligations in strict observance of the terms and conditions established in this Plan of Merger. Accordingly, the Companies hereby acknowledge and agree that all obligations assumed or that may be imputed under this Plan of Merger are subject to specific performance in accordance with the civil procedural legislation, without prejudice to, cumulatively, the recovery of damages resulting from the non-performance of the obligations agreed upon in this Plan of Merger. The Companies expressly acknowledge and bind themselves to the specific performance of their obligations and to accept judicial, arbitral, or any other similar acts.

9.15	Costs and Expenses. Unless otherwise expressly provided in this Plan of Merger, all legal and other costs and expenses incurred in connection with this Plan of Merger and the Merger shall be borne by the Company incurring such costs and expenses.

9.16	Governing Law. This Plan of Merger shall be interpreted and governed by the laws of the Federative Republic of Brazil.

9.17	Dispute Resolution. The Companies agree that any dispute arising from or related to this Plan of Merger, including but not limited to disputes regarding its existence, validity, effectiveness, interpretation, performance, or termination, that cannot be amicably resolved within an irrevocable period of 30 (thirty) calendar days, shall be resolved by arbitration administered by the B3 Market Arbitration Chamber (Câmara de Arbitragem do Mercado da B3) (“Arbitration Chamber”), in accordance with its regulations in force on the date of the initiation of the arbitration, this section serving as an arbitration clause for the purposes of Article 4, Paragraph 1, of Law No. 9,307, dated September 23, 1996. The administration and proper conduct of the arbitration proceedings shall also be the responsibility of the Arbitration Chamber. The Companies acknowledge that the obligation to seek an amicable resolution does not prevent the immediate filing of an arbitration request if any of the Companies determines that an agreement is not possible.

9.17.1	The arbitral tribunal shall be composed of 3 (three) arbitrators (“Arbitral Tribunal”), one of whom shall be appointed by the Company(s) intending to institute, another by the other Company(s), and the third arbitrator, who shall act as the President of the Arbitral Tribunal, by the arbitrators appointed by the Companies. In the event that one of the Companies fails to appoint an arbitrator or if the appointed arbitrators fail to reach a consensus on the third arbitrator, the President of the Arbitration Chamber shall appoint the third arbitrator as soon as possible.

9.17.2	The Companies acknowledge that any arbitral order, decision, or determination shall be final and binding, constituting a judicial executory title binding on the Companies and their successors, who bind themselves to comply with the determinations in the arbitral award, regardless of judicial enforcement.

9.17.3	Notwithstanding anything to the contrary herein, each of the Companies shall retain the right petition the courts for (i) any provisional or emergency relief that may be necessary prior to the constitution of the Arbitral Tribunal, and the filing of any such request shall not be deemed a waiver by the Companies of the arbitration proceedings; (ii) the enforcement of any arbitral decision, including the final arbitral award; and (iii) the measures required to secure the constitution of the Arbitral Tribunal. For all such purposes, the Companies irrevocably submit to the jurisdiction of the courts of the Judicial District of São Paulo, State of São Paulo, and expressly waive any objection to venue or to any other forum, regardless of how privileged it may be. The seat of the arbitration shall be the city of São Paulo, State of São Paulo.

9.17.4	The seat of the arbitration shall be the city of São Paulo, State of São Paulo.

9.17.5	The arbitration shall be conducted in the Portuguese language.

9.17.6	The dispute shall be decided in accordance with Brazilian law, and judgment based on equity shall not be allowed.

9.17.7	The arbitration shall be confidential. The Companies undertake not to disclose information and documents related to the arbitration. Disclosure may be made if (i) it is required by law; (ii) it is ordered by an administrative or judicial authority; or (iii) it is necessary to defend the interests of the Company.

9.18	Electronic Signature. The Companies acknowledge and agree that (i) this Plan of Merger is signed digitally, and such signature is accepted and deemed valid by the Companies; and (ii) as provided in Provisional Measure No. 2,200-2, dated August 24, 2001, the present Plan of Merger, as electronically signed, is accepted by the Companies as authentic, complete, and valid, even if signed through an electronic signature platform not accredited by the Brazilian Public Key Infrastructure (ICP-Brasil) and without a digital signature certificate. For all purposes, the date of execution of this Plan of Merger shall be the date indicated below, even if any of the Companies signs this Plan of Merger electronically at a later date for any reason. In such a case, the Company(ies) hereby agree(s) to the retroactive effect of this Plan of Merger to the date indicated below.

IN WITNESS WHEREOF, the Parties sign this Plan of Merger electronically, together with the 2 (two) witnesses below.

*      *      *

Annex 3.1.5

Exchange Ratio Adjustment Mechanism

1	Formula

R = B2 ÷ M2, where:

●	“R” means the Exchange Ratio;

●	“B1” means the base price per common share issued by BRF, equivalent to R$23.32 (twenty-three reais and thirty-two cents) per common share;

●	“M1” means the base price per common share issued by Marfrig, equivalent to R$27.73 (twenty-seven reais and seventy-three cents) per common share;

●	“B2” means the adjusted price per common share issued by BRF, calculated in accordance with the following formula: B1 – DB, where:

○	“DB” means declarations and/or distributions of dividends and/or interest on equity (in the gross amount) by BRF per common share issued by BRF which are approved between May 15, 2025 and the Closing Date, calculated in accordance with the following formula: VB ÷ AB, where:

▪	“VB” means the gross amount in reais of distributions as dividends and/or interest on equity declared by BRF which are approved between May 15, 2025 and the Closing Date; and

▪	“AB” means the total number of shares issued by BRF existing on the Closing Date (and, therefore, not cancelled between May 15, 2025 and the Closing Date) minus the number of shares eventually held in treasury on said date (including as a result of any exercise of the right of withdrawal by Dissenting Shareholders of BRF).

●	“M2” means the adjusted price per common share issued by Marfrig, calculated in accordance with the following formula: M1 – DM, where:

○	“DM” means declarations and/or distributions of dividends and/or interest on equity (in the gross amount) by Marfrig per common share issued by Marfrig and which may be approved between May 15, 2025 and the Closing Date, calculated in accordance with the following formula: VM ÷ AM, where:

▪	“VM” means the gross amount in reais of distributions as dividends and/or interest on equity declared by Marfrig which may be approved between May 15, 2025 and the Closing Date; an

▪	“AM” means the total number of shares issued by Marfrig existing on the Closing Date (and, therefore, not cancelled between May 15, 2025 and the Closing Date) minus the number of shares eventually held in treasury on said date (including as a result of of possible exercise of the right of withdrawal by Dissenting Shareholders of Marfrig).

2	Examples

2.1	Example 1

●	Premises:

○	distribution and/or declaration of dividends and/or interest on equity in the gross amount equivalent to the Permitted Distributions (i.e., R$3,520,000,000.00 by BRF and R$2,500,000,000.00 by Marfrig); and

○	without any exercise of withdrawal rights

●	Exchange Ratio: 0.8521x

●	Demonstration:

2.2	Example 2

●	Premises:

○	without any distribution and/or declaration of dividends and/or interest on equity; and

○	exercise of the right of withdrawal by Dissenting Shareholders of BRF holding 208,718,214 shares, considering the reimbursement value resulting from the 264 Appraisal Report (that is, R$19.89 per common share)

○	Exchange Ratio: 0.8410x

●	Demonstration:

2.3	Example 3

●	Premises:

o	distribution and/or declaration of dividends and/or interest on equity in the gross amount of R$1,910,833,247.00 by BRF and R$1,250,000,000.00 by Marfrig; and

o	exercise of the right of withdrawal by Dissenting Shareholders of BRF holding 104,359,107, considering the reimbursement value resulting from the 264 Appraisal Report (that is, R$19.89 per common share)

o	Exchange Ratio: 0.8395x

●	Demonstration:

Annex 4.2

Merger Appraisal Report

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APPRAISAL REPORT AP - 00521/25 - 01 BRF S.A.

APPRAISAL REPORT: AP - 00521/25 - 01 VALUATION DATE: May 14 th , 2025 1 REQUESTER: MARFRIG GLOBAL FOODS S.A., hereinafter referred to as MARFRIG. Publicly held corporation, headquartered at Av. Queiroz Filho, No. 1.560, Bloco 5, Sabiá Tower, 3 rd Floor, Room 301, Vila Hamburguesa, City and State of São Paulo, registered with the CNPJ under No. 03.853.896/0001 - 40. OBJECT: Shares of BRF S.A., hereinafter referred to as BRF. Publicly held corporation, headquartered at Rua Jorge Tzachel, No. 475, Fazenda, City of Itajaí, State of Santa Catarina, registered with the CNPJ under No. 01.838.723/0001 - 27. OBJECTIVE: Determination of the value of the shares issued by BRF, using the market approach, through the volume - weighted average price of the shares, in compliance with article 252 of Law No. 6,404/1976 (Brazilian Corporation Law).

EXECUTIVE SUMMARY APSIS CONSULTORIA E AVALIAÇÕES LTDA . , hereinafter referred to as APSIS, headquartered at Rua do Passeio, No . 62 , 6 th floor, Centro, City and State of Rio de Janeiro, registered with the CNPJ under No . 08 . 681 . 365 / 0001 - 30 , was appointed to determine the market value of BRF shares, to be merged by MARFRIG, for the purpose of complying with the provisions of article 252 of Law No . 6 , 404 / 1976 (Brazilian Corporation Law) . In this Report, we use the market approach, through the Volume - Weighted Average Price (VWAP) 1 of the shares, to determine the equity value of BRF . The methodology aims to value a company by the sum of all its shares at market prices . Because the price of a stock is defined by the present value of the future dividend stream and a sale price at the end of the period, at a required rate of return, under the Efficient Market Hypothesis, this approach would indicate the correct value of the company to investors, when not affected by factors such as the stock's liquidity in the market . For the selection of the intervals considered in the VWAP calculation, we applied the criteria generally accepted in the market for operations of this nature, in line with the usual practices of the appraised company’s industry, and with parameters provided for in Law No . 6 , 404 / 76 (Brazilian Corporation Law) and CVM Resolution No . 85 / 22 , Annex C . The selection of these intervals was based on the representativeness and liquidity of the shares traded in the period, in order to faithfully reflect the market value of the company under normal trading conditions, mitigating any distortions . The following criteria were considered for the evaluation : ▪ The shares’ spot price on the last business day prior to the issuance of this Report. ▪ Volume - weighted average price of the shares traded on the stock exchange or in the organized over - the - counter market, during the 30 days immediately prior to the last business day before the issuance of this Report. ▪ Volume - weighted average price of shares traded on the stock exchange or in the organized over - the - counter market, during the 90 days immediately prior to the last business day before the issuance of this Report. ▪ Volume - weighted average price of shares traded on the stock exchange or in the organized over - the - counter market, during the 12 months immediately prior to the last business day before the issuance of the Report. Note : any differences between the valuation date and the analyzed dates are due to market closures on the respective dates . 1 The Volume - Weighted Average Price (VWAP) is calculated based on the average of closing prices, weighted by the volume traded. The data was extracted from the S&P Capital IQ Pro platform. 2

VALUATION THROUGH THE VOLUME - WEIGHTED AVERAGE PRICE OF SHARES ON THE STOCK EXCHANGE 2 Arm’s length transaction: An "arm's length" transaction refers to a deal in which buyers and sellers act independently, without one party influencing the other. SPOT VWAP 1 PERIOD DESCRIPTION REFERENCE 19.68 - - 20.74 14/05/2025 31/03/2025 - 14/05/2025 Share price on the last business day prior to the issuance of the report (spot) 30 days prior to the last business day before the issuance of the report n/a a - 20.52 02/01/2025 - 14/05/2025 90 days prior to the last business day before the issuance of the report b - 22.21 15/05/2024 - 14/05/2025 12 months prior to the last business day before the issuance of the report c BRF'S EQUITY VALUE (BRL '000) PERIOD (mm/dd/yyyy) VALUATION BASED ON THE VOLUME - WEIGHTED AVERAGE OF PRICE OF SHARES ON THE STOCK EXCHANGE 20.52 02/01/2025 - 14/05/2025 VWAP on the 90 days immediately prior to the last business day before the issuance of the Report. (R$) 1,600,310,613 10/05/2025* Quantity of BRF common stock (shares)* 32,844,025 BRF'S EQUITY VALUE (BRL '000) *Source: BRF's Investor Relations website. Excluding Treasury Shares. Accessed on 15/05/2025. <https://ri.brf - global.com/en/corporate - gov ernance/shareholder - structure/> 1. Volume - Weighted Average Price (VWAP) - Source data extracted from S&P Capital IQ Pro. Note: Eventual diferences between the base date and analyzed dates are due to market closures on the respective dates. Adopted methodology. CONCLUSION The appraisers concluded that the most appropriate methodology for BRF's valuation is the value of the volume - weighted average price of the shares in the 90 days prior to the last business day before the issuance of the Report . This methodology covers the period closest to the Report’s date of signature, offering a sufficiently large and representative sample, which contributes to diluting any specific distortions of price and volume . In addition, it complies with the parameters established in Article 256 of the Brazilian Corporation Law and in Annex C of CVM Resolution No . 85 / 22 . Based on this approach, the volume - weighted average price of BRF's shares is R $ 20 . 52 (twenty reais and fifty - two cents) per share, resulting in a total equity value of R $ 32 , 844 , 025 thousand (thirty - two billion, eight hundred and forty four million, twenty five thousand reais) . The appraisers consider that the volume - weighted average price of the shares is the most appropriate criterion to determine the fair price of the company's shares . According to the appraisers’ understanding, all the methodologies adopted are based on negotiations carried out between independent parties, with full knowledge of the business and free of pressure or interests unrelated to the essence of the transaction, being, due to these characteristics, classified as operations carried out under conditions of independence, or arm's length . 2 In addition, it should be noted that the methodology adopted for the conclusion of this Report is in accordance with Level 1 of the information hierarchy provided for in Technical Pronouncement CPC 46 (Fair Value Measurement), issued by the Brazilian Accounting Pronouncements Committee (CPC) which prioritizes the use of observable and reliable data, considered the most appropriate for measuring the fair value of assets . 3

TABLE OF CONTENTS TABLE OF CONTENTS..................................................................................................................... ... ............................................................................................................................. ... .......................... 4 1. INTRODUCTION ............................................................................................................................. ... ............................................................................................................................. ... ................... 5 2. PRINCIPLES AND CAVEATS ............................................................................................................................. ... ............................................................................................................................. .. 6 3. LIMITATIONS OF LIABILITY ............................................................................................................................. ... ............................................................................................................................. ... . 7 4. BRF CHARACTERIZATION ............................................................................................................................. ... ............................................................................................................................. ... .. 8 5. VALUATION METHODOLOGY ............................................................................................................................. ... ............................................................................................................................. 9 6. VALUATION THROUGH THE VOLUME - WEIGHTED AVERAGE PRICE OF SHARES ON THE STOCK EXCHANGE.................................................................................................................... 10 7. CONCLUSION ............................................................................................................................. ... ............................................................................................................................. ... ..................... 13 8. LIST OF ANNEXES ............................................................................................................................. ... ............................................................................................................................. ... ............. 14 4

1. INTRODUCTION APSIS CONSULTORIA E AVALIAÇÕES LTDA . , hereinafter referred to as APSIS, headquartered at Rua do Passeio, No . 62 , 6 th floor, Centro, City and State of Rio de Janeiro, registered with the CNPJ under No . 08 . 681 . 365 / 0001 - 30 , was appointed to determine the market value of BRF shares, to be merged by MARFRIG, for the purpose of complying with the provisions in article 252 of Law No . 6 , 404 / 1976 (Brazilian Corporation Law) . In the preparation of this work, data and information provided by third parties were used, in the form of documents and verbal interviews with the client . The estimates used in this process are based on : ▪ Public information collected in the S&P Capital IQ Pro platform. ▪ Audited Financial Statements of BRF as of December 31 st , 2024. ▪ Public information of BRF. ▪ Results spreadsheet extracted from the company's investor relations website. The professionals who participated in the preparation of this work are listed below : ▪ BRUNO GRAVINA BOTTINO – Director ▪ CAIO CESAR CAPELARI FAVERO – Director / Administrator and Accountant (CRA 141231 and CRC 1SP342654) ▪ DANIEL FELIX LAMONICA – Projects ▪ LEONARDO HENRIQUE CARDOSO BRAZ – Projects ▪ LUCAS ARAUJO DA SILVA CARDOZO – Projects ▪ MARCELO CAMPOS FARINHA – Projects ▪ RODRIGO MENNA BARRETO AMIL – Projects 5

2. PRINCIPLES AND CAVEATS The Report, the object of the work enumerated, calculated and particularized, carefully obeys the fundamental principles described below, which are important and should be carefully read. ▪ The consultants have no interest, direct or indirect, in the companies involved or in the transaction, and there is no other relevant circumstance that could characterize a conflict of interest. ▪ APSIS's professional fees are in no way subject to the findings of this Report. ▪ To the best knowledge and to the credit of the consultants, the analyses, opinions, and conclusions expressed in this Report are based on true and correct data, diligence, research and surveys. ▪ The information received from third parties is assumed to be correct, and their sources are contained and cited in the Report. ▪ For projection purposes, it is assumed that there are no encumbrances of any nature, judicial or extrajudicial, affecting the companies in question, other than those listed in this Report, if applicable. ▪ The Report presents all the limiting conditions imposed by the methodologies adopted, if any, that may affect the analyses, opinions and conclusions contained therein. ▪ The Report was prepared by APSIS, and no one, except its own consultants, prepared the analyses and corresponding conclusions. ▪ APSIS assumes full responsibility for the matter of Valuations, including implicit ones, for the exercise of its honorable functions, primarily established in its own laws, codes or regulations. ▪ This Report meets the recommendations and criteria established by the Brazilian Association of Technical Standards (ABNT), the Uniform Standards of Professional Appraisal Practice (USPAP) and the International Valuation Standards (IVS) . ▪ The controlling shareholder and the managers of the companies involved have not directed, limited, hindered or performed any acts that have or may have compromised the availability, use or knowledge of information, goods, documents or work methodologies relevant to the quality of the conclusions contained in this Report . ▪ The internal process of drafting and approving this document involved the following main steps : (I) analysis of the company's public documents ; (II) extraction, through the S&P Capital IQ Pro database, of quotations and historical volumes of the company's shares traded on the stock exchange or in the organized over - the - counter market ; (III) elaboration of calculations of the volume - weighted average price (VWAP) in different intervals ; (IV) preparation of the calculation of the company's equity value ; (V) submission of the report for independent internal review ; (V) implementation of any improvements and suggested changes ; (VI) issuance of a final report . 6

3. LIMITATIONS OF LIABILITY ▪ To prepare this Report, APSIS used and assumed as true and coherent information and historical data audited by third parties or not audited, provided in writing by the company's management or obtained from the aforementioned sources, and has no responsibility for their veracity . ▪ The scope of this valuation did not include an audit of the financial statements, or a review of the work carried out by its auditors . Accordingly, APSIS is not expressing an opinion on the Applicant's financial statements and measurements . ▪ APSIS is not responsible for occasional losses to the Requester and its subsidiaries, its partners, directors and creditors or other parties as a result of the use of the data and information provided by the company and contained in this Report . ▪ This Report was developed solely for the use of the Requester and its partners, aiming at the purpose already described ; therefore, it should not be published, circulated, reproduced, disseminated or used for any purpose other than the aforementioned one without the prior written approval of APSIS . ▪ The analyses and conclusions contained herein are based on several assumptions made on the present date, regarding operational projections, such as prices, volumes, market shares, revenues, taxes, investments, margins, etc . Thus, the company's future results may be different from any forecast or estimate of this work, especially if there is later knowledge of information not available at the time of the issuance of the Report . ▪ This assessment does not reflect events and impacts that occurred after the date of issuance of the Report . ▪ APSIS is not responsible for direct or indirect losses of profits that may arise from the improper use of this Report . ▪ We emphasize that understanding the conclusion of this Report will occur through the full reading of it and its annexes, and therefore no conclusions should be drawn from partial reading, which may be incorrect or mistaken . 7

4. BRF CHARACTERIZATION BRF is one of the world's largest producers of fresh and frozen animal protein, standing out for its extensive production capacity and a portfolio of more than 7 , 300 SKUs . Its products include marinated and frozen chicken, Chester® chicken, turkey meats, specialty meats, frozen processed meats, ready meals, fractionated items, as well as plant - based products . The company also sells margarine, butter, cottage cheese, special sweets, sandwiches, plant - based foods and animal feed . Owner of leading brands widely recognized by the public, such as Sadia, Perdigão and Qualy, BRF consolidated its position in the market from the merger between two traditional family businesses : Perdigão and Sadia . The union was announced in 2009 and completed in 2012 , marking the creation of one of the largest conglomerates in the food sector . Both companies already occupied prominent positions in the national and international market, with products exported to more than 120 countries . In the pet food segment, BRF has four manufacturing units, located in the states of São Paulo, Rio Grande do Sul, Paraná and also in Paraguay . Its portfolio includes brands such as Biofresh, Guabi Natural, Gran Plus, Balance, Three Dogs, Three Cats, PrimoCão, PrimoGato, Faro, Bônos, Apolo and Átila, serving different consumer profiles and their pets . BRF Operations With a 40.8% share of the Brazilian processed food market as of December 31, 2024, BRF maintains a solid structure consisting of 44 industrial units and 103 distribution centers. The company has a highly developed logistics system in the domestic market, supported by a vast distribution network that includes distribution centers and transit points. In 2024, this structure made it possible to serve approximately 415 thousand customers globally, with more than 500 thousand deliveries per month, according to MARFRIG's 2024 Reference Form. Complementing its operational efficiency, BRF invests in technology through a digital sales platform that suggests orders in a personalized way, based on the characteristics of each point of sale. Also, according to MAFRIG's Reference Form, the company demonstrated strong capillarity, with more than 300 thousand active customers in Brazil in June 2024. 8

5. VALUATION METHODOLOGY 1. MARKET APPROACH – LISTING ON THE STOCK EXCHANGE In this Report, we use the market approach, through the Volume - Weighted Average Price (VWAP), to determine the equity value of BRF . The methodology aims to appraise a company by the sum of all its shares at market prices . Because the price of a stock is defined by the present value of the future dividend stream and a sale price at the end of the period, at a required rate of return, under the Efficient Market Hypothesis, this approach would indicate the correct value of the company to investors, when not affected by factors such as the stock's liquidity in the market . 9

6. VALUATION THROUGH THE VOLUME - WEIGHTED AVERAGE PRICE OF SHARES ON THE STOCK EXCHANGE For the selection of the intervals considered in the VWAP calculation, we applied the criteria generally accepted in the market for operations of this nature, in line with the usual practices of the appraised company’s industry, and with parameters provided for in Article 256 of Law No . 6 , 404 / 76 (Brazilian Corporation Law) . The selection of these intervals was based on the representativeness and liquidity of the shares traded in the period, in order to faithfully reflect the market value of the company under normal trading conditions, mitigating any distortions . The following criteria were considered for the evaluation: ▪ The shares’ spot price on the last business day prior to the issuance of this Report. ▪ Volume - weighted average price of the shares traded on the stock exchange or in the organized over - the - counter market, during the 30 days immediately prior to the last business day before the issuance of this Report. ▪ Volume - weighted average price of shares traded on the stock exchange or in the organized over - the - counter market, during the 90 days immediately prior to the last business day before the issuance of this Report. ▪ Volume - weighted average price of shares traded on the stock exchange or in the organized over - the - counter market, during the 12 months immediately prior to the last business day before the issuance of the Report. Note: any differences between valuation date and analyzed dates are due to market closures on the respective dates. The quotes and historical volumes used in the valuation were extracted from the S&P Capital IQ Pro database and can be seen in Annex 1. 10

Valuation date: 14/05/2025, approximate reference range. Source: Quotes and volumes extracted from the S&P Capital IQ Pro database. 11

VOLUME - WEIGHTED AVERAGE PRICE OF SHARES ON THE STOCK EXCHANGE SPOT VWAP 1 PERIOD DESCRIPTION REFERENCE 19.68 - - 20.74 14/05/2025 31/03/2025 - 14/05/2025 Share price on the last business day prior to the issuance of the report (spot) 30 days prior to the last business day before the issuance of the report n/a a - 20.52 02/01/2025 - 14/05/2025 90 days prior to the last business day before the issuance of the report b - 22.21 15/05/2024 - 14/05/2025 12 months prior to the last business day before the issuance of the report c 1. Volume - Weighted Average Price (VWAP) - Source data extracted from S&P Capital IQ Pro. Note: Eventual diferences between the base date and analyzed dates are due to market closures on the respective dates. Adopted methodology. 12

7. CONCLUSION In light of the analysis of the aforementioned documentation and based on the studies carried out by APSIS, the experts concluded that the most appropriate methodology for the valuation of BRF is the volume - weighted average price of the shares in the 90 days prior to the last business day before the issuance of the Report . This methodology covers the period closest to the signature of the report, offering a sufficiently large and representative sample, capable of diluting any specific distortions of price and volume . In addition, it complies with the parameters established in Article 256 of the Brazilian Corporation Law and in Annex C of CVM Resolution No . 85 / 22 . Thus, based on this methodology, the volume - weighted average price of BRF's shares is R $ 20 . 52 (twenty reais and fifty - two cents) per share, resulting in a total equity value of R $ 32 , 844 , 025 thousand (thirty - two billion, eight hundred and forty four million, twenty five thousand reais) . The appraisers concluded that the volume - weighted average price of the shares is the most appropriate criterion for determining the fair price of the company's shares . According to the appraiser’s understanding, all the methodologies considered are based on negotiations carried out between independent parties, knowledgeable about the business and free from pressure or interests unrelated to the essence of the transaction, being, due to these characteristics, classified as operations in conditions of independence (arm's length) . In addition, it should be noted that the methodology adopted for the preparation of this Report is in accordance with the highest level (Level 1 ) of the hierarchy of information for determining fair value, as provided for in CPC 46 , prioritizing the use of data considered the most reliable and observable for the purpose of measuring the value of the asset . 13 Director BRF'S EQUITY VALUE (BRL '000) PERIOD (mm/dd/yyyy) VALUATION BASED ON THE VOLUME - WEIGHTED AVERAGE OF PRICE OF SHARES ON THE STOCK EXCHANGE 20.52 02/01/2025 - 14/05/2025 VWAP on the 90 days immediately prior to the last business day before the issuance of the Report. (R$) 1,600,310,613 10/05/2025* Quantity of BRF common stock (shares)* 32,844,025 BRF'S EQUITY VALUE (BRL '000) *Source: BRF's Investor Relations website. Excluding Treasury Shares. Accessed on 15/05/2025. <https://ri.brf - global.com/en/corporate - gov ernance/shareholder - structure/> The Appraisal Report AP - 00521/25 - 01 was prepared by APSIS (CRC/RJ - 005112/O - 9), a company specialized in asset appraisal, legally represented below by its consultants, who are available for any clarifications that may be necessary. Rio de Janeiro, May 15 th , 2025.

8. LIST OF ANNEXES 1. Historical Quotes and Volumes 2. Glossary 14

ATTACHMENT 1

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) The table below presents BRF’s historical share prices and trading volumes used in the valuation methodology based on the volume - weighted average price of the shares. BRF’s closing share prices were obtained from the S&P Capital IQ Pro database. 1

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 11,292,700 19.68 14/05/2025 9,697,700 20.20 13/05/2025 8,375,400 19.71 12/05/2025 8,776,600 19.20 09/05/2025 8,273,200 20.39 08/05/2025 5,170,300 20.26 07/05/2025 10,499,200 20.35 06/05/2025 7,519,600 21.44 05/05/2025 5,563,100 22.46 02/05/2025 5,622,100 22.70 30/04/2025 6,045,700 22.75 29/04/2025 8,697,100 22.70 28/04/2025 10,862,300 22.90 25/04/2025 8,688,100 22.01 24/04/2025 7,533,300 21.49 23/04/2025 9,934,200 21.78 22/04/2025 7,661,400 21.15 17/04/2025 9,147,900 20.68 16/04/2025 4,400,300 20.67 15/04/2025 5,401,600 20.41 14/04/2025 4,913,400 20.54 11/04/2025 5,048,800 20.35 10/04/2025 9,422,800 20.56 09/04/2025 4,992,500 19.06 08/04/2025 6,937,400 19.20 07/04/2025 7,681,300 19.25 04/04/2025 4,804,700 19.64 03/04/2025 2

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 6,740,600 19.80 02/04/2025 6,581,100 20.14 01/04/2025 5,672,400 19.68 31/03/2025 6,184,600 19.71 28/03/2025 11,670,400 20.24 27/03/2025 5,613,100 19.72 26/03/2025 5,930,100 19.81 25/03/2025 4,771,600 19.42 24/03/2025 9,860,500 19.83 21/03/2025 9,504,900 19.82 20/03/2025 9,680,800 19.56 19/03/2025 10,726,200 19.64 18/03/2025 14,074,000 18.33 17/03/2025 8,474,800 18.11 14/03/2025 5,675,800 18.55 13/03/2025 7,296,900 19.09 12/03/2025 7,006,700 18.49 11/03/2025 5,548,600 18.88 10/03/2025 8,322,300 19.18 07/03/2025 10,560,500 18.50 06/03/2025 12,245,400 18.65 05/03/2025 14,580,500 17.93 28/02/2025 53,797,700 18.40 27/02/2025 9,129,500 19.01 26/02/2025 8,283,100 18.86 25/02/2025 5,179,400 18.70 24/02/2025 4,624,500 19.00 21/02/2025 3

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 6,125,100 18.73 20/02/2025 5,363,800 19.03 19/02/2025 6,461,900 19.19 18/02/2025 4,976,700 19.52 17/02/2025 13,397,400 20.02 14/02/2025 9,715,200 19.47 13/02/2025 6,770,400 20.23 12/02/2025 6,102,100 21.06 11/02/2025 5,257,500 21.35 10/02/2025 4,434,300 20.64 07/02/2025 3,974,100 21.17 06/02/2025 9,842,200 21.03 05/02/2025 10,860,200 20.79 04/02/2025 9,421,300 21.55 03/02/2025 5,447,300 21.89 31/01/2025 8,112,300 22.00 30/01/2025 4,066,700 22.03 29/01/2025 4,971,000 22.00 28/01/2025 5,518,200 22.33 27/01/2025 6,152,300 21.88 24/01/2025 11,017,200 21.75 23/01/2025 9,718,000 22.04 22/01/2025 26,287,100 21.75 21/01/2025 3,498,200 23.29 20/01/2025 6,836,500 22.78 17/01/2025 8,369,500 22.47 16/01/2025 5,863,200 24.15 15/01/2025 4

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 10,105,800 23.77 14/01/2025 5,086,700 23.55 13/01/2025 13,227,300 23.52 10/01/2025 6,033,000 23.48 09/01/2025 4,887,100 23.25 08/01/2025 6,581,800 23.72 07/01/2025 4,495,800 23.81 06/01/2025 5,513,800 24.01 03/01/2025 6,804,600 24.80 02/01/2025 8,146,700 25.36 30/12/2024 7,576,700 24.80 27/12/2024 6,751,600 25.47 26/12/2024 4,249,000 26.03 23/12/2024 18,188,500 26.35 20/12/2024 9,288,500 26.27 19/12/2024 17,929,400 26.54 18/12/2024 8,836,200 28.33 17/12/2024 7,694,300 28.35 16/12/2024 6,613,100 27.79 13/12/2024 6,071,100 27.82 12/12/2024 9,386,100 28.38 11/12/2024 7,432,100 27.75 10/12/2024 8,227,600 28.69 09/12/2024 8,692,300 28.32 06/12/2024 9,296,800 28.29 05/12/2024 14,262,500 27.80 04/12/2024 15,433,700 26.33 03/12/2024 5

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 6,826,000 25.20 02/12/2024 6,857,300 24.81 29/11/2024 5,711,000 24.41 28/11/2024 6,949,500 24.59 27/11/2024 6,556,100 24.38 26/11/2024 16,504,500 25.45 25/11/2024 7,896,600 25.21 22/11/2024 11,804,600 25.21 21/11/2024 19,692,600 24.41 19/11/2024 16,303,800 23.53 18/11/2024 34,538,600 24.95 14/11/2024 6,380,900 24.94 13/11/2024 6,274,800 24.97 12/11/2024 5,377,700 24.21 11/11/2024 5,873,800 24.10 08/11/2024 9,452,600 24.64 07/11/2024 7,287,600 25.98 06/11/2024 3,762,300 25.80 05/11/2024 7,332,000 26.01 04/11/2024 4,976,100 25.82 01/11/2024 15,821,300 26.23 31/10/2024 4,823,400 25.50 30/10/2024 6,649,300 25.52 29/10/2024 11,117,200 25.56 28/10/2024 6,728,800 24.41 25/10/2024 7,512,500 24.43 24/10/2024 6,908,800 24.35 23/10/2024 6

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 4,770,200 24.26 22/10/2024 9,721,800 24.32 21/10/2024 9,099,400 24.35 18/10/2024 8,548,700 23.89 17/10/2024 4,342,700 23.27 16/10/2024 3,970,900 23.30 15/10/2024 2,719,600 22.96 14/10/2024 4,943,200 22.77 11/10/2024 6,396,700 23.08 10/10/2024 5,065,000 22.62 09/10/2024 3,557,200 23.19 08/10/2024 5,040,800 22.88 07/10/2024 4,093,600 23.35 04/10/2024 5,828,200 23.74 03/10/2024 6,826,500 23.86 02/10/2024 5,891,100 24.28 01/10/2024 5,461,300 23.65 30/09/2024 3,950,400 24.26 27/09/2024 5,251,600 24.64 26/09/2024 5,044,500 25.27 25/09/2024 4,939,300 24.68 24/09/2024 4,190,500 24.83 23/09/2024 11,168,300 25.12 20/09/2024 9,942,500 25.05 19/09/2024 5,953,300 24.04 18/09/2024 4,356,400 25.01 17/09/2024 6,556,400 25.00 16/09/2024 7

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 9,828,700 24.67 13/09/2024 4,497,000 24.34 12/09/2024 5,519,900 23.97 11/09/2024 3,447,000 24.63 10/09/2024 5,969,300 24.51 09/09/2024 4,729,100 25.21 06/09/2024 4,201,400 25.41 05/09/2024 8,533,600 25.50 04/09/2024 6,204,400 24.47 03/09/2024 6,549,300 24.65 02/09/2024 8,844,900 26.23 30/08/2024 6,377,600 25.80 29/08/2024 5,569,000 26.03 28/08/2024 7,941,100 25.91 27/08/2024 6,321,400 25.30 26/08/2024 9,251,400 25.19 23/08/2024 5,239,400 25.71 22/08/2024 5,939,100 26.03 21/08/2024 8,272,700 25.40 20/08/2024 9,995,300 25.25 19/08/2024 8,933,300 24.30 16/08/2024 23,569,000 23.91 15/08/2024 11,645,800 23.51 14/08/2024 6,693,300 22.45 13/08/2024 4,458,200 21.85 12/08/2024 4,438,300 21.93 09/08/2024 3,949,400 21.54 08/08/2024 8

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 3,533,900 20.90 07/08/2024 5,156,300 20.79 06/08/2024 4,620,200 20.68 05/08/2024 4,368,200 20.95 02/08/2024 5,488,600 21.37 01/08/2024 5,240,300 21.06 31/07/2024 11,664,900 21.32 30/07/2024 5,043,700 21.32 29/07/2024 6,957,300 21.59 26/07/2024 4,545,900 21.05 25/07/2024 3,459,800 20.80 24/07/2024 4,999,700 20.94 23/07/2024 4,914,800 21.10 22/07/2024 12,480,400 20.99 19/07/2024 14,977,400 20.81 18/07/2024 3,128,700 22.59 17/07/2024 3,547,000 22.52 16/07/2024 3,119,400 22.50 15/07/2024 4,555,900 22.46 12/07/2024 5,194,400 21.96 11/07/2024 7,390,600 21.93 10/07/2024 4,673,800 22.15 09/07/2024 3,998,200 22.78 08/07/2024 3,996,400 22.83 05/07/2024 4,412,000 22.90 04/07/2024 7,568,700 22.75 03/07/2024 7,712,500 23.61 02/07/2024 9

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 6,739,100 23.02 01/07/2024 10,608,800 22.67 28/06/2024 9,507,500 22.05 27/06/2024 7,054,400 21.10 26/06/2024 8,574,300 20.80 25/06/2024 8,893,500 20.73 24/06/2024 11,519,600 20.55 21/06/2024 8,194,200 20.31 20/06/2024 14,485,300 20.02 19/06/2024 11,320,100 19.19 18/06/2024 5,231,100 18.19 17/06/2024 3,636,500 18.63 14/06/2024 4,509,800 18.60 13/06/2024 7,771,000 18.78 12/06/2024 8,410,000 19.00 11/06/2024 8,065,800 18.39 10/06/2024 7,650,300 18.33 07/06/2024 7,589,300 18.44 06/06/2024 6,987,800 18.32 05/06/2024 11,507,800 18.05 04/06/2024 4,340,600 18.71 03/06/2024 72,717,900 18.58 31/05/2024 7,761,000 19.04 29/05/2024 8,697,600 19.14 28/05/2024 4,450,400 19.33 27/05/2024 8,110,200 19.08 24/05/2024 7,707,400 19.23 23/05/2024 10

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 10,726,500 19.21 22/05/2024 10,154,300 19.61 21/05/2024 12,524,200 19.65 20/05/2024 11,293,800 19.36 17/05/2024 13,615,600 19.15 16/05/2024 11,281,200 18.54 15/05/2024 5,259,900 18.29 14/05/2024 10,690,200 18.13 13/05/2024 19,010,800 18.32 10/05/2024 13,316,300 18.91 09/05/2024 35,456,700 18.51 08/05/2024 16,033,100 16.65 07/05/2024 18,787,700 16.18 06/05/2024 32,361,200 16.72 03/05/2024 10,899,000 16.71 02/05/2024 6,185,900 16.88 30/04/2024 7,512,000 17.24 29/04/2024 4,845,500 17.45 26/04/2024 6,938,700 17.27 25/04/2024 7,749,900 17.19 24/04/2024 8,382,200 17.37 23/04/2024 7,042,300 17.16 22/04/2024 8,568,100 17.05 19/04/2024 8,810,400 17.05 18/04/2024 12,181,500 17.07 17/04/2024 10,694,400 17.78 16/04/2024 24,298,300 17.90 15/04/2024 11

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 12,563,000 16.25 12/04/2024 7,628,100 16.90 11/04/2024 9,299,300 16.88 10/04/2024 7,907,800 17.26 09/04/2024 5,406,700 16.79 08/04/2024 7,626,600 16.17 05/04/2024 7,905,700 15.97 04/04/2024 5,746,000 16.02 03/04/2024 6,456,200 15.97 02/04/2024 5,681,400 16.00 01/04/2024 7,129,400 16.32 28/03/2024 7,243,600 15.78 27/03/2024 5,487,400 15.97 26/03/2024 4,347,600 16.28 25/03/2024 7,174,700 16.30 22/03/2024 5,235,400 16.67 21/03/2024 6,509,700 16.82 20/03/2024 10,248,300 16.76 19/03/2024 8,946,600 16.34 18/03/2024 31,237,800 16.46 15/03/2024 7,253,400 17.28 14/03/2024 6,867,900 16.99 13/03/2024 9,693,900 17.02 12/03/2024 5,780,300 16.61 11/03/2024 8,077,100 16.70 08/03/2024 7,622,400 16.38 07/03/2024 8,989,400 16.14 06/03/2024 12

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 12,240,500 15.94 05/03/2024 10,251,100 15.30 04/03/2024 8,196,500 14.87 01/03/2024 11,784,200 15.10 29/02/2024 17,851,400 15.21 28/02/2024 33,280,800 15.15 27/02/2024 14,325,100 14.01 26/02/2024 8,875,800 13.50 23/02/2024 6,218,900 13.86 22/02/2024 8,619,800 13.93 21/02/2024 5,578,100 13.91 20/02/2024 2,522,700 14.15 19/02/2024 4,702,500 14.29 16/02/2024 6,119,600 14.33 15/02/2024 4,382,500 14.18 14/02/2024 4,407,200 14.48 09/02/2024 5,756,900 14.54 08/02/2024 4,868,700 14.81 07/02/2024 5,162,600 14.85 06/02/2024 4,632,400 14.49 05/02/2024 6,263,500 14.33 02/02/2024 7,867,500 14.33 01/02/2024 10,045,800 13.95 31/01/2024 5,755,500 13.75 30/01/2024 4,050,400 14.26 29/01/2024 6,917,600 14.61 26/01/2024 4,709,900 14.47 25/01/2024 13

HISTORICAL SHARE PRICES AND TRANSACTION VOLUMES - BRF (BRFS3) VOLUME TRADED (NUMBER OF SHARES) (BRFS3) CLOSING PRICE (R$) (BRFS3) DATE (DD/MM/YYYY) 9,424,500 14.15 24/01/2024 13,523,900 14.61 23/01/2024 18,872,500 13.64 22/01/2024 10,529,700 13.00 19/01/2024 7,574,600 12.41 18/01/2024 10,201,600 12.57 17/01/2024 12,673,700 13.03 16/01/2024 3,193,000 13.13 15/01/2024 9,557,600 12.87 12/01/2024 6,377,600 12.50 11/01/2024 6,899,200 12.68 10/01/2024 6,912,300 12.72 09/01/2024 8,423,800 12.70 08/01/2024 6,854,400 12.76 05/01/2024 9,288,200 12.57 04/01/2024 12,394,100 12.60 03/01/2024 6,509,100 13.25 02/01/2024 14 Source: S&P Capital IQ Pro.

ATTACHMENT 2

GLOSSARY

A

ABL
Gross Leasable Area.

ABNT (Associação Brasileira de Normas Técnicas)
Brazilian Technical Standards Association.

Allocated Codes
Serial number (grades or weights) to differentiate the quality features of properties.

Allotment
Subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization
Systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age
Estimated age of a property according to its characteristic and conservation status at the time of inspection.

Asset
A resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach
Valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

B

Basic Infrastructure
Urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI (Budget Difference Income)
A percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property
The most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta
A systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value
The value at which an asset or liability is recognized on the balance sheet.

Building Owners and Managers Association (BOMA)
The BOMA Standard measures buildings on a buildingwide basis. It introduces the concept of Building Common Area (areas common to all of the tenants in a building).

Building Standard
The quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination
Union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk
Uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

C

CAPEX (Capital Expenditure)
Fixed asset investments.

CAPM (Capital Asset Pricing Model)
Model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capital Structure
Composition of a company's invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow
Cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, nonoperating, etc.)

Cash Flow on Invested Capital
Cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit
Smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty
An event that causes financial loss.

CFC (Conselho Federal de Contabilidade)
Brazilian Accounting Committee.

Company
Commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status
Physical status of an asset as a result of its maintenance.

Control
Power to direct the strategic policy and administrative management of a company.

Control Premium
Value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of noncontrolling shares, which reflect the control power.

Cost
The total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

1
apsis

Cost of Capital Expected rate of return required by the market as an attraction to certain investment funds. 2 CPC (Comitê de Pronunciamentos Contábeis) Accounting Pronouncements Committee. Current Value Value replacement with a new value depreciated as a result of the physical state the property is in. CVM Securities and Exchange Commission. D Data Treatment Application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed. Date of Issue Closing date of the valuation report, when conclusions are conveyed to the client. DCF (Discounted Cash Flow) Discounted cash flow. D&A Depreciation and amortization. Dependent Variable Variable to be explained by the independent ones. . Depreciable Value Cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value. Depreciation Systematic allocation of the depreciable value of an asset during its useful life. Dichotomous Variable Variable that assumes only two values. Direct Production Cost Spending on inputs, including labor, in the production of goods. Discount Rate Any divisor used to convert a flow of future economic benefits into present value. E EBIT (Earnings before Interest and Taxes) Earnings before interest and taxes. EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) Earnings before interest, taxes, depreciation and amortization. Economic Benefits Benefits such as revenue, net profit, net cash flow, etc. Efficient Use That which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends. Electrical Damage Value Estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians. Enterprise Setof properties capable of producing revenue through marketing or economicexploitation. It can be: real estate (e.g. subdivision, commercial/ residential buildings), real - estate based (e.g., hotel, shopping mall, themeparks), industrial or rural. Enterprise Value Economic value of the company. Equity Value Economic value of the equity. Equivalent Construction Area Constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates. Equivalent Depth Numerical result of the division of a lot area by its main projected front. Expertise Technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights. F Facilities Set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation. Fair Market Value Value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so. Fair Value Less Cost to Sell Value that can be obtained from the sale of an asset or cash - generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties. FCFF (Free Cash Flow to Firm) Freecash flow to firm, or unlevered free cash flow. Financial Lease That which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases. Fixed Asset Tangible asset available for use in the production or supply of goodsor services, in third - party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Forced Liquidation Conditiononthepossibility ofacompulsorysaleorinashorter period than theaverageabsorptionbythemarket. 3 G Goodwill See Premium for Expected Future Profitability. H Homogenization Treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed. Homogenization Area Useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market. I IAS (International Accounting Standards) Principles - based standards, interpretations and the framework adopted by the International Accounting Standards Board (IASB). See International Accounting Standards. IASB (International Accounting Standards Board) International Accounting Standards Board. Standard setting body responsible for the development of International Financial Reporting Standards (IFRSs). Ideal Fraction Percentage owned by each of the buyers (tenants) of the land IFRS (International Financial Reporting Standards) International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB. IFRS (International Financial Reporting Standards) International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB. Impairment See Impairment losses. Impairment Losses(impairment) Book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expenseof selling it; or, in the caseof other assets, their fair value less expenditure for sale. Income Approach Valuation method for converting the present value of expected economic benefits. Independent Variables Variables that provide a logical content to the formation of the value of the property subject to the assessment. Indirect Production Cost Administrative and financial costs, benefits and other liens and charges necessary for the production of goods. party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy. Insurance Investment Property Risk transfer guaranteed by contract whereby one Property (land, building or building part, or both) Insurance Value Value at which an insurance company assumes the risks. Except in special cases, it is not applied to land and foundations. Intangible Asset Identifiable non - monetary asset without physical substance. This asset is identifiable when: a) it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; b) it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations. Internal Rate of Return Discount rate where the present value of future cash flow is equivalent to the cost of investment . International Accounting Standards (IAS) Standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC). held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for use in the production or supply of goods or services, as well as for administrative purposes. Investment Value Value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning. IVSC International Valuation Standards Council. K Key Money Amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale. Key Variables Variables that, a priori, and traditionally have been important for the formation of property value. L Levered Beta Beta value reflecting the debt in capital structure.

Liability Present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits. 4 Liquidity Ability to rapidly convert certain assets into cash or into the payment of a certain debt. M Market Approach Valuation method in which multiple comparisons derived from the sales price of similar assets are adopted. Market Data Set of information collected on the market related to a particular property. Market Research Set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data. Marketing Factor The ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one). Maximum Insurance Value Maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance. Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value. Multiple Market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc.). N Net Debt Cash and cash equivalents, net position in derivatives, short - term and long - term financial debts, dividends receivable and payable, receivables and payables related to debentures, short - term and long - term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus. Non - Operating Assets Those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business. O Operating Assets Assets that are basic to the company’s operations. Operating Lease That which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases. P Parent Company An entity that has one or more subsidiaries. Percentual Value Value at the end of the projective period to be added on the cash flow. Point of Sale Intangible asset that adds value to commercial property, due to its location and expected commercial exploitation. Population Total market data of the segment to be analyzed. Premium for Expected Future Profitability (goodwill) Future economic benefits arising from assets not capable of being individually identified or separately recognized . Present Value The estimated present value of discounted net cash flows in the normal course of business. Price The amount by which a transaction is performed involving a property, a product or the right thereto. Private Area Useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases). Property Something of value, subject to use, or that may be the object of a right, which integrates an equity. Q Qualitative Variables Variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e . g . , building standard, conservation status and quality of the soil) . Quantitative Variables Variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces). R Range for Real Estate Valuations Rangein the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property, provided it is justified by the existence of features that are not contemplated in the model. Rd (Cost of Debt) A measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others. Re (Cost of Equity) Return required by shareholders for the capital invested. Real Estate Property, consisting of land and any improvements incorporated thereto . Can be classified as urban or rural, depending on its location, use or to its highest and best use .

Recoverable Value The highest fair value of an asset (or cashgenerating unit) minus the cost of sales compared with its value in use. 5 Reference Real Estate Market data with features comparable to the property assessed. Regression Model The model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics. Remaining Life A property’s remaining life. Replacement Cost A property’s reproduction cost less depreciation, with the same function and features comparable to the property assessed. Replacement Value for New Value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property. Reproduction Cost Expense required for the exact duplication of a property, regardless of any depreciation. Reproduction Cost Less Depreciation A property’s reproduction cost less depreciation, considering the state it is in. Residual Value Value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period. Residual Value of an Asset Estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life . S Sample Set of market data representative of a population. Scrap Value Market value of a property’s reusable materials in disabling conditions, without their being used for production purposes . Shareholders’ Equity at Market Prices See Assets Approach. Statistical Inference Part of statistical science that allows drawing conclusions about the population from a sample. Subsidiary Entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company). Supporting Documentation Documentation raised and provided by the client on which the report premises are based. Survey Evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it. T Tangible Asset Physically existing asset, such as land, building, machinery, equipment, furniture and tools. Technical Report Detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject. Technical Term of Responsibility Required document, which defines the responsible engineer for a product or service. Total Construction Area Resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT. U Urbanizable Land Land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business. Useful Area Real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use. Useful Economic Life The period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity. V Valuation Act or process of determining the value of an asset. Valuation Date Specific date (day, month and year) of application of the assessment value. Valuation Methodology One or more approaches used in developing evaluative calculations for the indication of the value of an asset. Value at Risk Representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value . Value in Use Value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value of a business in forced liquidation Value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period. Value of a business in immediate liquidation The compulsory liquidation refers to a business forced into liquidation by way of a winding - up petition presented to the court. More aggressive than forced liquidation. Value Plan The graphic representation or listing of generic square meter values of land or of the real estate on the same date. W WACC WACC (Weighted Average Cost of Capital) Model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others). WARA Weighted Average Return on Assets (WARA), Weighted average rate of return expected for the assets and liabilities that make up the company under analysis, including goodwill. 6

1 Rio de Janeiro +55 21 2212 - 6850 apsis.rj@apsis.com.br São Paulo 55 11 4550 - 2701 apsis.sp@apsis.com.br Minas Gerais +55 31 98299 - 6678 apsis.mg@apsis.com.br apsis.com.br

Annex 4.5

264 Appraisal Report

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APPRAISAL REPORT AP - 00475/25 - 01 Marfrig Global Foods S.A. BRF S.A.

APPRAISAL REPORT: AP - 00475/25 - 01 VALUATION DATE: December 31 st , 2024 1 REQUESTER: MARFRIG GLOBAL FOODS S.A., hereinafter referred to as MARFRIG. Publicly held corporation, headquartered at Av. Queiroz Filho, No. 1.560, Bloco 5, Sabiá Tower, 3 rd Floor, Room 301, Vila Hamburguesa, City and State of São Paulo, registered with the CNPJ under No. 03.853.896/0001 - 40. OBJECTS: MARFRIG, previously qualified, and BRF S.A., hereinafter referred to as BRF. Publicly held corporation, headquartered at Rua Jorge Tzachel, No. 475, Fazenda, City of Itajaí, State of Santa Catarina, registered with the CNPJ under No. 01.838.723/0001 - 27. OBJECTIVE: Calculation of the value of MARFRIG and BRF shares using the Adjusted Net Asset Method, based on the same criteria and on the same date, for the purpose of complying with article 264 of Law No. 6,404 (Brazilian Corporation Law).

EXECUTIVE SUMMARY APSIS CONSULTORIA E AVALIAÇÕES LTDA . , hereinafter referred to as APSIS, was appointed by MARFRIG to determine the share exchange ratio of MARFRIG and BRF, based on the Adjusted Net Asset method, according to the same criteria and on the same dates, of both companies, in compliance with article 264 of Law No . 6 , 040 / 76 . MARFRIG intends to carry out a corporate reorganization, which will consist of the merger of BRF shares . As this is a transaction involving controlling and controlled companies, it is necessary to calculate the exchange ratio of the shares of the subsidiary’s non - controlling shareholders based on the shareholders' equity value of the shares of the parent company and the subsidiary, valuing the two assets according to the same criteria and on the same date, at market prices, to comply with article 264 of the Brazilian Corporation Law . The technical procedures used in this Report are in accordance with the criteria established by valuation standards . The Adjusted Net Asset Value methodology is based on the analysis of the assets and liabilities recorded in the company's balance sheet, adjusted to the amount that a potential market participant would pay to obtain such assets or assume such liabilities . 2

SUMMARY OF RESULTS (ADJUSTED NET ASSET METHOD) ▪ MARFRIG (pro forma balance sheet) The Balance Sheet below presents the reconciliation, made available by MARFRIG's management, between MARFRIG's consolidated accounting balances as of December 31 st , 2024 (see December 31 st , 2024 Financial Statements available on MARFRIG's IR website) and the balances used in the Pro Forma Balance Sheet to carry out the valuation . The adjustments consisted of reversing the consolidation of BRF in MARFRIG, followed by the recognition of BRF using the equity method (MEP) . These adjustments aim to isolate the effects of the investee in the consolidated financial statements, enabling the identification and measurement of the fair value adjustment (step up and down) to determine the net equity value, for the purpose of determining the share exchange ratio in the context of the corporate transaction . 3

MARFRIG BALANCE SHEET	ACCOUNTING STATEMENTS – CONSOLIDATED	CONSOLIDATED ADJUSTMENTS – MARFRIG	ACCOUNTING STATEMENTS – PRO FORMA
(BRL '000)	AS OF DEC 2024	AS OF DEC 2024	AS OF DEC 2024
CURRENT ASSETS	**54,934,666**	**(30,741,201)**	**24,193,465**
Cash and cash equivalents	4,516,687	(1,384,670)	3,132,017
Short-term Investments	18,002,828	(10,674,774)	7,328,054
Accounts Receivable from Customers	9,175,814	(5,985,721)	3,190,093
Inventories of Products and Goods	11,482,938	(6,728,004)	4,754,934
Biological Assets	2,926,421	(2,844,633)	81,788
Recoverable Taxes	3,235,325	(2,214,189)	1,021,136
Prepaid Expenses	425,830	(176,290)	249,540
Receivables from Securities	59,452	(32,302)	27,150
Advances to Suppliers	2,739,402	(34,076)	2,705,326
Assets Held for Sale	1,422,058	-	1,422,058
Derivative Financial Instruments	84,969	(63,033)	21,936
Dividends Receivable	851	(851)	-
Restricted Cash	276,025	(276,025)	-
Other Receivables	586,066	(326,633)	259,433
NON-CURRENT ASSETS	**82,575,473**	**(44,553,687)**	**38,021,788**
LONG-TERM RECEIVABLES	**21,976,784**	**(13,162,635)**	**8,814,149**
Financial Investments and Marketable Securities	323,811	(323,811)	-
Trade Receivables	22,620	(22,620)	-
Judicial Deposits	487,501	(422,333)	65,168
Recoverable Taxes	10,141,498	(4,545,441)	5,596,057
Receivables from Securities	8,635	(8,035)	600
Restricted Cash	60,790	(60,790)	-
Deferred Income Tax and Social Contribution	4,476,955	(2,331,012)	2,145,943
Derivative Financial Instruments	251,582	(251,570)	12
Other Receivables	249,999	(221,015)	28,984
Biological Assets	1,787,237	(1,787,237)	-
Investment Properties	116,794	-	116,794
Right-of-Use Asset	4,049,362	(3,188,771)	860,591
INVESTMENTS	**224,843**	**13,097,821**	**13,322,664**
FIXED ASSETS	**41,246,113**	**(31,350,498)**	**9,895,617**
INTANGIBLE ASSETS	**19,127,733**	**(13,138,375)**	**5,989,358**
TOTAL ASSETS	**137,510,139**	**(75,294,888)**	**62,215,253**

4

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MARFRIG BALANCE SHEET (BRL '000)	ACCOUNTING STATEMENTS – CONSOLIDATED AS OF DEC 2024	CONSOLIDATED ADJUSTMENTS – MARFRIG AS OF DEC 2024	ACCOUNTING STATEMENTS – PRO FORMA AS OF DEC 2024
CURRENT LIABILITIES	**42,965,775**	**(20,676,417)**	**22,289,358**
Suppliers	20,261,845	(13,468,993)	6,792,852
Labor liabilities	2,351,893	(1,652,329)	699,564
Tax liabilities	1,236,661	(1,141,943)	94,718
Loans, Financing and Debentures	8,352,851	(1,175,409)	7,177,442
Payables from Securities	220,653	(218,106)	2,547
Lease Liabilities	1,204,466	(1,014,813)	189,653
Advances from Customers	6,089,060	(475,650)	5,613,410
Liabilities Related to Assets Held for Sale	767,344	-	767,344
Provision for Contingencies	784,296	(692,650)	91,646
Derivative Financial Instruments	450,945	(382,976)	67,969
Dividends Payable	2,792	(1,686)	1,106
Other Liabilities	1,242,969	(451,862)	791,107
NON-CURRENT LIABILITIES	**74,606,252**	**(38,196,322)**	**36,409,929**
LONG-TERM PAYABLES	**74,606,252**	**(38,196,322)**	**36,409,929**
Loans, Financing and Debentures	52,770,780	(19,091,175)	33,679,605
Tax liabilities	258,302	(77,854)	180,448
Deferred Income Tax and Social Contribution*	8,755,947	(8,562,677)	193,270
Provision for Contingencies	6,607,415	(6,238,842)	368,573
Lease Liabilities	3,691,734	(2,978,116)	713,618
Payables from Securities	39,156	(39,156)	-
Suppliers	11,767	(11,767)	-
Labor liabilities	467,127	(467,127)	-
Derivative Financial Instruments	1,415,527	(236,206)	1,179,321
Other Liabilities	588,497	(493,402)	95,094
SHAREHOLDER'S EQUITY	**19,938,112**	**(16,422,149)**	**3,515,963**
Share Capital	10,367,391	-	10,367,391
Capital Reserve and Treasury Shares	(2,141,436)	(1,382,732)	(3,524,168)
Legal Reserve	624,664	-	624,664
Tax Incentive Reserve	964,286	-	964,286
Retained Earnings Reserve	2,637,330	-	2,637,330
Other Comprehensive Results	(9,628,091)	375,486	(9,252,605)
Non-controlling Interests	17,113,968	(15,414,903)	1,699,065
Market adjustments		-	-
TOTAL LIABILITIES	**137,510,139**	**(75,294,888)**	**62,215,251**
SHAREHOLDER'S EQUITY - CONTROLLING (BRL '000)	**2,824,144**	**(1,007,246)**	**1,816,898**

* BRF's Shareholders' Equity at Market Value is already net of deferred income tax on the fair value adjustments recognized in the balance sheet

5

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▪ MARFRIG (Balance Sheet at Market Value) The following table presents MARFRIG's Shareholders’ Equity at Market Value, based on the pro - forma view mentioned above, and the effect of the fair value adjustments arising from the market valuation of the accounting balances presented, explained in detail throughout this report. 6

MARFRIG BALANCE SHEET (BRL '000)	ACCOUNTING STATEMENTS – PRO FORMA AS OF DEC 2024	MARKET VALUE ADJUSTMENTS	ACCOUNTING STATEMENTS – PRO FORMA AS OF DEC 2024
CURRENT ASSETS	**24,193,465.1**	**120,958.8**	**24,314,424.0**
Cash and cash equivalents	3,132,017.0	-	3,132,017.0
Short-term Investments	7,328,054.0	-	7,328,054.0
Accounts Receivable from Customers	3,190,093.0		3,190,093.0
Inventories of Products and Goods	4,754,934.0	100,672.8	4,855,606.8
Biological Assets	81,788.0		81,788.0
Recoverable Taxes	1,021,136.0		1,021,136.0
Prepaid Expenses	249,540.0		249,540.0
Receivables from Securities	27,150.0		27,150.0
Advances to Suppliers	2,705,326.0	-	2,705,326.0
Assets Held for Sale	1,422,058.0	20,286.0	1,442,344.0
Derivative Financial Instruments	21,936.0	-	21,936.0
Other Receivables	259,433.1	-	259,433.1
NON-CURRENT ASSETS	**38,021,787.7**	**8,328,908.2**	**46,350,695.9**
LONG-TERM RECEIVABLES	**8,814,148.9**	**-**	**8,814,148.9**
Judicial Deposits	65,168.0		65,168.0
Recoverable Taxes	5,596,057.0		5,596,057.0
Receivables from Securities	600.0		600.0
Deferred Income Tax and Social Contribution	2,145,943.0	-	2,145,943.0
Derivative Financial Instruments	12.0	-	12.0
Other Receivables	28,983.9	-	28,983.9
Investment Properties	116,794.0		116,794.0
Right-of-Use Asset	860,591.0		860,591.0
INVESTMENTS	**13,322,663.8**	**2,843,140.0**	**16,165,803.8**
Investments in Subsidiaries and Associates	13,227,102.8	2,843,140.0	16,070,242.8
Other Investments	95,561.0	-	95,561.0
FIXED ASSETS	**9,895,617.0**	**1,692,412.1**	**11,588,029.1**
Buildings and Improvements	4,206,666.0	232,167.7	4,438,833.7
Machinery, Equipment, Furniture and Fixtures	3,564,730.0	1,418,546.2	4,983,276.2
Construction in Progress	1,446,326.0	-	1,446,326.0
Others	592,549.0	79,344.4	671,893.4
Land	85,346.0	(37,646.3)	47,699.8
INTANGIBLE ASSETS	**5,989,358.0**	**3,793,356.1**	**9,782,714.1**
Goodwill	1,404,184.0	(1,404,184.0)	-
Distribution Channels	149,271.0	(149,271.0)	-
Software and Licenses	43,934.0	-	43,934.0
Trademarks and Patents	1,376,708.0	2,547,117.8	3,923,825.8
Customer Relationships	1,361,853.0	445,123.5	1,806,976.5
Supplier Relationships	1,653,408.0	2,354,569.8	4,007,977.8
TOTAL ASSETS	**62,215,252.9**	**8,449,867.0**	**70,665,119.9**

7

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MARFRIG BALANCE SHEET (BRL '000)	ACCOUNTING STATEMENTS – PRO FORMA AS OF DEC 2024	MARKET VALUE ADJUSTMENTS	ACCOUNTING STATEMENTS – PRO FORMA AS OF DEC 2024
CURRENT LIABILITIES	22,289,358.5	-	22,289,358.5
Suppliers	6,792,852.0	-	6,792,852.0
Labor liabilities	699,564.0	-	699,564.0
Tax liabilities	94,718.0	-	94,718.0
Loans, Financing and Debentures	7,177,442.0	-	7,177,442.0
Payables from Securities	2,547.0	-	2,547.0
Lease Liabilities	189,653.0	-	189,653.0
Advances from Customers	5,613,410.0	-	5,613,410.0
Liabilities Related to Assets Held for Sale	767,344.0		767,344.0
Provision for Contingencies	91,646.0		91,646.0
Derivative Financial Instruments	67,969.0		67,969.0
Dividends Payable	1,106.0		1,106.0
Other Liabilities	791,107.5	-	791,107.5
NON-CURRENT LIABILITIES	36,409,929.4	2,611,011.0	39,020,940.5
LONG-TERM PAYABLES	36,409,929.4	2,611,011.0	39,020,940.5
Loans, Financing and Debentures	33,679,605.0	-	33,679,605.0
Tax liabilities	180,448.0		180,448.0
Deferred Income Tax and Social Contribution*	193,270.0	1,543,247.9	1,736,517.9
Provision for Contingencies	368,573.0	1,067,763.1	1,436,336.1
Lease Liabilities	713,618.0		713,618.0
Derivative Financial Instruments	1,179,321.0	-	1,179,321.0
Other Liabilities	95,094.4	-	95,094.4
SHAREHOLDER'S EQUITY	3,515,962.7	5,838,856.0	9,354,818.7
Share Capital	10,367,391.0	-	10,367,391.0
Capital Reserve and Treasury Shares	(3,524,168.0)	-	(3,524,168.0)
Legal Reserve	624,664.0	-	624,664.0
Tax Incentive Reserve	964,286.0	-	964,286.0
Retained Earnings Reserve	2,637,330.0	-	2,637,330.0
Other Comprehensive Results	(9,252,605.0)		(9,252,605.0)
Non-controlling Interests	1,699,064.7	183,280.4	1,882,345.2
Market adjustments		5,655,575.5	5,655,575.5
TOTAL LIABILITIES	62,215,250.7	8,449,867.0	70,665,117.7

SHAREHOLDER'S EQUITY - CONTROLLING (BRL '000)	1,816,898.0	5,655,575.5	7,472,473.5
QUANTITIES OF MARFRIG SHARES - EX. TREASURY SHARES		849,668,056	
SHAREHOLDER'S EQUITY - CONTROLLING (R$ per share)	R$ 2.14	R$ 6.66	R$ 8.79

* BRF's Shareholders' Equity at Market Value is already net of deferred income tax on the fair value adjustments recognized in the balance sheet

8

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▪ BRF (Balance Sheet at Market Value) The following table presents BRF's Shareholders' Equity at Market Value, based on the consolidated view according to BRF's consolidated financial statement as of December 31 st , 2024, and the effect of fair value adjustments arising from the market valuation of the accounting balances presented, explained in detail throughout this report. 9

BALANCE SHEET BRF (BRL '000)	ACCOUNTING STATEMENTS BALANCES AT DEC 2024	MARKET VALUE ADJUSTMENTS	ACCOUNTING STATEMENTS BALANCES AT DEC 2024
CURRENTS ASSETS	**30,830,215**	**738,024**	**31,568,239**
Cash and cash equivalents	11,165,364	-	11,165,364
Bonds and securities	894,080	-	894,080
Accounts receivable	6,107,292	-	6,107,292
Inventory	6,728,002	738,024	7,466,026
Recoverable taxes	2,214,189	-	2,214,189
Biological assets	2,844,633	-	2,844,633
Prepaid expenses	851	-	851
Other current assets	875,804	-	875,804
NON-CURRENT ASSETS	**31,844,867**	**31,654,240**	**63,499,107**
LONG-TERM REALISABLE	**9,974,145**	**-**	**9,974,145**
Deferred taxes LT	2,331,012	-	2,331,012
Recoverable taxes LT	4,545,723	-	4,545,723
Accounts receivable LT	30,655	-	30,655
Bonds and securities LT	323,811	-	323,811
Other non current assets	955,707	-	955,707
Biological assets	1,787,237	-	1,787,237
INVESTMENTS	**129,323**	**-**	**129,323**
Holdings in subsidiaries and associates	129,323	-	129,323
FIXED ASSETS	**11,879,459**	**25,525,391**	**37,404,850**
Land	627,900	1,984,312	2,612,212
Buildings and Facilities	5,443,218	10,134,901	15,578,119
Machinery and equipment	4,994,258	13,403,704	18,397,962
Furniture and Utensils	148,304	2,487	150,791
Vehicles	1,017	(13)	1,004
Fixed Assets in Progress	645,621	-	645,621
Advances to suppliers	19,720	-	19,720
Others	(579)	-	(579)
INTANGIBLE ASSETS	**6,673,170**	**6,128,849**	**12,802,019**
Goodwill	3,771,263	(3,771,263)	-
Trademark	2,006,267	8,746,831	10,753,098
Non-compete agreements	2,551	(2,551)	-
Integrated Supplier Relationship	-	1,411,973	1,411,973
Patents	1,237	-	1,237
Customer relationship	620,296	(256,141)	364,155
Software	233,865	-	233,865
Other intangible assets	37,691	-	37,691
FIXED ASSETS RIGHT OF USE	**3,188,770**	**-**	**3,188,770**
Ridght of Use	3,188,770	-	3,188,770
TOTAL ASSETS	**62,675,082**	**32,392,264**	**95,067,346**

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BALANCE SHEET BRF	ACCOUNTING STATEMENTS	MARKET VALUE	ACCOUNTING STATEMENTS
(BRL '000)	BALANCES AT DEC 2024	ADJUSTMENTS	BALANCES AT DEC 2024
CURRENT LIABILITIES	**20,820,572**	-	**20,820,572**
Loans and financing	1,230,273	-	1,230,273
Suppliers	14,573,097	-	14,573,097
Tax obligations	1,141,944	-	1,141,944
Wages, benefits and social charges payable	946,937	-	946,937
Provisions	692,650	-	692,650
Other payables	2,235,671	-	2,235,671
NON-CURRENT LIABILITIES	**25,355,295**	**15,460,276**	**40,815,571**
LONG-TERM LIABILITIES	**25,355,295**	**15,460,276**	**40,815,571**
Loans and financing LT	19,510,275	-	19,510,275
Suppliers LT	2,989,882	-	2,989,882
Deferred tax liabilities LT	1,933	-	1,933
Provision for contingencies LT	1,539,464	6,737,736	8,277,200
Benefits LT	467,127	-	467,127
Other non current liabilities	846,614		846,614
Deferred income tax capital gains	-	8,722,539	8,722,539
SHAREHOLDER'S EQUITY	**16,499,205**	**16,931,988**	**33,431,193**
Share capital	13,349,156	-	13,349,156
Capital reserve	2,621,755	-	2,621,755
Profit reserve	2,079,253	-	2,079,253
Treasury Shares	(1,345,657)	-	(1,345,657)
Other Comprehensive Income	(1,618,855)	-	(1,618,855)
Attributed to non-controlling shareholders	1,413,553	189,388	1,602,941
Market Adjustments	-	16,742,600	16,742,600
TOTAL LIABILITIES	**62,675,072**	**32,392,264**	**95,067,336**
SHAREHOLDERS' EQUITY - CONTROLLING (BRL' 000)	**15,085,652**	**16,742,600**	**31,828,252**
QUANTITIES OF BRF SHARES - Ex Treasury Shares		**1,600,310,613**	
SHAREHOLDERS' EQUITY - CONTROLLING (R$ per share)	**R$ 9.43**	**R$ 10.46**	**R$ 19.89**

11

apsis

SUMMARY OF RESULTS FOUND (SHARE EXCHANGE RATIO) ¹ ¹The share exchange ratio takes into account the Companies’ Consolidated Shareholders' Equity at Market Value, excluding the portion of equity attributable to non - controlling shareholders, thus, reconciling the Parent Companies’ Shareholders' Equity with the necessary adjustments to reflect market values. The adjustments related to non - controlling shareholders were calculated according to the proportion of the assets attributable to this class of shareholders. Note: The share exchange ratio was based on each company’s shareholding structure at the time of issuance of this report, excluding the shares held in treasury by each company. 33,431,193,151 ( A ) BRF Shareholders' Equity (R$) 1,602,941,303 (B) Shareholders' Equity to the Market - Non - Controlling Interest BRF (R$) 31,828,251,849 ( C = A - B ) BRF Shareholders' Equity - Controlling Shareholders' Equity (R$) 1,600,310,613 ( D ) Number of BRF Shares - Ex Treasury Shares 19.88879633 (E=C/D) Value per Share (R$) MARKET VALUE OF MARFRIG'S SHAREHOLDERS' EQUITY 9,354,818,698 (F)MARFRIG's Stockholders' Equity (R$) 1,882,345,190 ( G ) Shareholders' Equity - Non - Controlling Interest MARFRIG (R$) 7,472,473,508 (H=F - G) MARFRIG's Shareholders' Equity - Controlling Shareholders' Equity (R$) 849,668,056 ( I ) Number of Marfrig Shares - Ex Treasury Shares 8.79457978 (J = H/I) Value per Share (R$) EXCHANGE RATIO 2.26148341591578 MARFRIG Share per BRF Share EXCHANGE RATIO - BRF AND MARFRIG SHARES MARKET VALUE OF BRF STOCKHOLDERS' EQUITY 12

TABLE OF CONTENTS TABLE OF CONTENTS..................................................................................................................... ... ............................................................................................................................. ... ........................ 13 1. INTRODUCTION ............................................................................................................................. ... ............................................................................................................................. ... ................. 14 2. PRINCIPLES AND CAVEATS ............................................................................................................................. ... ............................................................................................................................. 18 3. LIMITATIONS OF LIABILITY ............................................................................................................................. ... ............................................................................................................................. .. 19 4. CHARACTERIZATION OF THE COMPANIES.................................................................................................................... ... ............................................................................................................. 20 5. DESCRIPTION OF THE OPERATION ............................................................................................................................. ... ................................................................................................................ 23 6. INDUSTRY ANALYSIS ............................................................................................................................. ... ............................................................................................................................. ... ........ 24 7. VALUATION METHODOLOGY ............................................................................................................................. ... ........................................................................................................................... 30 8. GENERAL CRITERIA FOR ASSET VALUATION ............................................................................................................................. ... ............................................................................................... 34 9. CONCLUSION ............................................................................................................................. ... ............................................................................................................................. ... ..................... 45 10. LIST OF ATTACHMENTS ............................................................................................................................. ... ............................................................................................................................. ... ... 46 13

1. INTRODUCTION APSIS CONSULTORIA EMPRESARIAL LTDA . , hereinafter referred to as APSIS, headquartered at Rua do Passeio, No . 62 , 6 th floor, Centro, , City and State of Rio de Janeiro, registered with the CNPJ under No . 27 . 281 . 922 / 0001 - 70 , was appointed to determine the share exchange ratio of MARFRIG and BRF shares, based on the Adjusted Net Asset Method, according to the same criteria and on the same dates, of both companies, for the purposes of complying with article 264 of Law No . 6 , 404 (Brazilian Corporation Law) . EXPERIENCE IN THE VALUATION OF PUBLICLY HELD COMPANIES APSIS’ Business Valuation segment is composed of a specialized, certified team with recent experience in valuations of publicly traded companies in various industries . The following are the most relevant valuations carried out by APSIS in the last three years . ▪ Brasil Brokers (Nexpe Participações S.A.): appraisal report for compliance with articles 226 and 227 of the Brazilian Corporation Law, issued in February 2022. ▪ Terra Santa Propriedades Agrícolas S.A.: appraisal report for determining the share exchange ratio, issued in September 2022. ▪ Locaweb S.A.: appraisal report to comply with article 256 of the Brazilian Corporation Law, issued in March 2022. ▪ Arezzo Indústria e Comércio S.A.: appraisal report to comply with articles 226 and 227 of the Brazilian Corporation Law, issued in November 2022. ▪ Paranapanema S.A.: economic and financial feasibility study of the judicial reorganization plan, in compliance with item II of article 53 of Law No. 11,101/05 (Judicial Reorganization Law), issued in February 2023. ▪ Americanas S.A.: economic and financial feasibility study of the judicial reorganization plan, in compliance with item II of article 53 of Law No. 11,101/05 (Judicial Reorganization Law), issued in March 2023. ▪ Americanas S.A.: appraisal report of assets and properties to comply with the provisions of item III of article 53 of Law No. 11,101/05 (Judicial Reorganization Law), issued in March 2023. ▪ BR Properties S.A.: appraisal report to comply with CVM Resolution No. 85/22 (Tender Offer - OPA), issued in March 2023. ▪ Alpargatas S.A.: appraisal report to comply with CVM Resolution No. 85/22 (Tender Offer - OPA), issued in May 2023. ▪ Light S.A.: economic and financial feasibility study of the judicial reorganization plan, in compliance with item II of article 53 of Law No. 11,101/05 (Judicial Reorganization Law), issued in July 2023. ▪ BR Properties S.A.: appraisal report to comply with articles 226 and 227 of the Brazilian Corporation Law, issued in September 2023. ▪ GetNinjas S.A.: appraisal report to comply with CVM Resolution No. 85/22 (Tender Offer - OPA), issued in December 2023. ▪ Alper S.A.: appraisal report for compliance with CVM Resolution No. 85/22 (Tender Offer - OPA), issued in March 2024. ▪ Atacadão S.A.: appraisal report to comply with article 264 of the Brazilian Corporation Law, issued in March 2025. ▪ Atacadão S.A.: appraisal report to comply with article 252 of the Brazilian Corporation Law, issued in March 2025. 14

In the preparation of this work, data and information provided by third parties were used, in the form of documents and verbal interviews with the client. The estimates used in this process are based on: ▪ Simplified multi - year projections of MARFRIG and BRF. ▪ Consolidated financial statements of MARFRIG and BRF on the valuation date. ▪ Consolidated financial statements of MARFRIG net of BRF effects. ▪ Historical consolidated financial statements of MARFRIG and BRF. ▪ MARFRIG's financial statement consolidation plan. ▪ BRF and MARFRIG’s contingency fair value assessment and probability analysis; ▪ Documents showing MARFRIG’s and BRF’s revenue per customer. ▪ Employee roles and corresponding salaries, benefits, and labor charges, applicable to MARFRIG and BRF. ▪ Expenses and costs related to the expansion of BRF’s supplier integration area, as well as information on the total area integrated as of the valuation date . ▪ Other managerial information necessary for complementary analyses. The professionals who participated in the preparation of this work are listed below: ▪ BRUNO GRAVINA BOTTINO - Director ▪ CAIO CESAR CAPELARI FAVERO - Director / Administrator and Accountant (CRA 141231 and CRC 1SP342654) ▪ DANIEL FELIX LAMONICA - Projects ▪ LEONARDO HENRIQUE CARDOSO BRAZ – Projects ▪ MARCELO DA LUZ NASCIMENTO - Director / Civil Engineer (CREA/SP 260559523 - 4) ▪ MIGUEL CORTÊS CARNEIRO MONTEIRO – Director / Economist and Accountant (CORECON/RJ 26898 and CRC/RJ - 118.63/P - 0) ▪ PAMELLA RUIZ GUIMARÃES – Projects/ Civil Engineer (CREA/RJ 2022094204) ▪ PEDRO PONTES GOMES LOPES MARTINS – Projects/ Mechanical Engineer (CREA/RJ 2019832330) ▪ RODRIGO MENNA BARRETO AMIL - Projects Below we present a summary of the qualifications of the technical team directly responsible for the preparation of this Report. 15

BRUNO GRAVINA BOTTINO Graduated in Production Engineering from Universidade Federal Fluminense (UFF), he holds an extension course in Finance from Fundação Getúlio Vargas (FGV), an MBA in Business Management and an LLM in Business Law, both from IBMEC . He is as Project Director at APSIS, with a career focused on Business Valuation and Strategic Consulting, having provided services to several organizations from different market segments . He has extensive experience in economic and financial valuation processes for public and private entities, with participation in the preparation of appraisal reports for purposes such as marking of investment fund quotas, compliance with the Brazilian Corporation Law, Purchase Price Allocation (PPA), Impairment Testing (CPC 01 ), Tender Offers (OPA), Shareholder Settlement, M&A, among others . In Business Consulting, he has experience in managing projects focused on organizational efficiency through mapping, reviewing, controlling, and automating processes and areas, as well as other products such as defining SLAs, goals, performance evaluation models, budget analysis, business plans, and Post Merger Integration (PMI), combining business strategy and technology with a focus on organizational efficiency . CAIO CESAR CAPELARI FAVERO Graduated in Business Administration from FAAP – SP and in Accounting Sciences from FIPECAFI . He is as a Project Director at APSIS, with over 10 years of experience in business modeling and financial and accounting valuations, working on Mergers and Acquisitions (M&A) projects, corporate restructuring (such as mergers, spin - offs and capital contributions), analysis of financial and operational strategies, valuation of intangible assets, Purchase Price Allocation (PPA), Tender Offers (OPA), judicial reorganization processes, judicial technical assistance, Fairness Opinions and regulatory valuations with the involvement of the Brazilian Securities and Exchange Commission (CVM) . He focuses on several sectors, such as retail, consumer goods, hospitals, financial, insurance, natural resources, among others . RODRIGO MENNA BARRETO AMIL Graduated in Engineering from Universidade Federal do Rio de Janeiro (UFRJ), with a specialization in Finance from COPPEAD - UFRJ and an MBA from COPPEAD - UFRJ . He is a Project Manager at APSIS and has over 8 years of experience in economic - financial modeling, conducting valuations for purposes such as Marking of Investment Fund Quotas, Fairness Opinions, reports for corporate purposes, Purchase Price Allocation (PPA), Tender Offers (OPA), Judicial Reorganization, and other scopes . 16

DANIEL FELIX LAMONICA Graduated in Production Engineering from Universidade Federal Fluminense (UFF), with an extension course in Valuation and Asset Pricing, and professional experience in corporate financial operations and valuation of tangible and intangible assets . He is a Senior Consultant at APSIS, with experience in over 100 economic - financial valuation processes for various public and private entities . He has advised leading executives in a wide range of industries, including in processes such as Judicial Reorganization, Business Valuation, Purchase Price Allocation (PPA), Due Diligence, and valuation of intangible assets . LEONARDO HENRIQUE CARDOSO BRAZ Graduated with honors in Business Administration – International Business, with a concentration in Economics, from The George Washington University, in Washington, D . C . He has an extension course in Capital Markets from Fundação Getúlio Vargas (FGV) . He is a Consultant at APSIS, with experience in over 100 economic and financial valuation processes of public and private entities . He works on projects related to Tender Offers (OPA), Business Valuation, Purchase Price Allocation (PPA), Judicial Reorganization, Impairment Tests, Marking of Investment Fund Quotas and valuation of intangible assets, such as trademarks, contracts, patents, customer portfolios and software, among others . 17

2. PRINCIPLES AND CAVEATS The Report, the object of the work enumerated, calculated and particularized, carefully obeys the fundamental principles described below, which are important and should be carefully read. ▪ The consultants have no interest, direct or indirect, in the companies involved or in the transaction, and there is no other relevant circumstance that could characterize a conflict of interest. ▪ APSIS's professional fees are in no way subject to the findings of this Report. ▪ To the best knowledge and to the credit of the consultants, the analyses, opinions, and conclusions expressed in this Report are based on true and correct data, diligence, research and surveys. ▪ The information received from third parties is assumed to be correct, and their sources are contained and cited in the Report. ▪ For projection purposes, it is assumed that there are no encumbrances of any nature, judicial or extrajudicial, affecting the companies in question, other than those listed in this Report, if applicable. ▪ The Report presents all the limiting conditions imposed by the methodologies adopted, if any, that may affect the analyses, opinions and conclusions contained therein. ▪ The Report was prepared by APSIS, and no one, except its own consultants, prepared the analyses and corresponding conclusions. ▪ APSIS assumes full responsibility for the matter of Valuations, including implicit ones, for the exercise of its honorable functions, primarily established in its own laws, codes or regulations. ▪ This Report meets the recommendations and criteria established by the Brazilian Association of Technical Standards (ABNT), the Uniform Standards of Professional Appraisal Practice (USPAP) and the International Valuation Standards (IVS). ▪ The controlling shareholder and the managers of the companies involved have not directed, limited, hindered or performed any acts that have or may have compromised the availability, use or knowledge of information, goods, documents or work methodologies relevant to the quality of the conclusions contained in this Report. ▪ The internal process of drafting and approving this document involved the following main steps: (I) analysis of the documentation provided by management; (II) analysis of the market in which the company operates and of comparable companies; (III) discussion and preparation of the financial projection, definition of the discount rate and conclusion of the valuation; (IV) submission of the report for independent internal review; (V) implementation of any improvements and suggested changes; (VI) issuance of a final report. 18

3. LIMITATIONS OF LIABILITY ▪ To prepare this Report, APSIS used and assumed as true and coherent information and historical data audited by third parties or not audited, provided in writing by the company's management or obtained from the aforementioned sources, and has no responsibility for their veracity. ▪ The scope of this valuation did not include an audit of the financial statements, or a review of the work carried out by its auditors. Accordingly, APSIS is not expressing an opinion on the Applicant's financial statements and measurements. ▪ APSIS is not responsible for occasional losses to the Requester and its subsidiaries, its partners, directors and creditors or other parties as a result of the use of the data and information provided by the company and contained in this Report. ▪ This Report was developed solely for the use of the Requester and its partners, aiming at the purpose already described; therefore, it should not be published, circulated, reproduced, disseminated or used for any purpose other than the aforementioned one without the prior written approval of APSIS. ▪ The analyses and conclusions contained herein are based on several assumptions made on the present date, regarding operational projections, such as prices, volumes, market shares, revenues, taxes, investments, margins, etc. Thus, the company's future results may be different from any forecast or estimate of this work, especially if there is later knowledge of information not available at the time of the issuance of the Report. ▪ This assessment does not reflect events and impacts that occurred after the date of issuance of the Report. ▪ APSIS is not responsible for direct or indirect losses of profits that may arise from the improper use of this Report. ▪ We emphasize that understanding the conclusion of this Report will occur through the full reading of it and its attachments, and therefore no conclusions should be drawn from partial reading, which may be incorrect or mistaken. 19

4. CHARACTERIZATION OF THE COMPANIES MARFRIG Marfrig Global Foods S . A . is a Brazilian multinational company that operates in the food sector, with a presence in foodservice, retail, convenience, industrial and export channels, both in Brazil and abroad . With production units distributed throughout the Americas, the Company has a broad and diversified portfolio, being present in the largest restaurant and supermarket chains in the world, in addition to reaching consumers in about 100 countries . Marfrig's activities include the production, processing, industrialization, sale and distribution of animal protein - based products — beef, pork, sheep, poultry and fish — as well as vegetable proteins . The Company is domiciled in Brazil, with headquarters in the city of São Paulo . Marfrig's history began in 1986 , when its founder, Marcos Antônio Molina dos Santos, opened his first business at the age of 16 , quickly consolidating himself as an important distributor of beef cuts and other proteins . In 1998 , it opened its first distribution center in the city of Santo André (SP), to meet the growing demand for food products . In 2000 , the founding partners formed Marfrig Frigoríficos e Comércio de Alimentos Ltda . , which has undergone several corporate and name changes : in 2007 it became Marfrig Frigoríficos e Comércio de Alimentos S . A .; in 2009 , Marfrig Alimentos S . A .; and, in 2014 , it was renamed Marfrig Global Foods S . A . Also in 2000 , the first slaughtering and processing plant was leased in the city of Bataguassu (MS), later acquired by the company . Marfrig was incorporated on March 26 , 2007 and was registered as a publicly held company with the Brazilian Securities and Exchange Comission (CVM) on June 18 th of the same year . On June 29 , 2007 , it carried out its initial public offering (IPO), being listed on the Novo Mercado segment of B 3 . Between 2008 and 2012 , the Company made important investments and acquisitions, becoming one of the most internationalized and diversified companies in the Brazilian protein sector . Of note are the acquisitions of Moy Park (2008), Seara (2009) and Keystone (2010) . Moy Park was later sold as part of the company's strategy to focus on its core business, beef protein . In 2018 , Marfrig acquired control of the U . S . - based National Beef, the fourth largest beef company in the United States, consolidating itself as one of the largest global companies in the sector in terms of capacity . Also, during this period, it sold the subsidiary Keystone Foods, specialized in chicken meat . In January 2019 , the Company acquired 91 . 89 % of QuickFood, the Argentine leader in the production of beef - derived foods and owner of the Paty brand, the country's leading hamburger market . In the same year, it acquired a BRF processed plant in Várzea Grande (MT), specializing in the production of hamburgers, meatballs and kibbehs, in addition to entering a strategic partnership with BRF to supply hamburgers, among other products . Also in 2019 , together with other members of National Beef, Marfrig participated in the acquisition of all the stakes in Iowa Premium, LLC, for an aggregate value of US $ 150 million . BRF Investment 20

According to MARFRIG's 2024 Reference Form, the Company, following a strategy of commercial complementarity, invested approximately R $ 6 . 9 billion throughout 2021 in the acquisition of shares of BRF S . A . , which granted it a 33 . 20 % equity interest in the company, making it BRF's largest individual shareholder . In January 2022 , MARFRIG obtained the approval of its Board of Directors to subscribe shares within the limit of its equity interest, equivalent to 33 . 20 % of BRF's new share offering . BRF issued 270 , 000 , 000 new shares, with a total value of R $ 5 . 4 billion, at a unit price of R $ 20 . 00 . MARFRIG invested R $ 1 . 8 billion, acquiring 90 , 198 , 777 new shares . After this operation and new acquisitions, MARFRIG's stake in BRF's capital stock increased to 33 . 27% . In February 2022 , after investing around R $ 9 billion in BRF, MARFRIG appointed a slate of candidates to compose the company's new Board of Directors, which was elected by majority vote in March of that year . Following the approval of the new Board of Directors on April 1 , 2022 , MAFRIG assumed control of BRF S . A . In August 2022, Miguel Gularte was appointed to and assumed the position of CEO of BRF. In 2023, BRF informed the market of the conclusion of a follow - on public offering, through which 600,000,000 new common shares were subscribed and paid up, at a price of R$ 9.00 per share, totaling R$ 5.4 billion. Within the scope of this offering, MARFRIG invested approximately R$ 1.8 billion, aiming to maintain its shareholding. During this process of capital increase and revision of BRF's bylaws, most shareholders voted and approved the suppression of the "poison pill" clause, which previously limited MARFRIG from increasing its stake in the company. As a result, MARFRIG made a new investment of around R$3 billion, increasing its stake from 33.27% to 50.06%, as announced on December 28, 2023. Furthermore, according to the 2024 Reference Form, as of December 31, 2024, MARFRIG held 50.49% of BRF's share capital, consolidating its position as the company's controlling shareholder. On the same date, MARFRIG had 126 thousand employees, in addition to 3 industrial complexes, 1 processing unit, 3 distribution centers and 1 commercial office in Brazil. 21

BRF BRF is one of the world's largest producers of fresh and frozen animal protein, standing out for its extensive production capacity and a portfolio of more than 7 , 300 SKUs . Its products include marinated and frozen chicken, Chester® chicken, turkey meats, specialty meats, frozen processed meats, ready meals, fractionated items, as well as plant - based products . The company also sells margarine, butter, cottage cheese, special sweets, sandwiches, plant - based foods and animal feed . Owner of leading brands widely recognized by the public, such as Sadia, Perdigão and Qualy, BRF consolidated its position in the market from the merger between two traditional family businesses : Perdigão and Sadia . The union was announced in 2009 and completed in 2012 , marking the creation of one of the largest conglomerates in the food sector . Both companies already occupied prominent positions in the national and international market, with products exported to more than 120 countries . In the pet food segment, BRF has four manufacturing units, located in the states of São Paulo, Rio Grande do Sul, Paraná and also in Paraguay . Its portfolio includes brands such as Biofresh, Guabi Natural, Gran Plus, Balance, Three Dogs, Three Cats, PrimoCão, PrimoGato, Faro, Bônos, Apolo and Átila, serving different consumer profiles and their pets . BRF Operations With a 40.8% share of the Brazilian processed food market as of December 31, 2024, BRF maintains a solid structure consisting of 44 industrial units and 103 distribution centers. The company has a highly developed logistics system in the domestic market, supported by a vast distribution network that includes distribution centers and transit points. In 2024, this structure made it possible to serve approximately 415 thousand customers globally, with more than 500 thousand deliveries per month, according to MARFRIG's 2024 Reference Form. Complementing its operational efficiency, BRF invests in technology through a digital sales platform that suggests orders in a personalized way, based on the characteristics of each point of sale. Also, according to MAFRIG's Reference Form, the company demonstrated strong capillarity, with more than 300 thousand active customers in Brazil in June 2024. 22

5. DESCRIPTION OF THE OPERATION According to information provided by MARFRIG's management, the companies are evaluating a corporate reorganization involving the merger of BRF’s shares. The present study was prepared with the objective of providing legal and corporate support for the operation. To this end, the assets of both companies were appraised at market prices, in compliance with Article 264 of Law No. 6,404/76. The organizational chart below presents the organizational structure of MARFRIG and BRF before and after the corporate restructuring to be carried out. PRE - MERGER STRUCTURE POST - MERGER STRUCTURE * 50.49% 49.51% 100% * BRF MINORITY SHAREHOLDERS Receive MARFRIG (MFRG3) shares through the proposed share exchange ratio BRF MARFRIG BRF MARFRIG BRF MINORITY SHAREHOLDERS BRF MINORITY SHAREHOLDERS 23

6. INDUSTRY ANALYSIS THE BRAZILIAN FOOD INDUSTRY Brazil is globally recognized for its leading role in agribusiness, standing out as a food producing power, both grains and animal products . The Brazilian food industry is the largest in the country, accounting for 10 . 8 % of the national GDP and generating 2 . 075 million formal and direct jobs . The revenue of the Brazilian food industry reached R $ 1 . 277 trillion in 2024 , an increase of 9 . 98 % compared to the previous year, according to data released by the Brazilian Association of the Food Industry (ABIA) . Of this total, 72% (approximately R $ 918 billion) came from the domestic market, while 28% (approximately US $ 66 . 3 billion) came from foreign trade . Since 2022 , Brazil has been the world leader in the export of industrialized foods in volume . In 2024 , the country exported 80 . 3 million tons, an increase of 10 . 4 % compared to 2023 , with total revenues reaching US $ 66 . 3 billion, 6 . 6 % higher than that recorded in the previous year (US $ 62 . 2 billion) . Brazilian food products reach more than 190 countries and territories, with the main markets being Asia ( 38 . 7 % of exports, with emphasis on China, which represents 14 . 9% ), followed by the Arab League ( 18 . 9% ) and the European Union ( 12 . 6% ) . Brazil stands out as the world's largest exporter and 2 nd largest producer of beef, the world's largest exporter and 2 nd largest producer of poultry meat, in addition to being the 4 th largest producer and 3 rd largest exporter of pork . The items that lead the list of Brazilian exports are : ▪ Animal proteins (meat): US$ 26.2 billion; ▪ Sugar products: US$ 18.9 billion; ▪ Soybean products: US$ 10.7 billion; ▪ Oils and oils: US$ 2.3 billion; ▪ Juices and vegetable preparations: US$ 3.7 billion. MEAT INDUSTRY - WORLDWIDE PRODUCTION According to the “ Meat Market Review : Overview of Global Market Developments in 2024 ” report, published by the Food and Agriculture Organization of the United Nations (FAO), world meat production grew by 1 . 7 % in 2024 , reaching 379 million tons (carcass equivalent) . Reduction in input costs, including lower feed and energy prices compared to previous years, has played a crucial role in sustaining this growth . The increase in production was mainly driven by poultry meat, followed by gains in beef production, while sheep meat production saw marginal growth and pork production remained stable . 24

1961 2010 2023 Regionally, there was an expansion in meat production in all the main producing areas, especially in Europe, Asia and South America . In Europe, the increases were mainly in pork and poultry, with smaller increases in beef . In Asia, the main growth factor was the expansion of poultry meat production . In South America, meat production increased, with emphasis on the growth of beef and poultry production in Brazil . Among the major producing regions, Asia leads the world meat production, followed by North America, Europe, and South America . Regarding countries, China leads the ranking with 97 . 5 million tons, followed by the United States, with 47 . 46 million tons, and Brazil, with 31 . 6 million tons in 2023 , according to the latest FAO survey . GLOBAL MEAT PRODUCTION (1961 - 2023) 400Million Tonnes 350Million Tonnes 300Million Tonnes 250Million Tonnes 200Million Tonnes 150Million Tonnes 100Million Tonnes 50Million Tonnes Million Tonnes 1970 1980 1990 2000 Asia Europe North America South America Africa Oceania Source: Food and Agriculture Organization of the United Nations (FAO) – 2025, with primary processing by Our World in Data 100Million Tonnes 80Million Tonnes 60Million Tonnes 40Million Tonnes 20Million Tonnes Million Tonnes 120Million Tonnes 1961 1990 India 1992 Russia 2000 United States 2010 2023 MEAT PRODUCTION (1961 - 2023) 1970 Brazil 1980 China Source: Food and Agriculture Organization of the United Nations (FAO) – 2025, with primary processing by Our World in Data 25

1961 1970 1980 1990 2000 2010 2022 MEAT INDUSTRY - WORLD TRADE According to the FAO report, global trade in meat and meat products increased by 4 . 7 % in 2024 , reaching 42 . 5 million tons (carcass equivalent), after two consecutive years of contraction . This recovery was underpinned by significant growth in meat production and improving global economic conditions, including reducing inflationary pressures and strengthening consumer purchasing power . These factors have contributed to the increase in meat imports, especially in developed economies facing constraints on domestic supply . The expansion was observed in all meat categories, with the trade of red meat, especially beef, registering the most significant increase . Strong import demand, especially from the United States, driven by limited growth in domestic production, and to a lesser extent from China, has contributed to the increase in world beef trade . In addition, pork and poultry trade also expanded, driven by reduced tariffs aimed at stabilizing domestic prices, as well as regional trade agreements that facilitated the elimination of trade restrictions related to animal diseases . These measures have expanded access to markets, stimulating cross - border trade in meat . The following graph shows the world per capita consumption of meat by type . PER CAPITA CONSUMPTION BY TYPE (1961 - 2022) 60 Kg 50 Kg 40 Kg 30 Kg 20 Kg 10 Kg Kg Poultry Pork Cattle and Buffalo Sheep and Goats Other Meats Source: Food and Agriculture Organization of the United Nations (FAO) – 2025, with primary processing by Our World in Data 26

YoY 25/24 2025* 2024* 2023 2022 2021 2020 2019 Discrimination - 1,8% 214,690.0 217,836.3 224,602.1 234,352.6 233,390.8 229,957.6 225,903.4 Herd (1,000 head) - 4,3% 9,783.6 10,220.9 9,516.7 8,673.7 8,328.5 8,492.7 8,866.1 Beef production (1,000 t carcass equivalent) - 0,5% 61.1 62.5 61.5 80.6 70.7 62.7 49.7 Imports (1,000 t carcass equivalent) 2,5% 3,659.3 3,571.5 3,029.8 3,018.0 2,478.2 2,690.9 2,482.8 Exports (1,000 t carcass equivalent) - 7,8% 6,186.4 6,711.9 6,548.4 5,736.3 5,921.0 5,856.4 6,433.0 Domestic availability (1,000 t carcass equivalent) 0,5% 206.2 205.2 204.1 203.1 202.0 200.9 199.9 Population (millions of inhabitants) - 8,3% 30.0 32.7 32.1 28.2 29.3 29.2 32.2 Per capita availability (kg/inhabitant/year) Source: Conab/IBGE/Secex Note: *For 2024 and 2025 - Conab Estimates 27 BRAZIL BEEF Brazil plays a very important role in the international livestock sector, being the largest exporter, the third largest consumer and the second largest producer of beef in the world, with exports to more than 150 countries . According to the Brazilian Ministry of Agriculture and Livestock (Mapa), beef sales reached USD 1 . 25 billion in September 2024 , representing an increase of 29 . 2 % compared to the same period in 2023 . According to the Secretariat of Trade and International Relations (SCRI/Mapa), this revenue was the third highest recorded in exports in the sector . In addition, exports of fresh beef generated a record volume shipped, with sales totaling US $ 1 . 14 billion, a growth of 28 . 5% . According to data from the Companhia Nacional de Abastecimento (National Supply Company, Conab), released in the report " Perspectivas para a Agropecuária – Safra 2024 / 25 , volume 12 ", beef production was 9 . 5 million tons in 2023 , an increase of 9 . 7 % compared to 2022 . For 2024 , expectations point to a record production of 10 . 2 million tons, a growth of 7 . 4 % compared to 2023 , reflecting the high moment of the livestock cycle at the end of 2024 . For 2025 , Conab estimates predict a production of 9 . 8 million tons, a reduction of 4 . 3 % compared to 2024 . This reversal in the livestock cycle occurs after intense culling of females . According to Conab, it is expected that, in 2025 , there will be a gradual increase in the retention of females, resulting in less availability of animals for slaughter in the medium and long term . This should generate stability or a moderate drop in slaughters and, consequently, in meat production . Beef Supply in Brazil (2019 – 2025)

POULTRY MEAT (CHICKEN)

In the poultry sector, the United States leads world production with 21.2 million tons. Brazil ranks as the second largest producer, with 15.2 million tons produced in 2024, representing a growth of 1.7% compared to 2023. Brazilian production is expected to reach 15.5 million tons in 2025, an increase of 2.1% compared to 2024, according to data from Conab.

Regarding exports, Brazil remains the world's largest exporter, with 36% of global chicken meat exports, totaling 5.1 million tons in 2024, a growth of 1.9% compared to 2023. For 2025, expectations are that Brazil will repeat this growth, reaching 5.2 million tons, an increase of 1.9% compared to the previous year.

According to Conab, national economic indicators, such as GDP growth and reduced unemployment, contributed to a more heated domestic demand, allowing advances in live chicken prices. This scenario, combined with the good pace of exports and the conjuncture of controlled costs — due to the drop in grain prices — generated an optimistic outlook for the chicken meat market in 2025.

Overall, the chicken market remains robust, with prospects for continued growth in both production and global consumption. The trade dynamics reflect Brazil's importance as a key supplier, while China remains a major global consumer and importer.

An isolated episode of Newcastle disease in Rio Grande do Sul, in July 2024, demonstrated the effectiveness of biosafety in Brazilian production. Brazil adopted an automatic self-embargo and, in less than a week, the end of the outbreak of the disease was announced. According to FAO, most Brazilian chicken meat importers, including China, have resumed imports, adopting a regionalization approach, that is, restricting trade only to the affected region. Despite lower demand from China, Brazil's exports were boosted by increased purchases from the United Arab Emirates, Japan, the Philippines, Mexico and Iraq.

Poultry Meat Supply in Brazil (2019 – 2025

Discrimination	2019	2020	2021	2022	2023	2024*	2025*	YoY 25/24
Placement of broiler chicks (million head)	6,459.1	6,810.1	6,912.2	6,856.8	6,876.0	6,952.0	7,169.1	3,1%
Chicken meat production (1,000 t)	13,936.0	14,683.2	15,322.8	14,782.8	14,935.2	15,189.3	15,513.5	2,1%
Imports (1,000 t)	5.0	5.2	5.3	4.8	1.9	3.0	3.2	5,5%
Exports (1,000 t)	4,174.8	4,124.7	4,467.6	4,652.8	5,009.3	5,102.1	5,199.4	1,9%
Domestic availability (1,000 t)	9,766.2	10,563.7	10,770.5	10,134.9	9,927.8	10,090.2	10,317.2	2,3%
Population (millions of inhabitants)	199.9	200.9	202.0	203.1	204.1	205.2	206.2	0,5%
Per capita availability (kg/inhabitant/year)	48.9	52.6	53.3	49.9	48.6	49.2	50.0	1,7%

Source: Conab

Note: (*) projections

28

YoY 25/24 2025* 2024* 2023 2022 2021 2020 2019 Discrimination 1,2% 46,122.7 45,556.1 44,973.6 44,393.9 42,550.9 41,211.2 40,556.1 Herd (1,000 head) 1,6% 5,449.2 5,365.6 5,298.6 5,186.3 4,899.0 4,482.0 4,125.7 Pork meat production (1,000 t carcass equivalen 2,8% 20.1 19.6 17.1 22.6 29.5 15.9 19.2 Imports (1,000 t carcass equivalent) 3,0% 1,270.2 1,233.3 1,211.7 1,109.1 1,131.0 1,027.8 763.0 Exports (1,000 t carcass equivalent) 1,1% 4,199.1 4,151.9 4,104.0 4,099.9 3,797.5 3,470.1 3,381.9 Domestic availability (1,000 t) 0,5% 206.2 205.2 204.1 203.1 202.0 200.9 199.9 Population (millions of inhabitants) 0,6% 20.4 20.2 20.1 20.2 18.8 17.3 16.9 Per capita availability (kg/inhabitant/year) Source: Conab Note: *For 2024 and 2025 - Conab Estimates 29 PORK In the pork sector, Brazil is the 4 th largest producer in the world, with 5 . 37 million tons in 2024 , representing an increase of 1 . 3 % compared to 2023 . Brazilian production is expected to reach 5 . 4 million tons in 2025 , a growth of 1 . 6 % compared to 2024 , according to data from Conab . China leads global pork production, accounting for 49 % of world production and half of global consumption, according to the United States Department of Agriculture (USDA) . In the export segment, the United States leads, with 32 % of world exports, followed by the European Union and Brazil, which occupies the 3 rd position, with 14 % of global exports, totaling 1 . 23 million tons in 2024 , an increase of 1 . 8 % compared to 2023 . For 2025 , Brazilian exports are expected to reach 1 . 27 million tons, a growth of 3 . 0 % compared to 2024 , according to Conab . The Conab report indicates that, in 2024 , the global pork market was impacted by adjustments in production and marketing, with China reducing its imports . Other markets, such as Mexico, absorbed part of the volume previously destined for China . In 2023 , China accounted for 32 % of all Brazilian pork exports, but by 2024 , that percentage had dropped to less than 20% . Although exports to China decreased significantly in 2024 , this drop was more than offset by increases in exports to the Philippines, which became the second largest destination for Brazilian pork, according to FAO data . In addition, exports to markets such as Japan, Chile, and Singapore also registered significant increases, reducing Brazil's dependence on the Chinese market and highlighting Brazil’s market diversification strategy . Pork Meat Supply in Brazil (2019 – 2025)

7. VALUATION METHODOLOGY 1. ASSET APPROACH: ADJUSTED NET ASSET METHOD This methodology is derived from the accounting practices adopted in Brazil, in which the financial statements are prepared based on the principle of historical cost or acquisition cost or adjusted to fair value when so required . Under these accounting practices, the carrying amount of a company's equity is equal to the carrying amount of assets minus the carrying amount of liabilities . The application of this methodology, which takes book values as a starting point, requires adjustments to the company's assets and liabilities to reflect their realizable values, that is, the values that could be obtained in a sale or liquidation of assets and obligations . The result of this application provides an initial basis for estimating the value of the company, as well as providing a useful reference for comparisons with other valuation methodologies . According to economic principles, the value of assets minus the value of liabilities should be equal to the value of the company's shareholders' equity . From the perspective of valuation, value definitions are determined by the purpose of the valuation in question . Thus, the asset approach focuses on valuing the company by adjusting the book values of its assets and liabilities to their fair market values . Relevant assets and liabilities are valued based on fair market value, and this valuation is compared to the book value (or net amount) of the company's assets . The adjustments made are added to the book equity, thus generating the company's market value through the asset approach . It is important to note that, under this method, no type of future profitability (such as goodwill) should be incorporated into the calculation of the shareholders’ equity at market value . In addition, the methodology used in this assessment assumes that the company is in continuous activity (going concern), which means that the company will continue its operations for the foreseeable future . Thus, expenses related to the liquidation of assets or liabilities, as well as costs related to bankruptcy or liquidation proceedings of the company, were not considered in the calculations of this valuation . 2. VALUATION APPROACHES Three types of approaches can be used to determine the value of an asset, whether tangible or intangible . They are : ▪ Market approach; ▪ Approach to income; and ▪ Cost approach. 30

MARKET APPROACH The fair value of the asset is estimated by comparing it to similar or comparable assets that have been sold or listed for sale in the primary or secondary market . In the case of intangible assets, sale or market prices are rarely available, as they are usually transferred only as part of a business, and not in a one - off transaction, which means that this approach is rarely used in the valuation of intangible assets . INCOME APPROACH It defines the value of the asset as the current value of the future benefits that result from its right of ownership . The fair value of the future cash flows that the asset will generate during its useful life is projected based on current expectations and assumptions about future conditions . It is worth noting, however, that synergistic or strategic effects other than those realized by market participants should not be included in the projected cash flows . ▪ MULTI - PERIOD EXCESS EARNINGS METHOD (MPEEM) The MPEEM measures the present value of future income to be generated during the remaining useful life of a given asset . Using the analysis of the company's projected results as a reference, the cash flows directly attributable to the asset, on a pre - tax basis, are calculated, starting from the base date stipulated in the valuation . As in the company's analysis, the cost of goods sold and other operating expenses are deducted from the projected revenue attributed to the asset, resulting at the operating net income . From there, the charges on the identified contributory assets, directly related to the asset in question (contributory asset charges), are removed . A detailed description of the MPEEM methodology can be found in the book Valuation For Financial Reporting : Fair Value Measurements and Reporting, Intangible Assets, Goodwill, and Impairment (MARD et al . , 2007 ) and also in the guidelines issued by The Appraisal Foundation in Best Practices For Valuations In Financial Reporting : Intangible Asset Working Group – Contributory Assets (AARON et al . , 2010 ) . The assumed fair value of a contributory asset is not necessarily static over time . Working capital and fixed assets can fluctuate over the forecast period, and returns are typically based on the estimated average balances of each year . While the book value of amortizable intangible assets declines over time, it is assumed that such assets are replenished annually . Therefore, the contributory charge typically takes the form of a fixed annual rate . An exception to this rule is a non - compete agreement . 31

BASES FOR CALCULATING THE REQUIRED RETURN ON CONTRIBUTORY ASSETS The following table presents the suggested bases for each group of contributory assets. 32 CHARGING BASIS ACTIVE Average post - tax funding rate applied to the company’s working capital financing. Working Capital Financing rates for similar assets applicable to market participants (e . g . , general financing terms offered by suppliers), or rates implied by operating leases, finance leases, or both, typically separated into a return on (investment return) and a return of (capital recovery) the asset . Fixed assets (e.g., real estate, plant, and equipment) Rates appropriate to the risk profile of the intangible asset being analyzed . When market evidence is available, it should be used . In other cases, the rates should be consistent with the relative risk of other assets included in the analysis, and higher for riskier assets . Other intangible assets, including basic technology ▪ ROYALTY RELIEF This methodology is considered the standard and preferred technique for the valuation of assets such as trademarks, core technology and patents . In the Relief from Royalty Method, we estimate the value of these types of intangible assets, by capitalizing on the royalties that are saved because the company owns the intangible asset . In other words, the owner of the brand, core technology, and patents realizes a benefit from owning the intangible asset, rather than paying rent or royalties for the use of the asset . ▪ COST APPROACH It measures the investment required to reproduce a similar asset, which has an identical capacity to generate benefits . And this approach is based on the principle of substitution, in which a prudent investor would not pay more for an asset than the cost to replace it with a comparable ready - made .

▪ REPRODUCTION COST NEW (RPCN) It is "the current cost of an identical new good" . In other words, it is the estimated cost to build, at current prices as of the valuation date, an exact copy, or replica of the asset under valuation, using the same materials, building standards, design, layout, and quality of workmanship, and incorporating all the asset - subject deficiencies, overcapacity, and obsolescence . ▪ REPLACEMENT COST NEW (RPLCN) It is "the current cost of a similar new asset having the nearest equivalent utility to the asset being valued" . There are two alternative methods for calculating the DRCN . The first method (Reproduction Method) begins with the RPDCN, with adjustments made for physical depreciation and functional and technological obsolescence . The second method (Replacement Method) starts with the RPLCN, with adjustments made for physical depreciation and for additional functional and technological obsolescence . Certain elements of functional and technological obsolescence are already addressed in the calculation of the RPLCN . However, the quantification of overcapacity and the additional functionalities of the replacement asset in contrast to the asset to be assessed should be addressed . If economic obsolescence is indicated, it must be quantified, and the appropriate adjustment must be made, so that the DRCN is equivalent to fair value . 33

8. GENERAL CRITERIA FOR ASSET VALUATION This Report was prepared with the purpose of complying with the legislation in force in the context of the corporate reorganization involving BRF and MARFRIG . The audited financial statements taken as a basis were prepared by the companies, and the following pages present the general criteria defined for the market valuation of each account and/or group of accounts of the two companies involved in the operation . Thus, considerations about the valuations carried out follow . BRF BRF's appraised assets with fair value adjustments to be identified at market value refer to its customer portfolio of one of the company's business lines, its Brands held, its portfolio of integrated suppliers and the fixed assets in general held by the company on the valuation date . In addition, fair value adjustments related to contingent liabilities held by BRF were recognized, referring to contingencies classified as possible and remote . In addition, the goodwill and non - compete agreement recorded in BRF's Balance Sheet, referring to past acquisitions, were written off due to the orderly settlement of the Adjusted Net Asset methodology . The BRF assets with identified fair value adjustments are the following, with their respective valuation approaches : MARFRIG The assets appraised for MARFRIG with fair value adjustments to be identified at market value refer to its customer portfolio from the South America (LATAM) operations, its proprietary brands, relationships with suppliers, assets held for sale, and fixed assets in general held by the company as of the valuation date . Additionally, fair value adjustments related to contingent liabilities held by MARFRIG and not previously recognized, classified as possible and remote contingencies, were accounted for . Furthermore, goodwill and sales channels recorded in MARFRIG’s balance sheet, stemming from past acquisitions, were written off in light of the orderly liquidation approach adopted under the Adjusted Net Asset methodology . ASSETS/ LIABILITIES BRF METHODOLOGY Customer Relatioship - Business Unit Tradename Integrated Supplier Relationship Inventory - Finished Products Contingencies - Possible and Remote Fixed Assets MPEEM (Excess Earnings) Relief from Royalties Replacement Cost Approach Market Approach According to the risk assessment of BRF's legal advisors Market Approach 34

BRF INTANGIBLE ASSETS ▪ CUSTOMER RELATIONSHIP The customer portfolio intangible asset derives from the company's relationship with its clientele. This relationship has value for a business, as it represents a stable and recurring source of income. BRF has its sales highly diluted among a high number of customers. BRF's main customers are large retail chains in Brazil, especially the main supermarket chains. In management analyses of MARFRIG's customers and revenues, loyalty can be perceived, which translates into constant revenues from the products sold. To calculate the value of this intangible asset, the Multi - Period Excess Earnings Method (MPEEM) was used, with the identification of the contributory assets and the appropriate rates of economic remuneration of these assets. The MPEEM aims to isolate the cash flow attributable to a specific asset from the total cash flow. In this method, debits are made against the total net income, by the use of contributing assets, and the excess profit is allocated to the intangible under valuation. To calculate the customer portfolio, the company's cash flow projection estimated by management was used as a basis. The churn rate of BRF's total portfolio was estimated according to calculations based on the company's total revenue history . However, after the economic and financial modeling of the total customer portfolio, it was observed that the company's contributory assets have a contribution margin higher than the company's own total (consolidated) margin, with the main contributory assets being fixed assets and brands . Based on this, it was observed that BRF's total customer portfolio does not have a market value to be identified in the context of this report . MARFRIG’s appraised assets are as follows, with their respective valuation approaches: ASSETS / LIABILITIES MARFRIG METODOLOGIA Fixed Assets Inventory Tradenames Customer Relationship/Contract Asset Held For Sale Contingencies BRF Supplier Relationship - National Beef Market Approach Market Approach Relief from Royalty MPEEM (Excess Earnings) Financial Statements Accordin to the risk as assessment of BRF's legal advisors Shareholders’ Equity at Market Value With or Without model 35

o CLIENT PORTFOLIO – BUSINESS VERTICAL Under the same methodology and intangible rationale described above, the customer portfolio of one of BRF’s business lines was separately evaluated, and its fair value was identified in the context of this report . Therefore,the MPEEM methodology was applied considering revenues and operating margins only from this operation, with the identification of the contributory assets and the appropriate rates of return of these assets . Further details of the valuation are presented in Attachment 1 . ▪ BRANDS Trademarks, logos, and the like have value to a business, in part because they allow consumers to easily identify a business with its products and services . The characteristics of the brand, as perceived by the consumer, can generate a consistent demand for the company's products or services . Branding can therefore enable revenue growth through increased units sold or charging higher prices than those charged by similar companies that do not have the benefit of that particular brand . BRF has, on the valuation date extremely relevant product brands, which are "top of mind" brand references in the food sector as a whole . The brands were appraised in a segregated manner in this report for demonstration purposes only, considering the main brands held by the company . To this end, a proportion of the company's net revenue per brand was used, observing the historical proportion performed by each brand . The brands appraised were the following : Sadia and Miss Daisy ; Perdigão, Na Brasa e Ouro ; margarine brands : Qualy, Claybom and Deline ; Banvit (BRF brand present in Turkey) ; and other less relevant brands (not " top of mind ") . Attachment 1 of this report details the main brands evaluated, the methodology used, and values found . The recognition of the fair value of the brands in the balance sheet to market was done in a consolidated manner, adding to the value of the brands . ▪ INTEGRATED SUPPLIER PORTFOLIO BRF has a network of more than 10 thousand suppliers integrated into the company's operating plants . The main function of these partners is the breeding and handling of the animal, where the integrated partner cedes the property and is remunerated for the service and investment applied . Regarding the supplies of animals for breeding, feed, medicines, transportation and veterinary monitoring are all the responsibility of BRF . The relationship between the parties takes place through a contract for the provision of services and remuneration for the use of the land, which is held by the integrated supplier (lease) . The entire production process in the integrated supply chain is monitored to ensure quality standards, food safety and compliance with current legislation . Traceability is a key point : BRF is able to follow the entire cycle, from the producer to the final product, facilitating quality control . Integrated producers, in turn, have access to financed inputs, technical support and purchase guarantees, which brings greater economic security and stimulus for the professionalization of rural properties . 36

According to the information provided by the company’s management regarding the sector, this type of relationship is vital in the chicken and pork chain for any player operating in the market . Thus, the intangible asset was appraised through the replacement cost/reconstruction methodology, regarding the total integrated area, considering all expenses and investments necessary for reconstruction from the valuation date of this relationship . To this end, BRF has provided updated management information regarding the necessary expenses foreseen for the expansion of the supplier area . The main expenses for the expansion of the integrated area were estimated, such as expenses with direct and indirect personnel, third - party services to be contracted, materials and utilities . Taking into account the total expenses specifically allocated to the expansion of the relationship area with the integrated partner (disregarding expenses for the maintenance of the area already owned) and the expanded area that generated such capex, the total area on the valuation date was estimated, in square meters, of suppliers integrated into BRF's plants . The following table summarizes the assumptions adopted and the fair value of the portfolio of suppliers held by BRF : ▪ GOODWILL AND NON - COMPETE AGREEMENT - PREVIOUS ACQUISITIONS The goodwill and non - compete agreement arising from previous acquisitions made by BRF, which, according to the company, do not have, or are not subject to, tax deductibility as of the valuation date, were written off from the market - value balance sheet under the orderly liquidation approach of the Adjusted Net Asset Value methodology. Total Cost Average Reconstruction Cost Total Integration Area Integrated Supplier Relationship BRL ' 000 R$/m² m² 1,411,973 48.6 29,024,398 Integrated Development 48.6 1,411,973 TOTAL 29,024,398 Intangible Fair Value (BRL ‘000) 1,411,973 37

BRF TANGIBLE ASSETS ▪ ASSET The company's main physical assets consist of machinery and equipment, buildings and facilities, as well as owned land owned by BRF. The valuation criteria adopted to determine the market value of this group of BRF's assets, and the results obtained can be viewed in Attachment 2. ▪ STOCK According to the company's Financial Statement as of December 31, 2024, BRF has a relevant finished product inventory balance (ready for sale/distribution). In this sense, from the perspective of an orderly liquidation of assets, it is necessary to determine the fair value of this inventory considering the sale flow. The first step in valuing inventory is the application of the gross sales margin on the value of finished products on the base date. Next, the cost of disposing of the product and a theoretical profit that would be charged for the disposing service provided by third parties are considered. Finally, the cost of storage is reduced to reach the market value of the inventory. According to the financial statement received, there was an inventory of finished products in the amount of R$ 3,524,872 thousand. The cost of disposal, the profit over disposal effort and the cost of storage were estimated based on the company's historical results. For the other components of the company's inventory on the base date, no additional adjustments were considered, given that they are stocks of raw materials intended for use in the production/handling of animals and other warehouse/spare materials. The premises and details of the evaluation can be found in Attachment 1 of this report. BRF LIABILITIES ▪ CONTINGENCIES BRF reports liabilities related to provisions for risks arising from legal proceedings classified as having a probable likelihood of loss, supported by legal opinions, in accordance with Technical Pronouncement CPC 25 – Provisions, Contingent Liabilities, and Contingent Assets (CPC 25 ) . As of the valuation date, the probable contingencies, mostly of a tax nature, in addition to civil and labor - related matters, can be reviewed in greater detail in the company’s public disclosures . Based on CPC 25 , present obligations, resulting from past events, in which the outflow of funds are not likely to settle the obligations constitute contingent liabilities . Although they are not recognized in accounting, the fair values of contingent liabilities, referring to materialized contingencies with possible and remote probability of loss, should negatively impact the fair value measurement of shareholders' equity to market, considering that another company, with the same characteristics, but which does not appear as a defendant in lawsuits, tends to have a higher net worth in the market . 38

Additionally, from the perspective of M&A transactions, it is common for the buyer of a business to insert protective clauses in a Share Purchase Agreement in order to shield the buyer from any liabilities not accounted for in the acquired company's balance sheet . This is due to the fact that these liabilities, even if they are possible or remote from loss and that are not included in the balance sheet, affect the value of a business . The measurement of the fair values of contingent liabilities, both possible and remote, of loss was based on opinions of the company's legal advisors of the materialized causes, which considered the current status of the ongoing lawsuits and the percentages of probability of loss of each of the relevant causes, being lower than the face values of the causes . These amounts, although they are not part of BRF's accounting liabilities because they do not comply with the provisions of CPC 25 with regard to accounting recognition, should, in the appraiser's understanding, compose a market adjustment that impacts the fair price per share of the Company, through the Adjusted Net Asset methodology . That said, the fair values of the lawsuits related to BRF, not only in cases with probability of probable loss (already accounted for on December 31 , 2024 ), but also in cases with possible and remote probability, as well as the probabilities of execution of these contingencies, were sent by BRF's management and incorporated in this report . For the purposes of this evaluation, we consider an increase in the contingencies considered relevant by BRF, classified by BRF's management as likely to be a possible or remote loss, which the company may assume, and the consolidated result of this evaluation made by the company is observed in the following table . CONTINGENCIES BRF (BRL '000) EVALUATED Capital gain from total contingencies Face value Equivalent probability Capital Gain 28,189,789 23.9% 6,737,736 Total Capital Gain (BRL '000) 6,737,736 39

▪ DEFERRED TAXES As for the fair value adjustments of the total assets net of the fair value adjustments of the total liabilities, it is necessary to constitute a liability related to the Income Tax and the Social Contribution on the capital gain, according to the Lucro Real tax regime, established by Law No . 9 , 249 / 95 (art . 15 , † 4 , and art . 20 ), since the BRF corporation is headquartered in Brazil . Thus, a rate of 34 % was applied to the net fair value adjustments, resulting from the market adjustment between assets and liabilities . ASSETS AND LIABILITIES ANALYZED WITHOUT ADJUSTMENT TO ASSIGNED MARKET – BRF ▪ BIOLOGICAL ASSETS BRF has an estimated stock at the base date of approximately 177 . 9 million birds and 4 . 9 million pigs in the control, and 201 . 2 million birds and 4 . 9 million pigs . In addition, the company maintains forests as collateral for financing and tax and civil contingencies, valued at R $ 70 million . Regarding such biological assets, chapter 8 . 1 of the company's Financial Statement as of December 31 , 2024 , provides the main information and assumptions considered for accounting recognition at fair value of these assets on the base date, according to accounting policy . The following is a translated excerpt from the aforementioned document : "The Company classifies live animals and forests as biological assets. These assets are valued at their fair value, and the technique of cost approach to live animals and revenue approach to forests is applied. The Company annually conducts the fair value assessment study, using the discounted cash flow method, and the gain or loss arising from the change in the fair value of the biological asset is recognized in the income statement of the year in which it originates. In the calculation of the fair value of live animals, all losses inherent to the breeding process are already taken into account." Therefore, such assets already had their market value updated on the valuation date and are not subject to appraisal in this report . ▪ OTHER ASSETS AND LIABILITIES For the other assets and liabilities, after analysis and discussion with the company's management, no application or need for market adjustment was identified, and their book balances were considered as the best estimate of their respective market values . 40

MARFRIG'S INTANGIBLE ASSETS ▪ CUSTOMER PORTFOLIO The intangible customer portfolio derives from the company's relationship with its clientele . This relationship has value for a business, as it represents a stable and recurring source of income . MARFRIG has its sales segmented by regions : North America and South America . MARFRIG's main customers are large retail chains, especially the main supermarket chains . To calculate the intangible value, the Multi - Period Excess Earnings Method (MPEEM) was used, with the identification of the contributory assets and the appropriate rates of return of these assets . The MPEEM aims to isolate the cash flow attributable to a specific asset from the total cash flow . In this method, debits are made against the total net income, by the use of contributory assets, and the excess profit is allocated to the intangible under evaluation . To calculate the customer portfolio, the company's cash flow projection estimated by management was used as a basis . The churn rate of MARFRIG's total portfolio was estimated according to calculations based on the company's total revenue history . However, after the economic and financial modeling of the customer portfolio, the customer portfolios of the North America and South America operations were segregated . Thus, it was observed that the contributory assets of North America have a contribution margin higher than the total margin of the company's operation in the same region, with the main contributory assets being fixed assets on the market and the marks of North America . In the rte . Based on this ; it was observed that MARFRIG's client portfolio in North America does not have a market value to be identified in the context of this report . On the other hand, under the same methodology and rationale of intangible described above, the customer portfolio of América do Sull was evaluated separately, and its fair value was identified in the context of this report . Thus, the MPEEM methodology was applied considering the revenues and operating margins of this operation only, with the identification of the contributing assets and the appropriate rates of economic remuneration of these assets . Further details of the evaluation are presented in Attachment 3 . ▪ BRANDS Trademarks, logos, and the like have value to a business, in part because they allow consumers to easily identify a business with its products and services . The characteristics of the brand, as perceived by the consumer public, can generate a consistent demand for the company's products or services . Branding can therefore enable revenue growth through increased units sold or charging higher prices than those charged by similar companies that do not have the benefit of that particular brand . MARFRIG has, on the valuation date, brands of products that are extremely relevant in the food sector as a whole . The brands were evaluated segregated between the brands operating in South America and North America, considering the main brands owned by the company . 41

Attachment 3 of this report details the main brands valuated, the methodology used and values found . The recognition of the fair value of the brands in the balance sheet to market was done in a consolidated manner, adding the value of the brands . ▪ SUPPLIER RELATIONSHIPS The relationship with suppliers is the intangible asset related to contracts for the supply of cattle for slaughter and deboning . In this sense, in possession of this contract, MARFRIG, in its operation in North America, enjoys favorable conditions in relation to the market in which it operates . Thus, to evaluate the relationship with suppliers, we use the With - and - Without method, which is based on the income approach to estimate the value of this intangible . This methodology consists of determining the difference in the cash flows generated by the asset, taking into account the effects of the existence and absence of the contract . Attachment 3 of this report details the two projected flows, with and without the contract, the methodology used and values found . ▪ GOODWILL AND SALES CHANNELS Goodwill and sales channels from previous acquisitions made by MARFRIG, which, according to the company, do not have or are not subject to tax deductibility in force on the valuation date, were written off the balance sheet due to the orderly settlement of the Adjusted Net Asset methodology . MARFRIG'S TANGIBLE ASSETS ▪ FIXED ASSETS The company's main physical assets consist of machinery and equipment, works in progress, buildings and facilities, as well as owned land owned by MARFRIG. The valuation criteria adopted to determine the market value of this group of MARFRIG's assets and the results obtained can be viewed in Attachment 4. ▪ INVENTORY According to the company's financial statement as of December 31 st , 2024, MARFRIG has a relevant finished product inventory balance (ready for sale/distribution). In this sense, from the perspective of an orderly liquidation of assets, it is necessary to determine the fair value of this inventory considering the sale flow. The first step in valuing inventory is the application of the gross sales margin on the value of finished products on the valuation date. Next, the cost of disposing of the product and a theoretical profit that would be charged for the disposing service provided by third parties are considered. Finally, the cost of storage is reduced to reach the market value of the inventory. According to the financial statement received, there was a stock of finished goods worth R$ 3.337.479 thousand. The cost of disposal, the profit over disposal effort and the cost of storage were estimated based on the company's historical results. 42

In addition, as informed by the company, considering that the product sold by MARFRIG has very short turnover days and due to the characteristic of a perishable product (beef), a 100 % use of the raw material was considered in the valuation . For the other components of the company's inventory on the base date, no additional adjustments were considered, given that they are stocks of raw materials intended for use in the production/handling of animals and other warehouse/spare materials . The premises and details of the evaluation can be found in Attachment 3 of this report . MARFRIG'S LIABILITIES ▪ CONTINGENCIES MARFRIG presents liabilities on provision for risks related to lawsuits classified as likely to be lost and supported by lawyers' opinions, in accordance with CPC 25 – Provisions, Contingent Liabilities and Contingent Assets . On the base date, the probable contingencies can be seen in more detail in the company's public information, but they are mostly tax (in addition to civil and labor) . Based on CPC 25 , present obligations, resulting from past events, in which the outflow of funds are not likely to settle the obligations constitute contingent liabilities . Although they are not recognized in accounting, the fair values of contingent liabilities, referring to materialized contingencies with possible and remote probability of loss, should negatively impact the fair value measurement of shareholders' equity to market, considering that another company, with the same characteristics, but which does not appear as a defendant in lawsuits, tends to have a higher net worth in the market . Additionally, from the perspective of M&A transactions, it is common for the buyer to include protective clauses in a SPA, in order to protect itself against any liabilities not accounted for in the acquired company's balance sheet. This is because while these liabilities are classified as possible or remote from loss and do not appear on the balance sheet, they directly impact the value of the business. The measurement of the fair values of contingent liabilities, both possible and remote of loss, was based on opinions of the company's legal advisors, who considered the current status of the ongoing lawsuits and the percentages of probability of loss of each of the relevant causes, which are lower than the values attributed to the causes. Although these liabilities are not part of MARFRIG's accounting liabilities, as they do not meet the criteria established by CPC 25 for accounting recognition, the appraiser understands that they should be considered as market adjustments, impacting the company's fair price per share, through the Shareholders' Equity to Market methodology. That said, the fair values of the lawsuits related to MARFRIG, not only in cases with probable probability of loss (already accounted for on December 31 st , 2024 ), but also in the cases with possible and remote probability, as well as the probabilities of execution of these contingencies, were provided by MARFRIG's management and incorporated into this report . For the purposes of this assessment, we consider an increase in the contingencies considered relevant by MARFRIG, classified by management as a probability of possible or remote loss, which the company may assume . The result of this evaluation carried out by the company can be seen in the following table . 43

▪ DEFERRED TAXES Regarding the fair value adjustments of total assets net of the fair value adjustments of total liabilities, an Income Tax and Social Contribution liability on the capital gain must be constituted under the Lucro Real tax regime, as established by Law No . 9 , 249 / 95 (art . 15 , † 4 , and art . 20 ), considering that the parent company MARFRIG is headquartered in Brazil . Thus, a rate of 34 % of Income Tax and Social Contribution on the net fair value adjustments resulting from the difference between market - adjusted assets and liabilities was considered . ▪ OTHER ASSETS AND LIABILITIES For the other assets and liabilities, after analysis and discussion with the company's management, no application or need for market adjustment was identified, and their book balances were considered as the best estimate of their respective market values . 44 APPRAISED MARFRIG CONTINGENCIES (BRL '000) 11,638,168 Capital gain of total contigencies Face value 12.3% Equivalent Probability 1,432,674 Capital gain 1,432,674 Total capital gain (BRL '000)

9. CONCLUSION In light of the examinations carried out in the aforementioned documentation and based on studies by APSIS, the experts concluded that the exchange ratio of MARFRIG shares for BRF shares, valuated according to the discounted cash flow methodology, as of December 31 st , 2024, is: The present consulting work did not take into account the assessment of the ESG (environmental, social and governance) potential of the analyzed assets. The negative and positive impacts of ESG on companies can be appraised in an independent report, to be contracted exclusively for this purpose, through the application of its own methodology. The Appraisal Report AP - 0047 5 /25 - 01 was prepared by APSIS (CREA/RJ 1982200620 and CORECON/RJ RF.02052), a company specialized in asset appraisal, legally represented below by its consultants, who are available for any clarifications that may be necessary. Rio de Janeiro, May 15 th , 2025. MIGUEL CORTÊS CARNEIRO MONTEIRO Director MARCELO DA LUZ NASCIMENTO Director 33,431,193,151 (A) BRF Shareholders' Equity (R$) 1,602,941,303 (B) BRF Shareholders' Equity at Market Value - Non - Controlling Interest (R$) 31,828,251,849 (C=A - B) BRF Shareholders' Equity - Controlling Interest (R$) 1,600,310,613 (D) Number of BRF Shares - Ex Treasury Shares 19.88879633 (E=C/D) Value per Share (R$) MARKET VALUE OF MARFRIG'S SHAREHOLDERS' EQUITY 9,354,818,698 (F) MARFRIG Shareholders' Equity (R$) 1,882,345,190 (G) MARFRIG Shareholders' Equity - Non - Controlling Interest (R$) 7,472,473,508 (H=F - G) MARFRIG's Shareholders' Equity - - Controlling Interest (R$) 849,668,056 ( I ) Number of Marfrig Shares - Ex Treasury Shares 8.79457978 (J = H/I) Value per Share (R$) EXCHANGE RATIO 2.26148341591578 MARFRIG Share per BRF Share EXCHANGE RATIO - BRF AND MARFRIG SHARES MARKET VALUE OF BRF SHAREHOLDERS' EQUITY 45

10. LIST OF ATTACHMENTS 1. Market value of tangible and intangible assets and liabilities – BRF 2. Market valuation of fixed assets – BRF 3. Market value of tangible and intangible assets and liabilities – MARFRIG 4. Market valuation of fixed assets – MARFRIG 5. Glossary 46

ATTACHMENT 1

CUSTOMER RELATIONSHIP - VERTICAL BUSINESS UNIT DESCRIPTION The intangible customer relationship derives from the relationship with customers of one of BRF's business units . As such, this asset was valued separately . ▪ VALUATION METHODOLOGY We used the income approach and, specifically, the MPEEM to value the customer relationship . This method is based on the concept that the fair value of an intangible asset is equal to the present value of the cash flows attributable to that asset . For the cash flows to be realized, they must be net of the contribution of other assets, whether tangible or intangible . Using the analysis of the projected results of the company as a whole, the pre - tax cash flows associated with the customer relationship are calculated, considering the base date of the valuation . As with the company's cash flow, the cost of goods sold and other operating expenses are deducted from the projected revenue relating to the intangible, determining the net operating profit . The charges directly related to the customer relationship in question (Contributory Asset Charges or CAC) are then deducted from the identified contributory assets . After determining the value attributable to the customer relationship, it is necessary to consider the tax impact of amortizing the goodwill relating to this intangible . Amortization is an economic benefit for the acquirer that reduces its effective expenditure on the acquisition ; it must therefore be considered when determining the value . The present value of the tax amortization benefit of the customer relationship was calculated in accordance with current tax guidelines, which require compliance with the useful life of the asset. ▪ VALUATION CRITERIA The following steps were applied in the valuation of the fair value of the customer relationship, using the MPEEM: o Determining revenue - Revenue takes into consideration the existing customer relationship on the valuation date. Its evolution was projected according to the forecast inflation rate. New customers were not taken into account in the calculation. o Churn rate − To determine the churn rate, the historical loss of customers was calculated based on the turnover attributable to each of them over the last three years. The churn rate was applied to the revenue of the customer relationship, representing the loss of customers on an annual basis. o Cost and expenses − The costs and expenses considered were based on the company's cash flow and multiplied by the percentage of customers remaining each year. o Trademark CAC − The pre - tax charge for the brand was based on the royalty rate considered for the business unit and applied to projected net revenue year on year. o Income tax deduction - The tax rate of 34% was used, based on the Brazilian tax rate on the valuation date. 1

o Other CACs − In order to isolate the cash flows attributable solely to the customer relationship, we deducted the charges from contributory assets, determining the economic return on the assets that contribute to these flows . The post - tax contributory assets used are presented below . o CAC fixed assets (return on and return of) - The CAC on fixed assets represents a return on fixed assets based on their fair value on the valuation date . For the given business unit, an annual CAC after tax of 5 . 5 per cent was used and applied to projected net revenue year on year . The depreciation of these assets was also taken into account, since their maintenance charges must be added to the calculation . o Working capital CAC - Working capital is needed to support business operations . An annual CAC after tax of 5 . 5 per cent was applied, based on the company's financing rate . o Workforce CAC - The workforce is considered an element of goodwill, and not a separately identified intangible asset. However, it is understood as an asset that contributes to the company's cash flow generation; therefore, it is necessary to apply a CAC to the client relationship. For this, a rate of return equal to the company's discount rate was contemplated. o Integrated Supplier Relationship CAC − The integrated suppliers relationship was understood as an asset that contributes to generating the company's cash flow; therefore, it is necessary to apply a CAC to the customer relationship. For this, a rate of return equal to the company's discount rate was contemplated. o Discount rate application − The after - tax cash flows, after the adjustments described above, were brought to present value at the appropriate rate of return, given the nature of the asset. We determined a discount rate equal to the WACC calculated by APSIS for BRF. o Useful life definition − o The 7 - year useful life of the customer relationship was calculated based on an analysis of the historical churn rate presented by the customer base. o Tax amortization benefit (TAB) − We made the calculation in accordance with current tax guidelines, which require tax amortization according to the useful life of the asset. The result was added to the fair value of the customer relationship. 2

▪ DISCOUNT RATE – BRF BRF's discount rate was calculated using the WACC methodology, in which the cost of capital is determined by the weighted average of the market value of the components of the capital structure (own and third party), as shown in the table below. CAPITAL STRUCTURE 78% EQUITY 22% DEBT 100% EQUITY + DEBT 2.0% PROJECTED U.S. INFLATION 3.8% PROJECTED BR INFLATION COST OF EQUITY 3.3% RISK - FREE RATE (Rf) 0.60 BETA u 0.71 BETA r 6.2% RISK PREMIUM (Rm - Rf) 0.7% SIZE PREMIUM (Sp) 2.6% WEIGHTED COUNTRY RISK 11.0% Nominal Ke in US$ ( = ) 12.9% Nominal Ke in R$ ( = ) WACC 12.9% COST OF EQUITY 5.5% COST OF DEBT 11.3% NOMINAL DISCOUNT RATE ( = ) COST OF DEBT NOMINAL Kd IN R$ ( = ) 8.1% Nominal Kd With Tax Shield ( = ) 5.5% 3

The main assumptions used to define the discount rate are listed below.

- **Capital structure –** It was based on the arithmetic mean of the comparable companies in the meat sector selected for the Beta sample.
- **o Risk-free rate (cost of equity) –** Corresponds to the average yield of the 20-year US T-Bond (Federal Reserve) between 01/01/2020 and 31/12/2024. Source: http://www.treas.gov/offices/domestic-finance/debt-management/interest-rate/yield_historical.shtml.
- **Beta u –** Equivalent to the average weekly historical beta over a five-year period for the meat sector, in which BRF's segment is included. The sample of comparables was researched in the S&P Capital IQ database.
- **Beta r –** Beta re-levered by the company's capital structure .
- **Risk premium –** Corresponds to the spread between SP500 and US T-Bond 20 years. Source: Supply Side.
- **Size premium –** Source: Duff and Phelps | Ibbotson 2024.
- **Weighted Country Risk -** Corresponds to the average country risk, weighted according to each country's revenue share. Source: Damodaran and EMBI+.
- **Cost of debt –** It is determined by BRF's weighted average cost of funding on the base date.
- **Tax shield –** Weighted average projected rate for the company. Based on our calculations, it was estimated at 31.8 per cent.
- **US long-term inflation rate –** Source: https://www.federalreserve.gov/monetarypolicy/fomccalendars.htm.
- **BR long-term inflation rate –** Fonte: https://www3.bcb.gov.br/expectativas2/#/consultas.

- **CONCLUSION**

Based on the analyses described above and the calculations shown in Attachment 1B, we concluded a fair value of R$ 364,155 thousand and a useful life of 7 years for the business unit's customer relationship.

4

MPEEM (CARTEIRA VERTICAL) 2035 2034 2033 2032 2031 2030 2029 2028 2027 CUSTOMER RELATIONSHIP - BUSINESS UNIT 2025 2026 BRL '000 86,190,073 83,064,521 80,052,312 77,149,337 74,351,634 71,655,385 69,056,912 66,552,668 64,139,237 NET OPERATING REVENUE (NOR) 59,571,759 61,813,325 686,080 661,200 637,223 614,115 591,845 570,383 549,699 529,765 510,553 492,039 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 10.1% 12.4% 15.3% 18.8% 23.2% 28.6% 35.2% 43.4% 53.5% 65.9% 81.2% Percentage of Remaining Customer Relationships 11.2% 13.9% 17.1% 21.0% 25.9% 31.9% 39.3% 48.4% 59.7% 73.5% 90.6% Average Percentage of Remaining Customer Relationship 77,174 91,627 108,788 129,162 153,352 182,072 216,172 256,657 304,725 361,795 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.1% 0.1% 0.1% 0.2% 0.2% 0.3% 0.3% 0.4% 0.5% 0.6% 0.7% % of Remaining Customer Relationship/% of Total NOR (38,503) (45,713) (54,275) (64,440) (76,508) (90,837) (107,849) (128,048) (152,029) (180,502) (214,307) OPERATING COSTS ( - ) 38,671 45,914 54,513 64,722 76,844 91,235 108,322 128,609 152,696 181,294 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (6,079) (7,218) (8,570) (10,175) (12,080) (14,343) (17,029) (20,218) (24,005) (28,500) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 32,592 38,696 45,943 54,548 64,764 76,893 91,294 108,391 128,691 152,793 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (2,737) (3,437) (4,239) (6,767) (17,847) (21,099) (24,784) (28,759) (33,033) (38,097) (44,052) DEPRECIATION/AMORTIZATION ( - ) 29,855 35,259 41,704 47,781 46,917 55,794 66,509 79,632 95,659 114,697 137,357 EBIT ( = ) 38.7% 38.5% 38.3% 37.0% 30.6% 30.6% 30.8% 31.0% 31.4% 31.7% 32.0% % EBIT - - - - - - - - - - - TRADEMARAK ROYALTY ( - ) 29,855 35,259 41,704 47,781 46,917 55,794 66,509 79,632 95,659 114,697 137,357 ADJUSTED EBIT ( = ) (10,151) (11,988) (14,180) (16,245) (15,952) (18,970) (22,613) (27,075) (32,524) (38,997) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 19,704 23,271 27,525 31,535 30,965 36,824 43,896 52,557 63,135 75,700 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 25.5% 25.4% 25.3% 24.4% 20.2% 20.2% 20.3% 20.5% 20.7% 20.9% 21.1% net margin (NP/NOR) 22,441 26,708 31,764 38,302 48,812 57,923 68,680 81,316 96,167 113,796 134,708 BALANCE INPUT 19,704 23,271 27,525 31,535 30,965 36,824 43,896 52,557 63,135 75,700 90,655 NON OPERATING PROFIT AFTER TAX 2,737 3,437 4,239 6,767 17,847 21,099 24,784 28,759 33,033 38,097 44,052 DEPRECIATION/AMORTIZATION ( + ) 10,873 12,909 15,327 18,197 21,605 25,652 30,456 36,592 43,515 52,041 62,548 BALANCE OUTPUT 52 62 74 88 104 124 147 174 213 266 410 Working Capital - Return On 1,652 1,961 2,329 2,765 3,283 3,898 4,628 6,593 9,005 12,177 16,303 Fixed Assets - Return On 8,848 10,505 12,473 14,808 17,582 20,875 24,784 28,759 33,033 38,097 44,052 Fixed Assets - Return Of 187 223 264 314 372 442 525 623 740 879 1,043 Workforce - Return On 133 158 187 222 264 313 372 442 524 623 739 Integrated Supplier Relationship - Return On 11,569 13,799 16,437 20,105 27,207 32,271 38,225 44,725 52,652 61,756 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 10.50 9.50 8.50 7.50 6.50 5.50 4.50 3.50 2.50 1.50 0.50 Mid - Year Convention 0.32 0.36 0.40 0.45 0.50 0.55 0.62 0.69 0.76 0.85 0.95 Discount Rate @ 12,9% 3,747 4,975 6,598 8,986 13,538 17,879 23,577 30,714 40,256 52,569 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 1/10

MPEEM (CARTEIRA VERTICAL) 2044 2043 2042 2041 2040 2039 2038 2037 CUSTOMER RELATIONSHIP - BUSINESS UNIT 2025 2036 BRL '000 120,180,052 115,821,906 111,621,801 107,574,006 103,672,998 99,913,455 96,290,246 92,798,426 NET OPERATING REVENUE (NOR) 59,571,759 89,433,233 956,643 921,952 888,519 856,298 825,245 795,319 766,478 738,683 711,896 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 1.5% 1.9% 2.3% 2.9% 3.6% 4.4% 5.4% 6.6% 8.2% 81.2% Percentage of Remaining Customer Relationships 1.7% 2.1% 2.6% 3.2% 4.0% 4.9% 6.0% 7.4% 9.1% 90.6% Average Percentage of Remaining Customer Relationship 16,462 19,545 23,205 27,551 32,711 38,838 46,111 54,747 65,000 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.1% 0.1% 0.7% % of Remaining Customer Relationship/% of Total NOR (8,213) (9,751) (11,577) (13,746) (16,320) (19,376) (23,005) (27,314) (32,429) (214,307) OPERATING COSTS ( - ) 8,249 9,794 11,628 13,806 16,391 19,461 23,106 27,433 32,571 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (1,297) (1,540) (1,828) (2,170) (2,577) (3,059) (3,632) (4,313) (5,120) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 6,952 8,254 9,800 11,635 13,815 16,402 19,474 23,121 27,451 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (407) (503) (623) (770) (950) (1,158) (1,398) (1,723) (2,133) (44,052) DEPRECIATION/AMORTIZATION ( - ) 6,545 7,751 9,178 10,865 12,864 15,244 18,076 21,397 25,317 137,357 EBIT ( = ) 39.8% 39.7% 39.5% 39.4% 39.3% 39.3% 39.2% 39.1% 38.9% 32.0% % EBIT - - - - - - - - - - TRADEMARAK ROYALTY ( - ) 6,545 7,751 9,178 10,865 12,864 15,244 18,076 21,397 25,317 137,357 ADJUSTED EBIT ( = ) (2,225) (2,635) (3,120) (3,694) (4,374) (5,183) (6,146) (7,275) (8,608) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 4,320 5,116 6,057 7,171 8,490 10,061 11,930 14,122 16,710 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 26.2% 26.2% 26.1% 26.0% 26.0% 25.9% 25.9% 25.8% 25.7% 21.1% net margin (NP/NOR) 4,727 5,619 6,680 7,941 9,441 11,219 13,328 15,846 18,843 134,708 BALANCE INPUT 4,320 5,116 6,057 7,171 8,490 10,061 11,930 14,122 16,710 90,655 NON OPERATING PROFIT AFTER TAX 407 503 623 770 950 1,158 1,398 1,723 2,133 44,052 DEPRECIATION/AMORTIZATION ( + ) 2,319 2,754 3,269 3,882 4,609 5,472 6,496 7,713 9,158 62,548 BALANCE OUTPUT 11 13 16 19 22 26 31 37 44 410 Working Capital - Return On 352 418 497 590 700 831 987 1,172 1,391 16,303 Fixed Assets - Return On 1,887 2,241 2,660 3,159 3,750 4,453 5,287 6,277 7,452 44,052 Fixed Assets - Return Of 40 47 56 67 79 94 112 133 158 1,043 Workforce - Return On 28 34 40 47 56 67 79 94 112 739 Integrated Supplier Relationship - Return On 2,407 2,865 3,410 4,060 4,832 5,747 6,831 8,133 9,685 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 19.50 18.50 17.50 16.50 15.50 14.50 13.50 12.50 11.50 0.50 Mid - Year Convention 0.12 0.14 0.15 0.17 0.19 0.21 0.23 0.26 0.29 0.95 Discount Rate @ 12,9% 297 393 521 690 915 1,211 1,603 2,125 2,817 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 2/10

MPEEM (CARTEIRA VERTICAL) 2053 2052 2051 2050 2049 2048 2047 2046 CUSTOMER RELATIONSHIP - BUSINESS UNIT 2025 2045 BRL '000 167,574,346 161,497,517 155,641,055 149,996,969 144,557,558 139,315,398 134,263,337 129,394,481 NET OPERATING REVENUE (NOR) 59,571,759 124,702,188 1,333,905 1,285,533 1,238,915 1,193,988 1,150,690 1,108,962 1,068,747 1,029,990 992,639 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.2% 0.3% 0.4% 0.4% 0.5% 0.7% 0.8% 1.0% 1.3% 81.2% Percentage of Remaining Customer Relationships 0.3% 0.3% 0.4% 0.5% 0.6% 0.7% 0.9% 1.1% 1.4% 90.6% Average Percentage of Remaining Customer Relationship 3,511 4,169 4,950 5,877 6,978 8,284 9,836 11,678 13,865 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (1,752) (2,080) (2,470) (2,932) (3,481) (4,133) (4,907) (5,826) (6,917) (214,307) OPERATING COSTS ( - ) 1,760 2,089 2,480 2,945 3,496 4,151 4,929 5,852 6,948 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (277) (328) (390) (463) (550) (653) (775) (920) (1,092) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 1,483 1,761 2,090 2,482 2,947 3,499 4,154 4,932 5,856 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (62) (77) (95) (117) (144) (178) (219) (269) (330) (44,052) DEPRECIATION/AMORTIZATION ( - ) 1,420 1,684 1,996 2,365 2,803 3,321 3,935 4,663 5,525 137,357 EBIT ( = ) 40.5% 40.4% 40.3% 40.2% 40.2% 40.1% 40.0% 39.9% 39.8% 32.0% % EBIT - - - - - - - - - - TRADEMARAK ROYALTY ( - ) 1,420 1,684 1,996 2,365 2,803 3,321 3,935 4,663 5,525 137,357 ADJUSTED EBIT ( = ) (483) (572) (679) (804) (953) (1,129) (1,338) (1,585) (1,879) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 938 1,111 1,317 1,561 1,850 2,192 2,597 3,078 3,647 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 26.7% 26.7% 26.6% 26.6% 26.5% 26.5% 26.4% 26.4% 26.3% 21.1% net margin (NP/NOR) 1,000 1,188 1,412 1,678 1,994 2,370 2,816 3,346 3,977 134,708 BALANCE INPUT 938 1,111 1,317 1,561 1,850 2,192 2,597 3,078 3,647 90,655 NON OPERATING PROFIT AFTER TAX 62 77 95 117 144 178 219 269 330 44,052 DEPRECIATION/AMORTIZATION ( + ) 495 587 697 828 983 1,167 1,386 1,645 1,953 62,548 BALANCE OUTPUT 2 3 3 4 5 6 7 8 9 410 Working Capital - Return On 75 89 106 126 149 177 211 250 297 16,303 Fixed Assets - Return On 403 478 568 674 800 950 1,128 1,339 1,590 44,052 Fixed Assets - Return Of 9 10 12 14 17 20 24 28 34 1,043 Workforce - Return On 6 7 9 10 12 14 17 20 24 739 Integrated Supplier Relationship - Return On 505 601 715 850 1,011 1,202 1,430 1,701 2,024 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 28.50 27.50 26.50 25.50 24.50 23.50 22.50 21.50 20.50 0.50 Mid - Year Convention 0.05 0.05 0.06 0.06 0.07 0.08 0.09 0.10 0.11 0.95 Discount Rate @ 12,9% 24 31 42 55 73 96 128 169 224 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 3/10

MPEEM (CARTEIRA VERTICAL) 2061 2060 2059 2058 2057 2056 2055 CUSTOMER RELATIONSHIP - BUSINESS UNIT 2025 2054 BRL '000 225,185,795 217,019,775 209,149,883 201,565,381 194,255,920 187,211,524 180,422,583 NET OPERATING REVENUE (NOR) 59,571,759 173,879,833 1,792,497 1,727,495 1,664,850 1,604,477 1,546,293 1,490,219 1,436,178 1,384,097 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% 0.2% 0.2% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% 0.2% 0.2% 90.6% Average Percentage of Remaining Customer Relationship 889 1,056 1,254 1,488 1,767 2,098 2,491 2,958 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (444) (527) (625) (743) (882) (1,047) (1,243) (1,476) (214,307) OPERATING COSTS ( - ) 446 529 628 746 885 1,051 1,248 1,482 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (70) (83) (99) (117) (139) (165) (196) (233) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 376 446 529 629 746 886 1,052 1,249 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (12) (15) (18) (22) (27) (33) (41) (51) (44,052) DEPRECIATION/AMORTIZATION ( - ) 364 431 512 607 719 853 1,011 1,198 137,357 EBIT ( = ) 40.9% 40.9% 40.8% 40.8% 40.7% 40.6% 40.6% 40.5% 32.0% % EBIT - - - - - - - - - TRADEMARAK ROYALTY ( - ) 364 431 512 607 719 853 1,011 1,198 137,357 ADJUSTED EBIT ( = ) (124) (147) (174) (206) (245) (290) (344) (407) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 240 285 338 400 475 563 667 791 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.0% 27.0% 26.9% 26.9% 26.9% 26.8% 26.8% 26.7% 21.1% net margin (NP/NOR) 252 299 355 422 502 596 708 842 134,708 BALANCE INPUT 240 285 338 400 475 563 667 791 90,655 NON OPERATING PROFIT AFTER TAX 12 15 18 22 27 33 41 51 44,052 DEPRECIATION/AMORTIZATION ( + ) 125 149 177 210 249 296 351 417 62,548 BALANCE OUTPUT 1 1 1 1 1 1 2 2 410 Working Capital - Return On 19 23 27 32 38 45 53 63 16,303 Fixed Assets - Return On 102 121 144 171 203 241 286 339 44,052 Fixed Assets - Return Of 2 3 3 4 4 5 6 7 1,043 Workforce - Return On 2 2 2 3 3 4 4 5 739 Integrated Supplier Relationship - Return On 127 150 179 213 253 301 357 425 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 36.50 35.50 34.50 33.50 32.50 31.50 30.50 29.50 0.50 Mid - Year Convention 0.02 0.02 0.02 0.03 0.03 0.03 0.04 0.04 0.95 Discount Rate @ 12,9% 3 3 4 6 8 10 14 18 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 4/10

MPEEM (CARTEIRA VERTICAL) 2069 2068 2067 2066 2065 2064 2063 CUSTOMER RELATIONSHIP - BUSINESS UNIT 2025 2062 BRL '000 302,603,852 291,630,384 281,054,852 270,862,826 261,040,397 251,574,165 242,451,211 NET OPERATING REVENUE (NOR) 59,571,759 233,659,087 2,408,751 2,321,401 2,237,219 2,156,090 2,077,903 2,002,551 1,929,931 1,859,945 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 90.6% Average Percentage of Remaining Customer Relationship 225 267 317 377 448 531 631 749 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (112) (133) (158) (188) (223) (265) (315) (374) (214,307) OPERATING COSTS ( - ) 113 134 159 189 224 266 316 375 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (18) (21) (25) (30) (35) (42) (50) (59) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 95 113 134 159 189 224 266 316 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (2) (3) (3) (4) (5) (6) (8) (10) (44,052) DEPRECIATION/AMORTIZATION ( - ) 93 110 131 155 184 218 259 307 137,357 EBIT ( = ) 41.2% 41.2% 41.2% 41.1% 41.1% 41.0% 41.0% 41.0% 32.0% % EBIT - - - - - - - - - TRADEMARAK ROYALTY ( - ) 93 110 131 155 184 218 259 307 137,357 ADJUSTED EBIT ( = ) (32) (37) (44) (53) (63) (74) (88) (104) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 61 73 86 102 121 144 171 202 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.2% 27.2% 27.2% 27.1% 27.1% 27.1% 27.1% 27.0% 21.1% net margin (NP/NOR) 64 75 90 106 126 150 178 212 134,708 BALANCE INPUT 61 73 86 102 121 144 171 202 90,655 NON OPERATING PROFIT AFTER TAX 2 3 3 4 5 6 8 10 44,052 DEPRECIATION/AMORTIZATION ( + ) 32 38 45 53 63 75 89 106 62,548 BALANCE OUTPUT 0 0 0 0 0 0 0 1 410 Working Capital - Return On 5 6 7 8 10 11 14 16 16,303 Fixed Assets - Return On 26 31 36 43 51 61 72 86 44,052 Fixed Assets - Return Of 1 1 1 1 1 1 2 2 1,043 Workforce - Return On 0 0 1 1 1 1 1 1 739 Integrated Supplier Relationship - Return On 32 38 45 53 63 75 90 106 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 44.50 43.50 42.50 41.50 40.50 39.50 38.50 37.50 0.50 Mid - Year Convention 0.01 0.01 0.01 0.01 0.01 0.01 0.02 0.02 0.95 Discount Rate @ 12,9% 0 0 0 1 1 1 1 2 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 5/10

MPEEM (CARTEIRA VERTICAL) 2075 2076 2074 2073 2072 2071 CUSTOMER RELATIONSHIP - BUSINESS UNIT 2025 2070 BRL '000 377,680,487 391,891,848 363,984,479 350,785,136 338,064,447 325,805,054 NET OPERATING REVENUE (NOR) 59,571,759 313,990,230 3,119,491 3,006,367 2,897,346 2,792,278 2,691,020 2,593,434 2,499,388 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 90.6% Average Percentage of Remaining Customer Relationship 68 80 95 113 135 160 190 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (34) (40) (48) (57) (67) (80) (95) (214,307) OPERATING COSTS ( - ) 34 40 48 57 67 80 95 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (5) (6) (8) (9) (11) (13) (15) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 29 34 40 48 57 67 80 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (1) (1) (1) (1) (1) (1) (2) (44,052) DEPRECIATION/AMORTIZATION ( - ) 28 33 40 47 56 66 78 137,357 EBIT ( = ) 41.5% 41.4% 41.4% 41.4% 41.3% 41.3% 41.3% 32.0% % EBIT - - - - - - - - TRADEMARAK ROYALTY ( - ) 28 33 40 47 56 66 78 137,357 ADJUSTED EBIT ( = ) (10) (11) (13) (16) (19) (22) (27) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 19 22 26 31 37 44 52 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.4% 27.4% 27.3% 27.3% 27.3% 27.3% 27.2% 21.1% net margin (NP/NOR) 19 23 27 32 38 45 53 134,708 BALANCE INPUT 19 22 26 31 37 44 52 90,655 NON OPERATING PROFIT AFTER TAX 1 1 1 1 1 1 2 44,052 DEPRECIATION/AMORTIZATION ( + ) 10 11 13 16 19 23 27 62,548 BALANCE OUTPUT 0 0 0 0 0 0 0 410 Working Capital - Return On 1 2 2 2 3 3 4 16,303 Fixed Assets - Return On 8 9 11 13 15 18 22 44,052 Fixed Assets - Return Of 0 0 0 0 0 0 0 1,043 Workforce - Return On 0 0 0 0 0 0 0 739 Integrated Supplier Relationship - Return On 10 11 13 16 19 23 27 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 51.50 50.50 49.50 48.50 47.50 46.50 45.50 0.50 Mid - Year Convention 0.00 0.00 0.00 0.01 0.01 0.01 0.01 0.95 Discount Rate @ 12,9% 0 0 0 0 0 0 0 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 6/10

MPEEM (CARTEIRA VERTICAL) 2083 2082 2081 2080 2079 2078 2077 2025 CUSTOMER RELATIONSHIP - BUSINESS UNIT BRL '000 507,525,663 489,121,017 471,383,788 454,289,773 437,815,645 421,938,927 406,637,955 59,571,759 NET OPERATING REVENUE (NOR) 4,039,945 3,893,443 3,752,253 3,616,183 3,485,048 3,358,668 3,236,871 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 90.6% Average Percentage of Remaining Customer Relationship 20 24 29 34 40 48 57 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (10) (12) (14) (17) (20) (24) (28) (214,307) OPERATING COSTS ( - ) 10 12 14 17 20 24 29 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (2) (2) (2) (3) (3) (4) (4) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 9 10 12 14 17 20 24 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (0) (0) (0) (0) (0) (0) (0) (44,052) DEPRECIATION/AMORTIZATION ( - ) 8 10 12 14 17 20 24 137,357 EBIT ( = ) 41.6% 41.6% 41.6% 41.6% 41.6% 41.5% 41.5% 32.0% % EBIT - - - - - - - - TRADEMARAK ROYALTY ( - ) 8 10 12 14 17 20 24 137,357 ADJUSTED EBIT ( = ) (3) (3) (4) (5) (6) (7) (8) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 6 7 8 9 11 13 16 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.5% 27.5% 27.5% 27.4% 27.4% 27.4% 27.4% 21.1% net margin (NP/NOR) 6 7 8 10 11 14 16 134,708 BALANCE INPUT 6 7 8 9 11 13 16 90,655 NON OPERATING PROFIT AFTER TAX 0 0 0 0 0 0 0 44,052 DEPRECIATION/AMORTIZATION ( + ) 3 3 4 5 6 7 8 62,548 BALANCE OUTPUT 0 0 0 0 0 0 0 410 Working Capital - Return On 0 1 1 1 1 1 1 16,303 Fixed Assets - Return On 2 3 3 4 5 6 7 44,052 Fixed Assets - Return Of 0 0 0 0 0 0 0 1,043 Workforce - Return On 0 0 0 0 0 0 0 739 Integrated Supplier Relationship - Return On 3 3 4 5 6 7 8 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 58.50 57.50 56.50 55.50 54.50 53.50 52.50 0.50 Mid - Year Convention 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 Discount Rate @ 12,9% 0 0 0 0 0 0 0 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 7/10

MPEEM (CARTEIRA VERTICAL) 2090 2089 2088 2087 2086 2085 2084 2025 CUSTOMER RELATIONSHIP - BUSINESS UNIT BRL '000 657,279,042 633,443,818 610,472,942 588,335,070 566,999,994 546,438,603 526,622,839 59,571,759 NET OPERATING REVENUE (NOR) 5,231,994 5,042,264 4,859,414 4,683,195 4,513,366 4,349,695 4,191,960 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 90.6% Average Percentage of Remaining Customer Relationship 6 7 9 10 12 14 17 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (3) (4) (4) (5) (6) (7) (9) (214,307) OPERATING COSTS ( - ) 3 4 4 5 6 7 9 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (0) (1) (1) (1) (1) (1) (1) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 3 3 4 4 5 6 7 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (0) (0) (0) (0) (0) (0) (0) (44,052) DEPRECIATION/AMORTIZATION ( - ) 3 3 4 4 5 6 7 137,357 EBIT ( = ) 41.8% 41.8% 41.7% 41.7% 41.7% 41.7% 41.7% 32.0% % EBIT - - - - - - - - TRADEMARAK ROYALTY ( - ) 3 3 4 4 5 6 7 137,357 ADJUSTED EBIT ( = ) (1) (1) (1) (1) (2) (2) (2) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 2 2 2 3 3 4 5 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.6% 27.6% 27.6% 27.5% 27.5% 27.5% 27.5% 21.1% net margin (NP/NOR) 2 2 2 3 3 4 5 134,708 BALANCE INPUT 2 2 2 3 3 4 5 90,655 NON OPERATING PROFIT AFTER TAX 0 0 0 0 0 0 0 44,052 DEPRECIATION/AMORTIZATION ( + ) 1 1 1 1 2 2 2 62,548 BALANCE OUTPUT 0 0 0 0 0 0 0 410 Working Capital - Return On 0 0 0 0 0 0 0 16,303 Fixed Assets - Return On 1 1 1 1 1 2 2 44,052 Fixed Assets - Return Of 0 0 0 0 0 0 0 1,043 Workforce - Return On 0 0 0 0 0 0 0 739 Integrated Supplier Relationship - Return On 1 1 1 1 2 2 2 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 65.50 64.50 63.50 62.50 61.50 60.50 59.50 0.50 Mid - Year Convention 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 Discount Rate @ 12,9% 0 0 0 0 0 0 0 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 8/10

MPEEM (CARTEIRA VERTICAL) 2097 2096 2095 2094 2093 2092 2091 2025 CUSTOMER RELATIONSHIP - BUSINESS UNIT BRL '000 851,219,496 820,351,317 790,602,525 761,932,528 734,302,205 707,673,853 682,011,138 59,571,759 NET OPERATING REVENUE (NOR) 6,775,776 6,530,063 6,293,260 6,065,044 5,845,105 5,633,141 5,428,864 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 90.6% Average Percentage of Remaining Customer Relationship 2 2 3 3 4 4 5 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (1) (1) (1) (2) (2) (2) (3) (214,307) OPERATING COSTS ( - ) 1 1 1 2 2 2 3 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (0) (0) (0) (0) (0) (0) (0) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 1 1 1 1 2 2 2 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (0) (0) (0) (0) (0) (0) (0) (44,052) DEPRECIATION/AMORTIZATION ( - ) 1 1 1 1 2 2 2 137,357 EBIT ( = ) 41.9% 41.9% 41.9% 41.8% 41.8% 41.8% 41.8% 32.0% % EBIT - - - - - - - - TRADEMARAK ROYALTY ( - ) 1 1 1 1 2 2 2 137,357 ADJUSTED EBIT ( = ) (0) (0) (0) (0) (1) (1) (1) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 1 1 1 1 1 1 1 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.6% 27.6% 27.6% 27.6% 27.6% 27.6% 27.6% 21.1% net margin (NP/NOR) 1 1 1 1 1 1 1 134,708 BALANCE INPUT 1 1 1 1 1 1 1 90,655 NON OPERATING PROFIT AFTER TAX 0 0 0 0 0 0 0 44,052 DEPRECIATION/AMORTIZATION ( + ) 0 0 0 0 1 1 1 62,548 BALANCE OUTPUT 0 0 0 0 0 0 0 410 Working Capital - Return On 0 0 0 0 0 0 0 16,303 Fixed Assets - Return On 0 0 0 0 0 0 1 44,052 Fixed Assets - Return Of 0 0 0 0 0 0 0 1,043 Workforce - Return On 0 0 0 0 0 0 0 739 Integrated Supplier Relationship - Return On 0 0 0 0 1 1 1 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 72.50 71.50 70.50 69.50 68.50 67.50 66.50 0.50 Mid - Year Convention 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 Discount Rate @ 12,9% 0 0 0 0 0 0 0 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 9/10

MPEEM (CARTEIRA VERTICAL) 2102 2101 2100 2099 2098 2025 CUSTOMER RELATIONSHIP - BUSINESS UNIT BRL '000 1,023,882,157 986,752,629 950,969,547 916,484,084 883,249,184 59,571,759 NET OPERATING REVENUE (NOR) 8,150,184 7,854,630 7,569,794 7,295,287 7,030,735 474,196 NET OPERATING REVENUE ATTRIBUTABLE TO CUSTOMERS - BUSINESS UNIT 3.8% 18.8% 18.8% 18.8% 18.8% 18.8% 18.8% Anual Churn Rate (%) 0.0% 0.0% 0.0% 0.0% 0.0% 81.2% Percentage of Remaining Customer Relationships 0.0% 0.0% 0.0% 0.0% 0.0% 90.6% Average Percentage of Remaining Customer Relationship 1 1 1 1 2 429,554 NET REVENUE FROM CUSTOMER RELATIONSHIPS 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% % of Remaining Customer Relationship/% of Total NOR (0) (0) (1) (1) (1) (214,307) OPERATING COSTS ( - ) 0 0 1 1 1 215,247 GROSS PROFIT ( = ) 50.1% 50.1% 50.1% 50.1% 50.1% 50.1% gross margin (GP/NOR) (0) (0) (0) (0) (0) (33,838) GENERAL AND ADMINISTRATIVE EXPENSES ( - ) 0 0 0 1 1 181,409 EBITDA ( = ) 42.2% 42.2% 42.2% 42.2% 42.2% 42.2% % EBITDA (0) (0) (0) (0) (0) (44,052) DEPRECIATION/AMORTIZATION ( - ) 0 0 0 1 1 137,357 EBIT ( = ) 41.9% 41.9% 41.9% 41.9% 41.9% 32.0% % EBIT - - - - - - TRADEMARAK ROYALTY ( - ) 0 0 0 1 1 137,357 ADJUSTED EBIT ( = ) (0) (0) (0) (0) (0) (46,701) IR/CSSL ( - ) - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% - 34.0% Effective tax rate (IRCS/EBIT) 0 0 0 0 0 90,655 NON OPERATING PROFIT AFTER TAX ( = ) 27.7% 27.7% 27.7% 27.7% 27.7% 21.1% net margin (NP/NOR) 0 0 0 0 0 134,708 BALANCE INPUT 0 0 0 0 0 90,655 NON OPERATING PROFIT AFTER TAX 0 0 0 0 0 44,052 DEPRECIATION/AMORTIZATION ( + ) 0 0 0 0 0 62,548 BALANCE OUTPUT 0 0 0 0 0 410 Working Capital - Return On 0 0 0 0 0 16,303 Fixed Assets - Return On 0 0 0 0 0 44,052 Fixed Assets - Return Of 0 0 0 0 0 1,043 Workforce - Return On 0 0 0 0 0 739 Integrated Supplier Relationship - Return On 0 0 0 0 0 72,160 SIMPLE BALANCE 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 77.50 76.50 75.50 74.50 73.50 0.50 Mid - Year Convention 0.00 0.00 0.00 0.00 0.00 0.95 Discount Rate @ 12,9% 0 0 0 0 0 68,388 Discounted Cash Flow 35,793 Remaining Value 282,713 CUSTOMER RELATIONSHIP VALUE - PRE - TAB 7 years Useful life of intangible 81,442 TAX BENEFIT FROM AMORTIZATION 364,155 CUSTOMER RELATIONSHIP VALUE - POST - TAB 10/10

BRAND ▪ DESCRIPTION Trademarks, logos, and the like have value for a business, as they allow consumers to easily identify a business through its products and services . As they are perceived by the public, they have the ability to generate consistent demand for the company's items . They can, therefore, allow revenue growth by increasing the number of units sold or charging prices higher than those used by similar companies, but without the benefit of these assets in question . Below is a description of BRF's main brands . o Sadia: Sadia is a Brazilian brand founded in 1944, specializing in industrialized foods, with a focus on frozen and chilled products of animal origin, such as sausages, chicken and pork cuts, ready meals, pizzas, pasta and side dishes. It is widely distributed in national retail and present in international markets. o Perdigão: Created in 1934, Perdigão is a Brazilian brand that operates in the processed and frozen food segments, with a portfolio similar to Sadia's, including hams, sausages, lasagna, seasoned meats, ready meals and margarine. The brand shares distribution channels with other BRF brands. o Miss Daisy: Miss Daisy is a brand focused on the segment of refrigerated and frozen ready meals, such as roasted meats, side dishes and complete meals. Its presence is mainly concentrated in Brazilian retail, with a focus on convenience and offering ready - to - eat meals. o Nebraska: Nebraska is a brand used by BRF for products in the pork portfolio, such as ribs, loin and ham, aimed mainly at butchers and the food service channel, with specific cuts for professional use. o Gold: BRF's Gold is a line aimed at the institutional market and food service , focusing on meat and products with technical specifications aimed at establishments such as restaurants, hotels and industrial kitchens. The products in the line include standardized cuts and food inputs. o Qualy/ Claybon/ Deline: These three brands make up BRF's portfolio of margarines and vegetable creams. Qualy: It is a brand of margarine widely distributed in Brazil, with traditional, salt, unsalted and light versions . Claybon: It is mainly intended for culinary use, such as in baking and confectionery, being sold in larger formats. Deline : It is a regional brand of margarine, also focusing on domestic and culinary use. o Banvit: Banvit is a brand of Turkish origin acquired by BRF in 2017. It operates in the production and marketing of chicken meat and processed products, such as hamburgers, breaded meats and sausages, aimed at the market in Turkey and neighboring regions. The company operates with vertical integration in its production chain. ▪ VALUATION METHODOLOGY The fair value of the brand was estimated using the Royalty Relief Methodology, which is derived from the income approach . Through this model, also known as the Royalty Waiver Method, we calculate the value of the asset, capitalizing on the royalties that are saved by the company owning the intangible . In other words, the owner does not have to pay rent or royalties to a third party to use the asset . 1

Methodological application requires determining a hypothetical royalty rate, which is typically expressed as a percentage of revenue . The result is multiplied by the projected net revenue for the company for the entire useful life of the object of analysis . Subsequently, the cash flow from royalty payments is deducted from income tax and brought to present value at an appropriate risk rate to define the value of the intangible . ▪ VALUATION CRITERIA – BRAND The following steps were applied in the valuation of the fair value of the brand, using the Royalty Relief methodology : o Revenue attributable to the brand − 100% of the revenues from the business were considered to be generated under the company's brands. o Determination of the royalty rate − Information from the Markables and Royalty Source databases, as well as the internal APSIS database, was used to locate the transactions of licenses of use involving brands similar to BRF's brands. In addition, qualitative factors related to the intangible were appraised. After analysis, a royalty rate of 2.0% was concluded to be applied to the projected net operating revenue. o Income Tax Deduction − Royalty payments are deducted by the income tax rate weighted by the countries of operation, for the entire life of the asset. A tax deduction of 33.6% was used. o Application of the discount rate − Royalty savings are brought to present value at the appropriate rate of return. We determined a discount rate for the brands, equal to the WACC calculated by APSIS for BRF, shown in attachment 1A. o Tax benefit of amortization − As the asset does not have a defined useful life, it was not considered a tax benefit in this analysis. ▪ CONCLUSION Based on the analyses described above and the calculations shown in Attachment 1 D, we concluded a fair value of R $ 10 , 753 , 098 thousand, without a defined useful life for BRF's brands . 2

RELIEF FROM ROYALTY (CONSOLIDA) 2029 2028 2027 2026 2025 TRADEMARK BRL '000 69,056,912 66,552,668 64,139,237 61,813,325 59,571,759 NET OPERATING REVENUE (NOR) 2.0% 2.0% 2.0% 2.0% 2.0% Royalty Rate (% NOR) 1,346,610 1,297,777 1,250,715 1,205,360 1,161,649 TOTAL ROYALTIES 1,346,610 1,297,777 1,250,715 1,205,360 1,161,649 ROYALTIES SAVINGS - PRE TAX 33.6% 33.6% 33.6% 33.6% 33.6% IR/CSLL 894,595 862,154 830,890 800,759 771,720 ROYALTIES SAVINGS - AFTER TAX 1.00 1.00 1.00 1.00 1.00 Partial Period 4.50 3.50 2.50 1.50 0.50 Mid - Year Convention 0.62 0.69 0.76 0.85 0.95 11.3% Discount Rate @ 12,9% 551,795 592,065 635,273 681,635 731,381 Discounted Cash Flow 551,795 Remaining Value 7,560,949 3.8% Perpetuity @ 3.8% TRADEMARK VALUE 10,753,098 1/1

INVENTORY ▪ DESCRIPTION The inventory recorded in the BRF balance sheet on the valuation date of this Report comprises the following classifications : o Raw material; o Finished products; o Products in preparation; o Packaging materials; o Secondary materials; o Warehouse; o Imports in progress; and o Others. ▪ VALUATION METHODOLOGY According to good valuation practices, the value of the inventory must be measured separately between raw materials, products in preparation and finished products . o Raw material − The fair value of the raw material must be valuated based on the value that a market participant would be able to achieve with the sale of this material in the most advantageous scenario, on the valuation date of the Report, that is, according to the replacement cost . o Finished products − The valuation of finished products must consider the selling price less all expenses related to the disposal of items, such as marketing expenses, commissions, transportation and packaging, as well as a profit margin relative to the degree of risk of these costs . In addition, the time it takes for the company to sell the goods and the time to receive the money must also be considered . o Products in preparation – The fair value of products in preparation must be valuated in the same way as finished products ; however, the cost of completing the production of the good must also be considered . ▪ VALUATION CRITERIA Below, we detail the assumptions used in the valuation of BRF inventory on the valuation date of this Report, segmented by type of component classification . o Raw material − Following discussions with the company's management, the book value was considered a proxy for the fair value of the raw material . This material has a high inventory turnover, and there have been no significant variations in its cost, with the historical cost being close to the replacement cost . 1

o Finished products − For the valuation of finished products, the following assumptions were used. The sale value of the finished products was estimated by applying the company's gross margin, on the valuation date of this Report, to the respective book values of the items. The disposal costs applied in the valuation of the finished products were based on the marketing expenses paid by the customers informed in conversations with the company's management. Selling costs were estimated at 13.8% of the NOR of the valuation date. The profit margin applied to the sales effort was calculated by multiplying the sale value of the inventory by the company's profit margin before income tax (EBIT), on the valuation date of the Report, and the result was subsequently multiplied by the percentage that the disposal cost represents of the company's total costs. For the calculations of the storage cost, which is related tothe time between the sale of inventory and the receipt of cash, the number of days of inventory turnover and the company's accounts receivable on the valuation date of the Report was considered, multiplied by the return of pre - tax working capital. ▪ CONCLUSION Based on the analyses described above and the calculations shown in Attachment 1F, we conclude a fair value of R$7,466,026 thousand and an indefinite useful life for BRF's inventory. 2

ESTOQUE_A_MERCADO

VALUATION OF INVENTORY PRODUCTS | BRL '000 BRF	December 2024
ASSUMPTIONS	
Gross Margin Dec/24	*30.6%*
EBIT margin Dec/24	*9.7%*
Cost of Disposal (% of Revenue) Dec/24	*13.8%*
Inventory period (months) Dec/24	*1.9*
Cost of Capital (Working Capital) (Kd post tax)	*5.5%*
FINISHED PRODUCTS	
Book Value	***3,524,872***
Estimated Selling Price	***5,075,830***
= TOTAL cost/(1-Gross MARGIN)	
(-) Cost of disposal	***700,400***
= Sales x % Disposal Costs	
(-) Profit on draining effort	***74,920***
= Sales x EBIT x (% Outlet Cost/% Total Cost)	
GROSS REALISABLE VALUE	***4,300,510***
(-) Storage costs	***37,615***
= Gross Value x (Stocking Period/12 months) x Cost of Capital	
NET REALISABLE VALUE	***4,262,896***
Capital gain after inventory costs	***738,024***
Capital gain (% of finished goods book balance)	***20.9%***

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BALANÇO CONSOLIDADO BRF

BALANCE SHEET BRF	ACCOUNTING STATEMENTS	MARKET VALUE	ACCOUNTING STATEMENTS
(BRL '000)	BALANCES AT DEC 2024	ADJUSTMENTS	BALANCES AT DEC 2024
CURRENTS ASSETS	**30,830,215**	**738,024**	**31,568,239**
Cash and cash equivalents	11,165,364	-	11,165,364
Bonds and securities	894,080	-	894,080
Accounts receivable	6,107,292	-	6,107,292
Inventory	6,728,002	738,024	7,466,026
Recoverable taxes	2,214,189	-	2,214,189
Biological assets	2,844,633	-	2,844,633
Prepaid expenses	851	-	851
Other current assets	875,804	-	875,804
NON-CURRENT ASSETS	**31,844,867**	**31,654,240**	**63,499,107**
LONG-TERM REALISABLE	**9,974,145**	**-**	**9,974,145**
Deferred taxes LT	2,331,012	-	2,331,012
Recoverable taxes LT	4,545,723	-	4,545,723
Accounts receivable LT	30,655	-	30,655
Bonds and securities LT	323,811	-	323,811
Other non current assets	955,707	-	955,707
Biological assets	1,787,237	-	1,787,237
INVESTIMENTS	**129,323**	**-**	**129,323**
Holdings in subsidiaries and associates	129,323	-	129,323
FIXED ASSETS	**11,879,459**	**25,525,391**	**37,404,850**
Land	627,900	1,984,312	2,612,212
Buildings and Facilities	5,443,218	10,134,901	15,578,119
Machinery and equipment	4,994,258	13,403,704	18,397,962
Furniture and Utensils	148,304	2,487	150,791
Vehicles	1,017	(13)	1,004
Fixed Assets in Progress	645,621	-	645,621
Advances to suppliers	19,720	-	19,720
Others	(579)	-	(579)
INTANGIBLE ASSETS	**6,673,170**	**6,128,849**	**12,802,019**
Goodwill	3,771,263	(3,771,263)	-
Trademark	2,006,267	8,746,831	10,753,098
Non-compete agreements	2,551	(2,551)	-
Integrated Supplier Relationship	-	1,411,973	1,411,973
Patents	1,237	-	1,237
Customer relationship	620,296	(256,141)	364,155
Software	233,865	-	233,865
Other intangible assets	37,691	-	37,691
FIXED ASSETS RIGHT OF USE	**3,188,770**	**-**	**3,188,770**
Ridght of Use	3,188,770	-	3,188,770
TOTAL ASSETS	**62,675,082**	**32,392,264**	**95,067,346**

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BALANÇO CONSOLIDADO BRF

BALANCE SHEET BRF	ACCOUNTING STATEMENTS	MARKET VALUE	ACCOUNTING STATEMENTS
(BRL '000)	BALANCES AT DEC 2024	ADJUSTMENTS	BALANCES AT DEC 2024
CURRENT LIABILITIES	**20,820,572**	**-**	**20,820,572**
Loans and financing	1,230,273	-	1,230,273
Suppliers	14,573,097	-	14,573,097
Tax obligations	1,141,944	-	1,141,944
Wages, benefits and social charges payable	946,937	-	946,937
Provisions	692,650	-	692,650
Other payables	2,235,671	-	2,235,671
NON-CURRENT LIABILITIES	**25,355,295**	**15,460,276**	**40,815,571**
LONG-TERM LIABILITIES	**25,355,295**	**15,460,276**	**40,815,571**
Loans and financing LT	19,510,275	-	19,510,275
Suppliers LT	2,989,882	-	2,989,882
Deferred tax liabilities LT	1,933	-	1,933
Provision for contingencies LT	1,539,464	6,737,736	8,277,200
Benefits LT	467,127	-	467,127
Other non current liabilities	846,614		846,614
Deferred income tax capital gains	-	8,722,539	8,722,539
SHAREHOLDER'S EQUITY	**16,499,205**	**16,931,988**	**33,431,193**
Share capital	13,349,156	-	13,349,156
Capital reserve	2,621,755	-	2,621,755
Profit reserve	2,079,253	-	2,079,253
Treasury Shares	(1,345,657)	-	(1,345,657)
Other Comprehensive Income	(1,618,855)	-	(1,618,855)
Attributed to non-controlling shareholders	1,413,553	189,388	1,602,941
Market Adjustments	-	16,742,600	16,742,600
TOTAL LIABILITIES	**62,675,072**	**32,392,264**	**95,067,336**
SHAREHOLDERS' EQUITY - CONTROLLING (BRL' 000)	**15,085,652**	**16,742,600**	**31,828,252**

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ATTACHMENT 2

1. EXECUTIVE SUMMARY OF FIXED ASSETS The values below consider the valuation date of December 31 st , 2024 and are based on the fact that there are no impediments to the objects, whether debts, registrations without legal challenges, construction or tax irregularities (including deferred liabilities), environmental liabilities, among other obstacles: Company: BRF Valuation date: 31/12/2024 1 CAPITAL GAIN FAIR VALUE REPRODUCTION VALUE NET BOOK VALUE RUL ACCOUNTING BALANCE 13,403,704,301.79 R$ 18,519,461,091.76 R$ 23,984,346,577.76 R$ 5,115,756,789.97 R$ 4.9 Machinery and equipment 10,134,900,771.37 R$ 18,326,663,728.01 R$ 21,641,707,567.00 R$ 8,191,762,956.64 R$ 45.7 Buildings, improvements and leasehold improvements - R$ 665,341,235.47 R$ 665,341,235.47 R$ 665,341,235.47 R$ N/A Fixed assets under construction 2,486,756.40 R$ 150,730,906.39 R$ 273,727,759.76 R$ 148,244,149.99 R$ 6.4 Furniture and fixtures 13,106.70 - R$ 221,370,128.31 R$ 502,566,259.17 R$ 221,383,235.01 R$ 3.9 Vehicles 1,984,312,320.99 R$ 2,710,054,470.96 R$ 2,710,054,470.96 R$ 725,742,149.97 R$ N/A Lands 25,525,391,043.84 R$ 40,593,621,560.89 R$ 49,777,743,870.12 R$ 15,068,230,517.05 R$ Total R$ - R$ 3,188,770,000.00 N/A R$ 3,188,770,000.00 Right - of - use ASSETS 25,525,391,043.84 R$ 37,404,851,560.89 R$ 49,777,743,870.12 R$ 11,879,460,517.05 R$ Total excluding Right - of - use ASSETS

2. INTRODUCTION In the preparation of this work, data and information provided by third parties were used, in the form of documents and verbal interviews with the client. The estimates used in this process are based on: ▪ Analytical fixed assets for December 31 st , 2024; ▪ Third - party appraisal reports from BRF; ▪ Summary table of BRF's third - party reports containing the details of the appraisal by asset. 2

3. KEY STEPSS Analysis of documentation provided by management Discussions with the client to understand the documentation provided And sent of the report for independent internal review Implementation of any suggested improvements and changes Issuance of final report 3

4. CAVEATS AND PREMISES 1. CAVEATS During the performance of the work, some limitations and specific premises were adopted, as described below: 1. Simplified Methodology : The valuation was conducted based on a simplified methodology, according to objectives previously defined with the client. 2. Absence of Market Quotation : Market quotations were not made for all the items valuated. As a result, parameters and reference bases available internally or provided by third parties were used. 3. Failure to Reach the Percentage of 80% Quoted: The survey did not reach the minimum percentage of 80% of the items with values obtained through direct quotations or reliable external sources. 4. Absence of Physical Inspections : No physical inspections were carried out for the on - site verification of assets. Thus, the physical, functional and operational conditions of the assets were considered based on information provided by the company and/or third parties, without direct validation by the technical team responsible for the valuation. 5. Use of Third - Party Valuations: In this work, values and information from valuations carried out by third parties were considered. The veracity, accuracy and timeliness of these data were assumed to be correct, and were not subject to verification by the team responsible for this report. 4

2. ASSUMPTIONS The following assumptions were adopted for the valuation of each accounting class: 1. Equipment, tools, installations and others The mobile assets acquired between 2022 and 2024 were revalued using market indices published monthly by FGV. The selection of the indices took into account the asset category and its cost variation in the period valuated, ensuring the adherence of the values to the market. 2. Buildings and improvements For real estate, the INCC was applied as a factor for updating the original costs. This index reflects variations in construction costs and ensures the compatibility of the updated values with market conditions. 3. Land All land was held at the client's historical cost, since there is no specific index applicable for updating this type of asset. In the case of the valuations carried out for the land, the values calculated in each valuation were preserved. 4. Other entries In the cases of assets older than three years that were not valuated in the third - party report, as well as fixed assets in progress, right - of - use assets and leases, the book residual value was used as an approximation of the fair value, in view of the absence of specific valuations and the limitation of data. Assets registered with a symbolic value of R$ 0.01, usually corresponding to physical leftovers or residual components, were treated according to general procedures. Due to deadline restrictions, individual quotation of these items was not carried out. 5

5. VALUATION METHODOLOGY The methodology applied followed established technical procedures to ensure the proper measurement of the assets, as detailed below. 1. COST REPRODUCTION HISTORICAL COST METHOD When the value of the asset is determined from the monetary adjustment of its acquisition cost, the historical cost method is adopted, with the calculation of accounting records and the application of specific indexes, generally used by competent official bodies. The valuation of BRF's assets followed technical and methodological guidelines in line with the best market practices, considering the nature and specificities of the assets valuated. The main assumptions adopted were: ▪ Valuation criterion: we chose to use the historical cost method, considering the update of accounting costs incurred between 2022 and 2024 and the update of values from the third - party valuation mentioned above. ▪ Update indexes: market indexes released monthly by the Getúlio Vargas Foundation (FGV) were used for each type of asset. In the case of real estate, the National Construction Cost Index (INCC) was used. 6

5.2. DEPRECIATION OF ASSETS Straight - line depreciation The calculation of asset depreciation was carried out using the straight - line depreciation method, which assumes that the wear and tear of the asset operates in a linear manner over time, decreasing the value of the asset by a fixed amount each period, until the net value reaches zero. This model provides the present value, depreciated, relative to the age "x" of the improvement at the time of appraisal, through the formula below. ܖ ( ܖ — ܠ ) ۹ ܌ = ۾ ܌ + ۾ ܚ 7 Being: Kd = depreciation coefficient; Pd = depreciable portion, in decimal form; Pr = residual portion, in decimal form; n = service life; x = apparent age. 1. Asset age or operating age (x) The assets that were valued based on the third - party report had their fair values updated, and the corresponding depreciation was applied, taking into account the date of the previous valuation and the valuation date of the current work . For the other items not covered by this valuation, the age of the assets was based on the date of acquisition contained in the fixed asset analytical file sent by the company's management . 2. Estimated service life (n) According to primary concepts of mechanical design, every machine is formed by the composition of elements whose set, at the beginning of its operational life, obeys a law of decrease in its work capacity, which is generically represented by three cycles, described below . ▪ Break - in: adjustment cycle with loss of material, commonly followed by an improvement in the operation of the assembly. ▪ Operation : cycle in which the machine is at its normal production capacity and the loss of material in wear is slow and negligible. However, over the course of time called "operational useful life", the set loses its performance to the point where it must undergo partial or total reconditioning, before an irreversible collapse.

▪ Collapse: in this cycle, the removal of the material that occurred in the operation phase culminates in the collapse, making the machine unrecoverable, and only what is called "residual state or value" remains. 5.2.3. Residual value (Pr) The residual value is related to the operational useful life of the asset, representing the portion of the value that will not be depreciated at the end of this useful life, as indicated in the following table, by asset class: 8 RV EUL ACCOUNTING BALANCE 5% 14 Machinery and equipment 5% 60 Buildings, improvements and leasehold improvements N/A N/A Fixed assets under construction 2% 13 Furniture and fixtures 5% 5 Vehicles N/A N/A Lands

6. RESULT In accordance with the technical procedures applied and after carrying out the necessary due diligence, the appraisers determined the following fair values: 9 R$ - R$ 3,188,770,000.00 N/A R$ 3,188,770,000.00 Right - of - use ASSETS 25,525,391,043.84 R$ 37,404,851,560.89 R$ 49,777,743,870.12 R$ 11,879,460,517.05 R$ Total excluding Right - of - use ASSETS Company: BRF Valuation date: 31/12/2024 CAPITAL GAIN FAIR VALUE REPRODUCTION VALUE NET BOOK VALUE RUL ACCOUNTING BALANCE 13,403,704,301.79 R$ 18,519,461,091.76 R$ 23,984,346,577.76 R$ 5,115,756,789.97 R$ 4.9 Machinery and equipment 10,134,900,771.37 R$ 18,326,663,728.01 R$ 21,641,707,567.00 R$ 8,191,762,956.64 R$ 45.7 Buildings, improvements and leasehold improvements - R$ 665,341,235.47 R$ 665,341,235.47 R$ 665,341,235.47 R$ N/A Fixed assets under construction 2,486,756.40 R$ 150,730,906.39 R$ 273,727,759.76 R$ 148,244,149.99 R$ 6.4 Furniture and fixtures 13,106.70 - R$ 221,370,128.31 R$ 502,566,259.17 R$ 221,383,235.01 R$ 3.9 Vehicles 1,984,312,320.99 R$ 2,710,054,470.96 R$ 2,710,054,470.96 R$ 725,742,149.97 R$ N/A Lands 25,525,391,043.84 R$ 40,593,621,560.89 R$ 49,777,743,870.12 R$ 15,068,230,517.05 R$ Total

ATTACHMENT 3

CUSTOMER RELATIONSHIP – LATIN AMERICA (LATAM) ▪ DESCRIPTION The intangible related to the customer relationship refers to the link established with the clientele of the Latin America business unit . In South America, MARFRIG has a structure composed of processing and slaughtering units, located in Brazil, Argentina, Chile and Uruguay, which serve the domestic and foreign markets of the Latin American region . Given this scenario, the specialists, together with the management, understood that there is a specific customer relationship linked to Latin American operations . ▪ VALUATION METHODOLOGY We employed the income approach and, specifically, the MPEEM to evaluate the customer relationship . This method is based on the concept that the fair value of an intangible asset is equal to the present value of the cash flows attributable to that asset . For cash flows to be realized, they must be net of the contribution of other assets, tangible or intangible . Using the analysis of the company’s overall projected results, the pre - tax cash flows associated with the customer relationship are calculated, considering the valuation date of the valuation . Similar to the company’s cash flow, the cost of goods sold, and other operating expenses are deducted from the projected revenue related to the intangible asset, resulting in the operating net profit . From this point, charges directly related to the specific customer relationship (Contributory Asset Charges or CAC) are deducted on the identified contributory assets . After determining the amount attributable to the customer relationship, it is necessary to consider the tax impact of the amortization of goodwill related to this intangible . Amortization is an economic benefit for the acquirer that reduces its effective expenditure on the acquisition ; Therefore, it must be taken into account in the valuation process . The present value of the tax amortization benefit of the customer relationship was calculated in accordance with current tax guidelines, which require compliance with the useful life of the asset . ▪ VALUATION CRITERIA The following steps were applied in the evaluation of the fair value of the customer relationship, using the MPEEM : o Revenue Determination − Revenue considers the existing customer relationship on the valuation date of the Report . Its evolution was projected according to the expected inflation rate . The entry of new customers was not considered in the calculation . To determine revenue, the net operating revenue (NOR) applied to the LATAM operation was considered, disregarding any effects of BRF's participation . o Churn rate − To determine the churn rate , the historical loss of customers was calculated based on the revenue attributable to each of them in the last three years . The churn rate was applied to the revenue of the customer relationship, representing the loss of customers annually . o Costs and expenses − The costs and expenses considered were based on the company's cash flow and multiplied by the percentage of remaining customers each year . 1

o CAC marca − The pre - tax charge of the trademark was based on the royalty rate considered for the portfolio of private labels in the operation of América do Súl, applied to the net revenue of América do Sul projected year by year . o Income Tax Deduction − The tax rate of 32 . 4 % was used, based on the LATAM tax rate, weighted by the rates of Argentina, Brazil, Chile and Uruguay, on the valuation date . o Other CACs − In order to isolate cash flows attributable solely to the customer relationship, we deduct charges from contributory assets, determining the economic return on the assets that contribute to such flows . The following is the post - tax contributory assets used . CAC fixed assets ( return on and return of ) − CAC on fixed assets represents a return on property, plant and equipment based on its fair value at the valuation date . For the customer relationship, an annual after - tax CAC of 5 . 0 % was used and applied to projected net revenue year - over - year . The depreciation of these assets was also considered, since their maintenance charges must be added to the calculation . CAC working capital − Working capital is necessary to support the operations of the business . An annual after - tax CAC of 5 . 0 % was applied, based on the company's financing rate . CAC workforce − Labor power is considered an element of goodwill , not a separately identified intangible asset . However, it is understood as an asset that contributes to the generation of the company's cash flow ; therefore, it is necessary to apply a CAC on the customer relationship . For this, a rate of return equal to the company's discount rate was contemplated . o Application of the discount rate − The after - tax cash flows, after the previously described adjustments, were brought to present value at the appropriate rate of return, given the nature of the asset . We have determined a discount rate equal to the WACC LATAM calculated by APSIS . o Determination of the useful life − The useful life of 05 years of the customer relationship was calculated based on the analysis of the historical churn rate presented by the clientele . o Tax benefit of amortization − We perform the calculation in accordance with the current tax guidelines, which require tax amortization according to the useful life of the asset . The result was added to the fair value of the customer relationship . ▪ CONCLUSION Based on the analyses described above and the calculations shown in Attachment 3B, we concluded the fair value of R$ 1,806,977 thousand and the useful life of 05 years for the customer relationship of South America. 2

WORKING CAPITAL MPEEM 2029 2028 2027 2026 2025 RETURN ON WORKING CAPITAL MARFRIG (BRL '000) 114,978,054 110,808,550 106,790,246 102,917,660 97,983,865 NET REVENUE (2,142,728) (2,065,025) (1,990,140) (1,892,333) (1,729,401) Initial Working Capital (80,627) (77,703) (74,885) (97,807) (162,932) Variation in Working Capital (2,223,354) (2,142,728) (2,065,025) (1,990,140) (1,892,333) Final Working Capital (2,183,041) (2,103,876) (2,027,582) (1,941,237) (1,810,867) Average Working Capital Balance (108,726) (104,783) (100,983) (96,683) (90,190) 5.0% Return on Working Capital ( Return On ) - 0.09% - 0.09% - 0.09% - 0.09% - 0.09% (% NOR) 1/4

FIXED ASSETS MKT VALUE (LATAM) 2029 2028 2027 2026 2025 Valuation Date 31/12/2024 MARFRIG FIXED ASSETS (BRL '000) 873,266 738,009 681,768 578,590 553,874 - TOTAL INVESTIMENT (MAINTENANCE + EXPANSION) 266,750 194,848 131,493 75,251 24,716 - DEPRECIATION OF INVESTMENT 4,678,212 4,678,212 4,678,212 4,678,212 4,678,212 4,044,465 FIXED ASSET COST (ORIGINAL) 3,242,411 3,537,568 3,832,725 4,127,882 4,423,039 4,044,465 RESIDUAL VALUE 295,157 295,157 295,157 295,157 255,173 - DEPRECIATION OF ORIGINAL FIXED ASSET 561,907 490,005 426,650 370,408 279,889 255,173 TOTAL DEPRECIATION 2029 2028 2027 2026 2025 31/12/2024 DEPRECIATION OF NEW FIXED ASSETS 49,432 49,432 49,432 49,432 24,716 2025 51,638 51,638 51,638 25,819 - 2026 60,846 60,846 30,423 - - 2027 65,866 32,933 - - - 2028 38,968 - - - - 2029 561,907 490,005 426,650 370,408 279,889 RETURN OF 266,750 194,848 131,493 75,251 24,716 DEPRECIATION OF INVESTMENT 295,157 295,157 295,157 295,157 255,173 DEPRECIATION OF ORIGINAL FIXED ASSET 292,199 278,270 265,741 254,203 242,196 5.0% RETURN ON 5,711,201 5,463,197 5,208,079 4,999,897 4,725,912 INITIAL BALANCE (561,907) (490,005) (426,650) (370,408) (279,889) DEPRECIATION 873,266 738,009 681,768 578,590 553,874 INVESTMENT (TOTAL) 6,022,561 5,711,201 5,463,197 5,208,079 4,999,897 FINAL BALANCE 5,866,881 5,587,199 5,335,638 5,103,988 4,862,904 AVERAGE BALANCE OF FIXED ASSETS 2/4

WORKFORCE (LATAM) Total Value 6 (M) Value per employee 5 (L) Training Cost 1 (k) Recruitment Cost 1 (J) Loss with Employee Replacement 4 (I) Lost productivity with employee replacement 3 (H) 1 WORKFORCE VALUATION (BRL '000) Total Employee Expense No. of months until reaching Initial (Annual) 2 full productivity¹ Productivity (E) (F) (G) 1 Other Benefits (D) Annual Charges 1 (C) Average Annual Salary per Employee 1 (B) 1 No of Emplyoees (A) Function 190,021 2,198 118 51 2,029 11% 100 3 13% 0 28 72 16150 TOTAL/ AVERAGE 20,805,279 TOTAL NET REVENUE 2024 190,021 Workforce Replacement Value 61,602 IR/ CSLL 128,420 POST - TAX WORKFORCE 1% (% Post - Tax Workforce/ Total Revenue) 3/4

INTANGIBLE MPEEM (LATAM)

CUSTOMER PORTFOLIO (BRL '000)	2025	2026	2027	2028	2029
NET OPERATING REVENUE (NOR)	22,665,084	23,517,925	24,402,858	25,321,089	26,273,871
NET OPERATING REVENUE ATTRIBUTABLE TO CURRENT CUSTOMERS	21,588,140	22,400,459	23,243,343	24,117,944	25,025,454
Anual Churn Rate (%)	**31.9%**	**31.9%**	**31.9%**	**31.9%**	**31.9%**
Percentage of Remaining Customer Relationships	*68.1%*	*46.4%*	*31.6%*	*21.5%*	*14.7%*
Average Percentage of Remaining Customer Relationship	*84.1%*	*57.2%*	*39.0%*	*26.6%*	*18.1%*
NET REVENUE FROM CUSTOMER RELATIONSHIPS	**18,145,580**	**12,823,419**	**9,062,266**	**6,404,272**	**4,525,877**
% of Remaining Customer Relationship/% of Total NOR	*80.1%*	*54.5%*	*37.1%*	*25.3%*	*17.2%*
OPERATING COSTS (-)	(15,169,311)	(10,720,100)	(7,575,858)	(5,353,832)	(3,783,535)
GROSS PROFIT (=)	**2,976,269**	**2,103,319**	**1,486,408**	**1,050,440**	**742,342**
gross margin (GP/NOR)	*16.4%*	*16.4%*	*16.4%*	*16.4%*	*16.4%*
GENERAL AND ADMINISTRATIVE EXPENSES (-)	(1,330,060)	(939,134)	(663,683)	(469,022)	(331,456)
EBITDA (=)	**1,646,208**	**1,164,185**	**822,726**	**581,417**	**410,886**
% EBITDA	*9.1%*	*9.1%*	*9.1%*	*9.1%*	*9.1%*
DEPRECIATION/AMORTIZATION (-)	(224,078)	(201,969)	(158,441)	(123,933)	(96,793)
EBIT (=)	**1,422,131**	**962,216**	**664,285**	**457,484**	**314,093**
% EBIT	*7.8%*	*7.5%*	*7.3%*	*7.1%*	*6.9%*
TRADEMARAK ROYALTY (-)	(271,502)	(191,870)	(135,594)	(95,824)	(67,718)
ADJUSTED EBIT (=)	**1,150,628**	**770,346**	**528,691**	**361,660**	**246,375**
IR/CSSL (-)	(373,013)	(249,733)	(171,392)	(117,244)	(79,870)
Effective tax rate (IRCS/EBIT)	*-32.4%*	*-32.4%*	*-32.4%*	*-32.4%*	*-32.4%*
NON OPERATING PROFIT AFTER TAX (=)	**777,615**	**520,614**	**357,299**	**244,417**	**166,504**
net margin (NP/NOR)	*4.3%*	*4.1%*	*3.9%*	*3.8%*	*3.7%*
BALANCE INPUT	**1,001,693**	**722,583**	**515,740**	**368,350**	**263,297**
NON OPERATING PROFIT AFTER TAX	777,615	520,614	357,299	244,417	166,504
DEPRECIATION/AMORTIZATION (+)	224,078	201,969	158,441	123,933	96,793
BALANCE OUTPUT	**412,487**	**336,452**	**254,156**	**192,214**	**145,642**
Working Capital - Return On	(16,702)	(12,047)	(8,569)	(6,056)	(4,280)
Fixed Assets - Return On	193,901	138,607	98,686	70,381	50,334
Fixed Assets - Return Of	224,078	201,969	158,441	123,933	96,793
Workforce - Return On	11,210	7,922	5,598	3,956	2,796
SIMPLE BALANCE	**589,206**	**386,131**	**261,584**	**176,136**	**117,655**
Partial Period	*1.00*	*1.00*	*1.00*	*1.00*	*1.00*
Mid-Year Convention	*0.50*	*1.50*	*2.50*	*3.50*	*4.50*
Discount Rate @ 12.9%	*0.94*	*0.83*	*0.74*	*0.65*	*0.58*
Discounted Cash Flow	**554,607**	**322,024**	**193,286**	**115,311**	**68,245**
Remaining Value	114,294				

CUSTOMER RELATIONSHIP VALUE - PRE-TAB	**1,367,766**
Useful life of intangible	***5 years***
TAX BENEFIT FROM AMORTIZATION	**439,210**
CUSTOMER RELATIONSHIP VALUE - POST-TAB	**1,806,977**

apsis

4/4

BRAND ▪ DESCRIPTION Trademarks, logos, and the like have value for a business, as they allow consumers to easily identify a business by its products and services . As they are perceived by the public, they have the ability to generate consistent demand for the company's items . They can, therefore, allow revenue growth by increasing the number of units sold or charging prices higher than those used by similar companies, but without the benefit of the asset in question . Below is a description of MARFRIG's main brands : o Bassi Angus: Bassi Angus is MARFRIG’s certified line of premium Angus beef products. o Bassi: With a 45 - year history, Bassi is MARFRIG’s traditional premium meat line. o Montana Steakhouse: This brand specializes in products for grilling, barbecuing, and stovetop preparation.. o Montana: Montana is a product line designed for everyday meat consumption. o GJ: Present in over 100 countries, GJ is MARFRIG’s brand dedicated to the international market. It offers a broad portfolio of beef products, including whole cuts, portioned cuts, steaks, giblets, and Frozen Cooked Beef, which comprises cooked and frozen meat items. o Pampeano: Pampeano includes a range of canned meat products made from selected raw materials and subject to the company’s quality control. The key strengths of these products are their practicality and versatility, as they are ready for immediate consumption. o Viva: Viva is a brand focused on meat produced with an emphasis on environmental sustainability. Its products carry the "Carbon Neutral Meat" seal, developed by EMBRAPA (Brazilian Agricultural Research Corporation), certifying efforts to offset greenhouse gas emissions. o Others: MARFRIG also owns other brands targeting specific niches, such as Plant Plus, dedicated to vegan food, and Bona Pet, which offers bones and snacks for the pet segment. ▪ VALUATION METHODOLOGY The fair value of the brand was estimated using the Royalty Relief Methodology, which is derived from the income approach . Through this model, also known as the Royalty Waiver Method, we calculate the value of the asset, capitalizing on the royalties that are saved by the company owning the intangible . In other words, the owner does not have to pay rent or royalties to a third party to use the asset . Methodological application requires determining a hypothetical royalty rate, which is typically expressed as a percentage of revenue . The result is multiplied by the projected net revenue for the company for the entire useful life of the object of analysis . Subsequently, the cash flow from royalty payments is deducted from income tax and brought to present value at an appropriate risk rate to define the value of the intangible . 1

For valuation purposes, the brands were segmented into value - added brands (appraised brands) and non - value - added or third - party brands, as informed by MARFRIG's management. In addition, a proportion was made based on the representativeness of the revenue attributed to each of these brands. Below, we present the revenue representativeness of each brand appraised. o South America: The brands appraised, together represent about 76.73% of the company's LATAM revenue. o North America: The brands appraised, together, represent about 19.51% of the company's North American revenue. ▪ VALUATION CRITERIA – SOUTH AMERICA The following steps were applied in the valuation of the fair value of the brand, using the Royalty Relief methodology : o Revenue attributable to the brand – For theS ul, 76.73% of the revenues from the business were considered to be generated under the appraised brands – LATAM. o Determination of the royalty rate − Information from the Markables and Royalty Source databases, as well as the internal APSIS database, was used to locate the transactions of use licenses involving brands in the meat and poultry food sector. In addition, qualitative factors related to the intangible were appraised. After analysis, a royalty rate of 2.0% was concluded to be applied on the projected NOR. o Income Tax Deduction − Royalty payments are deducted at the American - weighted income tax rate for the life of the asset. A tax deduction of 32.4% was used, a weighted rate between Argentina, Brazil, Chile and Uruguay. o Application of the discount rate − Royalty savings are brought to present value at the appropriate rate of return. We have determined a discount rate for LATAM brands equal to the WACC calculated by APSIS for the LATAM operation. o Tax benefit of amortization − As the asset does not have a defined useful life, it was not considered a tax benefit in this analysis. ▪ CONCLUSION – SOUTH AMERICA Based on the analyses described above and the calculations shown in Attachment 3D, we concluded a fair value of R$ 2,674,617 thousand, without a defined useful life for MARFRIG's LATAM brands. 2

▪ VALUATION CRITERIA – NORTH AMERICA The following steps were applied in the valuation of the fair value of the brand, using the Royalty Relief methodology : o Revenue attributable to the brand – For theNorth American economy, 19.51% of the revenues from the business were considered to be generated under the appraised brands. o Determination of the royalty rate − Information from the Markables and Royalty Source databases, as well as the internal APSIS database, was used to locate the transactions of use licenses involving brands operating in the meat sector. In addition, qualitative factors related to the intangible were appraised. After analysis, a royalty rate of 0.6% was concluded to be applied to the projected NOR. o Income Tax Deduction − Royalty payments are deducted at the U.S. income tax rate for the life of the asset. A tax deduction of 26.5% was used, which takes into account the U.S. income tax rate (21%), plus the Delaware state rate (5.5%), which is levied on income. o Application of the discount rate − Royalty savings are brought to present value at the appropriate rate of return. We have determined a discount rate for the brands of NorthAmerica, equal to the WACC calculated by APSIS for the operation of MARFRIG in NorthAmerica. o Tax benefit of amortization − As the asset does not have a defined useful life, it was not considered a tax benefit in this analysis. ▪ CONCLUSION – NORTH AMERICA Based on the analyses described above and the calculations shown in Attachment 3D, we conclude a fair value of R$ 1,249,209 thousand, without a defined useful life for the brands of América do Norte. 3

RELIEF FROM ROYALTY 2029 2028 2027 2026 2025 MARFRIG TRADEMARK (BRL '000) 26,273,871 25,321,089 24,402,858 23,517,925 22,665,084 NET OPERATING REVENUE (NOR) - CASH FLOW 6,113,784 5,892,077 5,678,410 5,472,491 5,274,039 NET OPERATING REVENUE (NOR) - THIRD PARTY TRADEMARK CASH FLOW 20,160,087 19,429,012 18,724,448 18,045,435 17,391,044 NET OPERATING REVENUE (NOR) - OWN TRADEMARK CASH FLOW 2.0% 2.0% 2.0% 2.0% 2.0% Royalty rate (% of NOR) 393,122 378,866 365,127 351,886 339,125 TOTAL ROYALTIES 393,122 378,866 365,127 351,886 339,125 ROYALTIES SAVINGS - PRE TAX 32.4% 32.4% 32.4% 32.4% 32.4% IR and CSLL tax rates 265,679 256,044 246,759 237,811 229,187 ROYALTIES SAVINGS - AFTER TAX 1.00 1.00 1.00 1.00 1.00 Partial Period 4.50 3.50 2.50 1.50 0.50 Mid - Year Convention 0.58 0.65 0.74 0.83 0.94 12.9% Discount Rate @ 12.9% 154,105 167,625 182,332 198,328 215,729 Discounted Cash Flow 154,105 Balance to be carried into perpetuity 1,756,498 3.8% Perpetuity @ 3.8% TRADEMARK VALUE 2,674,617 1/2

RELIEF FROM ROYALTY (AN) 2029 2028 2027 2026 2025 MARFRIG TRADEMARK (BRL '000) 88,704,183 85,487,461 82,387,388 79,399,735 75,318,782 NET OPERATING REVENUE (NOR) - CASH FLOW 71,401,833 68,812,554 66,317,171 63,912,280 60,627,344 REVENUE – THIRD - PARTY TRADEMARK WITH NO TRADEMARK PREMIUM 17,302,350 16,674,907 16,070,217 15,487,455 14,691,437 NET OPERATING REVENUE (NOR) 0.6% 0.6% 0.6% 0.6% 0.6% Royalty rate (% of NOR) 103,814 100,049 96,421 92,925 88,149 TOTAL ROYALTIES 103,814 100,049 96,421 92,925 88,149 ROYALTIES SAVINGS - PRE TAX 26.5% 26.5% 26.5% 26.5% 26.5% IR and CSLL tax rates 76,303 73,536 70,870 68,300 64,789 ROYALTIES SAVINGS - AFTER TAX 1.00 1.00 1.00 1.00 1.00 Partial Period 4.50 3.50 2.50 1.50 0.50 Mid - Year Convention 0.67 0.73 0.80 0.88 0.96 Discount Rate @ 9.3% 9.3% 51,210 53,926 56,786 59,798 61,981 Discounted Cash Flow 51,210 Balance to be carried into perpetuity 965,507 Perpetuity @ 3.8% 3.8% TRADEMARK VALUE 1,249,209 2/2

INVENTORY ▪ DESCRIPTION The inventory recorded in MARFRIG's balance sheet on the valuation date of this Report comprises the following classifications : o Raw material; o Finished products; o Products in preparation; o Packaging materials; o Secondary materials; o Warehouse; o Imports in progress; and o Others. ▪ VALUATION METHODOLOGY According to good valuation practices, the value of the inventory must be measured separately between raw materials, products in preparation and finished products . o Raw material − The fair value of the raw material must be evaluated based on the value that a market participant would be able to achieve with the sale of this material in the most advantageous scenario, on the valuation date of the Report, that is, according to the replacement cost . o Finished products − The valuation of finished products must consider the selling price less all expenses related to the disposal of items, such as marketing expenses, commissions, transportation and packaging, as well as a profit margin relative to the degree of risk of these costs . In addition, the time it takes for the company to sell the goods and the time to receive the money must also be considered . o Products in preparation – The fair value of products in preparation must be evaluated in the same way as finished products ; however, the cost of completing the production of the good must also be considered . ▪ VALUATION CRITERIA Below, we detail the assumptions used in the valuation of MARFRIG's inventory on the valuation date of this Report, segmented by type of component classification . o Raw material − Following discussions with the company's management, the book value was considered a proxy for the fair value of the raw material . This material has a high inventory turnover, and there have been no significant variations in its cost, with the historical cost being close to the replacement cost . 1

o Finished products − For the valuation of finished products, the following assumptions were used. The sale value of the finished products was estimated by applying the company's gross margin, on the valuation date of this Report, to the respective book values of the items. The disposal costs applied in the valuation of the finished products were based on the marketing expenses paid by the customers informed in conversations with the company's management. Selling costs were estimated at 3.4%. The profit margin applied to the sales effort was calculated by multiplying the sale value of the inventory by the company's profit margin before income tax (EBIT), on the valuation date of the Report, and the result was subsequently multiplied by the percentage that the disposal cost represents of the company's total costs. For the calculations of the storage cost, which is related to the time between the sale of inventory and the receipt of cash, the number of days of inventory turnover and the company's accounts receivable on the valuation date of the Report was considered, multiplied by the return of pre - tax working capital . ▪ CONCLUSION Based on the analyses described above and the calculations shown in Attachment 3F, we conclude a fair value of R$3,432,154 thousand and an indefinite useful life for MARFRIG's inventory. 2

VALUATION OF INVENTORY 31/12/24 VALUATION OF INVENTORY | BRL '000 MARFRIG PREMISES 6.8% Gross Margin 1.3% EBIT margin 3.4% Runoff Cost (% of Revenue) 0.70 Inventory Period (months) 10.0% Cost of Capital (Working Capital) FINISHED PRODUCTS 3,337,479 Book Value 0.2% ( - ) Slow Moving/Obsolete 3,331,482 Adjusted Book Value 3,573,633 Estimated Sale Price 119,751 = TOTAL cost/(1 - Gross MARGIN) ( - ) Runoff Cost 1,638 = Sales x % Disposal Costs ( - ) Profit over Drainage Effort = Sales x EBIT x (% Disposal Cost/% Total Cost) GROSS REALIZABLE VALUE 3,452,243 ( - ) Storage Cost = Gross Value x (Storage Period/12 months) x Cost of Capital 20,089 3,432,154 NET REALIZABLE VALUE 100,673 Capital Gain Before Storage Cost 4% Capital Gain % (before Storage Cost) 1/1

SUPPLIER RELATIONSHIPS ▪ DESCRIPTION In MARFRIG's operating sector, especially in North America, the relationship with suppliers is mostly contractual, ensuring the requested delivery, both in quantity and quality, of high value - added beef products . In addition, it brings more predictability as to the volume available to be traded in future years and, in this way, it is understood that it is possible to measure the expectation of future economic benefit . Therefore, it has been identified as a relevant intangible asset for this valuation . ▪ VALUATION METHODOLOGY To evaluate the relationship with suppliers, we use the With and Without method , which is based on the income approach to estimate the value of this intangible . This methodology consists of determining the difference in the cash flows generated by the asset, considering the effects of the existence and absence of the contract . Cash flows with the contract are projected considering the valuation of the company under current conditions, while cash flows without the contract consider the following factors: o Loss of volume and, consequently, loss of revenue caused by the absence of the supply contract; and o Loss of margin generated by the increase in additional cost arising from the purchase of cattle heads on the spot market, outside the supply contract. Among the factors analyzed, the probability of renewal of current supply contracts was also taken into account, with a decreasing effect over the projected period. After determining the value attributable to the relationship with suppliers, it is necessary to contemplate the tax impact of the amortization of goodwill related to this asset. The abatement is an economic benefit for the acquirer that reduces its effective expenditure on the acquisition; Therefore, it must be taken into account in the calculation of the value. The present value of the benefit was defined in accordance with current tax guidelines, which require tax amortization according to the useful life of the intangible. Thus, the fair value of the relationship with suppliers is the present value of the difference between the cash flows with and without this asset, multiplied by the probability of renewal and plus the tax benefit of amortization. ▪ VALUATION CRITERIA To estimate the impact of the lack of a relationship with suppliers on the projection of cash flow, the following factors were considered : o Net revenue − As a starting point, we consider the expectation of NOR for the meatpacking operation of América do Norte . In this sense, MARFRIG's management indicated that the purchases of head of cattle under the current supply contracts for the meatpacking operation have a percentage of representativeness over the total of about 80% . Therefore, to obtain the NOR that is linked to the relationship with suppliers, these and percentage of representativeness were applied to the total NOR of North America . o Loss of revenue – For the scenario without the supply contract, MARFRIG's management estimates that there will be a loss of around 10 % of the volume of cattle for the meatpacking operation, which implies a loss of revenue proportional to the reduced percentage . 1

o Additional Costs − It was considered that the absence of the contract would imply an additional effort for the acquisition of cattle in the spot market, which, according to MARFRIG's management, contributes to a 1% increase in unit cost, reducing the resulting EBIT margin. o Income Tax Deduction – A tax deduction of 26.5% was considered, which takes into account the U.S. income tax rate (21%), plus the Delaware state rate (5.5%), which is levied on income. o Application of the discount rate − Cash flows after tax, after the adjustments described above, were brought to present value by MARFRIG's discount rate for operations in North America. o Probability of renewal − After meetings with the company's management, a probability of non - renewal of 10% p.a. was considered, as informed by MARFRIG, cumulatively. o Useful life − A useful life of 15 years was considered for the relationship with suppliers. o Tax benefit of amortization − We perform the calculation in accordance with the tax guidelines in force in North America, which require tax amortization according to the useful life of the asset. The result was added to the fair value of the relationship with suppliers. ▪ CONCLUSION Based on the analyses described above and the calculations shown in Attachment 3H, we concluded the fair value of R$ 4,007,978 thousand and the useful life of 15 years for the relationship with suppliers. 2

SCENARIO 2039 2038 2037 2036 2035 2034 2033 2032 2031 2030 2029 2028 2027 2026 2025 'WITH' SCENARIO | BRL '000 MARFRIG 128,339,672 123,685,629 119,200,358 114,877,739 110,711,872 106,697,075 102,827,868 99,098,972 95,505,298 92,041,944 88,704,183 85,487,461 82,387,388 79,399,735 75,318,782 NET OPERATING INCOME (NOR) 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 5.4% 12.5% (% NOR growth) 118,062,091 113,780,749 109,654,663 105,678,203 101,845,944 98,152,656 94,593,299 91,163,017 87,857,129 84,671,124 81,600,655 78,641,531 75,789,716 73,041,317 69,287,171 NET OPERATING REVENUE (NOR) - SLAUGHTER/DEBONING 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% 92.0% % NOR Total 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 3.8% 5.4% 94,449,672 91,024,599 87,723,730 84,542,563 81,476,755 78,522,125 75,674,640 72,930,414 70,285,703 67,736,899 65,280,524 62,913,225 60,631,773 58,433,054 55,429,737 RECEITA OPERACIONAL LÍQUIDA (ROL) - ABATE/DESOSSA (CONTRATO) 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% % NOR Total 1,842,645 1,775,825 1,711,427 1,649,365 1,589,553 1,531,910 1,476,358 1,422,820 1,371,224 1,321,498 1,273,576 1,227,392 1,182,882 1,139,987 1,077,870 EBITDA ( + ) 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 1.9% Ebitda margin (Ebitda/NOR) (1,771,014) (1,706,791) (1,644,897) (1,585,247) (1,527,760) (1,472,358) (1,418,966) (1,367,509) (1,317,918) (1,270,126) (1,224,067) (1,123,968) (1,035,766) (957,468) (810,871) DEPRECIATION / AMORTIZATION ( - ) - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.8% - 1.7% - 1.6% - 1.5% (%NOR) 71,632 69,034 66,531 64,118 61,793 59,552 57,392 55,311 53,305 51,372 49,509 103,424 147,116 182,519 266,999 EBIT ( = ) 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.2% 0.2% 0.4% (% NOR) (18,982) (18,294) (17,631) (16,991) (16,375) (15,781) (15,209) (14,657) (14,126) (13,614) (13,120) (27,407) (38,986) (48,368) (70,755) INCOME TAX/SOCIAL CONTRIBUTION ( - ) - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% Effective Corporate Income Tax Rate (CIT/EBIT) 52,649 50,740 48,900 47,127 45,418 43,771 42,183 40,654 39,179 37,759 36,389 76,017 108,131 134,152 196,245 NET OPERATING INCOME / NOPAT ( = ) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.1% 0.1% 0.2% 0.3% Net margin (LL/NOR) 1,842,645 1,775,825 1,711,427 1,649,365 1,589,553 1,531,910 1,476,358 1,422,820 1,371,224 1,321,498 1,273,576 1,227,392 1,182,882 1,139,987 1,077,870 EBITDA ( + ) (18,982) (18,294) (17,631) (16,991) (16,375) (15,781) (15,209) (14,657) (14,126) (13,614) (13,120) (27,407) (38,986) (48,368) (70,755) INCOME TAX/SOCIAL CONTRIBUTION ( - ) 66,231 63,830 61,515 59,284 57,134 55,062 53,066 51,141 49,287 47,499 45,777 44,117 42,517 55,531 92,171 VARIATION WORKING CAPITAL ( - ) (1,758,961) (1,695,175) (1,633,702) (1,574,458) (1,517,363) (1,462,338) (1,409,309) (1,358,202) (1,308,949) (1,261,482) (1,215,736) (1,027,435) (949,137) (805,496) (768,287) FIXED AND INTANGIBLE INVESTMENTS ( - ) 130,933 126,185 121,609 117,199 112,949 108,853 104,906 101,102 97,435 93,902 90,497 216,666 237,277 341,654 331,000 FREE CASH FLOW "WITH" 2039 2038 2037 2036 2035 2034 2033 2032 2031 2030 2029 2028 2027 2026 2025 'WITHOUT' SCENARIO | BRL '000 MARFRIG 128,339,672 123,685,629 119,200,358 114,877,739 110,711,872 106,697,075 102,827,868 99,098,972 95,505,298 92,041,944 88,704,183 85,487,461 82,387,388 79,399,735 75,318,782 ADJUSTED NET OPERATING INCOME 106,255,882 102,402,674 98,689,197 95,110,383 91,661,350 88,337,391 85,133,970 82,046,716 79,071,416 76,204,012 73,440,589 70,777,378 68,210,744 65,737,185 62,358,454 NET OPERATING REVENUE (ROS) - SLAUGHTER/DEBONING 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% 82.8% % NOR Total 85,004,705 81,922,139 78,951,357 76,088,306 73,329,080 70,669,912 68,107,176 65,637,373 63,257,133 60,963,209 58,752,471 56,621,903 54,568,595 52,589,748 49,886,763 NET OPERATING REVENUE (LIST) - SLAUGHTER/DEBONING (CONTRACT) 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% % NOR Total 1,658,381 1,598,242 1,540,284 1,484,428 1,430,598 1,378,719 1,328,722 1,280,538 1,234,101 1,189,349 1,146,219 1,104,653 1,064,594 1,025,988 970,083 EBITDA ( + ) 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 1.9% Ebitda margin (Ebitda/NOR) Basis – Additional Costs (98,075,393) (101,765,774) (105,595,016) (109,568,345) (113,691,183) (117,969,155) (122,408,098) (94,518,838) (91,091,256) (87,787,970) (84,604,473) (81,536,421) (78,579,627) (75,730,056) (71,837,715) NB Costs – FLOW (R$ thousand) 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,043,198 2,011,112 NB Volume – FLOW (000) Tons 60 58 56 54 52 50 48 46 45 43 41 40 38 37 36 Unit Costs – FLOW (R$ thousand / (000) Tons) 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% Unit Costs – FLOW (R$ thousand / (000) Tons) 0.60 0.58 0.56 0.54 0.52 0.50 0.48 0.46 0.45 0.43 0.41 0.40 0.38 0.37 0.36 Additional Cost for loss of contract (R$ thousand / (000) Tons) 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,691,618 1,332,043 Volume Contract 1,013,450 976,699 941,280 907,146 874,250 842,546 811,993 782,547 754,169 726,820 700,463 675,062 650,582 626,990 475,811 Additional Costs 644,931 621,544 599,004 577,282 556,348 536,173 516,729 497,991 479,932 462,528 445,755 429,591 414,012 398,999 494,272 ADJUSTED EBITDA ( + ) 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.6% 0.8% Ebitda margin (Ebitda/NOR) (1,593,912) (1,536,112) (1,480,407) (1,426,722) (1,374,984) (1,325,123) (1,277,069) (1,230,758) (1,186,127) (1,143,113) (1,101,660) (1,011,571) (932,189) (861,721) (729,784) ADJUSTED DEPRECIATION ( - ) - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.9% - 1.8% - 1.7% - 1.6% - 1.5% (%NOR) (948,981) (914,568) (881,403) (849,440) (818,636) (788,950) (760,340) (732,767) (706,194) (680,585) (655,905) (581,981) (518,177) (462,722) (235,512) EBIT AJUSTADO ( = ) - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.6% - 0.6% - 0.3% (% NOR) - - - - - - - - - - - - - - - INCOME TAX/CONTRIB. SOCIAL ADJUSTED ( - ) - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% - 26.5% Effective Corporate Income Tax Rate (CIT/EBIT) (948,981) (914,568) (881,403) (849,440) (818,636) (788,950) (760,340) (732,767) (706,194) (680,585) (655,905) (581,981) (518,177) (462,722) (235,512) ADJUSTED OPERATING NET INCOME / NOPAT ( = ) - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.7% - 0.6% - 0.6% - 0.3% Net margin (LL/NOR) 1/2

SCENARIO 2039 2038 2037 2036 2035 2034 2033 2032 2031 2030 2029 2028 2027 2026 2025 'WITH' SCENARIO | BRL '000 MARFRIG 644,931 621,544 599,004 577,282 556,348 536,173 516,729 497,991 479,932 462,528 445,755 429,591 414,012 398,999 494,272 ADJUSTED EBITDA ( + ) - - - - - - - - - - - - - - - INCOME TAX/CONTRIB. SOCIAL ADJUSTED ( - ) 59,608 57,447 55,363 53,356 51,421 49,556 47,759 46,027 44,358 42,749 41,199 39,705 38,265 49,978 82,954 VARIATION ADJUSTED WORKING CAPITAL ( - ) (1,583,065) (1,525,657) (1,470,332) (1,417,012) (1,365,627) (1,316,104) (1,268,378) (1,222,382) (1,178,054) (1,135,334) (1,094,163) (924,692) (854,223) (724,947) (691,458) FIXED AND INTANGIBLE INVESTMENTS ADJUSTED ( - ) (878,525) (846,667) (815,964) (786,374) (757,858) (730,375) (703,889) (678,364) (653,764) (630,056) (607,208) (455,396) (401,946) (275,970) (114,232) FREE CASH FLOW "WITHOUT" 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Partial Period 14.50 13.50 12.50 11.50 10.50 9.50 8.50 7.50 6.50 5.50 4.50 3.50 2.50 1.50 0.50 Mid - Year Convention 0.28 0.30 0.33 0.36 0.39 0.43 0.47 0.51 0.56 0.61 0.67 0.73 0.80 0.88 0.96 Discount Factor @ 9.3% 36,224 38,145 40,169 42,299 44,543 46,905 49,393 52,013 54,772 57,677 60,736 158,887 190,125 299,128 316,654 NPV | FREE CASH FLOW "WITH" (243,054) (255,945) (269,520) (283,816) (298,869) (314,721) (331,414) (348,992) (367,502) (386,994) (407,520) (333,954) (322,071) (241,619) (109,281) NPV | FREE CASH FLOW "WITHOUT" 279,278 294,091 309,689 326,115 343,412 361,626 380,807 401,004 422,274 444,671 468,256 492,841 512,196 540,748 425,935 NPV | DIFERENTIAL FLOW "WITH/WITHOUT" 21% 23% 25% 28% 31% 35% 39% 43% 48% 53% 59% 66% 73% 81% 90% % PROBABILITY OF CONTRACT RENEWAL 22.9% 25.4% 28.2% 31.4% 34.9% 38.7% 43.0% 47.8% 53.1% 59.0% 65.6% 72.9% 81.0% 90.0% 100.0% Beginning of Period 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% Probability Contract Cancellation 20.6% 22.9% 25.4% 28.2% 31.4% 34.9% 38.7% 43.0% 47.8% 53.1% 59.0% 65.6% 72.9% 81.0% 90.0% End of Period 57,501 67,278 78,719 92,104 107,766 126,091 147,532 172,619 201,972 236,316 276,500 323,353 373,391 438,006 383,341 ADJUSTED NPV | DIFFERENTIAL FLOW "WITH/WITHOUT" 3,420,627 CASH FLOW VARIANCE WITH AND WITHOUT 3,420,627 VALUE OF INTANGIBLE | PRE - TAB 15.0 anos Intangible Asset Useful Life 587,351 TAX BENEFIT RESULTING FROM AMORTIZATION 4,007,978 VALUE OF INTANGIBLE | POST - TAB 673,338 VALUE OF INTANGIBLE | POST - TAB (USD thousands) 2/2

CONTINGENCIES APPRAISED MARFRIG CONTINGENCIES (BRL '000) 11,638,168 Capital gain of total contigencies Face value 12.3% Equivalent Probability 1,432,674 Capital gain 1,432,674 Total capital gain (BRL '000) 1/1

ATTACHMENT 4

1. EXECUTIVE SUMMARY FIXED ASSETS The values below consider the valuation date of December 31 st , 2024 and are based on the fact that there are no impediments to the objects, whether debts, registrations without legal challenges, construction or tax irregularities (including deferred liabilities), environmental liabilities, among other obstacles: Company: Marfrig Valuation date: 31/12/2024 1 CAPITAL GAIN FAIR VALUE REPRODUCTION VALUE NET BOOK VALUE RUL ACCOUNTING BALANCE 88,180,915.05 R$ 671,893,442.87 R$ 1,002,804,791.31 R$ 583,712,527.82 R$ 10 Others 465,299,966.50 R$ 4,317,010,891.98 R$ 5,006,944,049.01 R$ 3,851,710,925.48 R$ 52 Land, buildings and improvements 1,224,256,003.93 R$ 4,599,195,366.60 R$ 6,750,962,737.66 R$ 3,374,939,362.67 R$ 10 Machinery, equipment, furniture and fixtures 126,338,090.97 - R$ 121,822,771.01 R$ 124,747,104.88 R$ 248,160,861.98 R$ 47 Buildings and structures 832,423.30 R$ 8,671,011.02 R$ 16,419,059.34 R$ 7,838,587.72 R$ 3 IT equipment 56,807,806.85 - R$ 49,987,230.80 R$ 50,024,728.29 R$ 106,795,037.66 R$ 6 Improvements 133,999,383.89 R$ 318,602,546.78 R$ 322,250,208.89 R$ 184,603,162.89 R$ 4 Machinery and equipment 2,492,811.96 - R$ 2,697,073.34 R$ 2,805,565.01 R$ 5,189,885.30 R$ 6 Furniture and fixtures 3,129,043.75 R$ 4,122,966.05 R$ 4,224,721.51 R$ 993,922.30 R$ 1 Vehicles 37,646,250.62 - R$ 47,699,762.04 R$ 47,699,762.04 R$ 85,346,012.66 R$ N/A Land - R$ 1,446,324,594.33 R$ 1,488,722,282.76 R$ 1,446,324,594.33 R$ N/A Construction in progress 1,692,412,776.03 R$ 11,588,027,656.84 R$ 14,817,605,010.70 R$ 9,895,614,880.81 R$ 28 Total

2. INTRODUCTION In the preparation of this work, data and information provided by third parties were used, in the form of documents and verbal interviews with the client. The estimates used in this process are based on: 2 ▪ Analytical fixed assets of all group companies for 31/12/2024; ▪ Listing of owned and leased units; ▪ Vehicle listing; ▪ Appraisal reports prepared by third parties from the following units: o Marfrig (Brazil) Planta Promissão 1; Planta Promissão 2; Planta Varzea Grande. o Pampeano (Brasil) Planta Pampeano. o Tacuarembo (Uruguay) Frigorifico Tacuarembo S.A.; Cledinor S.A.; Establecimientos colonia S.A.; Inaler S.A.; o National Beef (United States of America) Dodge; Liberal; Hummels; Moultrie; St. Joe; KC Corporate; National Carries; Tama; Ohio. o MFG Holdings (Argentina) Planta Pilar; Planta Baradero; Planta Arroyo Seco; Planta San Jorge; Planta Estancias del Sur .

3. KEY STEPSS Analysis of documentation provided by management Discussions with the client to understand the documentation provided And sent of the report for independent internal review Implementation of any suggested improvements and changes Issuance of final report

4. CAVEATS AND PREMISES 1. CAVEATS During the performance of the work, some limitations and specific premises were adopted, as described below: 1. Simplified Methodology : The valuation was conducted based on a simplified methodology, according to objectives previously defined with the client. 2. Absence of Market Quotation : Market quotations were not made for all the items valuated. As a result, parameters and reference bases available internally or provided by third parties were used, 3. Failure to Reach the Percentage of 80% Quoted: The survey did not reach the minimum percentage of 80% of the items with values obtained through direct quotations or reliable external sources. 4. Absence of Physical Inspections : No physical inspections were carried out for the on - site verification of assets. Thus, the physical, functional and operational conditions of the assets were considered based on information provided by the company and/or third parties, without direct validation by the technical team responsible for the valuation. 5. Use of Third - Party Valuations: In this work, values and information from valuations carried out by third parties were considered. The veracity, accuracy and timeliness of these data were assumed to be correct, and were not subject to verification by the team responsible for this report.

2. ASSUMPTIONS The following assumptions were adopted for the valuation of each accounting class: 1. Equipment, tools, installations and others The mobile assets acquired between 2022 and 2024 were revalued using market indices published monthly by FGV for entries made in BRL and the Consumer Price Indexes (CPI) corresponding to entries made in other currencies. The selection of the indices took into account the asset category and its cost variation in the period valuated, ensuring the adherence of the values to the market. 2. Buildings and improvements For real estate, the INCC was applied as a factor for updating the original costs for the entries made in BRL and the Consumer Price Indexes (CPI) corresponding to the entries made in other currencies. This index reflects variations in construction costs and ensures the compatibility of the updated values with market conditions. 3. Land All land was held at the client's historical cost, since there is no specific index applicable for updating this type of asset. In the case of the valuations carried out for the land, the values calculated in each valuation were preserved. 4. Other entries In the case of assets older than three years that were not valuated by third parties, as well as works in progress, the book residual value was used as an approximation of the fair value, given the absence of specific valuations and the limitation of data. Assets registered with a symbolic value of R$ 0.01, usually corresponding to physical leftovers or residual components, were treated according to general procedures. Due to deadline restrictions, individual quotation of these items was not carried out.

5. VALUATION METHODOLOGY The methodology applied followed established technical procedures to ensure the proper measurement of the assets, as detailed below. 1. COST REPRODUCTION HISTORICAL COST METHOD When the value of the asset is determined from the monetary adjustment of its acquisition cost, the historical cost method is adopted, with the calculation of accounting records and the application of specific indexes, generally used by competent official bodies. The valuation of MARFRIG's assets followed technical and methodological guidelines in line with the best market practices, considering the nature and specificities of the assets valuated. The main assumptions adopted were: ▪ Valuation criteria: The historical cost method was adopted, based on the update of the valuations carried out by third parties for the units of each controlled company. The updated values were prorated by unit and/or accounting class. For the other assets, the accounting costs incurred between 2022 and 2024 were updated through specific indexes. ▪ Update indexes: For the launches incurred in BRL, market indexes released monthly by Fundação Getúlio Vargas (FGV) were used for each type of asset. In the case of real estate, the National Construction Cost Index (INCC) was used. For the others, the Consumer Price Indexes (CPI) of each currency released by the Central Bank of the respective countries were considered.

5.2. DEPRECIATION OF ASSETS Straight - line depreciation The calculation of asset depreciation was carried out using the straight - line depreciation method, which assumes that the wear and tear of the asset operates in a linear manner over time, decreasing the value of the asset by a fixed amount each period, until the net value reaches zero. This model provides the present value, depreciated, relative to the age "x" of the improvement at the time of appraisal, through the formula below. ܖ ( ܖ — ܠ ) ۹ ܌ = ۾ ܌ + ۾ ܚ Being: Kd = depreciation coefficient; Pd = depreciable portion, in decimal form; Pr = residual portion, in decimal form; n = service life; x = apparent age. 1. Asset age or operating age (x) The assets that were valuated through third - party reports had their fair values updated and the appropriate relative depreciation applied considering the base date of the previous report and the valuation date of this work . For the other items not covered by this valuation, the age of the assets was based on the date of acquisition contained in the fixed asset analytical file sent by the company's management . 2. Estimated service life (n) According to primary concepts of mechanical design, every machine is formed by the composition of elements whose set, at the beginning of its operational life, obeys a law of decrease in its work capacity, which is generically represented by three cycles, described below . ▪ Break - in: adjustment cycle with loss of material, commonly followed by an improvement in the operation of the assembly. ▪ Operation : cycle in which the machine is at its normal production capacity and the loss of material in wear is slow and negligible. However, over the course of time called "operational useful life", the set loses its performance to the point where it must undergo partial or total reconditioning, before an irreversible collapse.

▪ Collapse: in this cycle, the removal of the material that occurred in the operation phase culminates in the collapse, making the machine unrecoverable, and only what is called "residual state or value" remains. 5.2.3. Residual value (Pr) The residual value is related to the operational useful life of the asset, representing the portion of the value that will not be depreciated at the end of this useful life, as indicated in the following table, by asset class: RV EUL ACCOUNTING BALANCE 5% 13 Others 5% 60 Land, buildings and improvements 5% 14 Machinery, equipment, furniture and fixtures 5% 60 Buildings and structures 2% 5 IT equipment 5% 10 Improvements 5% 14 Machinery and equipment 2% 13 Furniture and fixtures 5% 5 Vehicles N/A N/A Construction in progress N/A N/A Land

6. RESULTS In accordance with the technical procedures applied and after carrying out the necessary due diligence, the appraisers determined the following fair values: CAPITAL GAIN FAIR VALUE REPRODUCTION VALUE NET BOOK VALUE RUL ACCOUNTING BALANCE 88,180,915.05 R$ 671,893,442.87 R$ 1,002,804,791.31 R$ 583,712,527.82 R$ 10 Others 465,299,966.50 R$ 4,317,010,891.98 R$ 5,006,944,049.01 R$ 3,851,710,925.48 R$ 52 Land, buildings and improvements 1,224,256,003.93 R$ 4,599,195,366.60 R$ 6,750,962,737.66 R$ 3,374,939,362.67 R$ 10 Machinery, equipment, furniture and fixtures 126,338,090.97 - R$ 121,822,771.01 R$ 124,747,104.88 R$ 248,160,861.98 R$ 47 Buildings and structures 832,423.30 R$ 8,671,011.02 R$ 16,419,059.34 R$ 7,838,587.72 R$ 3 IT equipment 56,807,806.85 - R$ 49,987,230.80 R$ 50,024,728.29 R$ 106,795,037.66 R$ 6 Improvements 133,999,383.89 R$ 318,602,546.78 R$ 322,250,208.89 R$ 184,603,162.89 R$ 4 Machinery and equipment 2,492,811.96 - R$ 2,697,073.34 R$ 2,805,565.01 R$ 5,189,885.30 R$ 6 Furniture and fixtures 3,129,043.75 R$ 4,122,966.05 R$ 4,224,721.51 R$ 993,922.30 R$ 1 Vehicles 37,646,250.62 - R$ 47,699,762.04 R$ 47,699,762.04 R$ 85,346,012.66 R$ N/A Land - R$ 1,446,324,594.33 R$ 1,488,722,282.76 R$ 1,446,324,594.33 R$ N/A Construction in progress 1,692,412,776.03 R$ 11,588,027,656.84 R$ 14,817,605,010.70 R$ 9,895,614,880.81 R$ 28 Total Company: Marfrig Valuation date: 31/12/2024

ATTACHMENT 5

A ABL Gross Leasable Area. ABNT (Associação Brasileira de Normas Técnicas) Brazilian Technical Standards Association. Allocated Codes Serial number (grades or weights) to differentiate the quality features of properties. Allotment Subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones. Amortization Systematic allocation of the depreciable value of an asset over its useful life. Apparent Age Estimated age of a property according to its characteristics and conservation status at the time of inspection. Asset A resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity. Asset Approach Valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as 1 market net equity. BDI (Budget Difference Income) A percentage that indicates the benefits and overhead costs applied to the direct cost of construction. Best Use of the Property The most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations. Beta A systematic risk measure of a share ; price trend of a particular share to be correlated with changes in a given index . Building Owners and Managers Association (BOMA) The BOMA Standard measures buildings on a buildingwide basis . It introduces the concept of Building Common Area (areas common to all of the tenants in a building) . Building Standard The quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction. Book Value The value at which an asset or liability is recognized on the balance sheet. Business Combination Union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation. Business Risk Uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage. GLOSSARY B Basic Infrastructure Urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes. C CAPEX (Capital Expenditure) Fixed asset investments. CAPM (Capital Asset Pricing Model) Model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital. Capital Structure Composition of a company’s invested capital, between own capital (equity) and third - party capital (debt) . Cash Flow Cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, nonoperating, etc.) Cash Flow on Invested Capital Cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments. Cash - Generating Unit Smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets. Casualty An event that causes financial loss. CFC (Conselho Federal de Contabilidade) Brazilian Accounting Committee. Company Commercial or industrial entity, service provider or investment entity holding economic activities. Conservation Status Physical status of an asset as a result of its maintenance. Control Power to direct the strategic policy and administrative management of a company. Control Premium Value or percentage of the pro - rata value of a lot of controlling shares over the pro - rata value of noncontrolling shares, which reflect the control power . Cost The total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation. Cost of Capital Expected rate of return required by the market as an attraction to certain investment funds.

CPC (Comitê de Pronunciamentos Contábeis)
Accounting Pronouncements Committee.

Current Value
Value replacement with a new value depreciated as a result of the physical state the property is in.

CVM
Securities and Exchange Commission.

D

Data Treatment
Application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue
Closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow)
Discounted cash flow.

D&A
Depreciation and amortization.

Dependent Variable
Variable to be explained by the independent ones.

Depreciable Value
Cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value.

Depreciation
Systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable
Variable that assumes only two values.

Direct Production Cost
Spending on inputs, including labor, in the production of goods.

Discount Rate
Any divisor used to convert a flow of future economic benefits into present value.

E

EBIT (Earnings before Interest and Taxes)
Earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)
Earnings before interest, taxes, depreciation and amortization.

Economic Benefits
Benefits such as revenue, net profit, net cash flow, etc.

Efficient Use
That which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value
Estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise
Set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial/ residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value
Economic value of the company.

Equity Value
Economic value of the equity.

Equivalent Construction Area
Constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth
Numerical result of the division of a lot area by its main projected front.

Expertise
Technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

F

Facilities
Set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value
Value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell
Value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm)
Free cash flow to firm, or unlevered free cash flow.

Financial Lease
That which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset
Tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Forced Liquidation
Condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

G

Goodwill
See Premium for Expected Future Profitability.

H

Homogenization
Treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

2

apsis

I IAS (International Accounting Standards) Principles - based standards, interpretations and the framework adopted by the International Accounting Standards Board (IASB). See International Accounting Standards. IASB (International Accounting Standards Board) International Accounting Standards Board. Standard setting body responsible for the development of International Financial Reporting Standards (IFRSs). Ideal Fraction Percentage owned by each of the buyers (tenants) of the land IFRS (International Financial Reporting Standards) International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB. IFRS (International Financial Reporting Standards) International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB. Impairment See Impairment losses. Impairment Losses (impairment) Book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale. Income Approach Valuation method for converting the present value of expected economic benefits. Independent Variables Variables that provide a logical content to the formation of the value of the property subject to the assessment. Indirect Production Cost Administrative and financial costs, benefits and other liens and charges necessary for the production of goods. Insurance Risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy. Insurance Value Value at which an insurance company assumes the risks. Except in special cases, it is not applied to land and foundations. Intangible Asset Identifiable non - monetary asset without physical substance. This asset is identifiable when: a) it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; b) it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations. Internal Rate of Return Discount rate where the present value of future cash flow is equivalent to the cost of investment. International Accounting Standards (IAS) Standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC). Investment Property Property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for use in the production or supply of goods or services, as well as for administrative purposes. Investment Value Value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning. IVSC International Valuation Standards Council. Key Variables Variables that, a priori, and traditionally have been important for the formation of property value . K Key Money Amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale. L Levered Beta Beta value reflecting the debt in capital structure. Liability Present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits. Liquidity Ability to rapidly convert certain assets into cash or into the payment of a certain debt. M Market Approach Valuation method in which multiple comparisons derived from the sales price of similar assets are adopted. 3 Market Data Set of information collected on the market related to a particular property. Market Research Set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data. Homogenization Area Useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

Maximum Insurance Value Maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value. Multiple Market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc.). N Net Debt Cash and cash equivalents, net position in derivatives, short - term and long - term financial debts, dividends receivable and payable, receivables and payables related to debentures, short - term and long - term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus. Non - Operating Assets Those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business. O Operating Assets Assets that are basic to the company’s operations. Operating Lease That which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases. P Parent Company An entity that has one or more subsidiaries. Percentual Value Value at the end of the projective period to be added on the cash flow. Point of Sale Intangible asset that adds value to commercial property, due to its location and expected commercial exploitation. Population Total market data of the segment to be analyzed. Premium for Expected Future Profitability (goodwill) Future economic benefits arising from assets not capable of being individually identified or separately recognized. Present Value The estimated present value of discounted net cash flows in the normal course of business. Price The amount by which a transaction is performed involving a property, a product or the right thereto. Private Area Useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases). Property Something of value, subject to use, or that may be the object of a right, which integrates an equity. Q Qualitative Variables Variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil). Quantitative Variables Variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces). R Range for Real Estate Valuations Range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property, provided it is justified by the existence of features that are not contemplated in the model . 4 Re (Cost of Equity) Return required by shareholders for the capital invested. Real Estate Property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use. Recoverable Value The highest fair value of an asset (or cashgenerating unit) minus the cost of sales compared with its value in use. Reference Real Estate Market data with features comparable to the property assessed. Regression Model The model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics. Remaining Life A property’s remaining life. Replacement Cost A property’s reproduction cost less depreciation, with the same function and features comparable to the property assessed. Replacement Value for New Value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property . Marketing Factor The ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one). Rd (Cost of Debt) A measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

S Sample Set of market data representative of a population. Scrap Value Market value of a property’s reusable materials in disabling conditions, without their being used for production purposes. Shareholders’ Equity at Market Prices See Assets Approach. Statistical Inference Part of statistical science that allows drawing conclusions about the population from a sample. Subsidiary Entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company) . Supporting Documentation Documentation raised and provided by the client on which the report premises are based. Survey Evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it. T Tangible Asset Physically existing asset, such as land, building, machinery, equipment, furniture and tools. Technical Report Detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject. Technical Term of Responsibility Required document, which defines the responsible engineer for a product or service. Total Construction Area Resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT. U Urbanizable Land Land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business . Useful Area Real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use. Useful Economic Life The period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity. V Valuation Act or process of determining the value of an asset. Valuation Date Specific date (day, month and year) of application of the assessment value. Valuation Methodology One or more approaches used in developing evaluative calculations for the indication of the value of an asset. Representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value. Value at Risk Value in Use Value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation. Value of a business in forced liquidation Value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period. Value of a business in immediate liquidation The compulsory liquidation refers to a business forced into liquidation by way of a winding - up petition presented to the court. More aggressive than forced liquidation. Value Plan The graphic representation or listing of generic square meter values of land or of the real estate on the same date. W WACC WACC (Weighted Average Cost of Capital) Model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others). WARA Weighted Average Return on Assets (WARA) Weighted average rate of return expected for the assets and liabilities that make up the company under analysis, including goodwill. 5 Residual Value of an Asset Estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life. Residual Value Value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period. Reproduction Cost Expense required for the exact duplication of a property, regardless of any depreciation. Reproduction Cost Less Depreciation A property’s reproduction cost less depreciation, considering the state it is in.

Rio de Janeiro +55 21 2212 - 6850 apsis.rj@apsis.com.br São Paulo 55 11 4550 - 2701 apsis.sp@apsis.com.br Minas Gerais +55 31 98299 - 6678 apsis.mg@apsis.com.br apsis.com.br 1

ANNEX II

ANNEX II - COPY OF THE MINUTES OF THE MEETINGS OF THE BOARD OF DIRECTORS, THE FISCAL COUNCIL, THE AUDIT COMMITTEE AND THE SPECIAL INDEPENDENT COMMITTEE OF THE COMPANY

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MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS
HELD ON MAY 15, 2025

1	DATE, TIME AND PLACE: Held on May 15, 2025, at 3:00 p.m., in person, at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000, as well as by videoconference.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s board of directors (“Board of Directors”), namely Mr. Marcos Antonio Molina dos Santos, Mr. Alain Emile Henry Martinet, Mr. Antonio dos Santos Maciel Neto, Mr. Herculano Aníbal Alves, Ms. Marcia Aparecida Pascoal Marçal dos Santos, Mr. Roberto Silva Waack and Mr. Rodrigo Marçal Filho. Also present were Mr. Ricardo Florence dos Santos, Mr. José Luiz de Souza Gurgel and Mr. Lucio Abrahão Monteiro Bastos, effective members of the Company’s fiscal council, under the terms of article 163, paragraph 3, of Law 6,404, of December 15, 1976 (“Brazilian Corporate Law”).

3	PRESIDING: President: Marcos Antonio Molina dos Santos; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and resolve on: (i) the Company’s quarterly financial information for the three-month period ended March 31, 2025, included in the respective Quarterly Information Form - ITR (“ITR 1st Quarter/2025”); (ii) the recommendation of the independent special committee of the Company, constituted pursuant to the resolution of the board of directors of the Company approved at a meeting held on April 24, 2025 (“Independent Committee”), responsible for negotiating the terms and conditions of the incorporation by the Company of all the shares of BRF S.A., a publicly-traded company, registered with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 01.838.723/0001-27, with registered office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, 475, Bairro Fazenda, ZIP Code 88301-600 (“BRF”), under the terms of article 252 of the Brazilian Corporate Law (“Merger”); (iii) the approval of the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, to be entered into between the Company and BRF, which establishes the terms and conditions of the Merger (“Plan of Merger”); (iv) the approval of the Merger, the effectiveness of which shall be subject to the approval by the Meeting (as defined below) and by the extraordinary general meeting of BRF, to the verification (or waiver, as applicable) of a certain condition set forth in the Plan of Merger (“Condition”) and to the advent of the date on which the Merger shall be deemed consummated, pursuant to the Plan of Merger (“Closing Date”); (v) the ratification of the appointment and hiring of Apsis Consultoria Empresarial Ltda. (“Apsis”), as responsible for preparing (a) the appraisal report, at market value, of the shares issued by BRF to be merged into the Company (“Merger Appraisal Report”); and (b) the appraisal report containing the calculation of the replacement ratio of the shares held by BRF’s non-controlling shareholders, based on the net equity value of the Company’s and BRF’s shares, both equity valued according to the same criteria and on December 31, 2024, at market prices (“Appraisal Report 264”); (vi) the approval of the Merger Appraisal Report; (vii) approval of the Appraisal Report 264; (viii) the approval of the call for the Company’s extraordinary general meeting (“Meeting”) and the respective management proposal for the Meeting; and (ix) the authorization for the Company’s executive board to carry out all acts necessary to implement the resolutions set forth herein, if approved.

5	RESOLUTIONS: After analyzing, examining and discussing the matters on the agenda, the members of the Board of Directors resolved unanimously and without any restrictions as follows:

(i)	subject to the recommendation of the Company’s statutory audit committee (“CAE”), to approve the ITR 1st Quarter/2025, accompanied by management’s comments, the explanatory notes and the review report issued by the Company’s independent auditor;

(ii)	to agree with the favorable recommendation of the Independent Committee and CAE regarding the terms and conditions of the Merger, in the form of the Plan of Merger;

(iii)	to approve the Plan of Merger, authorizing its execution by the Company’s officers, in accordance with the Company’s bylaws;

(iv)	to approve the proposed Merger, the effectiveness of which shall be conditional upon the verification (or waiver, as applicable) of the Condition and the Closing Date, under the terms of the Plan of Merger;

(v)	to ratify the appointment of the Apsis as responsible for preparing the Merger Appraisal Report and the Appraisal Report 264;

(vi)	to approve the Merger Appraisal Report on the Merger;

(vii)	approve the Appraisal Report 264;

(viii)	to approve the convening of the Meeting to resolve on (a) the matters related to the Merger, in accordance with the provisions of the Plan of Merger; and (b) the amendment to the Company’s corporate name, as well as to approve the respective management proposal, to be duly disclosed by the Company, in accordance with the applicable laws and regulations;

(ix)	to authorize the Company’s officers to take all the measures and perform all the acts necessary to carry out and implement the matters approved herein (in particular, with regard to the Merger), as well as to ratify all the acts that have already been carried out with regard to such purposes.

6	CLOSING: There being no further business, the meeting was adjourned and these minutes were drawn up, read, approved and signed by the board and by all the members of the Board of Directors which were present.

São Paulo, May 15, 2025.

Presiding:

/s/ Marcos Antonio Molina dos Santos	/s/ Ricardo Araujo Rocha
Marcos Antonio Molina dos Santos President	Ricardo Araujo Rocha Secretary

Members:

/s/ Marcos Antonio Molina dos Santos	/s/ Marcia Aparecida Pascoal Marçal dos Santos
Marcos Antonio Molina dos Santos President	Marcia Aparecida Pascoal Marçal dos Santos Board Member

/s/ Rodrigo Marçal Filho	/s/ Alain Emile Henri Martinet
Rodrigo Marçal Filho Board Member	Alain Emile Henri Martinet Board Member

/s/ Antonio dos Santos Maciel Neto	/s/ Herculano Aníbal Alves
Antonio dos Santos Maciel Neto Independent Board Member	Herculano Aníbal Alves Independent Board Member

/s/ Roberto Silva Waack
Roberto Silva Waack Independent Board Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE AUDIT COMMITTEE MEETING
HELD ON MAY 15, 2025

1	DATE, TIME AND PLACE: Held on May 15, 2025, at 9:00 a.m., in person, at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000, as well as by videoconference.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s statutory audit committee (“Committee”), namely Mr. Antonio dos Santos Maciel Neto, Mr. José Mauro Depes Lorga and Mr. José Luiz Sanches.

3	PRESIDING: President: Antonio dos Santos Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and resolve on (i) the Company’s quarterly financial information for the three-month period ended March 31, 2025, included in the respective Quarterly Information Form - ITR (“ITR 1st Quarter/2025”); and (ii) the proposal by the Company’s management regarding the incorporation by the Company of all the shares issued by its subsidiary BRF S.A., a publicly-traded company, registered with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 01.838.723/0001-27, with registered office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, 475, Bairro Fazenda, ZIP Code 88301-600 (“BRF”), pursuant to article 252 of Law No. 6, 404, of December 15, 1976 (“Brazilian Corporate Law” and “Merger”, respectively), subject to the terms and conditions set forth in the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, to be duly executed between the Company and BRF (“Plan of Merger”).

5	RESOLUTIONS: After reading, analyzing and discussing the supporting documents related to the items on the agenda, the members of the Committee decided unanimously and without any reservations as follows:

(i)	recommend to the Company’s board of directors (“Board of Directors”) the approval of the ITR 1st Quarter/2025, accompanied by management's comments, the explanatory notes and the review report issued by the Company’s independent auditor; and

(ii)	considering the recommendation of the independent special committee of the Company, constituted pursuant to the resolution of the Company’s board of directors approved at the meeting held on April 24, 2025, responsible for negotiating the terms and conditions of the Merger (in particular the replacement ratio applicable to it, under the terms of the Plan of Merger), to recommend to the Board of Directors the approval of the proposal for the Merger, under the terms provided for in the Plan of Merger, to be submitted to the Company’s extraordinary general meeting, under the terms of the applicable legislation and regulations.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by the presiding officers and the Committee members which were present.

São Paulo, May 15, 2025.

Presiding:

/s/ Antonio dos Santos Maciel Neto	/s/ Ricardo Araujo Rocha
Antonio dos Santos Maciel Neto	Ricardo Araujo Rocha
President	Secretary

Members:

/s/ Antonio dos Santos Maciel Neto	/s/ José Mauro Depes Lorga
Antonio dos Santos Maciel Neto	José Mauro Depes Lorga
Coordinator	Member

/s/ José Luiz Sanches
José Luiz Sanches
Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON MAY 15, 2025

1	DATE, TIME AND PLACE: Held on May 15, 2025, at 08:00 a.m., in person, at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000, as well as by videoconference.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s special independent committee (“Committee”). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal advisors, and Banco J.P. Morgan S.A., external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and resolve on (i) the final terms negotiated between the Committee and the special independent committee of BRF S.A., a publicly-traded company, registered with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 01.838.723/0001-27, with registered office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, 475, Bairro Fazenda, ZIP Code 88301-600 (“BRF” and “BRF Independent Committee”, respectively), in relation to the incorporation of the shares issued by BRF by the Company, pursuant to article 252 of Law No. 6,404, December 15, 1976 (“Brazilian Corporate Law” and “Merger”, respectively); and (ii) the favorable recommendation regarding the approval, by the Company’s board of directors (“Board of Directors”), of the Merger, pursuant to the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.” (“Plan of Merger”), as well as its submission for approval by the Company’s shareholders at the Company’s extraordinary general meeting (“Meeting”).

5	RESOLUTIONS: Once the meeting was installed, after reading, analyzing and discussing the matters on the agenda, the members of the Committee decided unanimously and without any reservations:

(i)	to approve the final terms negotiated between the Committee and the BRF Independent Committee in relation to the Merger; and

(ii)	to approve the favorable recommendation regarding the approval, by the Board of Directors, of the Merger, as well as its submission to the Meeting, under the terms of the annex to these minutes.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by the presiding officers and the members of the Committee which were present.

São Paulo, May 15, 2025.

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto	Ricardo Araújo
President	Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto	Roberto Silva Waack
Coordinator	Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves
Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

ANNEX TO THE MINUTES OF THE MEETING OF THE SPECIAL INDEPENDENT COMMITTEE
HELD ON MAY 15, 2025

Favorable recommendation from the Special Independent Committee

São Paulo, May 15, 2025.

To
Board of Directors of Marfrig Global Foods S.A.
Attn: Mr. Marcos Antonio Molina dos Santos, Mr. Alain Emile Henry Martinet, Mr. Antonio dos Santos Maciel Neto, Mr. Herculano Aníbal Alves, Ms. Marcia Aparecida Pascoal Marçal dos Santos, Mr. Roberto Silva Waack and Mr. Rodrigo Marçal Filho

Ref.: Proposed incorporation of shares issued by BRF by Marfrig

Dear Sirs,

1	We refer to the proposed acquisition by Marfrig Global Foods S.A. (“Marfrig” or Company”) of all the shares issued by BRF S.A. (“BRF” and, together with Marfrig, “Companies”) other than the shares held by Marfrig on the Closing Date (as defined below), in exchange for the issuance to BRF shareholders (except Marfrig) of common shares of Marfrig, resulting in the transfer of BRF’s shareholder base to Marfrig, pursuant to article 252 of Law No. 6,404, of December 15, 1976 (“Brazilian Corporate Law” and “Merger”, respectively).

2	The Independent Committee (as defined below) hereby submits its favorable recommendation for the approval of the Merger (“Recommendation”).

3	As a result of the Merger, BRF will become a wholly owned subsidiary of Marfrig. The Merger aims to create one of the largest animal protein conglomerates at a global level, with a strong presence in the domestic and international markets, portfolio diversification, scale, efficiency and sustainability, conferring significant benefits to both Companies, their shareholders, customers, suppliers, employees and other stakeholders, generating operational, financial and strategic synergies, in addition to enhancing the Brazilian food sector and contributing to the country’s socio-economic development.

4	In addition, the Merger seeks to simplify and optimize the administrative and corporate structure of the economic group to which the Companies belong, eliminating or reducing redundant costs, as well as improving or facilitating access to the capital necessary for the development of their business plans.

5	Constitution and composition of the Independent Committee

5.1	Considering that the Merger involves a merger of shares between a controlling and controlled company, pursuant to article 264 of the Brazilian Corporation Law, in order to improve the governance of the Company involved in the negotiation and discussion of the strategic terms of the Merger, the board of directors of Marfrig (“Board of Directors”), at a meeting held on April 24, 2025, constituted a special independent committee as the body responsible for reviewing and negotiating the Exchange Ratio and analyzing the terms and conditions proposed for the Merger, as well as submitting a recommendation on the Merger to the Board of Directors (“Independent Committee”).

5.2	Mr. Antonio Maciel Neto, Mr. Roberto Silva Waack and Mr. Herculano Aníbal Alves, all independent members of the Board of Directors, were elected by the Board of Directors to make up the Independent Committee, in compliance with the independence criteria set out in the Novo Mercado Regulations of B3 S.A. - Brasil, Bolsa, Balcão and the regulations of the Brazilian Securities and Exchange Commission.

5.3	In carrying out their duties, the members of the Independent Committee have complied with the provisions of the Brazilian Corporation Law regarding the fiduciary duties applicable to members of advisory committees to the Board of Directors and have always carried out their duties in the interests of the Company.

5.4	The members of the Independent Committee believe that the governance procedure adopted during its work was adequate and sufficient to (i) ensure the independence of the Independent Committee's analysis, negotiations and recommendation as to the merits of the Merger of Shares; and (ii) preserve the interests of the Company and its shareholders.

6	External advisors

6.1	Company has engaged Banco J.P. Morgan S.A. to act as the Company’s exclusive financial advisor, in view of its expertise in corporate and merger and acquisition operations.

6.2	In addition, the Company has engaged the law firms Lefosse Advogados and TozziniFreire Advogados to act as the Company’s local legal advisors.

7	Summary of the work of the Independent Committee

7.1	In all, eight exclusive meetings of the Independent Committee were held, in which the members of the Independent Committee discussed with each other and with the external advisors various issues related to the structuring of the Merger, including the valuation study of the Companies, which was considered when setting the Exchange Ratio.

7.2	In addition, three joint meetings were held between the Independent Committee and the special independent committee constituted by BRF’s board of directors (“BRF Independent Committee” and, together with the Independent Committee, “Independent Committees”). At such meetings, the Independent Committees discussed and negotiated the merits of the Merger, including the valuation of the Companies and, consequently, the exchange ratio applicable to the Merger, which comprises the attribution to BRF shareholders (with the exception of Marfrig) of 0,8521 shares of common stock issued by Marfrig for each 1 (one) share of common stock issued by BRF held on the date of consummation of the Merger (“Closing Date” and “Exchange Ratio”, respectively), subject to adjustments pursuant to item 8 below.

7.3	The negotiation and setting of the Exchange Ratio took into account the distribution of dividends and/or interest on own capital in the gross amount of (i) R$3,520,000,000.00 (three billion, five hundred and twenty million reais) by BRF; and (ii) R$2,500,000,000.00 (two billion, five hundred million reais) by Marfrig, in both cases, to be decided up to and including the Closing Date (jointly, “Permitted Distributions”).

7.4	The Exchange Ratio shall be adjusted exclusively (i) in the event of a stock split, reverse stock split or bonus of shares issued by any of the Companies; and/or (ii) in accordance with the methodology set forth in Annex 3.1.5 of the Plan of Merger. In accordance with the methodology described in Annex 3.1.5 of the Plan of Merger, any disbursement incurred by the Companies with the exercise of the right of withdrawal will reduce the Permitted Distributions by an equivalent amount, applied proportionally to the two Companies.

8	Assumptions adopted for the work of the Independent Committee

8.1	For the purposes of negotiating and defining the Exchange Ratio and the terms and conditions of the Merger, as well as for the preparation of this Recommendation, the Independent Committee has assumed as correct and true all the documents and information provided to it by the Company’s management.

8.2	It was not part of the scope of work of the Independent Committee to carry out any audit, review of documents (except for the Plan of Merger and the materials that have been prepared at the request of the Independent Committee or presented to it during their respective exclusive and joint meetings), independent investigation or analysis in relation to any obligations or contingencies of the Company or any procedure in relation to its legal, economic, financial, accounting or statistical information.

9	Conclusion

9.1	Considering the above, the members of the Independent Committee unanimously recommend that the Board of Directors approve the Merger, including the terms and conditions set out in the Plan of Merger, especially with regard to the Exchange Ratio, including any adjustment hypotheses.

9.2	Accordingly, the members of the Independent Committee unanimously recommend that the Board of Directors submit the Merger, the Plan of Merger (including the reports attached thereto) and all the documents required under the terms of the applicable legislation and regulations, to the Company’s extraordinary general meeting.

São Paulo, May 15, 2025.

(Signature pages to follow.)

(Rest of page intentionally left blank.)

(Signature page of the recommendation of the Independent Special Committee of Marfrig Global Foods S.A., dated May 15, 2025.)

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto	Roberto Silva Waack
Coordinator	Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves
Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE FISCAL COUNCIL
HELD ON MAY 15, 2025

1	DATE, TIME AND PLACE: Held on May 15, 2025, at 3:30 p.m., in person, at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000, as well as by videoconference.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the effective members of the Company’s Fiscal Council (“Fiscal Council”), namely Mr. Ricardo Florence dos Santos, Mr. José Luiz de Souza Gurgel and Mr. Lucio Abrahão Monteiro Bastos.

3	PRESIDING OFFICERS: President: Ricardo Florence dos Santos; Secretary: Ricardo Araujo Rocha.

4	AGENDA: (i) to analyze and discuss the Company’s quarterly financial information for the three-month period ended March 31, 2025, included in the respective Quarterly Information Form - ITR (“ITR 1st Quarter/2025”); and (ii) to express an opinion on the Company’s management proposal regarding the incorporation by the Company of all the shares of BRF S.A., a publicly-traded company, registered with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 01.838.723/0001-27, with registered office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, 475, Bairro Fazenda, ZIP Code 88301-600 (“BRF”), under the terms of article 252 of Law No. 6,404, of December 15, 1976 (“Brazilian Corporate Law” and “Merger”, respectively), subject to the terms and conditions set forth in the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, entered into between the Company and BRF (“Plan of Merger”), pursuant to article 163, item III, of the Brazilian Corporate Law.

5	RESOLUTIONS: After reading, analyzing and discussing the supporting documents related to the items on the agenda, the members of the Fiscal Council unanimously decided, without any reservations, as follows:

(i)	present its analysis of the ITR 1st Quarter/2025 recommending the disclosure of the ITR 1st Quarter/2025 by the Company, accompanied by management’s comments, the explanatory notes and the review report issued by the Company’s independent auditor; and

(ii)	considering (a) the recommendation of the independent special committee of the Company, constituted pursuant to the resolution of the board of directors of the Company approved at a meeting held on April 24, 2025, responsible for negotiating the terms and conditions of the Merger (in particular the replacement ratio applicable thereto, pursuant to the Plan of Merger); (b) the appraisal report prepared for the purposes of articles 252, paragraph 1, and 264 of the Brazilian Corporation Law, in connection with the Merger; and (c) the terms and conditions of the Plan of Merger, presented a favorable opinion on the management proposal to be submitted to the Company’s extraordinary general meeting, under the terms of the applicable laws and regulations, regarding the Merger, in the form of the opinion attached to these minutes.

6	CLOSING: There being no further business, the meeting was adjourned and these minutes were drawn up, read, approved and signed by the members of the Fiscal Council which were present.

São Paulo, May 15, 2025.

Presiding officers:

/s/ Ricardo Florence dos Santos	/s/ Ricardo Araujo Rocha
Ricardo Florence dos Santos President	Ricardo Araujo Rocha Secretary

Members:

/s/ Ricardo Florence dos Santos	/s/ José Luiz de Souza Gurgel
Ricardo Florence dos Santos President	José Luiz de Souza Gurgel Effective Member

/s/ Lucio Abrahão Monteiro Bastos
Lucio Abrahão Monteiro Bastos Effective Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

ANNEX TO THE MINUTES OF THE FISCAL COUNCIL
HELD ON MAY 15, 2025

Opinion of the Fiscal Council

The members of the fiscal council of Marfrig Global Foods S.A. (“Company”), in the exercise of their legal and statutory powers, in compliance with article 163, item III, of Law No. 6,404, of December 15, 1976 (“Brazilian Corporation Law”), have examined the documents related to the proposal of the Company’s management to be submitted for resolution by the Company’s shareholders at an extraordinary general meeting (“Meeting”) regarding the incorporation of shares issued by the subsidiary BRF S. A. by the Company (“Merger”) and, based on this analysis, verify that the proposal regarding the Merger complies with the legal requirements and, unanimously and without reservations, opine in favor of its submission for resolution by the shareholders at the Meeting.

São Paulo, May 15, 2025.

/s/ José Luiz de Souza Gurgel	/s/ Ricardo Florence dos Santos
José Luiz de Souza Gurgel Effective Member	Ricardo Florence dos Santos Effective Member

/s/ Lucio Abrahão Monteiro Bastos
Lucio Abrahão Monteiro Bastos Effective Member

BRF S.A. Publicly Traded Company CNPJ No. 01.838.723/0001-27 NIRE No. 42.300.034.240	MARFRIG GLOBAL FOODS S.A. Publicly Traded Company CNPJ No. 03.853.896/0001-40 NIRE No. 35.300.341.031

MINUTES OF THE 3RD JOINT MEETING OF THE INDEPENDENT SPECIAL COMMITTEES

HELD ON MAY 8, 2025

1. Date, Time and Place: Held on May 8, 2025, at 3:00 p.m., at the offices of BRF S.A. (“BRF” or “Company”), located at Avenida das Nações Unidas, No. 14.401, 25th floor, Chácara Santo Antônio, ZIP Code 04794-000, City of São Paulo, State of São Paulo, and via videoconference.

2. Participants:

(i) Members of BRF’s Special Independent Committee (“BRF Independent Committee” or “BRF Committee”): Augusto Marques da Cruz Filho (Coordinator) and Eduardo Augusto Rocha Pocetti

(ii) Representatives of BRF management: Heraldo Geres and Bruno Ferla

(iii) Representatives of Eizirik Advogados (“BRF Legal Advisor”): Marcus de Freitas Henriques (who acted as Secretary of the meeting) and Juliana Botini Hargreaves Vieira.

(iv) Representatives of Citigroup Global Markets Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A. (“BRF Financial Advisor”)

(v) Representatives of the Independent Committee of Marfrig Global Foods S.A. (“MGF Independent Committee” and “MGF” and, together with the Company, “Companies”): Antonio Maciel, Herculano Anibal and Roberto Silva Waack

(vi) Representatives of JP Morgan (”MGF Financial Advisor”)

3. Agenda: To analyze and negotiate the terms and conditions of the potential business combination transaction between BRF and MGF, as per the correspondence sent by MGF to BRF on 24.04.2025 (“Merger”).

4. Deliberations:

The purpose of this meeting was to continue the negotiation of the terms and conditions of the Merger between the Independent Committees of BRF and MGF, following the presentation by the MGF Independent Committee of a new proposal for the exchange ratio of the Merger (“New Proposal”) at the 2nd Joint Meeting of the Independent Committees of BRF and MGF, held on the same date at 10:00 a.m. (“2nd Meeting”).

After the 2nd Meeting, the Independent Committees of BRF and MGF met with their respective Financial Advisors, with the aim of making new analyses regarding the assumptions that supported the New Proposal and, based on this, identifying possible points for revision and trying to reach an agreement between the parties regarding the exchange ratio of the Merger.

The Financial Advisors presented at the meeting the financial analyses that had been carried out and the points of adjustment identified on both sides. After all the debates and discussions, the members of the Independent Committees of BRF and MGF reached the following agreement on the exchange ratio of the Merger: (i) BRF shareholders (with the exception of MGF) will receive 0.8521 common shares issued by MGF for every 1 (one) common share issued by BRF held on the closing date of the Merger (“Proposed Exchange Ratio”); and (ii) this Proposed Exchange Ratio took into account the distribution of dividends and/or interest on equity in the gross amount of R$3.520,000,000.00 by BRF and R$2,500,000,000.00 by MGF, in both cases to be decided up to and including the closing date of the Merger (”Permitted Distributions”). The Proposed Exchange Ratio shall be adjusted exclusively (i) in the event of a stock split, reverse stock split or bonus of shares issued by any of the Companies; and/or (ii) in accordance with a methodology to be drawn up by the Financial Advisors to the Independent Committees of BRF and MGF that provides for a proportional adjustment in the event that the Permitted Distributions, by either Company, are in amounts different from what was agreed, it also being noted that any disbursement incurred by the Companies with the exercise of the right of withdrawal will reduce the Permitted Distributions by an equivalent amount, applied proportionally to BRF and MGF.

5. Next steps:

It was agreed that the Financial Advisors of BRF and MGF should work over the next few days on developing the methodology for adjusting the aforementioned Proposed Exchange Ratio. In addition, BRF’s Financial Advisor will submit the Proposed Exchange Ratio for review and approval by its internal committees, for the purpose of issuing a fairness opinion as to the fairness, from a financial point of view, of the Proposed Exchange Ratio. At the same time, BRF’s and MGF’s Legal Advisors will work on preparing the legal documents for the operation, notably the draft of the “Plan of Merger of BRF S.A. Shares by Marfrig Global Food S.A.” (“Plan of Merger”) for the operation. It was also agreed that, on 15.05.2025, meetings of the Independent Committees of BRF and MGF will be held with a view to deliberating on the exchange ratio of the Merger and on the terms and conditions of the Plan of Merger, as well as on the recommendation to be given to the boards of directors of BRF and MGF regarding the Plan of Merger.

6. Closing:

There being no further business, the meeting was adjourned and the drafting of the minutes in summary format was approved.

São Paulo, May 8, 2025.

(Signature page to follow.)

(Signature page of the Minutes of the 3rd Joint Meeting of the Independent Special Committees of BRF S.A. and MARFRIG GLOBAL FOODS S.A., held on May 8, 2025)

Members of BRF’s Independent Committee:

/s/ Augusto Marques da Cruz Filho
Augusto Marques da Cruz Filho

/s/ Eduardo Augusto Rocha Pocetti
Eduardo Augusto Rocha Pocetti

Members of the MGF Independent Committee:

/s/ Antonio Maciel
Antonio Maciel

/s/ Herculano Anibal
Herculano Anibal

/s/ Roberto Silva Waack
Roberto Silva Waack

Secretary

/s/ Marcus de Freitas Henriques
Marcus de Freitas Henriques

BRF S.A. Publicly Traded Company CNPJ No. 01.838.723/0001-27 NIRE No. 42.300.034.240	MARFRIG GLOBAL FOODS S.A. Publicly Traded Company CNPJ No. 03.853.896/0001-40 NIRE No. 35.300.341.031

MINUTES OF THE 2ND JOINT MEETING OF THE INDEPENDENT SPECIAL COMMITTEES

HELD ON MAY 8, 2025

1. Date, Time and Place: Held on May 8, 2025, at 10:00 a.m., at the headquarters of BRF S.A. (“BRF” or “Company”), located at Avenida das Nações Unidas, No. 14.401, 25th floor, Chácara Santo Antônio, ZIP Code 04794-000, City of São Paulo, State of São Paulo, and via videoconference.

2. Participants:

(i) Members of the Special Independent Committee (“BRF Independent Committee” or “BRF Committee”) of BRF: Augusto Marques da Cruz Filho (Coordinator).

(ii) Representatives of BRF management: Heraldo Geres and Bruno Ferla.

(iii) Representatives of Eizirik Advogados (“BRF Legal Advisor”): Marcus de Freitas Henriques (who acted as Secretary of the meeting) and Juliana Botini Hargreaves Vieira.

(iv) Representatives of Citigroup Global Markets Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A. (“BRF Financial Advisor”).

(v) Representatives of the Independent Committee of Marfrig Global Foods S.A. (“MGF Independent Committee” and “MGF”): Antonio Maciel, Herculano Anibal and Roberto Silva.

(vi) Representatives of JP Morgan (“MGF Financial Advisor”).

3. Agenda: To analyze and negotiate the terms and conditions of the potential business combination transaction between BRF and MGF, as per the correspondence sent by MGF to BRF on 24.04.2025 (“Merger”).

4. Deliberations:

The scope of the meeting was the presentation by the MGF Independent Committee of a new proposal for the exchange ratio of the Merger (“New Proposal”), after discussions had been held with the BRF Financial Advisor to clarify doubts and questions regarding the first proposal submitted on 02.05.2025 (“Original Proposal”).

JP Mogan began the work by informing that it had analyzed the revised premises of the counter-proposal presented by BRF's Financial Advisor (“Counter-Proposal”) and that aspects that could be adjusted with a view to improving the exchange ratio for BRF, compared to the Original Proposal, were identified, which were then discussed with MGF's Independent Committee.

JP Morgan then presented the assumptions related to BRF, MGF's operations in South America and National Beef, which were adjusted based on the Counter-Proposal. A comparison of the main projections contained in the Counter-Proposal and the New Proposal was also presented. Finally, the exchange ratio between the shares issued by BRF and MGF, which are the object of the New Proposal, was presented.

JP Morgan informed that it would send the material related to the New Proposal to BRF's Financial Advisor.

Throughout JP Morgan's presentation, the members of the BRF and MGF Independent Committees and their respective Financial Advisors discussed different aspects of the projections contained in the Counter-Proposal and the New Proposal, pointing out the main points of disagreement on each side. The views of each side on the intrinsic values of BRF and MGF were debated. The synergies of the Merger that would have the potential to increase the value of the shares issued by the combined company were also discussed.

BRF's Independent Committee reported that, although the New Proposal had improved the exchange ratio for the Company, there were still aspects of the projections on which the New Proposal was based with which BRF disagreed.

5. Next steps:

It was agreed that the Financial Advisors should carry out new analyses and calculation simulations, based on the assumptions contained in the New Proposal, so that the Independent Committees of BRF and MGF could move forward in the negotiations. A new meeting was scheduled for May 8, 2025, at 3:00 p.m., to continue negotiating the terms and conditions of the Merger.

6. Closing:

There being no further business, the meeting was adjourned and the drafting of the minutes in summary format was approved.

São Paulo, May 8, 2025.

Coordinator of BRF's Independent Committee:

/s/ Augusto Marques da Cruz Filho
Augusto Marques da Cruz Filho

Members of the MGF Independent Committee:

Antonio Maciel
Antonio Maciel

/s/ Herculano Anibal
Herculano Anibal

/s/ Roberto Silva Waack
Roberto Silva Waack

Secretary

/s/ Marcus de Freitas Henriques
Marcus de Freitas Henriques

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON MAY 7, 2025

1	DATE, TIME AND PLACE: On May 7, 2025, at 6:30 p.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s Special Independent Committee (“Committee”). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and review the presentation prepared by the Company's financial advisor regarding the financial model of the Company and BRF S.A. (“BRF”), as presented at a joint meeting with BRF's Special Independent Committee held on May 2, 2025, after making the adjustments resulting from discussions held at a meeting of this Committee held at 11:30 a.m. this day, for the purposes of the potential business combination transaction between the Company and BRF, through the incorporation of shares issued by BRF by the Company (“Merger”).

5	RESOLUTIONS: Once this meeting was installed, the members of the Committee reviewed and rediscussed the presentation in connection with the structuring of the Merger in accordance with the discussions and issues raised by BRF’s Special Independent Committee at a joint meeting held on May 2, 2025 and points discussed between the Company’s external financial advisor and the members of this Committee at a meeting held at 11:30 a.m. this day. After a presentation by the Company's external financial advisor, the members of the Committee discussed the negotiation of the terms of the replacement relationship with BRF’s Special Independent Committee. Following discussions based on the above points, the Company’s external financial advisor will make certain adjustments to the model presented to the Committee and should send an adjusted presentation later today for further analysis by the Committee.

It is hereby stipulated that the presentation discussed between the members of the Committee and the external advisors will be kept on file at the Company’s headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, May 7, 2025.

(Signature page to follow.)

(Rest of page intentionally left blank.)

(Signature page of the minutes of the meeting of the Special Independent Committee of Marfrig Global Foods S.A. held on May 7, 2025)

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto	Ricardo Araújo
President	Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto	Roberto Silva Waack
Coordinator	Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves
Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON MAY 7, 2025

1	DATE, TIME AND PLACE: On May 7, 2025, at 11:30 a.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5, Room 301 (Sabiá Tower), Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company's Special Independent Committee (“Committee”). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and Banco J.P. Morgan S.A., external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and review the presentation prepared by the Company’s financial advisor regarding the financial model of the Company and BRF S.A. (“BRF”), as presented at a joint meeting with the BRF Special Independent Committee held on May 2, 2025, for the purposes of the potential business combination transaction between the Company and BRF, through the merger of shares issued by BRF into the Company (“Merger”).

5	RESOLUTIONS: Once this meeting was installed, the members of the Committee re-analyzed and re-discussed the presentation in connection with the structuring of the Merger in accordance with the discussions and questions raised by BRF’s Special Independent Committee at a joint meeting held on May 2, 2025, as well as discussing the modeling adjustments to be made until the next joint meeting with BRF’s Special Independent Committee. At the end of this meeting, those present agreed that the Company’s external financial advisor would implement the adjustments discussed above in the financial model in preparation for the new meeting of this Committee to be held later today at 6:30 pm.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, May 7, 2025.

(Signature page to follow.)

(Rest of page intentionally left blank.)

(Signature page of the minutes of the meeting of the Special Independent Committee of Marfrig Global Foods S.A. held on May 7, 2025)

Presiding:

/s/ Antonio Maciel Neto	/s/Ricardo Araújo
Antonio Maciel Neto President	Ricardo Araújo Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto Coordinator	Roberto Silva Waack Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves Member

BRF S.A. Publicly Traded Company CNPJ No. 01.838.723/0001-27 NIRE No. 42.300.034.240	MARFRIG GLOBAL FOODS S.A. Publicly Traded Company CNPJ No. 03.853.896/0001-40 NIRE No. 35.300.341.031

MINUTES OF THE 1ST JOINT MEETING OF THE INDEPENDENT SPECIAL COMMITTEES

HELD ON MAY 2, 2025

1. Date, Time and Place: Held on May 2, 2025, at 11:00 a.m., at the headquarters of BRF S.A. (”BRF” or ”Company”), located at Avenida das Nações Unidas, No. 14.401, 25th floor, Chácara Santo Antônio, ZIP Code 04794-000, City of São Paulo, State of São Paulo, and via videoconference.

2. Participants:

(i) Members of the Special Independent Committee ("BRF Independent Committee" or "BRF Committee"): Augusto Marques da Cruz Filho (Coordinator), Eduardo Augusto Rocha Pocetti and Flávia Maria Bittencourt.

(ii) Representatives of BRF management: Heraldo Geres and Bruno Ferla.

(iii) Representatives of Eizirik Advogados ("BRF Legal Advisor"): Marcus de Freitas Henriques (who acted as Secretary of the meeting) and Juliana Botini Hargreaves Vieira.

(iv) Representatives of Citigroup Global Markets Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A. ("BRF Financial Advisor").

(v) Representative of the Independent Committee of Marfrig Global Foods S.A. ("MGF Independent Committee" and "MGF"): Antonio Maciel.

(vi) MGF management representative: Tang David.

(vii) Representatives of JP Morgan ("MGF Financial Advisor").

3. Agenda: To analyze and negotiate the terms and conditions of the potential business combination transaction between BRF and MGF, as per the correspondence sent by MGF to BRF on 24.04.2025 ("Merger").

4. Deliberations:

The scope of the meeting was for MGF to present the financial proposal for the Merger, including future financial projections and the modeling of the intended operation.

JP Mogan began the proceedings by informing that a presentation would be made in four (4) stages, covering the following points: (i) projections for National Beef, MGF's operations in South America and BRF; (ii) an overview of the synergies identified for the Merger; (iii) the rationale behind the projections presented; and (iv) the exchange ratio proposed by the MGF Independent Committee.

The first points of the agenda were led by Mr. Tang David.

Mr. Tang David began his presentation with projections for National Beef, including volume, price and EBITDA margin. He then went on to present projections for MGF's operations in South America, considering Brazil, Argentina and Uruguay. Considerations were also given to the sale of MGF's industrial plants to Minerva, as part of MGF's strategy of focusing on high value-added products. The outlook and projections for BRF were also presented.

The topic of synergies was then presented. It was pointed out that this topic would be presented in summary form and that, if necessary, a detailed meeting could be scheduled to specifically discuss this point. In summary, it was reported that 5 (five) main groups for capturing synergies had been identified, namely: revenues, costs, expenses, tax synergies and redomiciliation.

The topic of the rationale for the projections was then taken up by the JP Morgan representatives, who said that the projections had been made by MGF's management and subsequently reviewed by JP Morgan. JP Morgan informed that, after this review, it concluded that the projections would be consistent with the market and conservative, considering the particular characteristics of both National Beef and MGF's operations in South America, especially after the sales to Minerva.

Finally, JP Morgan presented the proposed exchange ratio (“Proposal”). It was requested that it be noted that the Proposal also contemplates, as part of the Merger, a distribution of dividends by both companies.

JP Morgan said it would send all the material used to formulate the projections to BRF’s Financial Advisor, so that the appropriate analyses and calculation simulations can be carried out. JP Morgan also made itself available to answer any questions that may arise in these analyses.

Throughout the presentation, there were several questions and requests for additional information and clarification from the members of BRF’s Independent Committee and its Financial Advisor regarding the projections and rationale adopted to formulate the Proposal.

5. Next steps:

It was agreed that, immediately after this joint meeting, the BRF Independent Committee would meet with its Advisors in order to align any points of doubt and possible divergences regarding the projections and that, after that, the Financial Advisors of BRF and MGF would start to interact directly in order to formulate the questions and clarifications required. Mr. Augusto also said that the intention of the BRF Independent Committee, after carrying out the necessary analyses in conjunction with its Financial Advisor, would be to give feedback on the Proposal at the beginning of next week.

6. Closing:

There being no further business, the meeting was adjourned and the drafting of the minutes in summary format was approved.

São Paulo, May 2, 2025.

Members of BRF’s Independent Committee:

/s/ Augusto Marques da Cruz Filho
Augusto Marques da Cruz Filho

/s/ Eduardo Augusto Rocha Pocetti
Eduardo Augusto Rocha Pocetti

/s/ Flávia Maria Bittencourt
Flávia Maria Bittencourt

Member of the MGF Independent Committee:

/s/ Antonio Maciel
Antonio Maciel

Secretary

/s/ Marcus de Freitas Henriques
Marcus de Freitas Henriques

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON MAY 1ST, 2025

1	DATE, TIME AND PLACE: On May 1, 2025, at 8:30 p.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s Special Independent Committee (“Committee”). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and appraise the final version of the presentation prepared by the Company’s financial advisor regarding the financial model of the Company and BRF S.A. (“BRF”), for the purposes of the potential business combination transaction between the Company and BRF, through the incorporation of the shares issued by BRF by the Company (“Merger”), as well as alignment prior to the meeting with the BRF Special Independent Committee to be held on May 2, 2025.

5	RESOLUTIONS: Once this meeting was installed, the members of the Committee analyzed the final version of the presentation prepared in connection with the structuring of the Merger, as well as discussed, together with the external legal and financial advisors, the final version of the presentation, as well as passed on the clarifications to be provided to BRF’s Special Independent Committee at a meeting to be held on May 2, 2025, comprising the following alignments and points of attention:

●	the presentation of the financial model will be made by Mr. Tang David, the Company’s Chief Financial and Investor Relations Officer, highlighting:

-	clarification of the assumptions that are considered in the model, especially in relation to Marfrig, so that, based on this information, BRF’s Special Independent Committee and its external advisors can analyze, discuss and study the pertinence and adequacy of the valuation assumptions;

-	awareness of the conservative approach of the assumptions adopted for National Beef’s next bullish cycle, when compared to the results of the last bullish cycle;

-	the implicit value attributed to National Beef due to the partnership with ranchers and the potential for operational improvement compared to its competitors;

-	with regard to Marfrig’s operations in South America, the potential for (a) growth associated with the implementation of better sanitary controls for parasites and disease in general, (b) increased productivity, which offsets cyclical falls in the sector, existing in less mature markets (especially when compared to the North American market, which is approaching its productivity limit);

-	the upward cycle in which BRF is currently inserted, which is already captured in its operating and financial results;

-	the importance of the performance of directors, executives and other managers appointed by Marfrig in generating value for BRF, which is also already having repercussions on BRF’s operating and financial results, with a significant increase in revenue and margin between 2023 and 2024;

-	the projected increase in CAPEX for BRF in 2026, due to reaching the limit of its production capacity;

-	clarification of the relevance of the synergies for the combined company’s system, including revenue synergies, penetration into new markets (with room for analysis of potential redomiciliation) and of other natures - e.g. tax, the effects of which will still be incorporated into the model;

●	the presentation of the initial exchange ratio proposal will be made by Mr. Antonio Maciel, Coordinator of this Committee; and

●	a single set of minutes will be drawn up of the meeting, which will initially be drawn up by BRF’s Special Independent Committee and submitted to this Committee for approval.

It is hereby stipulated that the presentation discussed between the members of the Committee and the external advisors will be kept on file at the Company’s headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, May 1st, 2025.

(Signature page to follow.)

(Signature page of the minutes of the meeting of the Special Independent Committee of Marfrig Global Foods S.A. held on May 1, 2025)

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto	Ricardo Araújo
President	Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto	Roberto Silva Waack

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves
Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON APRIL 30, 2025

1	DATE, TIME AND PLACE: On April 30, 2025, at 6:30 p.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (“Company” or “Marfrig”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company's Special Independent Committee (“Committee”). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and appraise the updated version of the presentation prepared by the Company's financial advisor regarding the financial model of the Company and BRF S.A. (“BRF”), for the purposes of the potential business combination transaction between the Company and BRF, through the merger of shares issued by BRF into the Company (“Merger”).

5	RESOLUTIONS: Once this meeting was installed, the members of the Committee analyzed the updated version of the presentation prepared in connection with the structuring of the Merger, as well as discussing, together with the external legal and financial advisors, the additional and complementary information included in the material. In this context, the Committee members requested the following improvements to the presentation:

●	inclusion of the assumptions for each of the projections considered in the valuation of the companies, with emphasis on the following

-	with regard to National Beef: (a) clarification that National Beef's activities are subject to alternating up and down cycles; and that National Beef is currently in the third year of a down cycle that is expected to last until the end of 2027; (b) National Beef's projection for the next up cycle considers a conservative approach, when compared to the last up cycle; (c) volume projections aligned with the USDA Agricultural Projections to 2034 report (released in February 2025); and (d) projection that National Beef will remain with a consistent market share;

-	with regard to Marfrig's activities in South America (a) highlight the assumptions considered for the volume ramp-up; (b) mention the current higher differential in export prices in the US and Uruguayan markets compared to Brazil's potential for improvement in biotechnology and productivity; (c) highlight that, unlike its competitors, Marfrig is a value-added products company (and not just a commodities company); and (d) compare CAPEX with that of the US market; and

-	in the case of BRF, to highlight that its recent historical results already capture its ongoing favorable cycle and the improvements resulting from the business plan led by the management appointed by Marfrig - which has brought BRF to a new level of operational excellence;

●	preparation of a slide detailing the potential synergies to be captured as a result of the Merger, including the potential for BRF's penetration of the North American market driven by the presence of National Beef. The importance of an in-depth analysis of the synergies in the context of assessing the adequacy of the exchange ratio was also highlighted, since these synergies have the potential to generate significant value for the system, which, in the isolated assessment of each company, would not be fully utilized.

Having made the above suggestions and recommendations for improvement, the members of the Committee and the external advisors went over the agenda and aligned the discourse for the meeting with BRF's Special Independent Committee to be held on May 2, 2025. In addition, a new meeting of the Committee was called to review and discuss the final version of the presentation, in preparation for the meeting with BRF's Special Independent Committee

It is hereby stipulated that the presentation discussed between the members of the Committee and the external advisors will be kept on file at the Company's headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, April 30, 2025.

(Signature page to follow.)

(Signature page of the minutes of the meeting of the Special Independent Committee of Marfrig Global Foods S.A. held on April 30, 2025)

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto President	Ricardo Araújo Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto Coordinator	Roberto Silva Waack Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON APRIL 29, 2025

1	DATE, TIME AND PLACE: On April 29, 2025, at 6:30 p.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (”Company" or “Marfrig"), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company's Special Independent Committee ("Committee"). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and appraise the updated version of the presentation prepared by the Company's financial advisor regarding the financial model of the Company and BRF S.A. ("BRF"), for the purposes of the potential business combination transaction between the Company and BRF, through the merger of shares issued by BRF into the Company ("Merger").

5	RESOLUTIONS: At the meeting, the members of the Committee analyzed the updated version of the presentation prepared in connection with the structuring of the Merger, as well as discussing, together with the external legal and financial advisors, the additional and complementary information included in the material. In this context, the Committee members requested the following improvements to the document:

●	further analysis of the seasonality and volatility cycles in the Brazilian market, describing the capacity for compensation due to technological advances in the North American biological industry;

●	further analysis of the impacts of potential tariff changes on the results and operations of National Beef and BRF, in order to analyze the effects of any tariff increase or reduction in relation to domestic and foreign market demand;

●	description of the assumptions adopted in the preparation of BRF's projections, in order to clarify that such assumptions exclusively consider BRF's already approved budget and projections prepared by Marfrig in the analysis and evaluation of its investment in BRF, thus evidencing that such projections are projections prepared by Marfrig, and not by BRF;

●	analysis of the consistency of such projections prepared by Marfrig with market projections (i.e. projections published by research analysts);

●	review of the differences between the financial model contained in the material and the market consensus (especially with regard to BRF's CAPEX), in order to confirm the relevance of such differences;

●	further analysis of synergies, based on studies by Integration, an international benchmark in the protein market, and other business combination operations between companies, with analysis of the contribution of such synergies to Marfrig's results and operations; and

●	further analysis of the discount rate applied, compared to the rates used in the market.

It is hereby stipulated that the presentation discussed between the members of the Committee and the external advisors will be kept on file at the Company's headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, April 29, 2025.

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto President	Ricardo Araújo Secretary

Members:

/s/Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto Coordinator	Roberto Silva Waack Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON APRIL 28, 2025

1	DATE, TIME AND PLACE: On April 28, 2025, at 9:00 a.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. ("Company"), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company's Special Independent Committee ("Committee"). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and appraise the updated version of the presentation prepared by the Company’s financial advisor in relation to the potential business combination between the Company and BRF S.A. ("BRF"), through the incorporation of the shares issued by BRF by the Company ("Merger").

5	RESOLUTIONS: At the meeting, the members of the Committee analyzed the updated version of the presentation prepared in connection with the structuring of the Merger, as well as discussing, together with the external legal and financial advisors, the additional and complementary information included in the material, related to: potential synergies arising from the Merger; details of National Beef's business plan and scope; and the Company’s scope and operations in South America. In the course of the discussions, the members of the Committee requested a more in-depth analysis of the benefits expected from the implementation of the Merger, as well as recommending that the description of National Beef's and the Company’s activities be improved. Finally, the Committee members discussed the tentative timeline for the Merger, as well as the expected flow of discussions and interactions with BRF’s independent committee. The presentation discussed between the Committee members and the external advisors will be kept on file at the Company’s headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, April 28, 2025.

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto President	Ricardo Araújo Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto Coordinatorv	Roberto Silva Waack Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON APRIL 25, 2025

1	DATE, TIME AND PLACE: On April 25, 2025, at 6:00 p.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (“Company”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5, Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s Special Independent Committee (“Committee”). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and resolve on, as a follow-up to the meeting held on April 24, 2025, the presentation prepared in connection with the potential business combination between the Company and BRF S.A. (“BRF”), through the merger of shares issued by BRF into the Company (“Merger”).

5	RESOLUTIONS: Once this meeting was set up, the members of the Committee analyzed additional information on the foundations, merits and potential synergies arising from the Merger, well as data on the overview of the Company’s industry, current operations and projections for the Company’s activities, and also preliminary calculations on the Company’s valuation, within the scope of the Merger. The information presented was discussed by the members of the Committee and the external advisors, and it was decided to hold another meeting of the Committee to continue the work on the Merger and make progress on the analysis of its main terms and conditions. The presentation discussed between the members of the Committee and the external advisors will be kept on file at the Company’ s headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, April 25, 2025.

(Signature page to follow.)

(Signature page of the minutes of the meeting of the Special Independent Committee of Marfrig Global Foods S.A. held on April 25, 2025)

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto	Ricardo Araújo
President	Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto	Roberto Silva Waack
Coordinator	Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves
Member

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE SPECIAL COMMITTEE MEETING
HELD ON APRIL 24, 2025

1	DATE, TIME AND PLACE: On April 24, 2025, at 6:00 p.m., exclusively digitally, considered to be held at the headquarters of Marfrig Global Foods S.A. (“Company”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1.560, Block 5 (Sabiá Tower), Room 301, Vila Hamburguesa, ZIP Code 05319-000.

2	CALL NOTICE AND ATTENDANCE: The call notice was waived due to the presence of all the members of the Company’s Special Independent Committee ("Committee"). Also present were representatives of Lefosse Advogados and TozziniFreire Advogados, external legal counsel, and J.P. Morgan, external financial advisor.

3	PRESIDING: President: Antonio Maciel Neto; Secretary: Ricardo Araujo Rocha.

4	AGENDA: To discuss and resolve on the main terms and conditions of the Company’s business combination with BRF S.A. (“BRF”), through the incorporation of shares issued by BRF into the Company (“Merger”).

5	RESOLUTIONS: Once the meeting was set up, the financial advisors presented the Committee members with material on the Merger, including an overview and objectives of the Merger, a summary analysis of the Company’s business and activities and the next steps to be taken in connection with the structuring and negotiation of the Merger. The information presented was discussed by the members of the Committee and the Company’s external advisors. Following the discussions, it was agreed that a further meeting will be held to continue the discussions relating to the structure, economic and financial merits and main conditions of the Merger. The presentation discussed between the members of the Committee and the external advisors will be kept on file at the Company’s headquarters.

6	CLOSING: There being no further business, the meeting was adjourned. These minutes were read, approved and signed by all those present.

7	SIGNATURES: Presiding: Antonio Maciel Neto - Chairman; and Ricardo Araújo Rocha - Secretary. Members of the Special Independent Committee present: Messrs. Antonio Maciel Neto (Coordinator); Roberto Silva Waack; and Herculano Aníbal Alves.

São Paulo, April 24, 2025.

(Signature page to follow.)

(Signature page of the minutes of the meeting of the Special Independent Committee of Marfrig Global Foods S.A. held on April 24, 2025).

Presiding:

/s/ Antonio Maciel Neto	/s/ Ricardo Araújo
Antonio Maciel Neto	Ricardo Araújo
President	Secretary

Members:

/s/ Antonio Maciel Neto	/s/ Roberto Silva Waack
Antonio Maciel Neto	Roberto Silva Waack
Coordinator	Member

/s/ Herculano Aníbal Alves
Herculano Aníbal Alves
Member

ANNEX III

ANNEX III - INFORMATION ON INCORPORATION

(pursuant to article 22 and Annex I of CVM Resolution 81/2022)

1	Protocol and justification of the operation, under the terms of articles 224 and 225 of Law 6,404/1976

The “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.” entered into by the boards of directors of Marfrig Global Foods S.A. (“Company” or “Marfrig”) and BRF S.A. (“BRF” and, together with the Company, the “Companies”) on May 15, 2025, as amended and restated by the “First Amended and Restated Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.”, entered into by the Companies on May 26, 2025 (“Plan of Merger”) is attached as Annex I to the management proposal for the Extraordinary Shareholders’ Meeting to be held on June 18, 2025 (“Management Proposal”) and is available on the websites of the Company (ri.marfrig.com.br), the Brazilian Securities and Exchange Commission (“CVM”) (www.gov.br/cvm) and B3 S.A. - Brasil, Bolsa, Balcão (“B3”) (www.b3.com.br).

2	Other agreements, contracts and pre-contracts regulating the exercise of voting rights or the transfer of shares issued by the companies subsisting or resulting from the transaction, filed at the company’s registered office or to which the company’s controlling shareholder is a party

Not applicable.

3	Description of the operation, including

(a)	terms and conditions

The transaction consists of the incorporation by the Company of all the shares issued by BRF not held by the Company on the Closing Date (as defined below), in exchange for the delivery to BRF shareholders (with the exception of the Company) of common shares issued by the Company, in accordance with the Exchange Ratio (as defined below), with the consequent transfer of BRF’s shareholder base to the Company, in accordance with article 252 of Law no. 6,404, of December 15, 1976 (“Brazilian Corporations Law” and “Merger”, respectively). Upon completion of the Merger, BRF will become a wholly-owned subsidiary of the Company

(b)	obligations to indemnify: (i) the directors of any of the companies involved; and (ii) if the transaction does not go ahead

Not applicable.

(c)	comparative table of the rights, advantages and restrictions of the shares of the companies involved or resulting, before and after the operation

The rights, advantages and restrictions of the common shares issued by the Company will not be altered as a result of the Merger.

All shares issued by BRF will be held by the Company and BRF shareholders will receive common shares issued by the Company, in accordance with the Exchange Ratio.

Below is a table comparing the rights, advantages and restrictions of the shares issued by the Company and BRF. It should be noted that the rights, advantages and restrictions arising from ownership of the aforementioned shares will not be altered within the scope of the Merger.

Rights, advantages and restrictions	Company	BRF
Dividend rights	Shareholders shall be entitled to receive, each year, as dividends, a minimum mandatory percentage of 25% (twenty-five percent) of the net profit for the year, with the following adjustments: (i) the decrease in the amounts set aside in the year for the constitution of the legal reserve and contingency reserves; and (ii) the increase in the amounts resulting from the reversal, in the year, of previously formed contingency reserves.	After deducting any accumulated losses and the provision for income tax from the result of each fiscal year, before any participation, shareholders will be entitled to receive 25% (twenty-five percent) as a minimum mandatory dividend, adjusted in accordance with article 202 of the Brazilian Corporations Law, to be attributed to all BRF shares.
Right to vote	Full	Full
Convertibility	No	No
Right to reimbursement of capital	Yes	Yes
Description of the characteristics of capital repayment	In the event of the Company’s liquidation, after paying all its obligations, the shareholders will receive the payments relating to the reimbursement of the capital invested in proportion to their respective holdings in the share capital. In the event that the law grants a shareholder the right to withdraw from a general meeting, the amount of the reimbursement due to the shareholder will be determined by dividing the value of the net equity, as calculated in the last individual financial statements approved at the general meeting, by the total number of shares issued by the Company, without prejudice to the possibility of drawing up a special balance sheet, when applicable under the terms of the Brazilian Corporations Law.	In the event of BRF’s liquidation, after paying all its obligations, the shareholders will receive the payments relating to the reimbursement of the capital invested in proportion to their respective holdings in the share capital. In the event that the law grants a dissenting shareholder the right to withdraw from a general meeting, the amount of the reimbursement due to the shareholder will be determined by dividing the value of the net equity, as calculated in the last individual financial statements approved at the general meeting, by the total number of shares issued by BRF, without prejudice to the possibility of drawing up a special balance sheet, when applicable under the terms of the Brazilian Corporations Law.
Restriction of circulation	No	No
Conditions for changing the rights guaranteed by such securities	In accordance with the Brazilian Corporations Law, neither the Company’s bylaws nor the resolutions adopted by the shareholders at the General Meeting may deprive its shareholders of the following rights: (i) the right to participate in the distribution of profits; (ii) to participate, in proportion to their participation in the share capital, in the distribution of any assets remaining in the event of liquidation; (iii) preference in the subscription of shares, debentures convertible into shares or subscription warrants, except in certain circumstances provided for in the Brazilian Corporations Law; (iv) to supervise, in the manner provided for in the Brazilian Corporations Law, the management of the Company’s business; and (v) to withdraw from the Company, in the cases provided for in the Brazilian Corporations Law.	In accordance with the Brazilian Corporations Law, neither the Company’s bylaws nor the resolutions adopted by the shareholders at the General Meeting may deprive its shareholders of the following rights: (i) the right to participate in the distribution of profits; (ii) to participate, in proportion to their interest in the share capital, in the distribution of any assets remaining in the event of liquidation; (iii) preference in the subscription of shares, debentures convertible into shares or subscription warrants, except in certain circumstances provided for in the Brazilian Corporations Law; (iv) to supervise, in the manner provided for in the Brazilian Corporations Law, the management of the company’s business; and (v) to withdraw from BRF, in the cases provided for in the Brazilian Corporations Law.
Possibility of redemption	No	No

(d)	any need for approval by debenture holders or other creditors

Not applicable.

(e)	the assets and liabilities that will form each part of the estate in the event of a demerger

Not applicable.

(f)	the intention of the resulting companies to obtain registration as issuers of securities

Not applicable, since both companies are already registered as issuers of securities, category “A”, with the CVM.

4	Plans for conducting corporate business, particularly with regard to specific corporate events that are intended to be promoted

As of this date, there are no decisions or plans by management regarding specific corporate events to be promoted after the Merger is completed. However, management is studying potential optimizations in the corporate structure of the group that will be formed, with a view to efficiency and reducing redundant costs

Additionally, with the consummation of the Merger, BRF will become a wholly-owned subsidiary of the Company, and the shares issued by BRF will no longer be traded in the B3 segment called “Novo Mercado” (“Novo Mercado”), the American Depositary Shares (“ADSs”) representing common shares issued by BRF will cease trading on the New York Stock Exchange (NYSE) and BRF’s registration under the Securities Exchange Act of 1934 will be terminated. The shares issued by Marfrig are already listed on the Novo Mercado.

5	Analysis of the following aspects of the operation:

(a)	description of the main expected benefits, including (i) synergies; (ii) tax benefits; and (iii) strategic advantages

The Merger aims to create a global food company based on a multi-protein platform, with a strong presence in the domestic and international markets, portfolio diversification, scale, efficiency and sustainability, conferring significant benefits to both companies, their shareholders, customers, suppliers, employees and other stakeholders, generating operational, financial and strategic synergies.

Additionally, the Companies understand that the Merger allows for the simplification and optimization of the administrative and corporate structure of the economic group to which the Companies belong, eliminating or reducing redundant costs, as well as improving or facilitating access to the capital necessary for the development of their business plans.

In this context, the Companies foresee significant strategic value being added through the Incorporation of Shares, driving the global consolidation of their businesses and strengthening their brands via a robust multi-protein platform, including, among other aspects: (i) solidifying the Companies’ presence as leaders in the global food market; (ii) the strategic expansion into new markets, maximizing growth opportunities and commercial synergies, including cross-selling initiatives; (iii) increasing the scale and diversification of their operations, enhancing resilience and mitigating risks arising from sector seasonality and macroeconomic variables.

The Companies have identified potential synergies in the context of the Merger.

Such synergies include:

●	increased revenues and reduced costs by an estimated R$485 million per year, due to the acceleration of cross-selling opportunities, including volumes and other commercial fronts through logistical capillarity and brand strength, and synergies in the supply chain (raw materials, packaging and inputs);

●	reduction of expenses by an estimated R$320 million per year, resulting from the commercial and logistical structure, the consolidation of a single operating system and the optimization of the corporate structure; and

●	consequent tax optimization in the estimated amount of R$3 billion, at net present value.

(b)	costs

It is estimated that the total costs of the Merger will be approximately R$24 million, including expenses with publications, auditors, appraisers, legal and financial advisors and other professionals hired to advise on the Merger.

(c)	risk factors

The Company’s management does not foresee any relevant risks for the implementation of the Merger, other than those usually incident to the day-to-day activities of the Companies and compatible with their size and operations.

The market value of the shares issued by the Company and by BRF are subject to fluctuations until the Closing Date. In regard to the Company’s shares, such variations may also occur after the time of completion of the Merger as a result of a number of factors beyond the control of the Companies.

The success of the Merger will depend, in part, on the ability of the group to which the Companies belong to reduce its costs and optimize its processes due to the simplification of its corporate structure and business consolidation. There is no certainty, however, that such cost reduction and process optimization will be successful. If these objectives are not successfully achieved, the benefits expected from the Merger may not occur in full or may take longer than expected to be realized

The materialization of any of the above risks or the total or partial frustration of the opportunities for growth and synergies mapped out within the scope of the Merger could adversely affect the Company’s economic and financial situation, operating results and share price.

(d)	in the case of a transaction with a related party, any alternatives that could have been used to achieve the same objectives, indicating the reasons why these alternatives were discarded

Considering that the purpose of the transaction is to convert BRF into a wholly-owned subsidiary of the Company, in order to achieve the expected benefits described in item 5(a) above, the Merger is the most appropriate alternative. It is worth noting that the incorporation of shares is a corporate transaction typically provided for in the Brazilian Corporations Law as a conversion of a company into a wholly-owned subsidiary, pursuant to article 252 of said law.

In addition, an offer to buy all the shares held by BRF’s minority shareholders, in addition to requiring a large cash outlay by the Company which, in general terms, could make the transaction unfeasible, would also result in the exclusion of such shareholders from BRF’s corporate structure and, therefore, would not allow such shareholders to benefit from the synergies and gains in efficiency estimated with the Merger. In addition, an offer to exchange BRF shares for Company shares would be a highly complex transaction, much less usual in the Brazilian market when compared to a Merger, and would involve greater capital inefficiency, considering the costs and regulatory requirements inherent in such an operation. Finally, there is no guarantee that these alternatives would achieve the same objectives as the Merger.

(e)	substitution list

As a result of the Merger, BRF shareholders (with the exception of Marfrig) will receive 0.8521 common shares issued by Marfrig for every 1 (one) common share issued by BRF held on the Closing Date (“Exchange Ratio”) .

The negotiation and setting of the Exchange Ratio took into account the distribution of dividends and/or interest on equity in the gross amount of (i) R$3,520,000,000.00 (three billion, five hundred and twenty million Brazilian reais) by BRF; and (ii) R$2,500,000,000.00 (two billion and five hundred million Brazilian reais) by Marfrig, in both cases, to be determined after the payment resulting from the exercise of withdrawal rights by any Dissenting Shareholders (as defined below) and up to and including the Closing Date (together, the “Permitted Distributions”). In this regard, any Dissenting Shareholders who exercise their withdrawal rights will not be entitled to receive the Permitted Distributions.

The Exchange Ratio shall be adjusted proportionally only in the event of (i) stock splits, reverse splits or share bonuses; issued by any of the Companies; and/or (ii) in accordance with the methodology provided for in Annex 3.1.5 of the Plan of Merger. In accordance with the methodology described in Annex 3.1.5 of the Protocol and Justification, any disbursements incurred by the Companies due to the exercise of withdrawal rights will reduce the Permitted Distributions by an equivalent amount, applied proportionally to both Companies.

Any fractions of common shares issued by the Company as a result of the Merger will be grouped into whole numbers and then sold on the spot market administered by B3 following completion of the Merger, under the terms of a notice to be duly disclosed to the market by the Company. The amounts earned from the sale will be made available net of fees to the former BRF shareholders who are entitled to the respective fractions, in proportion to their interest in each share sold.

Marfrig shall not issue, as a result of the Merger, shares corresponding to the shares eventually held in treasury by BRF, which shall be canceled by BRF up to the date on which the Merger shall, for all intents and purposes, be deemed to have been consummated (“Closing Date”).

The exchange of the shares issued by BRF underlying the ADSs representing common shares issued by BRF within the scope of the Merger will be carried out in accordance with the terms of the respective deposit agreement.

(f)	in transactions involving controlling companies, subsidiaries or companies under common control

(i)	share exchange ratio calculated in accordance with article 264 of Law 6,404/1976

If the Exchange Ratio resulting from the Merger were calculated based on the appraisal report containing the calculation of the Exchange Ratio of the shares held by the non-controlling shareholders of BRF, based on the net equity value of the shares of Marfrig and BRF, valued according to the same criteria and on December 31, 2024, at market prices (“Appraisal Report 264”), common shares issued by Marfrig would be attributed 2,26148341591578 for every 1 (one) ordinary share issued by BRF held by BRF’s shareholders (except Marfrig).

(ii)	detailed description of the process of negotiating the replacement relationship and other terms and conditions of the operation

Considering that the Merger is an operation involving a controlling company, the Company, and a controlled company, BRF, in compliance with CVM Guidance Opinion No. 35, of September 1, 2008 (“CVM Guidance Opinion 35”), the special independent committee of BRF (“BRF Independent Committee”) was established and tasked with negotiating the Exchange Ratio and the other terms and conditions of the transaction involving the Companies, and submitting its recommendation to BRF’s board of directors.

Additionally, the Company’s board of directors established the special independent committee of the Company (“Marfrig Independent Committee” and, together with the BRF Independent Committee, “Independent Committees”), and it was tasked with proposing and later negotiating the Exchange Ratio with the BRF Independent Committee.

(iii)	if the operation has been preceded in the last 12 (twelve) months by an acquisition of control or an acquisition of a stake in a controlling block: a comparative analysis of the exchange ratio and the price paid in the acquisition of control; and reasons justifying any differences in valuation in the different operations

Not applicable.

(iv)	justification of why the substitution relationship is commutative, with a description of the procedures and criteria adopted to ensure the commutativity of the transaction or, if the substitution relationship is not commutative, details of the payment or equivalent measures adopted to ensure adequate compensation

In order to ensure the commutativity of the operation, the Independent Committees were set up, responsible for the independent negotiation of the Exchange Ratio.

In this context, the Exchange Ratio was exhaustively negotiated between the Independent Committees, considering the fair value of the Companies, and its recommendation was approved by both Independent Committees at a meeting held on May 15, 2025. When issuing the favorable recommendation for the transaction, the Independent Committees, with the assistance of their external advisors, considered a variety of factors, so the Exchange Ratio was not determined based on a single criterion but rather on a combination of multiple criteria.

6	Copy of the minutes of all meetings of the board of directors, supervisory board and special committees at which the transaction was discussed, including any dissenting votes

The minutes of the meetings of the Boards of Directors, Audit Boards and Audit Committees of the Company and of the Marfrig Independent Committee that discussed and resolved on the Merger are attached as Annex II to this Management Proposal.

7	Copies of studies, presentations, reports, opinions or appraisal reports of the companies involved in the transaction made available to the controlling shareholder at any stage of the transaction

The minutes of the meetings of the Company’s management bodies that discussed and resolved on the Merger, as well as the appraisal reports prepared in the context of the Merger, are attached to this Management Proposal (including the attachments to the Plan of Merger).

It should be noted that the Replacement List was negotiated by the Independent Committees and approved by the Company’s Board of Directors in exactly the same terms as those recommended by these committees.

8	Identification of any conflicts of interest between the financial institutions, companies and professionals who have drawn up the documents mentioned in item 7 and the companies involved in the operation

Not applicable, as no conflicts of interest were identified.

9	Draft articles of association or amendments to the articles of association of the companies resulting from the operation

As a result of the Merger, subject to the verification (or waiver, as the case may be) of the Conditions and the advent of the Closing Date, the Company will increase its share capital and issue shares, to be subscribed by the directors of BRF, on behalf of the then shareholders of BRF (with the exception of Marfrig), on the Closing Date. As a result of this capital increase and share issue, the main section of article 5 of the Company’s bylaws will be adjusted.

In addition, the Merger, if consummated, will result in a change in the Company’s corporate name from Marfrig Global Foods S.A. to MBRF Global Foods Company S.A., with the consequent adjustment to article 1 of the Company’s Bylaws.

The proposal for a change to the bylaws, detailing the origin and justifications for the changes, with an analysis of its legal and economic effects, can be found in Annex VI and Annex VII to this Management Proposal.

Under the terms of the Management Proposal, it is also proposed to approve the delegation to the Company’s board of directors of the powers to, in the event of adjustments to the Replacement List, confirm the actual number of shares to be issued by the Company within the scope of the Merger. In this case, it will be up to the Company’s board of directors to approve, ad referendum of the first general meeting of the Company to be held after the Closing Date, a new amendment to the main section of article 5 of the Company’s bylaws, in order to consign the number of shares into which the Company’s share capital will be divided as a result of the Merger.

10	Financial statements used for the purposes of the operation, under the terms of the specific standard

Pursuant to CVM Resolution 78 of March 29, 2022 (“CVM Resolution 78”), the Companies have disclosed their respective financial statements for the fiscal year ended December 31, 2024, prepared in accordance with Brazilian Corporate Law and CVM rules, accompanied by an audit report issued by Grant Thornton Auditores Independentes Ltda., an independent auditing firm registered with the CVM (“Independent Auditor”). These financial statements are incorporated by reference into this Management Proposal.

The Company’s financial statements for the fiscal year ended December 31, 2024 are available on the websites of the Company (ri.marfrig.com.br), CVM (www.gov.br/cvm) and B3 (www.b3.com.br).

The Company’s financial statements for the fiscal year ended December 31, 2024 are available on the websites of the Company (ri.brf-global.com), CVM (www.gov.br/cvm) and B3 (www.b3.com.br).

11	Pro forma financial statements prepared for the purposes of the operation, under the terms of the specific standard

Pursuant to CVM Resolution 78, Marfrig’s pro forma financial information, prepared in accordance with Brazilian Corporate Law and CVM rules and submitted to reasonable assurance by the Independent Auditor, showing the effects of the Merger, as if the Merger had been consummated on the Base Date, is attached as Annex IV to this Management Proposal.

12	Document containing information on the companies directly involved that are not publicly traded companies, including: (i) Risk factors, pursuant to items 4.1 to 4.3 of the reference form; (ii) Description of the main changes in risk factors that occurred in the previous year and expectations regarding the reduction or increase in exposure to risks as a result of the operation; (iii) Description of their activities, pursuant to items 1.2 to 1.5 of the reference form; (iv) Description of the economic group, pursuant to item 6 of the reference form; and (v) Description of the share capital, pursuant to item 12.1 of the reference form.

Not applicable, since the Company and BRF are public companies.

13	Description of the capital and control structure after the operation, under the terms of item 6 of the reference form.

The description of the Company’s capital and control structure, under the terms of section 6 of the reference form, after the Merger is set out in Annex XII to this Management Proposal.

It is worth noting that, for the purposes of drawing up this annex, it has been assumed that none of the Companies’ shareholders will exercise withdrawal rights in the context of the Merger; and the Replacement List will not be adjusted until the Closing Date.

14	Number, class, kind and type of securities of each company involved in the transaction held by any other companies involved in the transaction, or by persons linked to these companies, as defined by the rules dealing with public offers for the acquisition of shares.

Marfrig’s controlling shareholders hold 618,281,980 common shares issued by Marfrig. Considering that BRF is a subsidiary of Marfrig, Marfrig’s controlling shareholders indirectly hold a controlling interest in BRF through their stake in Marfrig’s share capital.

On this date, Marfrig holds 849,526,130 common shares issued by BRF.

Except for the above, on this date, Marfrig or persons linked to it do not hold any other securities issued by BRF.

BRF or persons related to it do not hold any shares or other securities issued by Marfrig, except for Marfrig’s indirect controllers, as described above.

15	Exposure of any of the companies involved in the operation, or of persons linked to them, as defined by the rules dealing with public offers for the acquisition of shares, in derivatives referenced in securities issued by the other companies involved in the operation.

Not applicable, considering that the Companies and their related parties do not currently have any exposure to derivatives linked to securities issued by the Company as of today.

16	Report covering all transactions carried out in the last 6 (six) months by the persons indicated below with securities issued by the companies involved in the operation:

(a)	companies involved in the operation

(I)	private purchase operations

Not applicable, given that in the last six months the Company has not carried out any private purchases of securities issued by it or by BRF; and BRF has not carried out any private purchases of securities issued by it or by Marfrig.

(II)	private sale transactions

	Marfrig	BRF
Average price	N/A(1)	R$20.14
Number of actions involved	410,790	510,538
Securities involved	Common shares issued by Marfrig	Common shares issued by BRF
Percentage in relation to class and type of security	0.05% (2)	0.03%
Other relevant conditions	N/A	N/A

(1)	It exclusively involves the transfer of Marfrig treasury shares to beneficiaries of share-based compensation, under a plan duly approved by Marfrig’s general meeting. Since there is no exercise or acquisition price associated with such a transfer under the terms of the plan, there is no average price to be reported above.

(2)	Calculated by dividing the number of shares involved by the current total number of shares issued by Marfrig.

(III)	purchase operations on regulated markets

	Marfrig(1)	BRF(3)
Average price	R$17.45	R$22.44
Number of actions involved	36,277,562	38,366,400
Securities involved	Common shares issued by Marfrig	Common shares issued by BRF
Percentage in relation to class and type of security	4.23% (2)	2.28%(4)
Other relevant conditions	N/A	N/A

(1)	Share acquisitions carried out under Marfrig’s share buyback program.

(2)	Calculated by dividing the number of shares involved by the current total number of shares issued by Marfrig.

(3)	Acquisitions of shares carried out under BRF’s share buyback program.

(4)	Calculated based on the division of the number of shares involved by the current number of shares issued by BRF.

(IV)	sales transactions on regulated markets

Not applicable, given that in the last six months the Company has not carried out any sale operations on regulated markets of securities issued by it or by BRF; and BRF has not carried out any purchase operations on regulated markets of securities issued by it or by Marfrig.

(b)	parties related to the companies involved in the operation.

(I)	private purchase operations

Not applicable, given that in the last six months the Companies’ related parties have not carried out any private purchases of securities issued by the Companies.

(II)	private sales operations

Not applicable, given that in the last six months the Companies’ related parties have not carried out any private sale of securities issued by the Companies.

(III)	purchase operations on regulated markets

	Securities issued by Marfrig	Securities issued by BRF
Average price	R$16.69	R$20.40
Number of actions involved	21,118,500	343,815
Securities involved	Common shares issued by Marfrig	Common shares issued by BRF
Percentage in relation to class and type of security	2.46%(1)	0.02%(2)
Other relevant conditions	N/A	N/A

(1)	Calculated by dividing the number of shares involved by the current total number of shares issued by Marfrig.

(2)	Calculated by dividing the number of shares involved by the current total number of shares issued by BRF.

(IV)	sales transactions on regulated markets

	Securities issued by Marfrig	Securities issued by BRF
Average price	R$15.76	R$27.41
Number of actions involved	577,400	106,687
Securities involved	Common shares issued by Marfrig	Common shares issued by BRF
Percentage in relation to class and type of security	0.07%(1)	0.01%(2)
Other relevant conditions	N/A	N/A

(1)	Calculated by dividing the number of shares involved by the current total number of shares issued by Marfrig.

(2)	Calculated by dividing the number of shares involved by the current total number of shares issued by BRF.

17	Document through which the Special Independent Committee submitted its recommendations to the Board of Directors, if the transaction was negotiated under the terms of CVM Guidance Opinion No. 35/2008.

The minutes of the Marfrig Independent Committee which includes the submission of the recommendation to approve the Merger to the boards of directors of the Company are attached as Annex II to this Management Proposal.

ANNEX IV

ANNEX IV - PRO FORMA FINANCIAL INFORMATION

(This annex starts on the next page.)

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Marfrig Global Foods S.A. Assurance report issued by an independent auditor on the compilation of consolidated pro forma financial information in accordance with CVM Resolution Instruction 78 of March 29, 2022. At December 31, 2024

Page 3 6 Contents Assurance report issued by an independent auditor on the compilation of consolidated pro forma financial information to comply with CVM Resolution Instruction 78 of March 29, 2022. Unaudited pro forma consolidated balance sheet as of December 31, 2024 Unaudited pro forma consolidated statement of income as of December 31, 2024 Management’s explanatory notes to the unaudited pro forma consolidated financial information as of December 31, 2024 9

Marfrig Global Foods S.A. Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) 9 A. Description of the Transaction and Basis for the Preparation of the Unaudited Pro Forma Consolidated Financial Information 1 Description of the Transaction Marfrig Global Foods S . A . is a publicly held company, registered as a Category “A” securities issuer with the Brazilian Securities and Exchange Commission (“CVM”), and listed on B 3 S . A . – Brasil, Bolsa, Balcão (“B 3 ”), with its shares admitted for trading in the B 3 segment known as “Novo Mercado” (“Novo Mercado”) . BRF S . A . (“BRF”) is also a publicly held company, registered as a Category “A” securities issuer with the CVM, and listed on B 3 , with its shares likewise traded on the Novo Mercado . As of this date, Marfrig holds 849 , 526 , 130 common shares issued by BRF, representing approximately 53 . 09 % of BRF’s voting capital stock (i . e . , excluding treasury shares held by BRF) . The transaction involves the Merger, by Marfrig Global Foods S . A . (“Marfrig” or the “Company”), of all outstanding BRF S . A . (“BRF” or the “Company”) shares not already held by Marfrig as of the Closing Date, in exchange for the issuance of common shares of Marfrig to BRF’s shareholders (excluding Marfrig), in accordance with the Share Exchange Ratio, resulting in the transfer of BRF’s shareholder base to Marfrig (“Share Merger”) . As a result of the Share Merger, BRF will become a wholly owned subsidiary of Marfrig . The purpose of the Share Merger is to create one of the world’s largest animal protein conglomerates, with a strong presence in both domestic and international markets, portfolio diversification, scale, efficiency, and sustainability — delivering significant benefits to Marfrig and BRF (jointly referred to as the “Companies”), their shareholders, customers, suppliers, employees, and other stakeholders . The transaction is expected to generate operational, financial, and strategic synergies, enhance the value of the Brazilian food industry, and contribute to the country’s socioeconomic development . It also enables the simplification and optimization of the corporate and administrative structure of the economic group to which the Companies belong, by eliminating or reducing redundant costs and improving or facilitating access to capital required for the execution of their business plans . In this context, the transaction is expected to deliver substantial strategic value through the Share Merger, accelerating the global consolidation of their businesses and strengthening their brands through a robust multi - protein platform, including, among other factors : (i) strengthening the Companies’ positions as leaders in the global food market ; (ii) strategic expansion into new markets, maximizing growth opportunities and commercial synergies, including cross - selling initiatives ; and (iii) increasing the scale and diversification of operations, enhancing resilience and mitigating risks arising from sector seasonality and macroeconomic variables .

Marfrig Global Foods S.A. Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) 2 Terms and Conditions of the Share Merger 1. Share Exchange Ratio . As a result of the Share Merger, BRF shareholders (excluding Marfrig) will receive 0 . 8521 common shares issued by Marfrig for each one (1) common share issued by BRF held as of the Closing Date (“ Share Exchange Ratio ”) . 1. Independent Committees . Considering that the Share Merger is a transaction between a controlling company, Marfrig, and its controlled company, BRF, and in accordance with CVM Guidance Opinion No . 35 , the BRF Independent Committee was established . Its role was to negotiate the Share Exchange Ratio and other terms and conditions of the transaction involving both Companies, and to submit its recommendation to BRF’s Board of Directors . Additionally, the Marfrig Independent Committee was responsible for the initial proposal and subsequent negotiation of the Share Exchange Ratio with BRF’s Independent Committee . Accordingly, the Share Exchange Ratio was thoroughly negotiated between the Independent Committees, taking into account the fair value of both Companies . The recommendation of the Share Exchange Ratio was approved by both Independent Committees in meetings held on May 15 , 2025 . In issuing a favorable recommendation for the transaction, the Independent Committees considered, with the support of their external advisors, a variety of factors . Thus, the Share Exchange Ratio was not determined based on a single criterion, but rather a combination of several criteria . 2. Fractional Shares . Any fractional shares of Marfrig common stock resulting from the Share Merger will be grouped into whole numbers and subsequently sold in the spot market managed by B 3 , following the consummation of the Share Merger, in accordance with a notice to be timely disclosed to the market by Marfrig . The net proceeds from such sale, after deducting applicable fees, will be distributed to the former BRF shareholders entitled to such fractional shares, proportionally to their interest in each share sold . 3. Permitted Distributions . The negotiation and determination of the Share Exchange Ratio took into consideration the payment of dividends and/or interest on equity in the gross amount of : (i) R $ 3 , 520 , 000 , 000 . 00 ((three billion five hundred and twenty million Brazilian reais) by BRF ; and R $ 2 , 500 , 000 , 000 . 00 (two billion five hundred million Brazilian reais) by Marfrig, in both cases to be declared up to and including the Closing Date (collectively, the “Permitted Distributions”) . 4. No shares will be issued by Marfrig as a result of the Share Merger in relation to any BRF shares held in treasury, which will be cancelled by BRF by the Closing Date . 5. Adjustments . The Share Exchange Ratio shall be adjusted exclusively in the event of : (i) stock splits, reverse stock splits, or share bonuses issued by either Company ; and/or (ii) as provided under the methodologies set forth in the Merger Protocol and Justification . Pursuant to the methodology, any disbursements incurred by the Companies due to the exercise of withdrawal rights shall reduce the Permitted Distributions by an equivalent amount, applied proportionally to both Companies . 6. The substitution of BRF shares underlying the American Depositary Shares (ADSs) representing BRF common shares in connection with the Share Merger shall be carried out in accordance with the terms of the applicable deposit agreement . 10

Marfrig Global Foods S . A . Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) 2. Capital Stock of BRF . The capital stock of BRF amounts to R $ 13 , 653 , 417 , 953 . 36 (thirteen billion, six hundred and fifty - three million, four hundred and seventeen thousand, nine hundred and fifty - three reais and thirty - six centavos), divided into 1 , 682 , 473 , 246 (one billion, six hundred and eighty - two million, four hundred and seventy - three thousand, two hundred and forty - six) common shares, all registered, book - entry and with no par value, of which 849 , 526 , 130 (eight hundred and forty - nine million, five hundred and twenty - six thousand, one hundred and thirty) are already held by Marfrig and 82 , 162 , 633 (eighty - two million, one hundred and sixty - two thousand, six hundred and thirty - three) are held in treasury by BRF and, therefore, shall not be entitled to receive Marfrig shares as a result of the Share Merger . 3. Share Merger at Market Value . The Share Merger will result in an increase in Marfrig's shareholders’ equity in the amount of R $ 14 , 933 , 103 , 366 . 87 (fourteen billion, nine hundred thirty - three million, one hundred three thousand, three hundred sixty - six Brazilian reais and eighty - seven cents), supported by the value attributed to the BRF - issued shares to be merged into Marfrig (i . e . , excluding BRF treasury shares and BRF shares already held by Marfrig), based on the Share Merger Valuation Report and considering the elimination of Marfrig’s existing investment in BRF . It is certain that the amount of (i) R $ 4 , 977 , 203 , 352 . 18 (four billion, nine hundred seventy - seven million, two hundred three thousand, three hundred fifty - two Brazilian reais and eighteen cents) will be allocated to Marfrig’s capital stock account ; and (ii) the remaining amount will be allocated to Marfrig’s capital reserve account . 4. Increase in Marfrig’s Capital Stock . As of the date of this Protocol and Justification, Marfrig’s capital stock amounts to R $ 10 , 491 , 577 , 961 . 00 (ten billion, four hundred and ninety - one million, five hundred and seventy - seven thousand, nine hundred and sixty - one reais), divided into 857 , 928 , 119 (eight hundred and fifty - seven million, nine hundred and twenty - eight thousand, one hundred and nineteen) common shares, all registered, book - entry and with no par value . As a result of the allocation to Marfrig’s capital stock account, on the Closing Date, Marfrig’s capital stock will be R $ 15 , 468 , 781 , 313 . 18 (fifteen billion, four hundred and sixty - eight million, seven hundred and eighty - one thousand, three hundred and thirteen reais and eighteen centavos), it being understood that the number of shares to be issued by Marfrig shall observe the Share Exchange Ratio . 1. The Share Merger will involve the issuance by Marfrig of 639 , 743 , 458 (six hundred and thirty - nine million, seven hundred and forty - three thousand, four hundred and fifty - eight) common shares, to be subscribed by the officers of BRF on behalf of BRF’s then shareholders (except Marfrig) on the Closing Date, pursuant to Article 252 , paragraph 2 , of the Brazilian Corporations Law . 2. As a result of the capital increase and the issuance of shares by Marfrig, Article 5 , caput, of Marfrig’s bylaws shall henceforth read as follows, subject to possible adjustments : “Article 5 – The Company’s capital stock, fully subscribed and paid - in, is R $ 15 , 468 , 781 , 313 . 18 (fifteen billion, four hundred and sixty - eight million, seven hundred and eighty - one thousand, three hundred and thirteen reais and eighteen centavos), divided into 1 , 497 , 671 , 577 (one billion, four hundred and ninety - seven million, six hundred and seventy - one thousand, five hundred and seventy - seven) common shares, all registered, book - entry and with no par value . ” 11

Marfrig Global Foods S . A . Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) 2 . 4 . 3 In the event of adjustments to the Share Exchange Ratio, it shall be the responsibility of Marfrig’s Board of Directors to approve, ad referendum of the first general shareholders’ meeting of the Company to be held after the Closing Date, a new amendment to the caput of Article 5 of the Company’s bylaws, to reflect the number of shares into which the Company’s capital stock shall be divided as a result of the Share Merger, as per the delegation of powers to the Marfrig Board to be resolved by Marfrig’s Extraordinary General Meeting . 5. Share Rights . The common shares to be issued by Marfrig as a result of the Share Merger will grant their holders the same rights and advantages currently attached to the common shares issued by BRF, and therefore the issuance and subscription of such shares shall not result in any modification to the voting rights, dividends, or any other political or economic rights currently attached to BRF’s common shares, with full participation in all benefits, including dividends and capital remuneration to be declared by Marfrig after the Closing Date . 6. Absence of Cross Shareholding . In the context of the Share Merger, there shall be no cross shareholding between the Companies considering that (i) BRF does not currently hold and will not hold, on the Closing Date, any shares issued by Marfrig ; and (ii) any BRF shares held in treasury will be cancelled by the Closing Date and, therefore, shall not be entitled to receive Marfrig shares . 7. Absence of Succession . The Share Merger shall not result in the absorption by Marfrig of any assets, rights, properties, obligations or liabilities of BRF, which will fully retain its legal personality, and there shall be no succession between the Companies . Accordingly, the condensed consolidated pro forma financial information for the fiscal year ended December 31, 2021 reflects the acquisition of the equity interests and consolidation. 12 3 Basis for Preparation of the Unaudited Pro Forma Consolidated Financial Information The unaudited pro forma consolidated financial information of Marfrig Global Foods S . A . demonstrates the effect related to the merger of all BRF shares not held by Marfrig . This unaudited pro forma consolidated financial information was compiled in accordance with Technical Guidance OCPC 06 – Presentation of Pro Forma Financial Information, as approved by CVM Deliberation 709 / 13 . The unaudited pro forma consolidated financial information was compiled by the Company’s management to illustrate the impact of the transaction presented in Explanatory Note No . 39 “Subsequent Events” to the individual (parent company) and consolidated interim financial statements for the period ended March 31 , 2025 , and the material fact released by Marfrig Global Foods S . A . on May 15 , 2025 , considering the completion of the share merger transaction, and was prepared using accounting criteria to reflect the share merger transaction at cost value, as it is carried out within the same economic group (intragroup), according to the current accounting practices . Additionally, the unaudited pro forma consolidated financial information does not include adjustments based on estimates and judgments such as management’s operating practices and decisions . The unaudited condensed pro forma consolidated financial information presented herein is based on : (a) the financial statements of Marfrig Global Foods S . A . for the fiscal year ended December 31 , 2024 , prepared in accordance with the accounting practices adopted in Brazil and the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB), audited by Grant Thornton Auditores Independentes Ltda, who issued an unqualified audit report on February 26 , 2025 . These consolidated financial statements already reflect the consolidation of BRF S . A . , as it is already a subsidiary of the Company .

Marfrig Global Foods S . A . Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) The unaudited pro forma consolidated financial information was compiled by the Management of Marfrig Global Foods S . A . to illustrate the impact of the likely merger of all BRF S . A . shares not held by Marfrig Global Foods S . A . , through which BRF will become a wholly - owned subsidiary of Marfrig Global Foods S . A . , on the consolidated balance sheet of Marfrig Global Foods S . A . as if the Transaction had occurred on December 31 , 2024 , and for the consolidated income statements as of January 1 , 2024 . The unaudited pro forma consolidated financial information for the fiscal year ended December 31 , 2024 is based on assumptions considered reasonable by Management and should be read in conjunction with the consolidated financial statements of Marfrig Global Foods S . A . The unaudited pro forma consolidated financial information is presented solely for illustrative purposes of the share merger transaction . They are not intended to represent the actual consolidated results of operations or the financial position of Marfrig Global Foods S . A . had the proposed transaction occurred on the assumed dates . Furthermore, they are not indicative of future operating results or financial position . In addition, it is important to note that such unaudited pro forma consolidated financial information does not reflect, for example, tax planning, incremental costs inherent to the new structure, or any potential benefit/burden generated by the transaction . The unaudited pro forma consolidated balance sheet, considering its purpose, assumes that the consideration due for the transaction would already have been paid upon the merger of BRF S . A . shares if the transaction had occurred on December 31 , 2024 . This unaudited pro forma consolidated financial information was approved by the Board of Directors on May 15, 2025. 13 B. Pro forma Adjustments The unaudited pro forma consolidated financial information was prepared and presented based on the historical consolidated financial statements of Marfrig Global Foods S . A . , and the pro forma adjustments were determined based on assumptions and estimates which we believe are reasonable, and therefore, the actual effects of these transactions will differ from the pro forma adjustments defined herein . The historical consolidated financial statements were adjusted to reflect the pro forma events that are (i) directly attributable to the share merger transaction, (ii) factually supportable, and (iii) expected to have a recurring impact on the consolidated results of operations . The purpose of this pro forma adjustment is to reflect the merger of all BRF shares not held by Marfrig . The share merger transaction was carried out between entities under common control, that is, for accounting purposes, it qualifies as a transaction within the same economic group . Therefore, it does not reflect a fair value adjustment of the assets and liabilities recorded in the accounts, since for this type of transaction the requirements of CPC 15 – Business Combinations do not apply . Accordingly, considering the conclusion of the share merger transaction, the necessary pro forma adjustments were the incorporation of all BRF shares not held by Marfrig, increase of Marfrig’s share capital, distribution of dividends and interest on equity, reduction of the non - controlling shareholders’ interest, and expenses related to transaction costs . The unaudited pro forma consolidated financial information was prepared under the assumption that Marfrig Global Foods S . A . came to hold full ownership of BRF S . A . These adjustments are merely illustrative and do not represent any actual impact on the audited historical consolidated financial statements of Marfrig Global Foods S . A . , being prepared solely for better understanding of the transaction’s effects on the equity structure and results of the pro forma consolidated financial information of Marfrig Global Foods S . A . No other relevant pro forma adjustments were identified that would impact the unaudited pro forma consolidated financial statements beyond the effects discussed above .

Marfrig Global Foods S.A. Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) 14 (a) Financial Investments and marketable securities 1 - Payment of dividends by BRF to Non - Controlling Shareholders in the amount of R$1,742,657, equivalent to 49.5073% of R$3,520,000. 2 - Payment of dividends by MARFRIG in the amount of R$2,500,000. 3 - Estimated total costs of the Share Merger amount to R $ 24 , 000 , including expenses related to publications, auditors, appraisers, legal and financial advisors, and other professionals hired to assist with the Share Merger, totaling R $ 15 , 840 net of tax effects ; (b) Deferred income tax and social contribution 1 – Recognition of deferred taxes related to operating expenses recorded in the statement of income (P&L); (c) Share capital 1 - Capital increase in the amount of R$4,977,203 arising from the share merger between MARFRIG and BRF; (d) Capital reserve and treasury shares 1 - Increase in capital reserve in the amount of R$9,955,900 and goodwill in the amount of (R$2,718,519) referring to the capital transaction arising from the incorporation of shares between Marfrig and BRF; (e) Earnings reserve 1 - Payment of dividends by MARFRIG in the amount of R$2,500,000. (f) Non - controlling Interest 1 - Due to MARFRIG increasing its ownership in BRF to 100%, there was a reduction in non - controlling interests.

Marfrig Global Foods S.A. Management’s Explanatory Notes to the Unaudited Pro Forma Consolidated Financial Information (In thousands of Brazilian reais, unless otherwise indicated) 15 C. Explanation added to the English language version The accompanying Unaudited Pro Forma Consolidated Financial Information has been translated into English from the original Portuguese version prepared for local purposes . Certain accounting practices adopted by the Company, which comply with accounting standards in Brazil, may not conform to generally accepted accounting principles in other countries where these financial statements may be used . * * *

ANNEX V

ANNEX V - INFORMATION ON THE RIGHT TO TIME OFF

(according to article 21 and Annex H of CVM Resolution 81/2022)

1	Describe the event that gave or will give rise to the recess and its legal basis

Pursuant to articles 137 and 252, paragraph 2, of Law No. 6404, of December 15, 1976 (“Brazilian Corporate Law”), the Merger issued by BRF S.A. (“BRF”) into Marfrig Global Foods S.A. (“Company” or “Marfrig” and, jointly with BRF, “Companies”) (“Merger”), if approved, will give rise to withdrawal rights for holders of shares issued by Marfrig.

2	Inform the shares and classes to which the recess applies

The right of withdrawal applies to common shares issued by Marfrig.

3	Inform the date of the first publication of the notice convening the meeting, as well as the date of communication of the material fact regarding the resolution that gave or will give rise to the recess

The notice convening Marfrig’s extraordinary general meeting to decide on the Merger (“Marfrig EGM”) was published on May 16, 2025 and will be published for the first time on May 16, 2025.

The material fact regarding the Merger was disclosed by Marfrig on May 15, 2025.

4	Inform the deadline for exercising the right to withdraw and the date that will be considered for the purpose of determining the holders of the shares that may exercise the right to withdraw.

The right of withdrawal will be granted to Marfrig shareholders who (i) hold shares issued by Marfrig uninterruptedly, from the date of disclosure of the first material fact about the Merger (i.e., May 15, 2025 (inclusive)) until the date of consummation of the Merger; (ii) do not vote in favor of the Merger, abstain from voting or do not attend the Marfrig EGM; and (iii) expressly express their intention to exercise the right of withdrawal, within 30 (thirty) days from the date of publication of the minutes of the Marfrig EGM (“Dissenting Shareholders”).

It is therefore worth clarifying that the Dissenting Shareholders may only exercise the right of withdrawal in relation to all the shares of which they were proven holders as of the close of trading on May 15, 2025 (inclusive) and held uninterruptedly until the date of the effective exercise of the right of withdrawal, with partial exercise of the right of withdrawal not being permitted.

Under the terms of article 137, paragraph 3, of the Brazilian Corporations Law, Marfrig’s management may, within ten (10) days of the end of the period for exercising the right of withdrawal, call a general meeting to reconsider the resolution in view of the volume of the withdrawal exercised.

The shares issued by the Company acquired, including by virtue of “share rentals”, as of May 16, 2025 (inclusive) shall not confer on their holder the right of withdrawal. Shareholders who do not exercise their right of withdrawal within the aforementioned period, pursuant to article 137, paragraph 4, of the Brazilian Corporations Law, shall forfeit their right of withdrawal.

The Company will publish, in due course, a notice to shareholders containing detailed information on the procedure to be followed for exercising the right of withdrawal.

5	Inform the amount of the reimbursement per share or, if it is not possible to determine it in advance, management’s estimate of that amount

Under the terms of the Brazilian Corporate Law, the Dissenting Shareholders may be entitled to the right of withdrawal for the amount of the net equity per share issued by Marfrig on December 31, 2024, according to the financial statements approved by the ordinary general meeting of Marfrig held on March 31, 2025 (“OGM”), which corresponds to R$3.32 (three reais and thirty-two cents) per share, without prejudice to the right to draw up a special balance sheet, under the terms of article 45 of the Brazilian Corporate Law.

6	How the reimbursement will be calculated

The amount of the reimbursement corresponds to the equity value per share, calculated on the basis of the Company’s net equity included in the Company’s financial statements for the fiscal year ending December 31, 2024, as approved by the OGM, divided by the number of shares issued by the Company on December 31, 2024 (without considering shares held in treasury on May 15, 2025).

7	To inform whether shareholders will have the right to request the drawing up of a special balance sheet

Under the terms and for the purposes of article 45, paragraph 2, of the Brazilian Corporations Law, the Dissenting Shareholder shall be entitled to request, together with the reimbursement, the drawing up of a special balance sheet on a date that meets the 60 (sixty) day deadline provided for in the aforementioned legal provision.

8	If the amount of the reimbursement is determined by appraisal, list the experts or specialized companies recommended by the administration

Not applicable, since the amount of the reimbursement of the Dissenting Shareholders will not be determined through valuation.

9	In the event of incorporation, Merger or merger involving controlling and controlled companies or companies under common control

The option to exercise the right of withdrawal based on the report provided for in article 264 of the Brazilian Corporations Law applies only to the shareholders of BRF (the Company’s subsidiary whose shares will be merged in the context of the Merger), under the terms of paragraph 3 of said article,

In this sense, the information presented below is for information purposes only, since it is not applicable to Dissenting Shareholders who do not directly hold shares issued by BRF. Additional and specific information on the right of withdrawal granted to BRF shareholders will be disclosed by BRF.

(a)	calculate the exchange ratios of shares based on the value of shareholders’ equity at market prices or another criterion accepted by the CVM

If the Exchange Ratio resulting from the Merger were calculated based on the appraisal report containing the calculation of the exchange ratio of the shares held by the non-controlling shareholders of BRF, based on the net equity value of the shares of Marfrig and BRF, the two shareholders’ equity valued according to the same criteria and on the same date, at market prices, pursuant to article 264 of the Brazilian Corporations Law (“Appraisal Report 264”), it would be attributed 2,26148341591578 common shares issued by Marfrig for every 1 (one) ordinary share issued by BRF held by BRF’s shareholders (except Marfrig).

(b)	Inform whether the share Exchange Ratios provided for in the transaction protocol are less advantageous than those calculated in accordance with item 9(a) above.

The exchange ratio presented in the Plan of Merger of the Merger, in comparison with the exchange ratio presented in item 9(a) above, is more advantageous for the shareholders of BRF and, therefore, the provisions of paragraph 3 of article 264 of the Brazilian Corporations Law will be applicable with respect to the dissenting shareholders of BRF.

(c)	Inform the amount of the reimbursement calculated based on the value of the net equity at market prices or another criterion accepted by the CVM

The reimbursement amount calculated on the basis of the Appraisal Report 264 is R$19.89 (nineteen reais and eighty-nine cents) per share issued by BRF.

10	Inform the asset value of each share calculated according to the last approved balance sheet

The book value per share issued by the Company, based on the shareholders’ equity included in Marfrig’s consolidated financial statements for the fiscal year ended December 31, 2024, approved at the OGM, is R$3.32 (three reais and thirty-two cents).

ANNEX VI

ANNEX VI - CONSOLIDATED BYLAWS CONTAINING THE PROPOSED CHANGES

(according to article 12, item I, of CVM Resolution 81/2022)

MARFRIG GLOBAL FOODS S.A
CNPJ/MF 03.853.896/0001-40
NIRE 35.300.341.031
Publicly traded company

BYLAWS

Chapter I Name, registered office, jurisdiction, corporate purpose and term of office

Article 1. MBRF Global Foods Company S.A. (“Company”) is a corporation with authorized capital, governed by these bylaws (“Company Bylaws”) and by the applicable legal and regulatory provisions.

Article 2. The Company has its head office and registered office in the City of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1,560, Bloco 5 (Torre Sabiá), 3º Andar, Sala 301, Vila Hamburguesa, CEP 05319-000, and may set up and close branches, agencies, warehouses, offices, branches, representations and any other establishments in the country or abroad, by resolution of the Executive Board.

Article 3. The Company’s corporate purpose is: (i) the operation of meatpacking activities, with the slaughter of cattle, horses, pigs, goats, sheep, poultry, buffalo and the industrialization and sale of products and by-products of animal origin, edible or not, including, but not limited to, the industrialization and sale of leather products and by-products, in its own establishment or that of third parties; (ii) the purchase, sale, distribution, representation, import and export of food products in general, including alcoholic or non-alcoholic beverages and others; (iii) purchase and sale of standing cattle, horses, pigs, goats, sheep, poultry, buffalo; (iv) supply of effective labor to other companies; (v) exploration of agricultural and forestry activities; (vi) participation as a partner or shareholder in any commercial or civil company; (vii) distribution and sale of food products in general; (viii) production, distribution and sale of soaps, washing preparations, disinfectants, softeners and other hygiene and cleaning products; (ix) cogeneration, production and sale of energy and biodiesel; (x) participation in the financial market, as well as in the carbon credit market; (xi) marketing and production of products derived from legumes and vegetables, as well as all their derivatives and substitutes; feed, preserves, canned goods and fats; and (xii) transportation of its products and those of third parties; representations and other related ventures that are necessary for the company’s objectives; (xiii) breeding, rearing and fattening cattle, horses, pigs, goats, sheep, poultry and buffaloes, in its own establishment and those of third parties; (xiv) the import and export of products related to the object of the farming activity, as well as embryos and others; (xv) the provision of effective labor to other companies; (xvi) the provision of services to third parties for the breeding, treatment, handling, fattening and transportation of cattle, horses, pigs, goats, sheep, poultry and standing buffalo; (xvii) technical testing and analysis; (xviii) manufacture of pharmochemical products of animal origin; (xix) manufacture of organic chemical products not previously specified; and (xx) ecological restoration services.

Paragraph 1.	The Company may explore other lines of business that have an affinity with the object expressed in this Article 3.

Paragraph 2	With the admission of the Company to the special listing segment called Novo Mercado, of B3 S.A. - Brasil, Bolsa, Balcão (“B3” and “Novo Mercado”, respectively), the Company, its shareholders, including controlling shareholders, members of the Board of Directors, the Executive Board and the Fiscal Council, if and when installed, are subject to the provisions of the Novo Mercado Regulations (“Novo Mercado Regulations”).

Paragraph 3.	The provisions of the Novo Mercado Regulations shall prevail over the provisions of the Bylaws, in the event of prejudice to the rights of the recipients of the public offerings provided for in these Bylaws.

Paragraph 4.	The Company and its shareholders, including controlling shareholders, members of the Board of Directors, the Executive Board and the Fiscal Council shall comply with the deadlines, obligations and procedures set out in B3’s Regulations for the Listing of Issuers and Admission to Trading of Securities, in B3’s Issuer Manual and in the Novo Mercado Regulations.

Article 4. The Company’s duration is indefinite.

Chapter II Share Capital and Shares

Article 5. The Company’s share capital, fully subscribed and paid up, is R$ 15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen cents), divided into 1,497,671,577 (one billion, four hundred ninety-seven million, six hundred seventy-one thousand, five hundred seventy-seven) common shares, all nominative, book-entry and without par value.

Article 6. The Company is hereby authorized, by resolution of the Board of Directors, to increase its share capital, regardless of amendment to the bylaws, by issuing up to 2,000,000,000 (two billion) common shares, all registered and without par value, including the Company’s current Share Capital.

Paragraph 1.	The Board of Directors shall set the conditions for the issue of shares referred to in the caption above, including price and term of payment, and may, within the limit of the authorized capital, decide on the issue of subscription warrants.

Paragraph 2.	Within the limit of the authorized capital and in accordance with the plan approved by the General Meeting, the Board of Directors may authorize the Company to grant stock options to its managers, employees and service providers, as well as to the managers, employees and service providers of other companies that are directly or indirectly controlled by the Company, without preemptive rights for the shareholders.

Paragraph 3.	The Company is prohibited from issuing beneficiary shares.

Article 7. The share capital shall be represented exclusively by common shares and each ordinary share shall carry the right to one vote at the General Meeting. The Company may not issue preferred shares.

Article 8. The shares issued by the Company are book-entry shares, held in deposit accounts in the name of their holders, with a financial institution authorized by the Brazilian Securities and Exchange Commission (“CVM”).

Sole Paragraph.	Subject to the maximum limits set by the CVM, the cost of the service of transferring ownership of book-entry shares may be charged directly to the shareholder by the depositary institution, as defined in the share book-entry agreement.

Article 9. At the discretion of the Board of Directors, shares, debentures convertible into shares or subscription warrants may be issued, without preemptive rights or with a reduction in the period referred to in article 171, paragraph 4, of the Brazilian Corporations Law, to be placed by sale on a stock exchange or by public subscription, or by exchange for shares in a public offering for the acquisition of control, under the terms established in the applicable legislation and regulations, within the limit of the authorized capital.

Chapter III General Assembly

Article 10. The General Meeting shall meet ordinarily once a year and extraordinarily when convened under the terms of the applicable legislation or these Bylaws.

Article 11. The General Meeting shall be installed and chaired by the Chairman of the Board of Directors or, in his absence, by any member of the Board of Directors or, in his absence, by a shareholder or manager of the Company chosen by a majority vote of those present, and the Chairman of the General Meeting shall appoint the secretary, who may or may not be a shareholder of the Company.

Article 12. In addition to the duties provided for by law and these Bylaws, the General Meeting is responsible for:

(i)	electing and dismissing the members of the Board of Directors, as well as appointing the Chairman of the Board of Directors;

(ii)	setting the overall annual remuneration of the members of the Board of Directors and the Executive Board, as well as that of the members of the Supervisory Board, if installed;

(iii)	take annual accounts of the directors and decide on financial statements presented by them;

(iv)	reform the Bylaws;

(v)	resolving on the dissolution, liquidation, merger, demerger, incorporation of the Company, or of any company in the Company;

(vi)	approve plans to grant stock options to its managers and employees, as well as to the managers and employees of other companies that are directly or indirectly controlled by the Company;

(vii)	to decide, in accordance with the proposal presented by management, on the allocation of profits for the year and the distribution of dividends;

(viii)	elect the liquidator, as well as the Supervisory Board, which shall function during the liquidation period;

(ix)	deliberate on the request for cancellation of registration as a publicly traded company with the CVM and delisting from the Novo Mercado; and

(x)	deliberate on any matter submitted to it by the Board of Directors.

Chapter IV Administrative bodies

Section I General Provisions

Article 13.	The Company shall be managed by the Board of Directors and the Executive Board.

Paragraph 1.	The members of the Board of Directors and the Executive Board shall take office by means of a deed drawn up in the appropriate book, signed by the administrator or director who has taken office and including their subjection to the arbitration clause referred to in Article 32 of these Bylaws, with no management guarantee being required, and shall be subject to compliance with the applicable legal requirements.

Paragraph 2.	Managers shall inform the Company and, if applicable, the CVM and B3 of their ownership of and dealings in securities issued by the Company, under the terms of the law and regulations in force.

Paragraph 3.	Directors shall remain in office until their replacements take office.

Paragraph 4.	The positions of chairman of the board of directors and chief executive officer of the Company may not be held by the same person.

Paragraph 5.	The rule in Paragraph 4 does not apply in the event of a vacancy, in which case the company must: (i) disclose the accumulation of positions as a result of the vacancy by the business day following the occurrence; (ii) disclose, within 60 (sixty) days of the vacancy, the measures taken to cease the accumulation of positions; and (iii) cease the accumulation within 1 (one) year.

Paragraph 6.	The Company must disclose, in compliance with the provisions of the regulations issued by the CVM on the disclosure and use of information on material acts or facts relating to publicly traded companies, the resignation or dismissal of members of the board of directors and statutory officers by the next business day on which the company is notified of the resignation or the dismissal is approved.

Article 14. The Shareholders’ Meeting shall set an annual overall remuneration limit for distribution among the directors, and the Board of Directors shall decide on the individual remuneration of the directors, subject to the provisions of these Bylaws.

Article 15. Once a regular meeting has been convened in accordance with these Bylaws, any of the management bodies shall meet validly with the presence of the majority of its members and shall decide by the vote of the majority of those present.

Sole Paragraph.	As a condition for a meeting’s validity, prior notice to all managers shall only be waived if all the members of the body to be convened are present; for this purpose, attendance may be verified by means of written votes delivered by another member or sent to the Company prior to the meeting.

Section II Board of Directors

Article 16. The Board of Directors shall be made up of a minimum of 3 (three) and a maximum of 11 (eleven) members, all elected and removable by the General Meeting, with a unified term of office of 2 (two) years, re-election being permitted.

Paragraph 1.	At the Annual General Meeting, the shareholders shall decide on the effective number of members of the Board of Directors.

Paragraph 2.	Of the members of the Board of Directors, at least 2 (two) directors or 20% (twenty percent), whichever is greater, must be independent directors, based on the criteria and requirements established by the Novo Mercado Regulations, and the characterization as an independent director must be expressly indicated in the minutes of the General Meeting that elects them, and the director(s) elected through the faculties provided for in article 141, paragraphs 4 and 5, of Law 6,404, of December 15, 1976, as amended (“Brazilian Corporations Law”).

Paragraph 3.	When, as a result of calculating the percentage referred to in Paragraph 1 above, a fractional number of independent directors results, the number shall be rounded up to the next whole number.

Paragraph 4.	The member of the Board of Directors must have an unblemished reputation and may not be elected, unless waived by the General Meeting, if he/she (i) holds positions in companies that may be considered competitors of the Company; or (ii) has or represents an interest conflicting with the Company; the right to vote may not be exercised by the member of the Board of Directors if the same impediment factors are supervened.

Paragraph 5.	A member of the Board of Directors may not have access to information or take part in meetings of the Board of Directors relating to matters in which he/she has or represents a conflicting interest with the Company, and is expressly prohibited from exercising his/her voting rights.

Paragraph 6.	In order to better perform its duties, the Board of Directors may create committees or working groups with defined objectives, made up of persons appointed by it from among the members of management and/or other persons who are not part of the Company’s management.

Article 17 The Chairman of the Board of Directors shall be appointed by the General Meeting.

Paragraph 1.	The Chairman of the Board of Directors shall preside over General Meetings and meetings of the Board of Directors and, in the event of his absence or temporary impediment, these duties shall be performed by another member of the Board of Directors chosen by a majority of the other members.

Paragraph 2	In the event of a vacancy on the Board of Directors which does not result in the composition of less than a majority of the positions on the body, in accordance with the number of effective directors resolved by the General Meeting, the other members of the Board of Directors may: (i) appoint substitute(s), who shall remain in office until the end of the term of office of the substituted member(s); or (ii) choose to leave the position(s) of the vacant member(s) vacant, provided that the minimum number of members set out in the caput of Article 16 is respected.

Paragraph 3.	In the event of a vacancy on the Board of Directors which results in the composition of less than the majority of the positions on the body, in accordance with the number of effective directors decided by the General Meeting, the Board of Directors shall call a General Meeting to elect a replacement(s) who shall remain in office until the end of the term of office of the replaced member(s).

Paragraph 4.	In resolutions of the Board of Directors, the Chairman of the body shall have the casting vote, in addition to his own vote, in the event of a tied vote due to an even number of members of the Board of Directors. Each director shall be entitled to one (1) vote in the deliberations of the body.

Article 18 The Board of Directors shall meet whenever convened by the Chairman of the Board of Directors. Board meetings may exceptionally be held by conference call, video conference or any other means of communication in which there is unequivocal proof of voting.

Paragraph 1.	Meetings shall be called in writing at least three (3) working days in advance, by letter, telegram, fax, e-mail or any other means that allows proof of receipt of the call by the addressee, and shall contain the agenda and be accompanied by documentation relating to the agenda.

Paragraph 2.	All resolutions of the Board of Directors shall be recorded in minutes drawn up in the respective Board book and signed by the directors present.

Paragraph 3.	At meetings of the Board of Directors, advance written votes and votes cast by fax, e-mail or any other means of communication are allowed, and members who vote in this way are counted as present.

Paragraph 4.	The resolutions of the Board of Directors shall always be taken by the favorable vote of the majority of the members present at the meeting.

Article 19. The Board of Directors, in addition to other duties assigned to it by law or in these Bylaws, shall be responsible for:

(i)	setting the general direction of the Company’s business;

(ii)	elect and dismiss the Company’s Directors;

(iii)	establishing or altering the Executive Board’s authority to issue and/or carry out a public or private offering of credit instruments to raise funds, be they simple debentures, not convertible into shares and without a real guarantee, bonds, notes, promissory notes, commercial papers, or others commonly used in the market, as well as to set the conditions for their issue and redemption, and may, in the cases it defines, require the prior authorization of the Board of Directors as a condition for the validity of the act;

(iv)	supervising the management of the Directors, examining the Company’s books and papers at any time and requesting information on contracts entered into or about to be entered into and any other acts;

(v)	choose and dismiss the Company’s independent auditors;

(vi)	summon the independent auditors to provide any clarifications it deems necessary;

(vii)	appraise the Management Report and the accounts of the Executive Board and decide on their submission to the General Meeting;

(viii)	to approve the Company’s annual budgets and any amendments thereto;

(ix)	previously express any proposal to be submitted to the General Meeting for deliberation;

(x)	authorize the issuance of shares of the Company, within the limits authorized in Article 6 of these Bylaws, setting the conditions of issuance, including price and term of payment, and may also exclude (or reduce the term for) preemptive rights in the issuance of shares, subscription warrants and convertible debentures, the placement of which is made by sale on the stock exchange or by public subscription or in a public offering for the acquisition of control, under the terms established by law;

(xi)	to decide on the acquisition by the Company of shares issued by the Company, or on the launch of put and call options, referenced to shares issued by the Company, to be held in treasury and/or subsequently canceled or sold;

(xii)	to decide on the issue of subscription warrants;

(xiii)	grant stock options to its managers, employees and service providers, as well as to the managers, employees and service providers of other companies that are directly or indirectly controlled by the Company, without preemptive rights for the shareholders under the terms of the programs approved at the General Meeting;

(xiv)	to authorize the Company to provide guarantees for its obligations and those of its controlled companies and/or wholly-owned subsidiaries, the amount of which is greater than the limit established under the terms of the Sole Paragraph below;

(xv)	to approve any acquisition or disposal of permanent assets, the value of which is greater than the limit established under the terms of the Sole Paragraph below, with the exception of the provisions of item (xvi) below;

(xvi)	authorize the Company’s participation as a shareholder or quotaholder in other companies, or the Company’s association with other companies to form joint ventures;

(xvii)	to approve the creation of in rem liens on the Company’s assets or the granting of guarantees to third parties, the value of which is greater than the amount established under the terms of the Sole Paragraph below;

(xviii)	approve the obtaining of any financing or loan, including leasing operations, on behalf of the Company, not provided for in the annual budget, the amount of which is greater than the amount of the limit established under the terms of the Sole Paragraph below;

(xix)	approve any transaction or set of transactions the annual value of which is equal to or greater than the management’s authority defined by the Board of Directors, involving the Company and any related party, directly or indirectly. For the purposes of this provision, a related party is understood to be any manager of the Company, employee or shareholder who holds, directly or indirectly, more than 10% (ten percent) of the Company’s share capital;

(xx)	authorize the assignment of the use, disposal, transfer or licensing of any type of intellectual or industrial property belonging to the Company;

(xxi)	to decide in advance on spin-off, merger, incorporation, dissolution or liquidation operations, or any other corporate reorganization operation with similar effects involving any of the Company’s subsidiaries;

(xxii)	allocate share bonuses and decide on any reverse splits and reverse stock splits;

(xxiii)	(i) the convenience and opportunity of the takeover bid in relation to the interests of the shareholders as a whole and in relation to the price and potential impacts on the liquidity of the securities held by the shareholders; (ii) the strategic plans disclosed by the offeror in relation to the Company; and (iii) the alternatives to accepting the takeover bid available on the market. The opinion of the Board of Directors must include an opinion in favor of or against acceptance of the takeover bid, warning that it is the responsibility of each shareholder to make the final decision; and

(xxiv)	to choose the specialized company responsible for preparing the appraisal report for the Company’s shares, in the event of deregistration or delisting from the Novo Mercado.

Sole Paragraph.	The Board of Directors may set limits for the executive officers to perform any of the acts referred to in items (iii), (xiv), (xv), (xx), (xxvii) and (xxviii) of the main Section of this Article, subject to limits on the amount per act or series of acts.

Section III Board of Directors

Article 20. The Board of Executive Officers shall be made up of 2 (two) to 7 (seven) Officers, comprising a Chief Executive Officer, an Investor Relations Officer, an Administrative-Financial Officer and the other Officers without specific designation. The position of Investor Relations Officer may be held cumulatively with the position of any other Officer, as determined by the Board of Directors.

Paragraph 1.	Directors shall be elected for a term of 3 (three) years and may be re-elected.

Paragraph 2.	Members of the Executive Board who are not re-elected shall remain in office until the new Directors take office.

Paragraph 3.	In the event of permanent impediment or vacancy of office, the Board of Directors shall be immediately convened to elect a replacement.

Paragraph 4.	The absence or impediment of any Director for a continuous period of more than thirty days, unless authorized by the Board of Directors, shall determine the end of the respective term of office, and the provisions of Paragraph 3 of this Article shall apply.

Paragraph 5.	A Director may not simultaneously replace more than one other Director.

Paragraph 6.	The Executive Board shall meet at the call of its Chief Executive Officer or any two members jointly, whenever the company’s interests so require. Meetings of the Executive Board, which shall be held at the registered office, shall be convened with the presence of the majority of its members, among them necessarily the Chief Executive Officer or an absolute majority of the members of the Executive Board, and the respective resolutions shall be taken by the vote of the majority of the members present, except that in the event of a tie, the Chief Executive Officer shall have the qualified vote to approve or reject the matter under discussion. Minutes of the corresponding resolutions shall be drawn up in the relevant book.

Article 21. The Directors shall be responsible for administering and managing the Company’s business, in particular:

(i)	to comply with and enforce these Bylaws and the resolutions of the Board of Directors and the General Meeting;

(ii)	to submit, on an annual basis, to the Board of Directors, the Management Report and the accounts of the Executive Board, accompanied by the independent auditors’ report, as well as the proposal for the appropriation of the profits made in the previous financial year;

(iii)	submit the Company’s annual budget to the Board of Directors;

(iv)	present to the Board of Directors, on a quarterly basis, the detailed economic, financial and equity balance sheet of the Company and its subsidiaries;

(v)	issue and approve instructions and internal regulations it deems useful or necessary; and

(vi)	represent the Company actively and passively, in or out of court, subject to the provisions of Article 25.

Article 22. The Chief Executive Officer shall be responsible for coordinating the actions of the Directors and directing the execution of activities related to the general planning of the Company, in addition to the functions, attributions and powers assigned to him by the Board of Directors, and in compliance with the policy and guidelines previously drawn up by the Board of Directors:

(i)	calling and chairing meetings of the Board of Directors;

(ii)	overseeing the Company’s management activities, coordinating and supervising the activities of the members of the Executive Board;

(iii)	coordinating personnel, organizational, management, operational and marketing policies

(iv)	of the Company;

(v)	annually, prepare and present to the Board of Directors the Company’s annual business plan and budget; and

(vi)	managing company affairs in general.

Article 23. It is the responsibility of the Investor Relations Officer to provide information to the investing public, to the Securities and Exchange Commission and to the stock exchanges and organized over-the-counter markets on which the Company is registered, and to keep the Company’s public company registration up to date, complying with all legislation and regulations applicable to public companies.

Article 24. In addition to the functions, duties and powers granted to him by the Board of Directors, and in compliance with the policy and guidelines previously drawn up by the Board of Directors, it shall be the responsibility of the Administrative-Financial Director:

(i)	proposing financing alternatives and approving financial conditions for the Company’s business;

(ii)	manage the Company’s cash and accounts payable and receivable; and

(iii)	running the accounting, financial planning and tax departments.

Article 25. The Company shall be represented as follows:

(i)	by 2 (two) directors jointly, one of whom is the Chief Executive Officer or the Chief Financial Officer, necessarily jointly with another Director without specific designation;

(ii)	by 2 (two) directors jointly, one of whom is the Chief Executive Officer, necessarily jointly with the Chief Financial Officer or another Director without specific designation;

(iii)	by any director jointly with a proxy appointed in accordance with items (i) and (ii) above;

(iv)	by two (2) joint proxies, appointed in accordance with (i) and (ii) above; or

(v)	individually by the Investor Relations Officer, exclusively within the scope of his/her competence as provided for in Article 23 of these Bylaws.

Paragraph 1.	Powers of attorney shall always be granted in the name of the Company in accordance with items (i) and (ii) above, and shall have a validity period limited to a maximum of one year, except that powers of attorney for the purposes of judicial representation or in administrative proceedings may be granted for an indefinite validity period.

Paragraph 2.	A power of attorney duly granted pursuant to Paragraph 1 above may expressly authorize the performance of specific acts binding the Company by only one of the members of the Executive Board or by an appointed proxy.

Chapter V Fiscal Council

Article 26. The Company’s Fiscal Council, with the duties established by law, shall be composed of 3 (three) to 5 (five) members and an equal number of alternates.

Paragraph 1.	The Audit Board shall operate on a permanent basis, in accordance with the legal provisions.

Paragraph 2.	The members of the Fiscal Council shall, immediately after taking up their positions, inform B3 of the quantity and characteristics of the securities issued by the Company which they hold directly or indirectly, including their derivatives.

Paragraph 3.	The members of the Audit Board shall have a term of office of one (1) year and may be re-elected. The members of the Audit Board shall take office by means of a deed drawn up in the appropriate book, signed by the member in question and including their subjection to the arbitration clause referred to in Article 32 of these Bylaws, and shall be subject to compliance with the applicable legal requirements.

Chapter VI Statutory Audit Committee

Article 27. The Statutory Audit Committee, an advisory body linked to the Board of Directors, is made up of at least 3 (three) members, at least 1 of whom (one) is an independent director, and at least 1 (one) must have recognized experience in corporate accounting matters.

Paragraph 1.	The same member of the Statutory Audit Committee may accumulate both characteristics referred to in the heading.

Paragraph 2.	The activities of the audit committee coordinator are defined in its internal regulations, approved by the Board of Directors.

Paragraph 3.	The members of the Statutory Audit Committee shall have a term of office of 2 (two) years, and may be re-elected and hold office for a maximum of 10 (ten) years, their tenure being conditional on the signing of a term of office, which must include their being subject to the arbitration clause referred to in Article 32 of these Bylaws.

Paragraph 4.	The Statutory Audit Committee shall have the following duties:

(i)	to give an opinion on the hiring and dismissal of the independent external auditor for the conduct of the independent external audit or for any other service;

(ii)	to supervise the activities of: (a) the independent auditors, in order to assess their independence and the quality and suitability of the services provided to the Company’s needs; (b) the Company’s internal control area; (c) the Company’s internal audit area; and (d) the area responsible for preparing the Company’s financial statements;

(iii)	monitor the quality and integrity of: (a) internal control mechanisms; (b) the Company’s quarterly information, interim statements and financial statements; and (c) information and measurements disclosed on the basis of adjusted accounting data and non-accounting data that add elements not provided for in the structure of the usual financial statement reports;

(iv)	evaluate and monitor the Company’s risk exposures, and may even request detailed information on policies and procedures relating to: (a) management remuneration; (b) the use of Company assets; and (c) expenses incurred on behalf of the Company;

(v)	evaluate and monitor, together with management and the internal audit department, the adequacy of the transactions with related parties carried out by the Company and their respective disclosures;

(vi)	prepare a summary annual report, to be presented together with the financial statements, describing: (a) its activities, the results and conclusions reached and the recommendations made; and (b) any situations in which there is a significant disagreement between the Company’s management, the independent external auditors and the Statutory Audit Committee in relation to the Company’s financial statements; and

(vii)	ensure that the Company has the means to receive and process information about non-compliance with the legal and regulatory provisions applicable to the Company, as well as internal regulations and codes, including specific procedures to protect the whistleblower and the confidentiality of the information.

Paragraph 5.	The bylaws of the Statutory Audit Committee shall be approved by the Board of Directors and shall describe its functions in detail, as well as its operating procedures.

Paragraph 6.	The remuneration of the members of the Statutory Audit Committee, in addition to the respective budget allocation, shall be set by the Board of Directors.

Chapter VII Financial Year and Financial Statements

Article 28. The fiscal year begins on January 1st and ends on December 31st of each year.

Paragraph 1.	At the end of each financial year, the Executive Board shall draw up the financial statements required by law and the Novo Mercado Regulations, in compliance with the relevant legal precepts.

Paragraph 2.	The financial statements for the year shall include a management proposal on the allocation of net profits, in compliance with the provisions of these Bylaws and applicable legislation.

Paragraph 3.	The net profit for the year must be allocated as follows:

(i)	5% (five percent) for the formation of the legal reserve, until it reaches 20% (twenty percent) of the subscribed share capital;

(ii)	payment of a mandatory dividend, in compliance with Article 29 of these Bylaws and applicable legislation; and

(iii)	constitution of a profit reserve and distribution of dividends in addition to the mandatory dividends under the terms of the Brazilian Corporations Law.

Article 29. Shareholders shall be entitled to receive, each year, as dividends, a minimum mandatory percentage of 25% (twenty-five percent) of the net profit for the year, with the following adjustments:

(i)	the decrease in the amounts set aside in the year for the constitution of the legal reserve and contingency reserves; and

(ii)	the increase in amounts resulting from the reversal, during the year, of previously formed contingency reserves.

Paragraph 1.	Whenever the amount of the mandatory dividend exceeds the realized portion of the net profit for the year, management may propose, and the General Meeting approve, that the excess be set aside as an unrealized profit reserve (article 197 of the Brazilian Corporations Law).

Paragraph 2.	The General Shareholders’ Meeting may allocate profit sharing to the managers of the Company or its subsidiaries, subject to the relevant legal limits. It is a condition for the payment of such participation that the shareholders receive the minimum mandatory dividend referred to in this Article.

Paragraph 3.	The Company may draw up balance sheets every six months or in shorter periods. Subject to the conditions imposed by law, the Board of Directors may: (a) decide on the distribution of dividends to the debit of the profit account calculated in the half-yearly balance sheet or in shorter periods ad referendum of the General Meeting; and (b) declare interim dividends to the debit of the profit reserve account existing in the last annual or half-yearly balance sheet.

Paragraph 4.	Dividends not claimed within three years shall be statute-barred in favor of the Company.

Paragraph 5.	The Board of Directors shall decide on a proposal by the Executive Board to pay or credit interest on equity, ad referendum of the Ordinary General Meeting which appraises the financial statements for the financial year in which such interest was paid or credited, and the amounts corresponding to interest on equity shall be imputed to the mandatory dividend.

Chapter VIII Disposal of Control, of a Publicly Traded Company and Delisting from the Novo Mercado

Article 30. The direct or indirect sale of control of the Company, whether by means of a single operation or by means of successive operations, shall be contracted on condition that the acquirer of control undertakes to carry out a takeover bid for the shares issued by the Company and held by the other shareholders, in compliance with the conditions and deadlines laid down in the legislation and regulations in force and in the Novo Mercado Regulations, in order to ensure equal treatment to that given to the seller.

Article 31. In the event of the direct or indirect sale of control of the Company, cancellation of registration as a publicly traded company, voluntary delisting from the Novo Mercado or corporate reorganization involving the transfer of the Company’s shareholder base, the provisions of the applicable legislation and regulations must be observed, including, without limitation, the rules issued by the CVM and the Novo Mercado Regulations.

Chapter IX Dispute Resolution

Article 32. The Company, its shareholders, managers and members of the fiscal council, effective and alternate, if any, undertake to resolve, by means of arbitration, before the Market Arbitration Chamber, in the form of its regulations, any controversy that may arise between them, related to or arising from their status as issuer, shareholders, managers and members of the fiscal council, and in particular, arising from the provisions contained in Law no. 6.385, of December 7, 1976, as amended, the Brazilian Corporations Law, the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, these Bylaws, as well as other rules applicable to the operation of the securities market in general, in addition to those contained in the Novo Mercado Regulations, other B3 regulations and the Novo Mercado Participation Agreement.

Chapter X Settlement

Article 33. The Company shall be dissolved in the cases provided for by law, and it shall be incumbent on the General Meeting, where appropriate, to determine the method of liquidation and appoint the Audit Board and liquidator to act during the liquidation period, setting their remuneration.

Chapter XI Final Provisions

Article 34. The Company is prohibited from granting financing or guarantees of any kind to third parties, in any form whatsoever, for business outside the Company’s interests.

*       *      *

ANNEX VII

ANNEX VII - COMPARATIVE TABLE WITH JUSTIFICATIONS FOR PROPOSED CHANGES TO THE BYLAWS

(according to article 12, item II, of CVM Resolution 81/2022)

Amendment	Justification and impact
Article 1. MBRF Global Foods Company S.A. (“Company”) is a corporation with authorized capital, governed by these bylaws (“Company Bylaws”) and by the applicable legal and regulatory provisions.

The proposed amendment takes place in the context of the

rebranding of the Company, in the process of full consolidation of its investment in BRF S.A. (“BRF”) in connection with the Merger (as defined below).

The Company does not anticipate any significant legal or economic effects arising from this change.

Article 5. The Company’s share capital, fully subscribed and paid up, is R$ 15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen cents), divided into 1,497,671,577 (one billion, four hundred ninety-seven million, six hundred seventy-one thousand, five hundred seventy-seven) common shares, all nominative, book-entry and without par value.

The proposed amendment arises from the proposed merger of all the shares issued by BRF not held by Marfrig Global Foods S.A. (“Company” or “Marfrig” and “Merger”, respectively), submitted for resolution at the shareholders’ meeting.

The Merger will result in an increase in Marfrig’s shareholders’ equity in the amount of R$14,933,103.366.87 (fourteen billion, nine hundred and thirty-three million, one hundred and three thousand, three hundred and sixty-six reais and eighty seven cents), supported by the value attributed to the shares issued by BRF to be merged by Marfrig (i.e. without considering the shares issued by BRF held in treasury and the shares issued by BRF held by Marfrig), it being certain that the amount of (i) R$4,977,203,352.18 (four billion, nine hundred and seventy seven million, two hundred and three thousand, three hundred and fifty-two reais and eighteen cents) will be allocated to Marfrig’s share capital account; and (ii) the remaining amount will be allocated to Marfrig’s capital reserve account.

Due to the allocation to Marfrig’s share capital account mentioned above, on the date of consummation of the Merger (“Closing Date”), Marfrig’s share capital will be R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos).

Without prejudice to any adjustments to the Exchange Ratio provided for in the Merger, the Merger will comprise the issue by Marfrig of 639,743,458 (six hundred thirty-nine million, seven hundred forty-three thousand, four hundred fifty-eight) common shares, to be subscribed by the directors of BRF, on behalf of the then shareholders of BRF (with the exception of Marfrig) on the Closing Date.

It is reiterated that the increase in share capital and the issue of shares by the Company resulting from the Merger will only take effect on the Closing Date. The Company’s shareholders will not have pre-emptive rights to subscribe for the shares issued as a result of the Merger.

ANNEX VIII

ANNEX VIII – INFORMATION ON THE APPRAISAL COMPANY

(according to article 25 and Annex L of CVM Resolution 81/2022)

1	List the assessors recommended by management

The Board of Directors of Marfrig Global Foods S.A. recommends the ratification of the appointment of Apsis Consultoria Empresarial Ltda., a limited liability company, headquartered in the city and state of Rio de Janeiro, at Rua do Passeio, No. 62, 6º andar, Centro, CEP 20021-290, registered with the National Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under number 08.681.365/0001-30, registered with the Regional Accounting Council of Rio de Janeiro under number 005112/O-9 (“Appraisal Company”), which was hired by the Company and BRF S.A. (“BRF” and, jointly with Marfrig, the “Companies”), for the purpose of preparing (a) the appraisal report, at market value, of the shares issued by BRF to be merged into the Company; and (b) the appraisal report containing the calculation of the Exchange Ratio of the shares held by BRF’s non-controlling shareholders, based on the net equity value of Marfrig’s and BRF’s shares, with both equity valued according to the same criteria and on the base date of December 31, 2024, under the terms of article 264 of the Brazilian Corporations Law, at market prices.

2	Describe the training of the recommended assessors

The Appraisal Company stands out in the market as an independent consulting firm specializing in valuations and generating value for its clients. The credibility and impartiality of the Appraisal Company means that its deliveries are chosen as a reference for decision-making by large companies.

3	Provide a copy of the work proposals and remuneration of the recommended evaluators

The work proposal and remuneration proposal presented by the Appraisal Company for the work described in item 1 above are set out in Annex XI to this Management Proposal.

4	Describe any relevant relationship existing in the last 3 (three) years between the recommended appraisers and parties related to the company, as defined by the accounting rules that deal with this matter.

In the last three years, the Appraisal Company has not had any relevant relationship with parties related to the Company, as defined by the accounting rules that deal with this matter.

ANNEX IX

ANNEX IX - WORK PROPOSAL AND REMUNERATION OF THE APPRAISAL COMPANY

(This annex starts on the next page.)

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Proposal for the Provision of Services Marfrig Global Foods S.A 03.853.896/0001 - 40 April 29, 2025 Tang David tang.david@marfrig.com Commercial Contact Miguel Cortes Carneiro Monteiro miguel.monteiro@apsis.com.br AP - 00475/25

Business Valuation SERVICE PRESENTATION ▪ Understanding the situation ▪ Scope ▪ Required documentation ▪ Deadline and Fees PROJECT CONDITIONS ▪ Methodology ▪ Bid Validity and Confidentiality ▪ Delivery ▪ Additional Information ▪ General Conditions ABOUT US

Understanding the situation According to understandings, Marfrig Global Foods S . A . ("Marfrig") and BRF S . A . ("BRF"), together referred to as the Companies, intend to carry out a corporate reorganization with the aim of unifying their shareholder bases . The intended transaction will involve the incorporation of BRF shares by Marfrig . In the context of this transaction, Apsis was asked to prepare the appraisal reports needed to support the transaction, in particular the reports for the purposes of complying with article 264 and article 252 of the Brazilian Corporate Law .

Scope 1 - Art. 264 of the Corporate Law Preparation of a valuation report on the shares of Marfrig and BRF, for the purpose of subsidizing the share exchange relationship between the companies, in accordance with the applicable laws and regulations, specifically article 264 of Law 6 . 404 / 76 (Brazilian Law) . Apsis will calculate the value of the Companies' shares by the equity methodologies calculated at market prices . In order to prepare the cash flow report, the following analyses and procedures will be carried out as a minimum, but not limited : • Examination of the financial statements; • Identification of accounting balances subject to market adjustments; • Technical inspection for the valuation of fixed assets; • Valuation of assets (tangible and intangible) and liabilities at market value; • Calculation of deferred liabilities on identified capital gains; • Conclusion of the value per share of each Company and calculation of the exchange ratio Based on an analysis of the companies' financial statements and our knowledge of the segment, we believe that the main intangible assets of the target company are : Brands, Customer Portfolio, Contracts and Internally Developed Software . However, the paper will investigate the existence and materiality of other intangible assets .

Scope 1 - Art. 264 of the Corporate Law With regard to fixed and real estate assets, Apsis is considering as the object of evaluation its own real estate and movable assets located in approximately 200 production units, subdivided into the Slaughter Unit, Processing Unit, Commercial Office, Industrial Complex, Distribution Center, Transition Ports, Animal Feed Units and Confinement Unit . With regard to fixed assets and real estate, the following accounting classes will be evaluated : • Land; • Buildings and constructions; • Machinery and equipment; • Vehicles;

Scope 1 - Art. 264 of the Corporate Law Valuation of fixed assets takes into account the following steps: • Organization and control of the fixed assets database, vis à vis physical control of the companies' fixed assets; • Definition general valuation criteria by asset account group • Sample inspection of the main movable and immovable assets; • Market research (real estate); • Adherence test of fixed assets valued by third - party reports presented in Excel spreadsheets; • Testing the adherence of the methodologies, assumptions, valuation calculations, asset prices, etc. of the third - party reports presented; • When necessary, making the necessary adjustments to the valuations to bring them into line with the market on the base date of the work; • Making the necessary adjustments to the calculations between the book balances and the market values of the relevant assets analyzed.

Scope 1 - Art. 264 of the Corporate Law Comments: • The scope does not include the physical inventory and reconciliation of companies' fixed assets • Where necessary, information on technical characteristics such as dimensions, capacities, etc. will be provided by profession als from the contracting company's technical department; • The scope includes the timely participation of professionals from the Procurement, Accounting, Engineering and Maintenance areas of the contracting company; • For this scope, due to the short deadline for the preparation of this work, Apsis will evaluate the fixed assets using market economic indexes and will not follow the guidelines presented in the ABNT NBR 14.653 standard. Other simplifications may be adopted; • The contracting company must provide support by supplying invoices for the purchase of the goods and providing direct contacts (name, telephone number and email address) of the equipment suppliers, in order to facilitate contact and access to information from the suppliers; • This scope considers the receipt of appraisal reports prepared for third parties for insurance purposes . It is essential that the CLIENT requests the appraisers responsible for the reports and their annexes to authorize access to the reports by APSIS for the purpose of the scope and objective contemplated in this proposal ; • If any inconsistency is identified between the off - balance sheet controls and the balances on the base date, the corresponding PPA value will contain proviso to this effect until the customer regularizes the situation . • The expenses necessary to carry out the services are not included in the bid and will be charged separately by means of a debit note, with the presentation of receipts, and will be exempt from any taxes, as they do not constitute the object of this contract . • The scope does not consider the valuation of lease contracts . We believe that book value is a good proxy for market value, since most of the contracts are recent . In , they are not assets that could be sold separately .

Scope 2 - Art. 252 of the Corporate Law Under the terms and for the purposes of article 252, to determine the market value of the shares of BRF, for the purposes of incorporation by Marfrig, in accordance with the applicable laws and regulations. Apsis will evaluate BRF's shares by listing them on the stock exchange. In order to prepare the report, the following analyses and procedures will be carried out as a minimum, but not limited : • Calculation of the (VWAP) of BRF's historical share price; • Analysis of historical quotations and quotation volumes, as well as relevant facts • Determining the price range and fair value of shares • Preparation of a report containing all the assumptions

Documentation required • Analytical balance sheets of the companies involved in the analysis (including associates and subsidiaries) on the valuation date • Asset control (asset by asset) of the company's fixed assets in excel • Company financial statements for the last few years • Analytical basis of fixed assets reconciled between physical and accounting in an Excel spreadsheet; • Valuation reports and their respective annexes in Excel spreadsheets for own properties prepared by third parties (with a base date of up to two years from the base date of the work); • Evidence of the quotations (e - mails, invoices, contracts, budgets, etc.) that have been made and which will serve as a parameter for valuing the . • Historical turnover per client (last 3 years) • Identification of unrecorded assets and liabilities that should be recognized • Valuation reports of the Companies' fixed assets prepared by third parties • BRF PPA report • Multi - year budget or cash flow projection (in Excel) of the Companies • List of vehicles per unit containing the following information: make, model, year of manufacture and model, body type and body capacity in the case of trucks, etc.) If the documentation and/or information needed to carry out the work is not provided by the client and obtaining or preparing it results in additional working hours for the APSIS team involved in the project, these hours will be calculated and charged in accordance with the hourly rate in force . This will also be the case when documentation or information is replaced after the start of the project .

Deadline A APSIS expects to present draft(s) of the report(s) by May 14, 2025, considering that the Entity's Management and/or those inv olved will make available, at the beginning of the work, all the information necessary to carry out the work and that acceptance will occur by April 31, 2025. Fees The professional fees for carrying out the services described in Scope 1 , including all taxes (taxes, fees, emoluments, fiscal and parafiscal contributions), amount to R $ 1 , 700 , 000 . 00 (one million seven hundred thousand reais), The professional fees for carrying out the services described in Scope 2 , including all taxes (taxes, fees, emoluments, fiscal and parafiscal contributions), amount to R $ 150 , 000 . 00 (one hundred and fifty thousand reais), The fees should be paid follows : - 50 . 00% (fifty percent) of the total value, on acceptance of this proposal - 50 . 00% (fifty percent) of the total value, on delivery of the working draft For each stage mentioned above, the corresponding invoice will be due in 15 (fifteen) days from each event giving rise to the charge . After the date, interest of 1% (one percent) per month will be charged on the net value of the invoice, plus a 10% (ten percent) fine on the invoice value for default . The indicated fine will be increased to 20% (twenty percent) if it is necessary to file a lawsuit/judicial measure collect the de bt . Services that go beyond the planned scope will be reported to the client and charged for by APSIS issuing an activity report containing date, description of work and time used .

Experience in Public Company Reports Getninjas APSIS prepared the takeover report to support the company's IPO process. APSIS prepared the takeover report to support the company's IPO process. APSIS prepared the takeover bid report to support the company's IPO process. Apsis carried out the appraisal reports for BR Properties S.A. for the purposes of a voluntary takeover control of the bid for company. Subsequently, Apsis prepared a new appraisal report for the purpose of deregistering the company as a public company. APSIS prepared the takeover bid report to support the company's IPO process.

Other experience in valuing listed companies APSIS' Business Valuation segment is made up of a specialized, certified team with recent experience in company valuations publicly companies from a wide range of industries. The most relevant evaluations carried out by APSIS in the last three years are listed below. • Fleury S.A.: appraisal report to comply with articles 226 and 229 of the Brazilian Law, issued in July 2020. • TIM Celular S.A.: valuation report to comply with article 264 of the Brazilian Law, issued in July 2020. • Smiles Fidelidade S.A.: valuation report to comply with articles 226 and 227 of the Brazilian Law, issued in December 2021. • Movida Participações S.A.: appraisal report to comply with articles 226 and 227 of the Brazilian Law, issued in November 2021. • Brasil Brokers (Nexpe Participações S.A.): appraisal report to comply with articles 226 and 227 of the Brazilian Law, issued in February 2022. • Terra Santa Propriedades Agrícolas S.A.: valuation report to define the parity ratio between shares, issued in September 2022. • Locaweb S.A.: appraisal report to comply with article 256 of the Brazilian Law, issued in March 2022. • Arezzo Indústria e Comércio S.A.: appraisal report to comply with articles 226 and 227 of the Brazilian Law, issued in November 2022. • Americanas S.A: economic and financial feasibility study and property and assets report for the judicial reorganization plan, in order to comply with the items II and III of article 53 of Law 11.101/05 (Judicial Reorganization Law), issued in March 2023. • Klabin S.A.: Arauco appraisal report to comply with article 256 of the Brazilian Law.

Methodology Income Assets Market Market Approach Discounted Cash Flow (DCF) PL to market Stock Quotes Multiple Method Cash - generating company Capital - intensive company Listed company Sector generates multiple indicators Indication Possibility of measuring the company's risk (discount rate) Company generates little value from operational activity Significant market of comparable companies Relevant market of similar companies Flexibility to measure opportunities, competitive advantages, growth and business profile Reflection of expected return, depending on risk (sector, company and country) Valuations based on the company's history (conservatism) Contemplation of market trends and expectation of future results Analysis of how investors and other players perceive the market Advantages Reflection of the expected return, depending on the risk (sector, company and country) Conservative valuation method Information available to the market Transaction values include control and liquidity premium Projected scenarios affected by macro and microeconomic changes Valuation of unaudited companies Possibility of similar companies presenting different perspectives Segregation transaction values, control premium and liquidity portions Complexity Sensitivity: capital structure and discount rate Economic trends and potential not covered Emerging markets affected by short - term macroeconomic variables Limited sample, few really comparable (similar) companies

Bid validity This tender is valid for a period of 30 (thirty) days from the date of submission. Confidentiality APSIS is responsible for maintaining the utmost confidentiality with regard to any confidential information it may become awa re of during the performance of its services . For the purposes of this proposal, any and all information to which APSIS may have access, directly or indirectly, as a result of the services to be provided, will be considered confidential . Confidential information includes all types of oral, written, recorded and computerized documentation disclosed by the client in any form or obtained from observations, interviews or analyses, including, appropriately and without limitation, all machinery, compositions, equipment, records, reports, sketches, use of patents and documents, as well as all data, compilations, specifications, strategies, projections, processes, procedures, techniques, models and tangible and intangible embodiments of any kind . APSIS, its consultants and collaborators have no direct or indirect interest in the company(ies) involved or in the operation described in this proposal .

Delivery Services will commence upon express acceptance of this proposal, payment of the deposit and receipt of the full documentation required for the work to be carried out, as listed in this proposal . The final report(s) will be presented in digital form, i . e . an electronic document in Portable Document Format (PDF), and will be available in an exclusive environment on our extranet for a period of 90 (ninety) days . The report(s) may be made available in digital format, with signatures via certification, or in physical format, to be sent to the Contractor . If the contractor requests it, APSIS may make the physical copy(s) of the report(s) available, free of charge, within five (5) working days, in a single printed document . Upon receiving the draft(s) of the report(s), the Employer will have up to 20 (twenty) days to request clarifications and approve the final issuance of the document(s) . Once draft(s) have been approved, APSIS will have two (2) working days to issue the final report(s) . Once this time has elapsed, APSIS may consider the work closed and will be authorized to issue the final invoice, regardless of the issuance of the final report(s), in addition to being able to issue the most recent draft(s) of the report(s) made available in final form(s) . Changes requested after delivery of the digital report(s) will be subject to a new quote .

General conditions The basic parameters pertaining to the scope of the service will be defined immediately after acceptance of this proposal, so that it is possible to plan the work to be carried out . Our work does not represent an audit or review of the financial statements carried out in accordance with Brazilian and international auditing standards . Consequently, they cannot be considered an opinion or conclusion in this respect . This proposal may be terminated if both parties agree . In this case, APSIS will be due payment of the fees set out in this commercial proposal in proportion to the work already carried out . Travel and accommodation expenses, if necessary to carry out the services, do not form part of the value of this proposal/con tract and will be charged separately, subject, however, to the client's prior approval . If APSIS is responsible for the purchase of tickets and hotel nights, the expenses will be charged by means of a digital debit note, to be sent to the client accompanied by the respective receipts, and will be exempt from any taxes, as they do not constitute the object of this contract . For work involving engineering, the Technical Responsibility Note (ART) will be sent to the contractor to be signed . The ART is a document that gives legitimacy to the work carried out and is registered with the Regional Engineering and Agronomy Council (CREA) . At the end of the work, a model Technical Capacity Certificate (ACT) will be sent to the contractor for analysis . If approved, we will request the return of the completed and signed ACT, on company letterhead .

General Conditions The jurisdiction of the Capital the State of Rio de Janeiro is hereby elected, to the exclusion any other jurisdiction, howe ver privileged it may be, to settle any possible doubts during the execution of this proposal/contract, as well as all cases not provided for . Once accepted, the proposal must be signed by the legal representative of the requesting company and returned to the contractor, accompanied by all the necessary documentation for work to begin . Once returned to the contractor, this proposal takes the form of a contract, in accordance with current civil legislation . The legal representatives of the companies hereby sign this proposal, which will automatically be converted into a contract for the provision of services, in two (2) copies . Sincerely, LUIZ PAULO CESAR SILVEIRA Technical Vice - President CAIO CESAR CAPELARI FAVERO Director Witness 1: CPF: Legal Representative (Place/Date) CNPJ of the contracting company Witness 2: CPF:

About Us National and international standards

Our Solutions ▪ Business reviews ▪ Expert Consultancy/Technical Assistance ▪ M&A (mergers and acquisitions) ▪ Process Discovery, Improvement and Compliance ▪ Formulation, Deployment and Strategy execution ▪ Post - Merger/Acquisition Integration (PMI) ▪ Accounting consultancy ▪ Tax consultancy ▪ Assurance of Previously Agreed Procedures ▪ Due Diligence ▪ Diagnosis and Reports (ESG) ▪ Environmental Consulting ▪ Carbon Credit ▪ Risk Management ▪ Business Continuity (BCP) ▪ Internal Controls ▪ Regulatory Compliance/Anticorruption ▪ Information Security ▪ Internal Audit ▪ Governance Secretariat ▪ Governance and Accountability Advisory Governance,

Our Numbers More than R$ 600 billion in assets valued in the last 3 years More than R$ 65 billion on properties valued in the last 5 years More than 500 reports registered with the CVM 2,000 customers , 80% of which are large companies More than 20,000 reports issued In the last two years, we have identified and evaluated more than R$ 40 billion in purchase price allocation process More than 23 million assets inventoried and reconciled in the last 3 years Our thanks We thank you for your trust in our work. It is our commitment to maintain a rigorous standard of quality and an agile and personalized service. Our extensive experience in various sectors of the economy helps us to clearly identify your company's needs and propose intelligent solutions that suit your business. We hope that your acceptance will result in a fruitful partnership.

ANNEX X

ANNEX X - DESCRIPTION OF THE CAPITAL AND CONTROL STRUCTURE AFTER THE OPERATION

6.1 / 6.2 - Shareholding position

SHAREHOLDERS
CPF/CNPJ shareholder	Nationality - UF	Participates in shareholder agreements	Controlling shareholder		Last change
Qty of common shares (units)	Common shares %	Qty of preferred shares (units)	Preference shares %	Total number of shares (units)	Total shares %
Shareholder resident abroad		Name of legal representative or agent	Person type	CPF/CNPJ of the legal representative or agent
MARCIA AP. PASCOAL MARÇAL DOS SANTOS
182.070.698-21	Brazil	No	Yes		Closing Date
59.398.384	4.0%	0	0,000%	59.398.384	4.0%
No		-	-	-
MARCOS ANTONIO MOLINA DOS SANTOS
102.174.668-18	Brazil	No	Yes		Closing Date
59.526.979	4.0%	0	0,000%	59.526.979	4.0%
No		-	-	-
MMS PARTICIPAÇÕES LTDA.
08.542.030/0001-31	Brazil	No	Yes		Closing Date
499,356,617	33.3%	0	0,000%	499,356,617	33.3%
No		-	-	-
PREVI - CAIXA PREVIDÊNCIA FUNCIONÁRIOS BANCO DO BRASIL
33.754.482/0001-24	Brazil	No	No		Closing Date
75,798,764	5.1%	0	0.0%	75,798,764	5.1%
No		-	-	-
SAUDI AGRICULTURAL AND LIVESTOCK INVESTMENT COMPANY
46.879.386/0001-54	Saudi Arabia	No	No		Closing Date
158,113,034	10.6%	0	0.0%	158,113,034	10.6%
Yes		Banco BNP Paribas Brasil S.A.	Legal	01.522.368/0001-82
Others
636,871,878	42.5%	0	0.0%	636,871,878	42.5%
Treasury shares
8,605,921	0.6%	0	0.0%	8,605,921	0.6%
TOTAL
1,497,671,577	100%	0	0.0%	1,497,671,577	100%

MMS PARTICIPAÇÕES LTDA.
CPF/CNPJ shareholder	Nationality - UF	Participates in shareholder agreements	Controlling shareholder		Last change
Qty of common shares (units)	Common shares %	Qty of preferred shares (units)	Preference shares %	Total number of shares (units)	Total shares %
Shareholder resident abroad		Name of legal representative or agent	Person type	CPF/CNPJ of the legal representative or agent
MARCIA AP. PASCOAL MARÇAL DOS SANTOS
182.070.698-21	Brazil	No	Yes		30/04/2024
249.004.359	50,000%	0	0,000%	249.004.359	50,000%
No		-	-	-
MARCOS ANTONIO MOLINA DOS SANTOS
102.174.668-18	Brazil	No	Yes		30/04/2024
249.004.359	50,000%	0	0,000%	249.004.359	50,000%
No		-	-	-
Others
0	0,000%	0	0,000%	0	0,000%
Treasury shares
0	0,000%	0	0,000%	0	0,000%
TOTAL
498.008.718	100,00%	0	0,000%	498.008.718	100,00%

6.3 - Capital distribution

Date of last meeting / Date of last amendment	Closing Date
Number of natural person shareholders (Units)1	137,693
Number of legal entity shareholders (Units)[2]	2,532
Number of institutional investors (Units)[3]	2,354

Shares in circulation

Outstanding shares corresponding to all the issuer’s shares with the exception of those held by the controlling shareholder, persons linked to the controlling shareholder, the issuer’s directors and the shares held in treasury

Ordinary quantity (Units)[4]	442,092,689	29.4%
Preferred Quantity (Units)	0.00%	0.00%
Total	440,092,689	29.4%

[1]	Considers the sum of Marfrig’s and BRF’s individual shareholders, as identified in item 6.3 of Marfrig’s and BRF’s reference forms.

[2]	Considers the sum of Marfrig’s and BRF’s legal entity shareholders, as identified in item 6.3 of Marfrig’s and BRF’s reference forms.

[3]	Considers the sum of Marfrig’s and BRF’s institutional investor shareholders, as identified in item 6.3 of Marfrig’s and BRF’s reference forms.

[4]	Considers the result of multiplying the Exchange Ratio (without considering any adjustments to the Replacement Ratio) by the number of outstanding shares of BRF, as described in item 6.3 of BRF’s reference form, plus the number of outstanding shares of Marfrig, as described in item 6.3 of Marfrig’s reference

6.4 - Holdings in companies

Company name	CNPJ	Issuer share (%)
Abilun S.A.	00.000.000/0000-00	100%
BRF S.A.	01.838.723/0001-27	100%
Establecimientos Colonia S.A.	00.000.000/0000-00	100%
Estancias Del Sur S.A	00.000.000/0000-00	99.99%
Frigorífico Tacuarembó S.A.	00.000.000/0000-00	99.96%
Inaler S.A.	00.000.000/0000-00	100%
Marfrig Beef (UK) Limited	00.000.000/0000-00	100%
Marfrig Beef International Limited	00.000.000/0000-00	100%
Marfrig Chile S.A.	00.000.000/0000-00	99.50%
Marfrig Comercializadora de Energia Ltda.	13.076.126/0001-91	99.99%
Marfrig Holdings (Europe) BV	00.000.000/0000-00	100%
Marfrig Overseas Ltd	00.000.000/0000-00	100%
Masplen Ltd	00.000.000/0000-00	100%
MFG Holdings SAU	00.000.000/0000-00	100%
Pampeano Alimentos S.A.	35.768.720/0001-86	99.99%
Plantplus Foods Brasil Ltda.	41.471.021/0001-72	70%
Prestcott International S.A.	00.000.000/0000-00	100%
Quickfood S.A	00.000.000/0000-00	99.99%

6.5 - Organization chart of shareholders and economic group

Includes BRF S.A. and its subsidiaries.
For more information: Estrutura Societária - Marfrig RI

6.6 - Other relevant information

There is no other relevant information.